                                                Filed Pursuant to Rule 424(b)(5)
                                                 Registration File No. 333-66805

                             Prospectus Supplement
                    (To Prospectus dated February 17, 1999)

                          $1,084,654,074 (APPROXIMATE)
                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-1

                                        The Series 1999-1 Commercial Mortgage Pass-Through
   CONSIDER CAREFULLY THE RISK          Certificates will consist of the following classes:
   FACTORS BEGINNING ON PAGE S-17
   IN THIS PROSPECTUS SUPPLEMENT        - senior certificates consisting of the Class A-1, Class A-2
   AND PAGE 10 IN THE ACCOMPANYING      and Class X Certificates;
   PROSPECTUS.
                                        - junior certificates consisting of the Class B, Class C,
   Neither the certificates nor the     Class D, Class E, Class F, Class G, Class H, Class J and
   underlying mortgage loans are        Class K Certificates; and
   insured or guaranteed by any
   governmental agency.                 - the residual certificates consisting of the Class R-I and
                                        Class R-II Certificates.
   The certificates will represent
   interests only in the trust and      Only the senior certificates and the Class B, Class C, Class
   will not represent interests in      D and Class E Certificates are offered hereby.
   or obligations of NationsLink
   Funding Corporation or any of        The trust's assets will consist primarily of 331 mortgage
   its affiliates, including            loans and other property described in this prospectus
   BankAmerica Corporation.             supplement and the accompanying prospectus. The mortgage
                                        loans are secured by first liens on commercial and
                                        multifamily properties. This prospectus supplement more
                                        fully describes the offered certificates, as well as the
                                        characteristics of the mortgage loans and the related
                                        mortgaged properties.

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                          INITIAL CERTIFICATE                             ASSUMED FINAL
                               BALANCE OR            PASS-THROUGH          DISTRIBUTION             RATINGS
         CLASS             NOTIONAL AMOUNT(1)            RATE                DATE(3)         (MOODY'S/DCR/S&P)(4)
-------------------------------------------------------------------------------------------------------------------
Class A-1...............    $   198,904,170             6.042  %        November 20, 2007         Aaa/AAA/AAA
Class A-2...............    $   659,653,000             6.316  %        November 20, 2008         Aaa/AAA/AAA
Class X.................    $ 1,222,145,439(6)          0.329  % (7)    December 20, 2013        Aaa/AAA/AAAr
Class B.................    $    64,162,635             6.422  % (2)    November 20, 2008          Aa2/AA/AA
Class C.................    $    61,107,271             6.571  % (2)    December 20, 2008           A2/A/A
Class D.................    $    67,217,999             7.100  % (2)     January 20, 2009        Baa2/BBB/BBB
Class E.................    $    33,608,999             7.100  % (2)     January 20, 2009         Baa3/NR/NR
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
----------------------------------------------
----------------------------------------------
                              RATED FINAL
                              DISTRIBUTION
         CLASS                  DATE(5)
----------------------------------------------
Class A-1...............    January 20, 2031
Class A-2...............    January 20, 2031
Class X.................    January 20, 2031
Class B.................    January 20, 2031
Class C.................    January 20, 2031
Class D.................    January 20, 2031
Class E.................    January 20, 2031
-------------------------------------------------------------------
-------------------------------------------------------------------

                                                (Footnotes to table on page S-4)

--------------------------------------------------------------------------------

     The underwriter, NationsBanc Montgomery Securities LLC, will purchase the offered certificates from NationsLink Funding Corporation and will offer them to the public at negotiated prices determined at the time of sale. NationsBanc Montgomery Securities LLC expects to deliver the offered certificates to purchasers on or about February 23, 1999. NationsLink Funding Corporation expects to receive from this offering approximately 106.35% of the initial principal amount of the offered certificates, plus accrued interest from February 1, 1999, before deducting expenses payable by NationsLink Funding Corporation.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                               February 17, 1999

                        NationsLink Funding Corporation
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 1999-1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA...................     124         $  424,069,244          34.7%
FL...................      25             96,907,585           7.9%
NV...................       8             82,184,910           6.7%
NY...................      13             56,997,593           4.7%
UT...................       6             54,111,236           4.4%
AL...................       1             52,538,304           4.3%
IL...................      29             41,596,635           3.4%
TX...................      14             40,987,515           3.4%
SC...................      10             38,497,279           3.1%
NC...................       5             33,310,768           2.7%
GA...................       9             32,695,319           2.7%
MN...................      24             26,567,549           2.2%
NM...................      10             23,198,279           1.9%
MO...................       8             21,600,766           1.8%
IN...................       5             20,513,636           1.7%
MD...................       7             20,135,413           1.6%
WI...................       9             19,973,235           1.6%
CO...................      10             16,433,925           1.3%
AZ...................      13             15,553,540           1.3%
WA...................       4             14,874,225           1.2%
OK...................       4             14,200,388           1.2%
MA...................       3             11,027,381           0.9%
LA...................       2              9,744,190           0.8%
VA...................       3              9,219,212           0.8%
TN...................       7              8,297,624           0.7%
MI...................       2              7,237,822           0.6%
NJ...................       2              7,225,617           0.6%
CT...................       1              6,388,917           0.5%
OR...................       3              5,463,857           0.4%
MS...................       1              2,791,743           0.2%
KS...................       1              2,482,290           0.2%
DC...................       1              2,195,888           0.2%
ID...................       3              1,712,503           0.1%
OH...................       1              1,411,053           0.1%



MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]


Multifamily..........     31.3%
Retail...............     25.9%
Industrial...........     11.7%
Hotel................     11.5%
Office...............     10.9%
Health Care..........      3.0%
Mobile Home..........      2.9%
Mini Storage.........      1.4%
Franchise
  Restaurant.........      1.2%
Marina...............      0.2%

 FOR MORE INFORMATION                                           TABLE OF CONTENTS

NationsLink Funding                            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
Corporation has filed with the                   THIS PROSPECTUS SUPPLEMENT AND THE
 SEC additional registration                     ACCOMPANYING PROSPECTUS......................   S-5
 materials relating to the                     EXECUTIVE SUMMARY..............................   S-6
 certificates. You may read                    SUMMARY OF PROSPECTUS SUPPLEMENT...............   S-8
 and copy any of these                         RISK FACTORS...................................  S-17
 materials at the SEC's Public                   Risks Related to the Certificates............  S-17
 Reference Room at the                              Lack of Control Over Trust Fund...........  S-17
 following locations:                               Potential Conflicts of Interest...........  S-17
                                                    Yield Considerations......................  S-17
 - SEC Public Reference                             Prepayments and Repurchases...............  S-18
   Section                                          Borrower Default..........................  S-19
   450 Fifth Street, N.W.                           Bankruptcy Proceedings....................  S-20
   Room 1204                                        Advance Interest and Other Payments.......  S-20
   Washington, D.C. 20549                           Limited Liquidity and Market Value........  S-20
                                                    Different Timing of Mortgage Loan
 - SEC Midwest Regional                               Amortization............................  S-21
   Offices                                          Subordination of Subordinate Offered
   Citicorp Center                                    Certificates............................  S-21
   500 West Madison Street                          Year 2000 Disruptions.....................  S-21
   Suite 1400                                    Risks Related to the Mortgage Loans..........  S-21
   Chicago, Illinois                                Nature of the Mortgaged Properties........  S-21
   60661-2511                                       Management................................  S-22
                                                    Balloon Payments and Hyper-Amortization
 - SEC Northeast Regional                             Loans...................................  S-22
   Office                                           Risks Particular to Multifamily
   7 World Trade Center                               Properties..............................  S-23
   Suite 1300                                       Risks Particular to Retail Properties.....  S-23
   New York, New York 10048                         Risks Particular to Restaurant
                                                      Franchises..............................  S-24
You may obtain information on                       Risks Particular to Senior Housing/Health
the operation of the Public                           Care Properties.........................  S-24
Reference Room by calling the                       Risks Particular to Office Properties.....  S-25
SEC at 1-800-SEC-0330. The                          Risks Particular to Hotels................  S-25
SEC also maintains an                               Risks Particular to Mobile Home Park
Internet site that contains                           Properties..............................  S-25
reports, proxy and                                  Risks Particular to Mini-Storage
information statements, and                           Facilities..............................  S-26
other information that has                          Risks of Subordinate Financing............  S-26
been filed electronically                           Limited Recourse..........................  S-26
with the SEC. The Internet                          Environmental Considerations..............  S-26
address is                                          Limitations on Enforceability of Cross-
http://www.sec.gov.                                   Collateralization.......................  S-27
                                                    Related Parties...........................  S-27
You may also contact                                Geographic Concentration..................  S-28
NationsLink Funding                                 Other Concentrations......................  S-28
Corporation in writing at                           Changes in Concentrations.................  S-29
Bank of America Corporate                           Prepayment Premiums.......................  S-29
Center, 100 North Tryon                             Limited Information.......................  S-30
Street, Charlotte, North                            Litigation................................  S-30
Carolina 28255, or by                            Other Risks..................................  S-30
telephone at (704) 386-2400.                   DESCRIPTION OF THE MORTGAGE POOL...............  S-30
                                                 General......................................  S-30
See also the sections                            Certain Terms and Conditions of the Mortgage
captioned "Available                                Loans.....................................  S-31
Information" and                                    Due Dates.................................  S-31
"Incorporation of Certain                           Mortgage Rates; Calculations of
Information by Reference"                             Interest................................  S-31
appearing at the end of the                         Hyperamortization.........................  S-32
accompanying prospectus.                            Amortization of Principal.................  S-32
                                                    Prepayment Provisions.....................  S-33



                                                     Defeasance................................  S-33
                                                     "Due-on-Sale" and "Due-on-Encumbrance"
                                                       Provisions..............................  S-34
                                                  Significant Mortgage Loans...................  S-34
                                                  RFS Note A and RFS Note B....................  S-34
                                                     The Loan..................................  S-34
                                                     The Properties............................  S-35
                                                     Debt Service Coverage Ratio...............  S-35
                                                     Lock Box Account..........................  S-35
                                                     Loan to Value Ratio.......................  S-35
                                                     Substitution of Collateral................  S-35
                                                     Sponsorship...............................  S-35
                                                  The Summit Shopping Center Loan..............  S-36
                                                     The Loan..................................  S-36
                                                     The Property..............................  S-36
                                                     Cash Management Account...................  S-37
                                                     Property Management.......................  S-37
                                                  Eagle Trace and The Breakers Loans...........  S-38
                                                     The Loans.................................  S-38
                                                     The Properties............................  S-38
                                                     Property Management.......................  S-38
                                                  Bay Bridge Industrial Loan...................  S-39
                                                     The Loan..................................  S-39
                                                     The Property..............................  S-39
                                                     Other Information.........................  S-40
                                                     Property Management.......................  S-40
                                                     Operating History.........................  S-40
                                                     Certain Environmental Considerations......  S-41
                                                  Additional Mortgage Loan Information.........  S-41
                                                     General...................................  S-41
                                                     Delinquencies.............................  S-41
                                                     Tenant Matters............................  S-41
                                                     Ground Leases.............................  S-41
                                                     Subordinate Financing.....................  S-42
                                                     Health Care Properties....................  S-42
                                                     Lender/Borrower Relationships.............  S-42
                                                  Certain Underwriting Matters.................  S-42
                                                     Environmental Assessments.................  S-42
                                                     Property Condition Assessments............  S-44
                                                     Appraisals and Market Studies.............  S-45
                                                     Zoning and Building Code Compliance.......  S-45
                                                     Hazard, Liability and Other Insurance.....  S-45
                                                  The Mortgage Loan Seller.....................  S-46
                                                  Assignment of Mortgage Loans; Repurchases....  S-47
                                                  Representations and Warranties;
                                                     Repurchases...............................  S-48
                                                  Changes in Mortgage Pool Characteristics.....  S-50
                                                SERVICING OF THE MORTGAGE LOANS................  S-51
                                                  General......................................  S-51
                                                  The Master Servicer and the Special
                                                     Servicer..................................  S-53
                                                  Sub-Servicers................................  S-53
                                                  Servicing and Other Compensation and Payment
                                                     of Expenses...............................  S-54
                                                  Evidence as to Compliance....................  S-57
                                                  Modifications, Waivers, Amendments and
                                                     Consents..................................  S-57
                                                  Sale of Defaulted Mortgage Loans.............  S-59
                                                  REO Properties...............................  S-59
                                                  Inspections; Collection of Operating
                                                     Information...............................  S-60
                                                  Termination of the Special Servicer..........  S-60

                                                DESCRIPTION OF THE CERTIFICATES................  S-62
                                                  General......................................  S-62
                                                  Registration and Denominations...............  S-62
                                                  Certificate Balances and Notional Amount.....  S-63
                                                  Pass-Through Rates...........................  S-63
                                                  Distributions................................  S-64
                                                     General...................................  S-64
                                                     The Available Distribution Amount.........  S-65
                                                     Application of the Available Distribution
                                                       Amount..................................  S-66
                                                     Distributable Certificate Interest........  S-68
                                                     Principal Distribution Amount.............  S-69
                                                     Distributions of Prepayment Premiums......  S-70
                                                     Treatment of REO Properties...............  S-70
                                                  Subordination; Allocation of Losses and
                                                     Certain Expenses..........................  S-71
                                                  Interest Reserve Account.....................  S-72
                                                  P&I Advances.................................  S-72
                                                  Appraisal Reductions.........................  S-73
                                                  Reports to Certificateholders; Certain
                                                     Available Information.....................  S-75
                                                     Trustee Reports...........................  S-75
                                                     Servicer Reports..........................  S-76
                                                     Other Information.........................  S-77
                                                  Voting Rights................................  S-78
                                                  Termination..................................  S-78
                                                  The Trustee..................................  S-79
                                                YIELD AND MATURITY CONSIDERATIONS..............  S-79
                                                  Yield Considerations.........................  S-79
                                                     General...................................  S-79
                                                     Class X Certificate Pass-Through Rate.....  S-80
                                                     Rate and Timing of Principal Payments.....  S-80
                                                     Losses and Shortfalls.....................  S-81
                                                     Certain Relevant Factors..................  S-81
                                                  Weighted Average Lives.......................  S-82
                                                  Yield Sensitivity of the Class X
                                                     Certificates..............................  S-87
                                                USE OF PROCEEDS................................  S-89
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........  S-89
                                                  General......................................  S-89
                                                  Discount and Premium; Prepayment Premiums....  S-89
                                                  Characterization of Investments in Offered
                                                     Certificates..............................  S-90
                                                  Possible Taxes on Income From Foreclosure
                                                     Property and Other Taxes..................  S-90
                                                  Reporting and Other Administrative Matters...  S-91
                                                CERTAIN ERISA CONSIDERATIONS...................  S-91
                                                LEGAL INVESTMENT...............................  S-94
                                                METHOD OF DISTRIBUTION.........................  S-94
                                                LEGAL MATTERS..................................  S-95
                                                RATINGS........................................  S-95
                                                INDEX OF PRINCIPAL DEFINITIONS.................  S-97
                                                ANNEX A........................................   A-1
                                                ANNEX B........................................   B-1
                                                ANNEX C........................................   C-1
                                                ANNEX D........................................   D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) Subject to a variance of plus or minus 5%.
(2) The Pass-Through Rate for any Class B, Class C, Class D or Class E Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(3) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan (other than the hyper-amortization loan) is prepaid, in whole or in part, prior to its stated maturity, the hyper-amortization loan is not prepaid prior to, but is paid in its entirety on, its anticipated repayment date and otherwise based on the Maturity Assumptions (as described in this prospectus supplement). The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
(4) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's"), Duff and Phelps Credit Rating Co. ("DCR") and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; and together with Moody's and DCR, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of
    (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).
(5) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
(6) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates outstanding from time to time.
(7) Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates from time to time. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-1 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 1999-1 and the mortgage loans; and

          Risk Factors, which begins on page S-17 of this prospectus supplement and describes risks that apply to Series 1999-1 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-97 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 100 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, NationsLink Funding Corporation, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until May 24, 1999 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

------------------------------------------------------------------------------------------------------------
                                                APPROXI-
                             INITIAL              MATE      APPROXI-                    PASS-
                           CERTIFICATE         PERCENTAGE     MATE                     THROUGH     WEIGHTED
                            BALANCE OR             OF       INITIAL                    RATE AS     AVERAGE
                             NOTIONAL         INITIAL POOL   CREDIT                  OF DELIVERY     LIFE
  CLASS     RATINGS(1)      AMOUNT(2)           BALANCE     SUPPORT    DESCRIPTION      DATE      (YEARS)(4)
------------------------------------------------------------------------------------------------------------
                                            Offered Certificates
------------------------------------------------------------------------------------------------------------
   A-1      Aaa/AAA/AAA   $  198,904,170        16.275%      29.75%    Fixed Rate         6.042%     5.50
------------------------------------------------------------------------------------------------------------
   A-2      Aaa/AAA/AAA   $  659,653,000        53.975%      29.75%    Fixed Rate         6.316%     9.46
------------------------------------------------------------------------------------------------------------
    X      Aaa/AAA/AAAr   $1,222,145,439(5)       N/A         N/A     Variable Rate    0.329%(6)     9.04
                                                                        (Interest
                                                                          Only)
------------------------------------------------------------------------------------------------------------
    B        Aa2/AA/AA    $   64,162,635         5.250%      24.50%    Fixed Rate      6.422%(3)     9.73
------------------------------------------------------------------------------------------------------------
    C         A2/A/A      $   61,107,271         5.000%      19.50%    Fixed Rate      6.571%(3)     9.78
------------------------------------------------------------------------------------------------------------
    D      Baa2/BBB/BBB   $   67,217,999         5.500%      14.00%    Fixed Rate      7.100%(3)     9.85
------------------------------------------------------------------------------------------------------------
    E       Baa3/NR/NR    $   33,608,999         2.750%      11.25%    Fixed Rate      7.100%(3)     9.90
------------------------------------------------------------------------------------------------------------
                                 Private Certificates -- Not Offered Hereby
------------------------------------------------------------------------------------------------------------
    F      (Not Offered)  $   51,941,181         4.250%      7.00%     Fixed Rate      7.100%(3)     9.90
------------------------------------------------------------------------------------------------------------
    G      (Not Offered)  $    9,166,090         0.750%      6.25%     Fixed Rate      6.000%(3)     9.90
------------------------------------------------------------------------------------------------------------
    H      (Not Offered)  $   30,553,635         2.500%      3.75%     Fixed Rate      6.000%(3)     9.92
------------------------------------------------------------------------------------------------------------
    J      (Not Offered)  $   15,276,817         1.250%      2.50%     Fixed Rate      6.000%(3)    10.43
------------------------------------------------------------------------------------------------------------
    K      (Not Offered)  $   30,553,642         2.500%       N/A      Fixed Rate      6.000%(3)    14.09
------------------------------------------------------------------------------------------------------------

----------------------------------

  CLASS       PRINCIPAL WINDOW
----------------------------------
            Offered Certificates
----------------------------------
   A-1        3/20/99-11/20/07
----------------------------------
   A-2        11/20/07-11/20/08
----------------------------------
    X                N/A
----------------------------------
    B         11/20/08-11/20/08
----------------------------------
    C         11/20/08-12/20/08
----------------------------------
    D         12/20/08-1/20/09
----------------------------------
    E          1/20/09-1/20/09
----------------------------------
           Private Certificates --
               Not Offered Hereby
----------------------------------
    F          1/20/09-1/20/09
----------------------------------
    G          1/20/09-1/20/09
----------------------------------
    H          1/20/09-2/20/09
----------------------------------
    J         2/20/09-11/20/10
----------------------------------
    K         11/20/10-12/20/13
----------------------------------

(1) Ratings shown are those of Moody's, DCR and S&P, respectively.
(2) Subject to a variance of plus or minus 5%.
(3) The Pass-Through Rate for any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(4) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement).
(5) Notional Amount.
(6) Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificate for any Distribution Date is variable and will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates for such Distribution Date. See "Description of the Certificate -- Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date. All weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans. Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                   (APPROXIMATE)
---------------                                --------------------
Initial Pool Balance.........................     $1,222,145,439
Number of Mortgage Loans.....................                331
Number of Mortgaged Properties...............                368
Average Cut-off Date Balance.................     $    3,692,282
Weighted Average Mortgage Rate...............              7.268%
Weighted Average Remaining Lock-Out Period...                101 months
Weighted Average Remaining Term to Maturity
  or Anticipated Repayment Date..............                117 months
Weighted Average Underwriting Debt Service
  Coverage Ratio.............................               1.56x
Weighted Average Cut-off Date Loan-to-Value
  Ratio......................................               69.9%

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" and "Method of Distribution" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Norwest Bank Minnesota, National Association. The Trustee will also act as REMIC Administrator. See "Description of the Certificates -- The Trustee".

MASTER SERVICER AND SPECIAL SERVICER

     Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company. See "Servicing of the Mortgage Loans -- The Master Servicer and the Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     NationsBank, N.A. The Mortgage Loan Seller, a national banking association, is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of BankAmerica Corporation. The Mortgage Loan Seller maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

CUT-OFF DATE

     February 1, 1999.

DELIVERY DATE

     On or about February 23, 1999.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 20th day of each month or, if any such 20th day is not a business day, the next succeeding business day, commencing in March 1999.

DETERMINATION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that began immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans (the "Mortgage Pool") will consist of 331 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans"), with an aggregate Cut-off Date Balance of approximately $1,222,145,439 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $279,432 to $55,402,022, and the average Cut-off Date Balance is $3,692,282.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates..................  6.196% per annum to 8.730% per annum
Weighted Average Mortgage Rate...........  7.268% per annum
Range of Remaining Terms to Stated
  Maturity or, in the case of the
  Hyper-Amortization Loan, to the
  Anticipated Repayment Date.............  57 months to 178 months
Weighted Average Remaining Term to Stated
  Maturity or Anticipated Repayment Date,
  as the case may be.....................  117 months
Range of Remaining Amortization Terms....  57 months to 359 months
Weighted Average Remaining Amortization
  Term...................................  334 months
Range of Cut-off Date Loan-to-Value
  Ratios.................................  17.4% to 84.6%
Weighted Average Cut-off Date
  Loan-to-Value Ratio....................  69.9%
Range of Maturity Date Loan-to-Value
  Ratios of Balloon Loans................  15.3% to 72.7%
Weighted Average Maturity Date Loan-to-
  Value Ratio of Balloon Loans...........  59.5%
Range of Underwriting Debt Service
  Coverage Ratios........................  1.21x to 3.94x
Weighted Average Underwriting Debt
  Service Coverage Ratio.................  1.56x

     "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A to this prospectus supplement.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................     124          34.7%
Florida.....................................................      25            7.9
Nevada......................................................       8            6.7
New York....................................................      13            4.7
Utah........................................................       6            4.4

     The remaining Mortgaged Properties are located throughout 28 other states and the District of Columbia, with no more than 4.3% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Multifamily.................................................     122           31.3%
Retail......................................................      87           25.9
Industrial..................................................      43           11.7
Hotel.......................................................      18           11.5
Office......................................................      51           10.9
Health Care.................................................      10            3.0
Mobile Home.................................................      21            2.9
Mini Storage................................................      10            1.4
Franchise Restaurant........................................       5            1.2
Marina......................................................       1            0.2

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     All of the Mortgage Loans were originated during the 19 months preceding the Cut-off Date. The Mortgage Loan Seller originated (directly or through an originator participating in its conduit program) the Mortgage Loans pursuant to its conduit program. The Mortgage Loan Seller is a wholly-owned subsidiary of BankAmerica Corporation. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

     On or before the Delivery Date, the Mortgage Loan Seller, at the direction of the Depositor, will transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). In connection with such transfer, the Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Mortgage Loans. As described in more detail later in this prospectus supplement, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the Mortgage Loans or repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus supplement.

     The Mortgage Loan Seller will sell the Mortgage Loans without recourse and will have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer and, if circumstances require, the Special Servicer, will service and administer the Mortgage Loans pursuant to the Pooling Agreement (as defined below). See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage
Loans -- Servicing and Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering seven classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") to you as part of Series 1999-1, namely the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates. Your certificates will have the approximate aggregate initial principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement. The Pass-Through Rate for any Class B, Class C, Class D or Class E Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates (including the Class X Certificates) will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 1999-1 consists of a total of fourteen classes of Certificates, the following seven of which are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class G, Class H, Class J, Class K, Class R-I and Class R-II (collectively, the "Private Certificates"). The Pass-Through Rates applicable to each of the Class F, Class G, Class H, Class J and Class K Certificates for each Distribution Date are set forth on page S-64 hereof. Neither the Class R-I nor Class R-II Certificates (the "REMIC Residual Certificates") will have a Certificate Balance or a Notional Amount.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by NationsLink Funding Corporation. The trust's assets will primarily be 331 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (the "Sequential Pay Certificates") outstanding from time to time. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date

(weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date). The Pass-Through Rate on the Class X Certificates will be calculated without regard to any modification of the terms of any Mortgage Loan subsequent to the Closing Date, and will not be affected by any step up on the Mortgage Rate on the Anticipated Repayment Date for the Hyper-Amortization Loan.

     See "Description the Certificates -- Pass-Through Rates" and
"-- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (but excluding Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A and Class X: To interest on Class A-1, Class A-2 and Class X, pro rata, in accordance with their interest entitlements.

     Second, Class A: To the extent of funds available for principal, to principal on Class A-1 and Class A-2, in that order, until each class is reduced to zero.

     Third, Class A: To reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above will be made pro rata between the Class A-1 and Class A-2 Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each Class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular Collection Period will be allocated to one or more of the classes of Offered Certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the Notional Amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of Certificates, the principal balances of which correspond to the Notional Amount of the Class X Certificates.

                                  [FLOW CHART]

                         Class A-1, Class A-2, Class X*
                                       |
                                    Class B
                                       |
                                    Class C
                                       |
                                    Class D
                                       |
                                    Class E
                                       |
                              Private Certificates

     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the Master Servicer or Special Servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest made by the Master Servicer or the Trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate. The Master Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee and the Special Servicer's standby fee.

  B. Property Protection Advances

     The Master Servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances").

  C. Interest on Advances

     The Master Servicer and the Trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE CERTIFICATES

  A. Denominations

     The Class A Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class X Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Offered Certificates, other than the Class A Certificates and the Class X Certificates, will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, the Master Servicer or any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the
Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     An election will be made to treat a portion of the Trust as two separate REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In the opinion of counsel, such portion of the Trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in REMIC II.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

          - The Class X Certificates will, and one or more other classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Class A and Class X Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Class A, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as:

(1) those certificates are rated in one of the two highest rating categories by one or more rating agencies; and (2) the underlying Mortgage Loans are secured by real estate. The other classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from Moody's, DCR and S&P (together, the "Rating Agencies"):

                                                              MOODY'S   DCR   S&P
                                                              -------   ---   ---
Class A-1...................................................    Aaa     AAA   AAA
Class A-2...................................................    Aaa     AAA   AAA
Class X.....................................................    Aaa     AAA   AAAr
Class B.....................................................    Aa2      AA    AA
Class C.....................................................     A2       A     A
Class D.....................................................   Baa2     BBB   BBB
Class E.....................................................   Baa3     N/R   N/R

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk.

     For a description of the limitations of the ratings of the Offered Certificates, see "Ratings" in this prospectus supplement.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the Private Certificates (including the Controlling Class discussed in this prospectus supplement under "Servicing of the Mortgage Loans -- General"). This could cause a conflict between the Special Servicer's duties to the Trust under the Pooling Agreement and its interest as a holder of a certificate. However, the Pooling Agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

          - the Pass-Through Rate for such certificate;

          - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the class of certificates to which such certificate belongs;

          - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the class of certificates to which such certificate belongs;

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the class of certificates to which such certificate belongs; and

          - the extent to which Prepayment Premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to the aggregate of the Certificate Balances of the Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other class of offered certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other classes of offered certificates, may not be sufficient to offset fully any loss in yield on such class or classes of certificates attributable to the related prepayments of the Mortgage Loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a Prepayment Premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the length of any prepayment lockout period;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if the Mortgage Loan Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related P&I Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriter currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

YEAR 2000 DISRUPTIONS

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The issue presented by the "year 2000 problem" is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment.

                      RISKS RELATED TO THE MORTGAGE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because multifamily and commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

          - the age, design and construction quality of the property;

          - perceptions regarding the safety, convenience and attractiveness of the property;

          - the proximity and attractiveness of competing properties;

          - the adequacy of the property's management and maintenance;

          - increases in operating expenses;

          - an increase in the capital expenditures needed to maintain the property or make improvements;

          - a decline in the financial condition of a major tenant;

          - an increase in vacancy rates; and

          - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a multifamily or commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as the imposition of rent control or stabilization laws in the case of multifamily rental properties, changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Commercial properties represent security for 65.8% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Senior Housing/Health Care Properties", "-- Risks Particular to Hotels",
"-- Risks Particular to Office Properties", "-- Risks Particular to Restaurant Franchises", "-- Risks Particular to Mobile Home Park Properties" and "-- Risks Particular to Mini-Storage Facilities" below.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

     There are 33 groups of Mortgaged Properties that have the same or related management. No such group represents security for more than 7.8% of the Initial Pool Balance.

BALLOON PAYMENTS AND HYPER-AMORTIZATION LOANS

     Three hundred twenty-one of the Mortgage Loans, which represent 94.2% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, one of the Mortgage Loans, which represents 4.3% of the Initial Pool Balance, is a Hyper-Amortization Loan which will have a substantial scheduled principal balance as of its Anticipated Repayment Date, unless the Mortgage Loan is previously prepaid. Two hundred eighty-four of the Balloon Loans, representing in the aggregate 78.3% of the Initial Pool Balance, will have Balloon Payments due during the period from August 2008 through January 2009.

     Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay the Hyper-Amortization Loan on its

Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

          - the level of available mortgage rates;

          - the fair market value of the property;

          - the borrower's equity in the related property;

          - the financial condition of the borrower and operating history of the property;

          - tax laws;

          - prevailing economic conditions; and

          - the availability of credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 106 of the Mortgage Loans, representing 31.3% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

          - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

          - the location of the property (e.g., a change in the neighborhood over time);

          - the ability of management to provide adequate maintenance and insurance;

          - the types of services the property provides;

          - the property's reputation;

          - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          - the presence of competing properties;

          - adverse local or national economic conditions; and

          - state and local regulations.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 86 of the Mortgage Loans, representing 26.1% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

          - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

          - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

          - the quality and philosophy of management;

          - the attractiveness of the property to tenants and their customers or clients;

          - the public perception of the safety of customers at shopping malls and shopping centers; and

          - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO RESTAURANT FRANCHISES

     Properties operated as restaurants secure 2 of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance. Restaurant franchises are subject to various risks which may be in addition to those associated with other retail establishments. Franchise agreements typically do not contain provisions protective of lenders. Often, a borrower's rights as franchisee may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement otherwise may be restricted, and federal and state franchise regulations may impose additional risks (including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees).

RISKS PARTICULAR TO SENIOR HOUSING/HEALTH CARE PROPERTIES

     Properties operated as skilled nursing facilities or assisted living facilities secure 10 of the Mortgage Loans, which represent approximately 3.0% of the Initial Pool Balance. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. To the extent dependent on patients whose fees are reimbursed by private insurers, such providers are also subject to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.

     The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing). A failure to be licensed also could bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot assure you that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses. Such party may have to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

     Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under considera-tion various proposals for national health care reform that could further limit those payments. Accordingly, we cannot predict whether payments under government reimbursement programs will be sufficient to fully reimburse the cost of caring for program beneficiaries. Any such insufficiency could adversely affect the net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 51 of the Mortgage Loans, representing approximately 10.9% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 8 of the Mortgage Loans, representing approximately 11.5% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties ("Mobile Home Properties") secure 21 of the Mortgage Loans representing 2.9% of the Initial Pool Balance. Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

RISKS PARTICULAR TO MINI-STORAGE FACILITIES

     Properties operated as mini-storage facilities secure 10 of the Mortgage Loans, representing security for approximately 1.4% of the Initial Pool Balance. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the mini-storage Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mini-storage Mortgaged Property may be substantially less, relative to the amount owning on the Mortgage Loan, than would be the case if the mini-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Mortgaged Property included an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties. We cannot assure you that all of the units included in the mini-storage Mortgaged Properties are free from hazardous substances, or that they will remain so in the future.

RISKS OF SUBORDINATE FINANCING

     The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. Two Mortgaged Properties, representing security for 0.7% of the Initial Pool Balance, are encumbered by secured subordinated debt. In all of such cases, the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. In addition, in the case of one Mortgage Loan, representing 4.3% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

LIMITED RECOURSE

     If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. Even in the very limited cases where recourse to a borrower is permitted by the loan documents, the Depositor has not undertaken an evaluation of the financial condition of such person, and you should consider all of the Mortgage Loans to be nonrecourse.

ENVIRONMENTAL CONSIDERATIONS

     An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties during or after April 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks. Nor can we assure you that all recommended operations and maintenance plans recommended in environmental assessments have been or will continue to be implemented.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes seven sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.1% and 7.8% of the Initial Pool Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans (or any such Mortgage Loan with multiple Mortgaged Properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          (1) such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

          (2) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          (1) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          (2) recover payments made under that mortgage loan; or

          (3) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RELATED PARTIES

     Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 7.8% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

GEOGRAPHIC CONCENTRATION

     A concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

         - 124 of the Mortgaged Properties, which constitute security for 34.7% of the Initial Pool Balance, are located in California.

         - 25 of the Mortgaged Properties, which constitute security for 7.9% of the Initial Pool Balance, are located in Florida.

         - 8 of the Mortgaged Properties, which constitute security for 6.7% of the Initial Pool Balance, are located in Nevada.

         - 13 of the Mortgaged Properties, which constitute security for 4.7% of the Initial Pool Balance, are located in New York.

         - 6 of the Mortgaged Properties, which constitute security for 4.4% of the Initial Pool Balance, are located in Utah.

     No more than 8.1% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California.

OTHER CONCENTRATIONS

     Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

         - 81 Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance.

         - The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 4.5% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans, by Cut-off Date Balances, represents in the aggregate approximately 7.8% of the Initial Pool Balance.

         - The ten largest Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date
           Balances that represent in the aggregate approximately 32.1% of the Initial Pool Balance.

CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS

     With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period, that any voluntary principal prepayment be accompanied by a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the REMIC Regular Certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any Prepayment Premium.

     Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to Prepayment Premiums:

         - Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan.

         - The Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan.

         - No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller for a material breach of representation or warranty on the part of the Mortgage Loan Seller or any failure to deliver documentation relating thereto.

         - No Prepayment Premium will be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust.

         - No Prepayment Premium will be payable in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans --

Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

LIMITED INFORMATION

     The information set forth in this prospectus supplement with respect to the Mortgage Loans is derived principally from one or more of the following sources:

         - A review of the available credit and legal files relating to the Mortgage Loans.

         - Inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller.

         - Unaudited operating statements for the Mortgaged Properties supplied by the borrowers.

         - Appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Mortgage Loans.

     Also, several Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the preceding 19 months and, consequently, there are limited or, in the case of 13 Mortgage Loans (representing 13.7% of the Initial Pool Balance) that will make their first Monthly Payment in February 1999, no payment histories with respect to the Mortgage Loans.

LITIGATION

     Certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 331 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,222,145,439 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of February 1, 1999 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (127 Loans, representing 34.2% of the Initial Pool Balance), or (ii) a retail shopping mall or center, a franchise restaurant, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a marina (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (204 Loans, representing 65.8% of the Initial Pool Balance).

     Each of 7 sets of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Mortgage Loans represents 7.8% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     In general, with limited exception, the Mortgage Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     One hundred twenty-four of the Mortgaged Properties, which constitute security for 34.7% of the Initial Pool Balance, are located in California; 25 of the Mortgaged Properties, which constitute security for 7.9% of the Initial Pool Balance, are located in Florida; 8 of the Mortgaged Properties, which constitute security for 6.7% of the Initial Pool Balance, are located in Nevada; 13 of the Mortgaged Properties, which constitute security for 4.7% of the Initial Pool Balance, are located in New York; and 6 of the Mortgaged Properties, which constitute security for 4.4% of the Initial Pool Balance, are located in Utah. The remaining Mortgaged Properties are located throughout 28 other states and the District of Columbia, with no more than 4.3% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loan may require that certain additional amounts be paid each month following its Anticipated Repayment Date.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, the Hyper-Amortization Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on the Hyper-Amortization Loan after such date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.196% per annum to 8.730% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.268%. No Mortgage Loan, other than the Hyper-Amortization Loan, permits negative amortization or the deferral of accrued interest.

     Three hundred twenty-five Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 98.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Six Mortgage Loans (the "30/360 Mortgage Loans"), which represent 1.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Hyperamortization. One of the Mortgage Loans (the "Hyper-Amortization Loan"), which represents 4.3% of the Initial Pool Balance, provides for changes in its payments and its accrual of interest if it is not paid in full by a specified date (the "Anticipated Repayment Date"). The Hyper-Amortization Loan will bear interest at its Mortgage Rate until its Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the Hyper-Amortization Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to its Mortgage Rate plus 2%, or the interest rate applicable for certain non-callable U.S. treasury obligations of comparable terms plus 2%, whichever is greater. The interest accrued at the excess of the Revised Rate over the Mortgage Rate (such interest, the "Excess Interest"; and such difference in rate, the "Excess Interest Rate") will be deferred until the principal of such Mortgage Loan is paid in full and, except where limited by applicable laws, will itself accrue interest at the Revised Rate. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay principal on the Mortgage Loan until the Mortgage Loan is paid in full. As described below under "-- Prepayment Provisions," the Hyper-Amortization Loan generally provides for an initial five-year lock-out period, followed by a four-year Prepayment Period. Commencing in its tenth year, the borrower may prepay the loan in whole without payment of a Prepayment Premium. The Anticipated Repayment Date for the Hyper-Amortization Loan is listed in Annex A.

     Amortization of Principal. Three hundred twenty-one of the Mortgage Loans, which represent 94.2% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. 9 Mortgage Loans, which represent 1.5% of the Initial Pool Balance, are fully amortizing loans. The remaining Mortgage Loan, which represents 4.3% of the Initial Pool Balance, is a hyper-amortization loan.

     The original term to stated maturity or, in the case of the Hyper-Amortization Loan, to the Anticipated Repayment Date of each Mortgage Loan was between 60 and 180 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 60 to 371 months. As of the Cut-off Date, the remaining terms to stated maturity or, in the case of the Hyper-Amortization Loan, to the Anticipated Repayment Date of the Mortgage Loans will range from 57 to 178 months, and the weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of the Mortgage Loans will be 117 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 57 to 359 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 334 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments and Hyper-Amortization Loans" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination for, a sequence of three periods:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 18 months to 174 months, with a weighted average remaining Lock-out Period of 101 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from 2 months to 12 months prior to stated maturity or, in the case of the Hyper-Amortization Loan, the Anticipated Repayment Date with a weighted average Open Period of 4 months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Three hundred thirteen Mortgage Loans, representing 85.4% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option").The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- Risks Related to the Certificates -- Yield Considerations" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (1) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) exceeds the applicable threshold amount for such Rating Agency (generally $20,000,000 or 2% of the then-outstanding principal balance of all of the Mortgage Loans); and
(2) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, with the Special Servicer. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

RFS NOTE A AND RFS NOTE B

     The Loan. The mortgage loans (the "RFS Loans"), which are comprised of RFS Note A ("Note A") and RFS Note B ("Note B"), represent, in the aggregate, 7.8% of the Initial Pool Balance. The RFS Loans were originated by the Mortgage Loan Seller on December 18, 1998. The RFS Loans, collateralized by Note A and Note, B have a $95,717,353 combined aggregate principal balance as of the Cut-off Date. Note A and Note B are cross-collateralized and cross-defaulted with each other.

     Both Note A and Note B have a remaining term of 119 months, and mature on January 1, 2009. The RFS Loans may not be prepaid before and including October 1, 2008. The RFS Loans are subject to defeasance with U.S. Treasury obligations beginning the earlier of 25 months from the REMIC startup day or 49 months from the loan funding. During the final 3 months of the mortgage loans, each may be prepaid without any prepayment premium.

     Additional terms and escrows for Note A and Note B are set forth in Annex
A.

     The Properties. Ten established hotels collateralize Note A and Note B. The hotels operate under five nationally-recognized flags in the United States, and are located within seven different states in the Midwest, Upper Midwest, and California. The hotels have a total of 1,552 rooms which are being managed by an experienced operating lessee under the various lease agreements (collectively, the "Lease Agreements"). Note A and Note B are structured as follows:

                                                               NUMBER
                                                              OF ROOMS   OCCUPANCY   YR. BUILT
                                                              --------   ---------   ---------
Hampton Inn -- Indianapolis, IN.............................     131       75.3%       1988
Hampton Inn -- Memphis, TN..................................     120       78.8        1992
Comfort Inn -- Farmington Hills, MI.........................     135       65.2        1986
Sheraton -- Sunnyvale, CA...................................     173       78.8        1980
Sheraton -- Bakersfield, CA.................................     197       69.3        1983
                                                               -----       ----        ----
Note A Total................................................     756       73.4
Sheraton -- Milipitas, CA...................................     229       73.8%       1988
Sheraton -- Pleasanton, CA..................................     214       72.3        1985
Hampton Inn -- Bloomington, MN..............................     135       80.7        1983
Holiday Inn Express -- Wauwatosa, WI........................     122       76.9        1984
Residence Inn -- Kansas City, MO............................      96       74.9        1988
                                                               -----       ----        ----
Note B Total................................................     796       75.2
Portfolio Total/Weighted Average............................   1,552       74.4

     Debt Service Coverage Ratio. DSCR is predicated on several levels of cash flow and is structured to address the cash flow of the underlying property operations, seasonality of individual properties, and contractual payments under the Lease Agreements and the operating leases relating to the properties listed above. In the event the note specific aggregate DSCR, based on operating cash flow by Note, is determined to be less than 1.40x, a debt service reserve will be required in an amount sufficient to pay three (3) months aggregate debt service.

     Lock Box Account. During the terms of the Lease Agreements, the lender shall only require payment of the amounts actually due the borrower to be deposited directly to a lock box. At any time that the borrower has the right to additional funds from the collateral properties, whether due to expiration, cancellation, modification or default under the Lease Agreements or any other reason, the borrower will cause all property receipts and funds to be deposited into the lock box.

     Loan to Value Ratio. Cut-off Date loan-to-value ratios are 61.5% for Note A and 62.5% for Note B.

     Substitution of Collateral. Substitution of collateral will be allowed but total substitution over each loan term will be limited to no more than 20% of the original principal amount of each loan. Further, after giving effect to the substitution, the debt service coverage ratio for the applicable loan(s) will be at least equal to the greater of (1) the debt service coverage ratio at closing; or (2) the debt service coverage ratio immediately prior to such substitution. Moreover, substitution of collateral is subject to: (a) written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating of any Certificate; and (b) documentation subject to review and approval of lender counsel.

     Sponsorship. RFS is a self-administered and self-managed equity REIT formed to continue and expand operations of RFS Hospitality, Inc. and affiliates that have been involved in the hospitality business for over 20 years. RFS's 61 limited service, full service, and extended stay hotel properties, with 8,674 rooms, are diversified across 24 states. All of the company's hotels are leased to third party managers, and substantially all of the company's hotels are branded. RFS's strategy of diversifying by hotel type, franchise brand, and geography helps to minimize vulnerability to downturns in any one region or segment of the industry. The summarized operating history for Note A and Note B follows:

                                     1995             1996             1997          ORIGINATOR'S
RFS A                               ACTUAL           ACTUAL           ACTUAL         UNDERWRITTEN
-----                             -----------      -----------      -----------      ------------
EGI.........................      $15,308,697      $16,724,105      $17,773,720      $17,185,493
Expenses....................        9,578,332        9,647,790        8,765,952        9,934,635
                                  -----------      -----------      -----------      -----------
NOI.........................        5,730,365        7,076,315        9,007,768        7,250,858
Cash Flow...................        5,530,184        6,438,758        7,316,872        6,457,836
                                  ===========      ===========      ===========      ===========
Occupancy...................            73.5%            74.4%            75.6%            68.7%
DSCR based on NOI...........            1.55x            1.92x            2.44x            1.97x
DSCR based on Cash Flow.....            1.50x            1.75x            1.98x            1.75x

RFS B
-----
EGI.........................      $20,429,183      $20,698,417      $23,392,481      $22,799,640
Expenses....................       12,931,517       11,231,078       10,738,346       12,963,369
                                  -----------      -----------      -----------      -----------
NOI.........................        7,497,666        9,467,339       12,654,135        9,836,271
Cash Flow...................        7,445,060        8,934,540       11,320,857        8,850,651
                                  ===========      ===========      ===========      ===========
Occupancy...................            73.8%            75.7%            75.7%            71.5%
DSCR based on NOI...........            1.48x            1.87x            2.50x            1.95x
DSCR based on Cash Flow.....            1.47x            1.77x            2.24x            1.75x

  The Summit Shopping Center Loan

     The Loan. The Mortgage Loan (the "Summit Shopping Center Loan"), which is secured by a first mortgage encumbering a retail center (the "Summit Shopping Center") in Birmingham, Alabama, represents approximately 4.3% of the Initial Pool Balance. Originated on December 23, 1997, and subsequently amended, the Summit Shopping Center Loan has a principal balance as of the Cut-off Date of $52,538,304. The Summit Shopping Center Loan was made to Bayer Retail Company, LLC (the "Summit Borrower"), a single asset Alabama limited liability company which is owned by the Bayer Family Partnership, Ltd. (45%), the Rotenstreich Retail Partnership, Ltd. (40%) and the Silverstein Family Partnership, Ltd. (15%).

     The Summit Shopping Center Loan is a hyper-amortization loan (the "Hyper-Amortization Loan") with an Anticipated Repayment Date of January 1, 2008 and with a final maturity date of January 1, 2028. The term to maturity for the Anticipated Repayment Date is 107 months, and for the final maturity date is 347 months. The Summit Shopping Center Loan may not be prepaid prior to, and including, January 1, 2003. Starting January 2, 2003, the Summit Shopping Center Loan may be prepaid subject to a prepayment penalty based on a percentage of principal balance of the loan. A partial prepayment of $1,025,000 was applied on December 28, 1998. At the time of the principal pay-down, the subject loan was re-amortized on a 360 month schedule. Future partial prepayments are subject to prepayment penalties based on a percentage of principal amounts prepaid. The Summit Shopping Center Loan may be prepaid without the payment of a prepayment penalty during the twelve (12) months preceding the maturity date.

     Additional terms and escrows for the Summit Shopping Center Loan are set forth in Annex A.

     The Property. The Summit Shopping Center consists of a 462,481 net rentable square foot regional shopping center located on 62 acres at the intersection of Interstate 459 and Highway 280 in Birmingham, Alabama. The site consists of nine buildings containing forty-three tenant spaces plus two out-parcel pad sites. Construction on the center was completed in October of 1997, and as of July 1998 the center was 97.1% leased. The largest tenants occupying space at the property and their lease expiration dates include:
Parisian (Oct. 31, 2017), Carmike Cinema (Oct. 31, 2017), Bruno's (Oct. 31,
2022), Bed, Bath & Beyond (Oct. 31, 2013), Barnes & Noble (Oct. 31, 2012) and Old Navy (Oct. 31, 2007). Selected trailing 12 months sales/SF include: Carmike Cinemas $292,979/screen, Johnny Rockets $664/SF, Old Navy $792/SF, The Gap

$616/SF, Gap Kids $425/SF, Express $307/SF, Bath & Body Works $284/SF, Eddie Bauer $274/SF, Talbots $328/SF and Williams-Sonoma $395/SF.

     Cash Management Account. Beginning in the 11th year of the loan, a cash management account will be established to capture all rents paid by the tenants and disbursed as follows by the lender: (1) to interest computed at the initial interest rate with the remainder applied to reduction of principal (See Note below),(2) to monthly reserve deposits, (3) to monthly cash expenses, (4) to monthly net capital expenditures, (5) to extraordinary expenses, (6) to payment of principal, until principal amount paid in full, (7) to accrued interest, (8) to other amounts due under the related loan documents, and (9) any excess to the Summit Borrower.

     Note: At the beginning of the 10th year, the borrower will remit payments based on a revised interest rate (the greater of 10.273% or the interest rate applicable for certain non-callable U.S. treasury obligations of comparable terms plus 2%). The difference between the initial and revised rate will accrue separately at the revised rate in an account held by the Trustee.

     Property Management. The Summit Shopping Center is managed by Bayer Properties, Inc., an affiliate of the Summit Borrower, which reportedly has 2,800,000 square feet under management in the local market.

     Operating History:

                                                              APPRAISER'S   ORIGINATOR'S
                                                               ESTIMATE     UNDERWRITTEN
                                                              -----------   ------------
EGI.........................................................  $7,655,684     $7,706,152
Expenses....................................................   1,408,926      1,635,246
                                                              ----------     ----------
NOI.........................................................  $6,246,758     $6,070,906
Cash Flow...................................................  $6,174,815     $5,907,879
                                                              ==========     ==========
Occupancy...................................................       98.3%          92.9%
DSCR based on NOI...........................................       1.30x          1.26x
DSCR based on Cash Flow.....................................       1.28x          1.23x

---------------

Notes:

- Due to the Summit Shopping Center's recent construction, its financial history is limited.
- Appraiser's Year 2 DCF is stated above since this represents a stabilized cash flow.

     Lease Expiration Schedule:

                                                                     PERCENTAGE OF NET      CUMULATIVE
                 YEAR OF LOAN TERM                   SQUARE FEET    RENTABLE SQUARE FEET    EXPIRATION
                 -----------------                   -----------    --------------------    ----------
Vacant.............................................    14,787                3.2%              3.2%
Year 1.............................................         0                0.0%              3.2%
Year 2.............................................         0                0.0%              3.2%
Year 3.............................................         0                0.0%              3.2%
Year 4.............................................         0                0.0%              3.2%
Year 5.............................................         0                0.0%              3.2%
Year 6.............................................       664                0.1%              3.3%
Year 7.............................................    25,140                5.4%              8.7%
Year 8.............................................    15,750                3.4%             12.1%
Year 9.............................................         0                0.0%             12.1%
Year 10............................................    44,898                9.7%             21.8%

  Eagle Trace and The Breakers Loans

     The Loans. The Mortgage Loans (the "Eagle Trace Loan" and the "Breakers Loan"), are each secured by a first deed of trust on apartment complexes in Las Vegas, Nevada, and represent approximately 3.6% and 1.5% of the Initial Pool Balance, respectively. Both mortgage loans were originated on December 14, 1998. The Eagle Trace Loan and the Breakers Loan have principal balances as of the Cut-off Date of $43,974,545 and $18,169,482, respectively. The Eagle Trace Loan was made to Eagle Trace, LLC (the "Eagle Trace Borrower") and the Breakers Loan was made to the Breakers, LLC (the "Breakers Borrower"). Each is a single asset Nevada Limited Liability Company which is owned 100% by Olen Residential Realty Corp. The Eagle Trace Loan and the Breakers Loan are cross-collateralized and cross-defaulted.

     The Eagle Trace Loan and the Breakers Loan both have remaining terms of 119 months, and each matures on January 1, 2009. The Eagle Trace Loan and the Breakers Loan may not be prepaid prior to, and including, October 1, 2008. However, the Eagle Trace Loan and the Breakers Loan are subject to defeasance with United States Treasury obligations beginning two years from the Closing Date. The Eagle Trace Loan and the Breakers Loan may be prepaid without the payment of a prepayment penalty during the three (3) months preceding the maturity date.

     Additional terms and escrows for Eagle Trace Loan and the Breakers Loan are set forth in Annex A.

     The Properties. The property securing the Eagle Trace Loan is 984 unit apartment complex on 48.39 acres. It is located across the street from Nellis Air Force Base in the far northeast section of Las Vegas, Nevada. The tenant base at the property is 40% military. The complex was built in three phases from 1991 to 1995 and consists of 78 buildings containing 472 one bedrooms, 332 two bedrooms and 180 three bedrooms. There is 916,008 net rentable square feet with 948 covered parking spaces and 684 non-parking spaces. Project amenities include 5 swimming pools, 3 fitness centers, 2 tennis courts, 2 racquetball courts, a full size basketball court, children's play area and picnic facilities. The units are large and have a full amenity package including full size washer/dryers, roman size bathtubs, microwaves or security systems, ceiling fans and patios or balconies. The complex is well managed and in excellent condition.

     The property securing the Breakers Loan is a 400 unit apartment complex located in the west section of Las Vegas, Nevada. The complex was built in 1989. It consists of 50 two-story, 8-plex buildings containing 200 one-bedroom, and 200 two-bedroom units. The complex contains 353,008 of net rentable square feet on 19.9 acres with 400 covered and 260 non-covered parking spaces. Project amenities include two swimming pools, clubhouse, fitness center, recreation room, lighted tennis courts, indoor & outdoor spas, saunas, a sand volleyball court, barbecue grills and picnic facilities. The units are spacious and have a full amenity package including stacked washer/dryers, Roman size bathtubs, microwaves, ceiling fans, security systems, walk-in closets, and patios or balconies. The complex is well managed and in excellent condition.

     Property Management. The property is managed by the Olen Properties, Corp. ("Olen Properties"), an entity that is affiliated to the borrowing entity through common ownership. Founded by Igor Olenicoff, Olen Properties, owns Olen Residential Realty Corp which owns the Eagle Trace Borrower and the Breakers Borrower. Olen Properties manages a total of 8,247 units in 28 apartment communities located in either Las Vegas, the Coral Springs vicinity of Florida or San Bernardino, California. Within Las Vegas alone, Olen Properties manages 17 communities comprising a total of 5,749 units. Olen Properties also manages 11 communities comprising 2,498 units in the Coral Springs vicinity of east Florida and one project in San Bernardino, California. Other managed properties include 3 million square feet of office and industrial space in Orange County, California. Olen Properties is not a third-party fee based management company and only exists to exclusively manage company owned real estate.

     Operating History -- Eagle Trace:

                                                            1996          1997       ORIGINATOR'S
                                                           ACTUAL        ACTUAL      UNDERWRITTEN
                                                         ----------    ----------    ------------
EGI....................................................  $6,720,209    $7,116,319     $7,401,793
Expenses...............................................   1,968,769     2,106,727      2,440,502
                                                         ----------    ----------     ----------
NOI....................................................  $4,751,440    $5,009,592     $4,961,291
Cash Flow..............................................  $4,609,596    $4,801,732     $4,684,787
                                                         ==========    ==========     ==========
Occupancy..............................................       85.7%         91.5%            92%
DSCR Based on NOI......................................       1.32x         l.39x          1.38x
DSCR Based on Cash Flow................................       1.28x         1.33x          1.30x

Minimum lease term is either six or twelve months for both new and renewed leases. The average turnover rate for the last 6 months was 62 units per month.

     Operating History -- The Breakers:

                                                            1996          1997       ORIGINATOR'S
                                                           ACTUAL        ACTUAL      UNDERWRITTEN
                                                         ----------    ----------    ------------
EGI....................................................  $2,774,820    $2,850,603     $3,086,730
Expenses...............................................     959,422       950,816      1,116,917
                                                         ----------    ----------     ----------
NOI....................................................  $1,815,398    $1,899,787     $1,969,813
Cash Flow..............................................  $1,739,463    $1,834,536     $1,860,613
                                                         ==========    ==========     ==========
Occupancy..............................................       86.6%         85.7%          93.3%
DSCR Based on NOI......................................       1.22x         1.28x          1.32x
DSCR Based on Cash Flow................................       1.17x         1.23x          1.25x

Minimum lease term is either six or twelve months for both new and renewed leases. The average turnover rate for the last 6 months was 24 units per month.

  Bay Bridge Industrial Loan

     The Loan. This Mortgage Loan (the "Bay Bridge Industrial Loan"), which is secured by the first deed of trust on a multi-use, industrial, office and warehouse facility (Bay Bridge Industrial) in Salt Lake City, Utah, represents approximately 3.3% of the Initial Pool Balance. Originated on November 30, 1998, the Bay Bridge Industrial Loan was made to Bay Bridge/Corporate, LLC, a special purpose entity which is owned by Mark S. Whiting and John R. Stockman.

     The Bay Bridge Industrial Loan has a remaining term of 118 months and matures on December 1, 2008. The Bay Bridge Industrial Loan is subject to defeasance with United States Treasury obligations beginning two years from the Closing Date. The Bay Bridge Industrial Loan may be prepaid without the payment of a prepayment penalty during the three (3) months preceding the maturity date.

     The Property. The Bay Bridge Industrial Loan provided acquisition financing for the L-3/Unisys Facility, an eight building, 889,548 square foot industrial research and development ("R&D")/flex property plus 9.87 acres of land located in Salt Lake City. The subject was developed in various stages from 1957 through 1984. Most buildings have been remodeled and upgraded, are in good condition, and have an estimated remaining useful life of 40 years per the property condition report. All buildings have reinforced concrete perimeter foundations with spread footings and a concrete slab floor over compacted base rock material. All buildings are fully sprinklered, have HVAC and a specialized, card activated security system.

     The buildings are a mix of office, R&D, manufacturing and warehouse space. The offices have standard build out including painted gypsum wallboard, dropped ceilings, fluorescent lighting and carpeted and static resistant tile floors. The testing and lab areas include static resistant floor tiling, painted gypsum walls with some dropped acoustical ceilings. Warehouse and industrial space typically has exposed ceilings with dropped fluorescent lighting.

     The mortgaged property is located adjacent to the Salt Lake City Airport, within 1 block of U.S. 215, the major north/south freeway, and 2.5 miles west of the downtown.

     The mortgaged property is currently leased to four tenants: L-3 (a company consisting of the combined interest of Loral, Lockheed and Lehman Brothers), Unisys Corp., Equifax Inc. and the United States Postal Service. All are debt rated tenants with S&P bond ratings of B (L-3), BB- (Unisys), A- (Equifax) and AAA (United States Postal Service).

     L-3 is a leading merchant supplier of secure, high rate data communication systems, primarily for military and federal government applications. The U.S. Department of Defense is the largest end customer and represents about 62% of the company's 1997 sales. L-3 also supplies microwave components, avionics, ocean systems, telemetry, wireless and space products for linking communication networks of various command and control platforms. L-3's single largest program, which accounted for 13% of 1997 sales ($100 million) is systems support work for the U-2 reconnaissance aircraft. The company has several facilities across the country, however Salt Lake City is the Communication Systems West campus.

     Unisys Corporation has three distinct business units: information services, computer systems and global customer service. Unisys Corporation uses the subject facility for the development of software products with some hardware engineering.

     Equifax is a worldwide information provider that specializes in consumer credit reporting and collection services. Equifax uses the subject site for a call center. The Postal Service uses its space as a routing center for letters without zip codes.

     Other Information. At the completion of the transaction, all L-3 leases commenced with 20 year terms. Lease rollover is therefore calculated for the following tenants: Unisys, Equifax, the Postal Service and the unoccupied PCF building. Unisys' B lease matures on December 31, 2001 and its C lease on December 31, 2000, although it has a 1 year option in both buildings. A 50% renewal probability was assigned to the Unisys rollover and a 60% probability to all other rollover per the appraisal. Lease rollover is mitigated by adequate TI and LC reserve being collected throughout the term ($650,000 per year with a cap of $2,400,000). In addition, a debt service reserve will be collected to maintain debt service coverage during 2001 and 2002, the year's following the Unisys lease expirations. Funds will be released only upon meeting specific debt coverage and gross rent minimums.

     Property Management. The mortgaged property has been managed by two experienced property managers who work for L-3 and Unisys with the assistance of a full staff. These management/maintenance employees are expected to stay in place. The Borrower has retained CB Richard Ellis to provide financial reporting, leasing assistance and property management.

     Operating History. Prior to purchase, the property was owned by Unisys Corporation and by the Unisys Retirement Plan. As such, the buildings were never operated as a separate real estate asset with segregated financial statements. The underwritten amounts are based on actual, verified expenses (property taxes, insurance, and management), as well as the appraiser's estimates. All leases are triple net, with most tenants paying for all capital items as well.

                                                              APPRAISER'S    ORIGINATORS
                                                               ESTIMATE      UNDERWRITTEN
                                                              -----------    ------------
EGI.........................................................  $9,500,004      $8,564,776
Expenses....................................................   3,652,100       3,728,696
                                                              ----------      ----------
NOI.........................................................  $5,847,904      $4,836,080
Cash Flow...................................................  $5,759,204      $4,416,227
                                                              ==========      ==========
Occupancy...................................................       95.1%           91.2%
DSCR based on NOI...........................................       1.66x           1.37x
DSCR based on Cash Flow.....................................       1.63x           1.25x

     Lease Expiration Schedule.

                                                           SQUARE     PERCENTAGE OF NET     CUMULATIVE
                    YEAR OF LOAN TERM                       FEET     RENTABLE SQUARE FEET   EXPIRATION
                    -----------------                      -------   --------------------   ----------
Vacant...................................................   82,400            9.3%              9.3%
Year 1...................................................        0            0.0%              9.3%
Year 2...................................................        0            0.0%              9.3%
Year 3...................................................  136,093           15.3%             24.6%
Year 4...................................................  155,000           17.4%             42.0%
Year 5...................................................        0            0.0%             42.0%
Year 6...................................................   28,750            3.2%             45.2%
Year 7...................................................        0            0.0%             45.2%
Year 8...................................................        0            0.0%             45.2%
Year 9...................................................        0            0.0%             45.2%
Year 10..................................................        0            0.0%             45.2%

     Certain Environmental Considerations. The subject is undergoing final remediation for an environmental contamination of chlorinated solvents and petroleum. Unisys, as owner and lessor, voluntarily contracted the appropriate State agency to begin remediation. Remediation has been in place for 10 years. Petroleum levels have reached acceptable standards and the chlorinated solvents are expected to reach acceptable standards with the results of an October 12, 1998 testing. A petition for closure is expected to be submitted February 15, 1999 with final closure anticipated within the second quarter of 1999. Unisys, per their lease and indemnity included in the purchase contract, are responsible for all liability and costs associated with the contamination and remediation. Furthermore, a reserve of $105,000, equal to 125% of the estimated cost of continued remediation and monitoring, was collected.

     L-3 uses and maintains some hazardous materials on the site. The originator of the Bay Bridge Industrial Loan, Bank of America NT&SA, reviewed L-3's operations plan and, based solely on such review, the Depositor believes that such materials are stored and disposed of properly.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Mortgage Loans were originated during the 19 months prior to the Cut-off Date. In addition, in the case of 13 Mortgage Loans, representing 13.7% of the Initial Pool Balance, no payment history is available because the first payment on each such Mortgage Loan is due in February 1999.

     Tenant Matters. One hundred fifty three of the retail, office, industrial and franchise restaurant Mortgaged Properties, which represent security for 41.3% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The largest four concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.0%, 1.6%, 1.3%, and .8%, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Five of the Mortgage Loans, which represent 3.3% of the Initial Pool Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. Two of the Mortgaged Properties, representing security for 0.7% of the Initial Pool Balance, are encumbered by secured subordinated debt. In all such cases, the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. In addition, in the case of one Mortgage Loan, representing 4.3% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus. In addition, in several cases, borrowers under the Mortgage Loans have incurred or, under the terms of the related Mortgage Loans may incur, indebtedness secured by furniture, fixtures and equipment or unsecured indebtedness.

     Health Care Properties. Ten Mortgage Loans, which represent 3.0% of the Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Lender/Borrower Relationships. The Mortgage Loan Seller or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment consisting of a "Phase I" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, during or after April 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in third-party clean-up agreements or the related Mortgage Loan documents except as set forth below.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and "non-friable"(i.e. not easily crumbled). In a few instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant either has advised are not likely to contaminate the related Mortgaged Properties but may require future monitoring or has identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below typical regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In the case of several of the Mortgaged Properties where the environmental site assessment recommended the repair or removal of ACM in poor condition, such repair or removal was not required in the related Mortgage Loan documents. In a few instances where related Mortgage Loan documents required ACM repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. A 1998 environmental site assessment conducted in connection with the Mortgage Loan secured by the Calabasas Retail Center recommended additional environmental assessment (a "Phase II") to determine whether the prior use of the Mortgaged Property as a gasoline station may have resulted in the release of hazardous materials onto or under the Mortgaged Property. However, in 1997, a Phase II investigation was performed, after which a Closure Letter was issued by the Los Angeles Department of Public Works. In light of such 1997 Phase II and subsequent receipt of a closure letter, the recommendation of an additional Phase II investigation has not been and is not expected to be implemented.

     In the case of the Mortgage Loan secured by the Hertz Equipment Rental Warehouse, the Mortgaged Property is restricted to industrial use due to the presence of PCBs in the soil above residential standards. The Minnesota Pollution Control Agency has issued a No Further Action letter for this site, as well as a No Association Determination to the owner of the site stating that the owner is not responsible for the residual contamination at the property.

     In the case of the Mortgage Loan secured by Sunscape Apartments, the environmental site assessment revealed that there are low levels of trichloroethene in the groundwater beneath the Mortgaged Property. The United States Air Force has been identified as the responsible party and is taking measures to remediate any contamination as required by the state regulatory agency. In addition, the Mortgaged Property is located at the edge of a petroleum contamination plume in the groundwater emanating from a leaking underground storage tank at a gas station. Texaco, Inc. has been identified as the responsible party and has undertaken cleanup activities.

     In the case of the Mortgage Loan secured by University North Shopping Center, the environmental site assessment indicated that in 1993 a leaking underground storage tank at a gas station on the Mortgaged Property impacted the groundwater beneath the Mortgaged Property. The site has been given a low priority ranking on the state cleanup list, and remedial activities have not yet begun. Shell Oil Company, the current owner of the gas station, and BP Oil Company, the former owner, have been identified as the potentially responsible parties. In addition, the environmental site assessment revealed that there are other areas of potential petroleum contamination associated with the operations of an auto repair facility at the Mortgaged Property.

     In the case of the Mortgage Loan secured by Kragen Auto Parts, the environmental site assessment indicated that the groundwater beneath the subject property has been contaminated with perchloroethylene from an off-site source. First Avenue Cleaners has been identified as the responsible party for the remediation of the groundwater in the area. The Mortgaged Property is not considered to be potential source of contamination.

     Environmental site assessments conducted for certain of the Mortgaged Properties concluded that there were no recognized environmental conditions in connection with these Mortgaged Properties but nevertheless recommended that certain actions be taken to prevent the possibility of future contamination. In one instance, the environmental assessment revealed the presence of an underground storage tank no longer in use and recommended the removal of the tank and in another that an investigation be performed to determine whether a vent/fill pipe found on the subject property is associated with an underground storage tank or former aboveground storage tank which may be/may have been on-site. None of these recommendations has been or is expected to be implemented.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. With the exception of certain properties operated as restaurant franchises, inspections of all of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

       Appraisals and Market Studies. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except in the case of the Mortgage Loans relating to Mortgaged Properties operated as restaurants and certain other Mortgage Loans, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

       Zoning and Building Code Compliance. The Mortgage Loan Seller has examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but the Mortgage Loan Seller does not consider them to be material.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full,

          (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan, or

          (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and

100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property not having an elevator, for at least a six month period).

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is a national banking association. The principal office of the Mortgage Loan Seller is in Charlotte, North Carolina. The Mortgage Loan Seller is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of BankAmerica Corporation ("BankAmerica").

     The information set forth herein concerning the Mortgage Loan Seller has been provided by the Mortgage Loan Seller. Neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     On September 25, 1998, NationsBank Corporation, a North Carolina corporation ("NationsBank"), reincorporated in Delaware by forming a new, wholly owned Delaware subsidiary and merging into it (the "Reincorporation Merger"), with the surviving Delaware corporation being renamed "NationsBank Corporation." On September 30, 1998, BankAmerica Corporation, a Delaware corporation ("Old BankAmerica"), merged with and into NationsBank Corporation (the "Merger"). NationsBank Corporation was the surviving corporation in the Merger and changed its name to "BankAmerica Corporation." As a result of the Reincorporation Merger and the Merger, BankAmerica succeeded to the assets and liabilities of both NationsBank and Old BankAmerica. Additional information regarding these mergers is set forth in NationsBank's Current Report on Form 8-K, as amended, filed April 17, 1998.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

          (8) in those cases where applicable, the original or a copy of the related ground lease.

     Some or all of the Mortgage Loans may instead be transferred to the Trustee by a Delaware business trust wholly owned by the Mortgage Loan Seller (the "NB Owner Trust"). With respect to such Mortgage Loans, the Mortgage Loan Seller will nevertheless make the representations and warranties described below under "-- Representations and Warranties; Repurchases" and, at the direction of such business trust, deliver the documents listed above.

     The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller (regardless whether so delivered at the direction of the Depositor or the NB Owner Trust) with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein) and any interest on any Advances. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The cure/repurchase obligations of the Mortgage Loan Seller will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Pooling Agreement, the Mortgage Loan Seller will be required to represent and warrant with respect to the Mortgage Loans, as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date;

          (2) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan;

          (10) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (12) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the Hyper-Amortization Loan to the extent described under " -- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller will also make representations, among other things, concerning the priority and certain terms of ground leases securing Mortgage Loans, and certain terms of the mortgage loan documents and other characteristics relating to Mortgaged Properties that are health care facilities. The Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller or the NB Owner Trust had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan. The Mortgage Loan Seller will also represent with respect to each Mortgage Loan that except with respect to Mortgage Loans relating to restaurant franchises, the related Mortgage File contains an appraisal of the Mortgaged Property, and that such appraisal and the related appraisal satisfy the requirements of Title XI of the Federal Financial Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the Prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing
Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (1) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (2) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Master Servicer's obligation to make Advances (as defined herein); (4) the Special Servicer's obligation to make Emergency Advances (as defined herein) or to direct the Master Servicer to make Servicing Advances (as defined herein); (5) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; and (6) the servicing of other mortgage loans by the Master Servicer or the Special Servicer, as the case may be.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;
(2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (3) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (4) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (6) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (7) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (3), (5),
     (6) and (7) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (8) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard makes a determination that such objection is not in the best interests of the Certificateholders.

     The "Directing Certificateholder" is the Controlling Class
Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class K Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standard, or the REMIC Provisions.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One") will serve as Master Servicer and as Special Servicer. As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22,287,101,048, the collateral for which is located in 49 states, Mexico, Puerto Rico, Virgin Islands and the District of Columbia. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17,946,030,189 pertain to commercial and multifamily mortgage-backed securities.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by Banc One and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See " -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on the Hyper-Amortization Loan on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from .09075% to .81775% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of .16080% per annum as of the Cut-off Date. In the event that Banc One shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to Certificateholders. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees, Special Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan other than a Specially-Serviced Mortgage Loan (a "Non-Specially Serviced Mortgage Loan"), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Non-Specially Serviced Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at .020% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received with respect to such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on the Hyper-Amortization Loan on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to

Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans except for Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will only be required to make Servicing Advances if such a Servicing Advance must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (each such Servicing Advance, an "Emergency Advance"). The Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made as an Emergency Advance thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Servicing Advances other than Emergency Advances will be made by the Master Servicer. However, the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance). The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request.

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2000, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling Agreement will also require that, on or before a specified date in each year, commencing in 2000, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest), neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special

     Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates; and

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

In addition, assumptions of Non-Specially Serviced Mortgage Loans will also require the consent of the Special Servicer. Notwithstanding clauses (i) through
(v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to the Hyper-Amortization Loan, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the borrower has requested the right to prepay the Mortgage Loan in full together with all other payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Mortgage Loan. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2000, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, as described in the following sentence, the Special Servicer. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates") on or about February 23, 1999 (the "Delivery Date"), pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of fourteen classes (each, a "Class") to be designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class , except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                                      APPROXIMATE
                                        INITIAL CERTIFICATE    APPROXIMATE PERCENT      INITIAL
                                            BALANCE OR             OF INITIAL           CREDIT
CLASS                                     NOTIONAL AMOUNT         POOL BALANCE          SUPPORT
-----                                   -------------------    -------------------    -----------
Class A-1.............................    $     198,904,170          16.275%             29.75%
Class A-2.............................    $     659,653,000          53.975%             29.75%
Class X...............................    $   1,222,145,439             N/A                N/A
Class B...............................    $      64,162,635           5.250%             24.50%
Class C...............................    $      61,107,271           5.000%             19.50%
Class D...............................    $      67,217,999           5.500%             14.00%
Class E...............................    $      33,608,999           2.750%             11.25%
Class F...............................    $      51,941,181           4.250%              7.00%
Class G...............................    $       9,166,090           0.750%              6.25%
Class H...............................    $      30,553,635           2.500%              3.75%
Class J...............................    $      15,276,817           1.250%              2.50%
Class K...............................    $      30,553,642           2.500%               N/A

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See
"-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount ("Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will, for any Distribution Date, at all times, be equal to the rate set forth on the cover of this prospectus supplement. However, the Pass-Through Rate of any Class B, Class C, Class D or Class E Certificate will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Pass-Through Rate applicable to the Class X Certificates for the March 1999 Distribution Date will equal approximately 0.329% per annum. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date), such that the interest accrued at such Pass-Through Rate on the Notional Amount of the Class X Certificates will, in general, equal the sum of the amounts by which interest accrued at the Weighted Average Net Mortgage Rate on an amount equal to the Certificate Principal Balance of each Class of Sequential Pay Certificates exceeds the interest accrued at the applicable Pass-Through Rate on such Class.

     The Pass-Through Rate applicable to the Class F, Class G, Class H, Class J and Class K Certificates will, for any Distribution Date, be equal to 7.100%, 6.000%, 6.000%, 6.000% and 6.000% per annum, respectively, however, such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for any Distribution Date.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate, and adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates-Interest Reserve Account"). The pass-through rate on the Class X Certificates will not be affected by any step up in the Mortgage Rate on the Anticipated Repayment Date for Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans ranged from 6.053% per annum to 8.457% per annum, with a weighted average Net Mortgage Rate of 7.105% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing, with respect to the Offered Certificates, in March 1999 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     The Available Distribution Amount for any Distribution Date will also include any interest or other income earned on funds in the Interest Reserve Account (if any) and, for the Distribution Date occurring in each March immediately following an Interest Reserve Event, the related Withheld Amounts as described below under "-- Interest Reserve Account." However, with respect to any Distribution Date occurring in each February, and in any January of a year that is not a leap year, in each case upon the occurrence of an Interest Reserve Event, the Available Distribution Amount for any such Distribution Date will not include the related Withheld Amount (if any).

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal first to the holders of the Class A-1 Certificates and second to the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of

     Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (28) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23) and (26) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at 0.020% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the Classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related Mortgage Loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Mortgage Loans will be distributed in respect of the REMIC Regular Certificates outstanding on the related Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of any such Class) as follows:

     The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (a) the amount of such Prepayment Premium, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Reinvestment Yield (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Reinvestment Yield, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class X Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

     The "Reinvestment Yield" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan or an interpolation thereof. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums see Annex D hereto.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be

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

required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the

Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

INTEREST RESERVE ACCOUNT

     Upon the occurrence of an Interest Reserve Event, the Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. An "Interest Reserve Event" will occur if, on the Master Servicer Remittance Date (as defined below) in any February, and in any January in a year that is not a leap year, the Weighted Average Net Mortgage Rate anticipated for February of the same year would be less than the Class A-2 Pass-Through Rate. Such anticipated Weighted Average Net Mortgage Rate calculated in January shall be determined assuming that there will be no payments of principal prior to the following March 1 other than Balloon Payments due on February 1 and certain loans in default or as to which a notice of prepayment has been received, to the extent any such loans have Net Mortgage Rates in excess of the Class A-2 Pass-Through Rate. On each Master Servicer Remittance Date occurring in or after the year in which an Interest Reserve Event has occurred and so long as the Class A-2 Certificates remain outstanding, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon

Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees, Liquidation Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage
Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Special Servicer is diligently and in good faith proceeding to obtain such) after the earliest of
(i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the 60-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information set forth below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;
     (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the third Business Day prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically (i) to any interested party including the Rating Agencies, the underwriters of the Certificates and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, with the use of a password provided by the Master Servicer to such Person upon delivery to the Trustee of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies, the Underwriter and parties to the Pooling Agreement will not be required to provide such certification:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the end of the Collection Period for the related Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer; provided however, that such information may be shown as part of the reports described above and other Commercial Real Estate Secondary Market and Securitization Association ("CSSA") form reports in lieu of in a separate report.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will, based upon such operating statements or rent rolls prepare (or, if previously prepared, update) the written analysis of the operations (the "Operating Statement Analysis Report"), and the Special Servicer will remit each Operating Statement Analysis Report prepared by it or the related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. Certain Information in each Operating Statement Analysis Report will be normalized using standard CSSA methodology as modified from time to time. All Operating Statement Analysis Reports will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward copies thereof to the Trustee, the Directing Certificateholder and, upon written request any Certificateholder, or to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. The Master Servicer will maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports on the Trustee's Website. The Trustee's Website will be located at "www.ctslink.com/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered

Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available
Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus. It is expected that Banc One Mortgage Capital Markets, LLC will be the initial holder of one or more classes of the Private Certificates and as such will be entitled to Voting Rights.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services, including administration of the Trust Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct inquiries to Norwest Bank's New York City office. The telephone number is (212) 515-5240. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than Aa3 by Moody's, "AA" by DCR and AA by S&P (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). As of December 31, 1998, Wells Fargo & Company, of which the Trustee is a direct, wholly-owned subsidiary, had assets of over $200 billion. See "The Pooling and Servicing Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the accompanying prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class X Certificates),
(w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional

Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under the Hyper-Amortization Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the Hyper-Amortization Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the Hyper-Amortization Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of the Hyper-Amortization Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the Hyper-Amortization Loan, out of certain net cash flow from the related Mortgaged Property). In particular, the Revised Rate for the Hyper-Amortization Loan generally is the Mortgage Rate therefor plus 2%, or the interest rate applicable for certain non-callable U.S. treasury obligations of comparable terms plus 2%, whichever is greater, and the primary incentive to prepay the Hyper-Amortization Loan on or before its Anticipated Repayment Date, assuming prevailing market interest rates exceed such Revised Rate, is to give the borrower access to excess cash flow, all of which (net of approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that the Hyper-Amortization Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "4%", "8%", "12%" and "16%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is approximately $1,222,145,439, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, and, the Hyper-Amortization Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in March 1999, and (xii) the Offered Certificates are settled on February 26, 1999 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date...............................    100.00    100.00    100.00    100.00    100.00
February 20, 2000...........................     93.03     93.03     93.03     93.03     93.03
February 20, 2001...........................     85.66     85.66     85.66     85.66     85.66
February 20, 2002...........................     77.60     77.60     77.60     77.60     77.60
February 20, 2003...........................     68.92     68.83     68.74     68.65     68.55
February 20, 2004...........................     59.65     58.56     57.47     56.39     55.32
February 20, 2005...........................     49.51     47.48     45.54     43.68     41.92
February 20, 2006...........................     37.25     34.35     31.70     29.27     27.06
February 20, 2007...........................     26.00     22.29     19.02     16.16     13.67
February 20, 2008...........................        --        --        --        --        --
Weighted Average Life (years)...............      5.50      5.39      5.29      5.20      5.12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date...............................    100.00    100.00    100.00    100.00    100.00
February 20, 2000...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2001...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2002...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2003...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2004...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2005...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2006...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2007...........................    100.00    100.00    100.00    100.00    100.00
February 20, 2008...........................     84.13     84.06     84.00     83.93     83.86
February 20, 2009...........................        --        --        --        --        --
Weighted Average Life (years)...............      9.46      9.46      9.46      9.45      9.45

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
February 20, 2000.................  100.00     100.00     100.00     100.00     100.00
February 20, 2001.................  100.00     100.00     100.00     100.00     100.00
February 20, 2002.................  100.00     100.00     100.00     100.00     100.00
February 20, 2003.................  100.00     100.00     100.00     100.00     100.00
February 20, 2004.................  100.00     100.00     100.00     100.00     100.00
February 20, 2005.................  100.00     100.00     100.00     100.00     100.00
February 20, 2006.................  100.00     100.00     100.00     100.00     100.00
February 20, 2007.................  100.00     100.00     100.00     100.00     100.00
February 20, 2008.................  100.00     100.00     100.00     100.00     100.00
February 20, 2009.................      --         --         --         --         --
Weighted Average Life (years).....    9.73       9.73       9.73       9.73       9.73

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
February 20, 2000.................  100.00     100.00     100.00     100.00     100.00
February 20, 2001.................  100.00     100.00     100.00     100.00     100.00
February 20, 2002.................  100.00     100.00     100.00     100.00     100.00
February 20, 2003.................  100.00     100.00     100.00     100.00     100.00
February 20, 2004.................  100.00     100.00     100.00     100.00     100.00
February 20, 2005.................  100.00     100.00     100.00     100.00     100.00
February 20, 2006.................  100.00     100.00     100.00     100.00     100.00
February 20, 2007.................  100.00     100.00     100.00     100.00     100.00
February 20, 2008.................  100.00     100.00     100.00     100.00     100.00
February 20, 2009.................      --         --         --         --         --
Weighted Average Life (years).....    9.78       9.78       9.78       9.77       9.77

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
February 20, 2000.................  100.00     100.00     100.00     100.00     100.00
February 20, 2001.................  100.00     100.00     100.00     100.00     100.00
February 20, 2002.................  100.00     100.00     100.00     100.00     100.00
February 20, 2003.................  100.00     100.00     100.00     100.00     100.00
February 20, 2004.................  100.00     100.00     100.00     100.00     100.00
February 20, 2005.................  100.00     100.00     100.00     100.00     100.00
February 20, 2006.................  100.00     100.00     100.00     100.00     100.00
February 20, 2007.................  100.00     100.00     100.00     100.00     100.00
February 20, 2008.................  100.00     100.00     100.00     100.00     100.00
February 20, 2009.................      --         --         --         --         --
Weighted Average Life (years).....    9.85       9.84       9.84       9.84       9.84

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
February 20, 2000.................  100.00     100.00     100.00     100.00     100.00
February 20, 2001.................  100.00     100.00     100.00     100.00     100.00
February 20, 2002.................  100.00     100.00     100.00     100.00     100.00
February 20, 2003.................  100.00     100.00     100.00     100.00     100.00
February 20, 2004.................  100.00     100.00     100.00     100.00     100.00
February 20, 2005.................  100.00     100.00     100.00     100.00     100.00
February 20, 2006.................  100.00     100.00     100.00     100.00     100.00
February 20, 2007.................  100.00     100.00     100.00     100.00     100.00
February 20, 2008.................  100.00     100.00     100.00     100.00     100.00
February 20, 2009.................      --         --         --         --         --
Weighted Average Life (years).....    9.90       9.90       9.90       9.90       9.90

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed, when specifically indicated in a particular table, that 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                      PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 ----------------------------------------------------------------------
        PRICE                    0%              4%              8%             12%             16%
      --------                 ------          ------          ------          ------          ------
4.79448%.............          10.175%         10.096%         10.023%          9.956%          9.894%

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                      PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 ----------------------------------------------------------------------
        PRICE                    0%              4%              8%             12%             16%
      --------                 ------          ------          ------          ------          ------
4.79448%.............          10.175%         10.108%         10.047%          9.990%          9.938%

                        PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                      PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 ----------------------------------------------------------------------
        PRICE                    0%              4%              8%             12%             16%
      --------                 ------          ------          ------          ------          ------
4.79448%.............          10.175%         10.120%         10.070%         10.024%          9.983%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the interests in the Trust from the Mortgage Loan Seller as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II" respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the Prospectus). The assets of REMIC II will consist of the separate, uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under the Code. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class E Certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR (except that the Hyper-Amortization Loan will be repaid in full on its Anticipated Repayment Date). See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 31.3%, 3.0% and 2.9% of the Initial Pool Balance were Mortgage Loans secured by multifamily properties, health care properties and mobile home community properties, respectively. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation (predecessor in interest to BankAmerica Corporation) an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) BankAmerica Corporation,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with BankAmerica Corporation (such as NationsBanc Montgomery Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch IBCA, Inc. ("Fitch"), Moody's, S&P or DCR. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's, "AAA" by DCR and "AAA" (or "AAAr" in the case of the Class X Certificates) by S&P. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTCE 95-60 or Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the accompanying prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A, Class X and the Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies and the underlying Mortgage Loans are secured by real estate. None of the other Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 106.35% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's and DCR, the "Rating Agencies"):

CLASS                                                      MOODY'S    DCR     S&P
-----                                                      -------    ----    ----
Class A-1................................................    Aaa      AAA     AAA
Class A-2................................................    Aaa      AAA     AAA
Class X..................................................    Aaa      AAA     AAAr
Class B..................................................    Aa2       AA      AA
Class C..................................................    A2        A       A
Class D..................................................   Baa2      BBB     BBB
Class E..................................................   Baa3      N/R     N/R

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in January 2031 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P, DCR and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                       PAGE
                                       ----
30/360 Basis......................  S-32, S-83
30/360 Mortgage Loans.............        S-32
Accrued Certificate Interest......        S-68
ACMs..............................        S-42
Actual/360 Basis..................        S-32
Actual/360 Mortgage Loans.........        S-31
Additional Trust Fund Expenses....        S-71
Administrative Fee Rate...........   S-64, A-1
Administrative Fees...............        S-79
Advances..........................  S-14, S-56
Annual Debt Service...............         A-1
Anticipated Repayment Date........        S-32
Appraisal Reduction Amount........        S-74
Appraisal Value...................         A-1
Asset Status Report...............        S-52
Assumed Monthly Payment...........        S-69
Available Distribution Amount.....  S-12, S-65
Balloon...........................         A-1
Balloon Loans.....................        S-32
Balloon Payment...................        S-32
Banc One..........................        S-53
BankAmerica.......................        S-46
Bay Bridge Industrial Loan........        S-39
Beds..............................         A-3
Breakers Borrower.................        S-38
Breakers Loan.....................        S-38
CBE...............................        S-87
Certificate Balance...............        S-63
Certificate Owner.................        S-62
Certificate Registrar.............        S-63
Certificateholders................        S-10
Certificates......................        S-62
Class.............................        S-62
Class A Certificates..............        S-62
Class X Certificates..............        S-62
Collateral Substitution Deposit...        S-33
Collection Period.................        S-64
Commercial Loan...................        S-31
Commercial Mortgaged Property.....        S-31
Controlling Class.................        S-53
Controlling Class
  Certificateholder...............        S-52
Corrected Mortgage Loan...........        S-52
Cross-Collateralized Mortgage
  Loans...........................        S-31
CSSA..............................        S-76
Cut-off Date......................        S-30
Cut-off Date Balance..............   S-9, S-30
Cut-off Date Loan-to-Value
  Ratio...........................         A-1
Cut-off Date LTV..................         A-1

                                       PAGE
                                       ----
Cut-off Date LTV Ratio............         A-1
DCR...............................   S-4, S-95
Decl. % Premium...................        S-87
Default Interest..................        S-56
Defeasance Lock-Out Period........        S-33
Defeasance Option.................        S-33
Definitive Certificate............        S-62
Delinquent Loan Status Report.....        S-76
Depositor.........................         S-8
Delivery Date.....................        S-62
Determination Date................   S-8, S-64
Directing Certificateholder.......        S-52
Distributable Certificate
  Interest........................        S-68
Distribution Date.................        S-65
Distribution Date Statement.......        S-75
DTC...............................  S-15, S-62
Due Date..........................        S-31
Eagle Trace Borrower..............        S-38
Eagle Trace Loan..................        S-38
Emergency Advance.................        S-51
ERISA.............................        S-91
Excess Interest...................        S-32
Excess Interest Rate..............        S-32
Excluded Class....................        S-70
Excluded Plan.....................        S-93
Exemption Favored Party...........        S-91
Exemption.........................        S-91
Expenses..........................         A-2
FIRREA............................        S-45
Fitch.............................        S-92
Form 8-K..........................        S-50
FREE..............................         A-1
Fully Amortizing..................         A-1
GAAP..............................         A-2
Grtr..............................         A-1
Historical Loan Modification
  Report..........................        S-76
Historical Loss Report............        S-76
Holes.............................         A-3
Hyper-Amortization Loan...........  S-32, S-36
Initial Pool Balance..............   S-9, S-30
Interest Reserve Account..........        S-72
Interest Reserve Event............        S-72
Interested Person.................        S-59
Leasable Square Footage...........         A-1
Lease Agreements..................        S-35
Liquidation Fee...................        S-55
Liquidation Fee Rate..............        S-55
Lock-out Period...................        S-33

                                       PAGE
                                       ----
LOP...............................        S-83
MAI...............................        S-45
Major Tenants.....................        S-41
Master Servicer...................         S-8
Master Servicer Remittance Date...        S-72
Master Servicing Fee..............        S-54
Master Servicing Fee Rate.........        S-54
Maturity..........................         A-1
Maturity Assumptions..............        S-83
Maturity Date.....................         A-1
Maturity Date Balance.............         A-1
Maturity Date Loan-to-Value
  Ratio...........................         A-1
Maturity Date LTV.................         A-1
Merger............................        S-46
Mobile Home Properties............        S-25
Modified Mortgage Loan............        S-74
Monthly Payments..................        S-31
Moody's...........................   S-4, S-95
Mortgage..........................        S-31
Mortgage Loan Schedule............        S-48
Mortgage Loan Seller..............         S-8
Mortgage Loans....................   S-9, S-30
Mortgage Note.....................        S-31
Mortgage Pool.....................         S-9
Mortgage Rate.....................        S-31
Mortgaged Property................        S-31
Most Recent DSCR..................         A-1
Most Recent End Date..............         A-1
Most Recent Expenses..............         A-2
Most Recent NOI...................         A-2
Most Recent Revenues..............         A-2
Multifamily Loan..................        S-31
Multifamily Mortgaged Property....        S-31
NationsBank.......................        S-46
NB Owner Trust....................        S-47
Negative Adjustment...............        S-89
Net Aggregate Prepayment Interest
  Shortfall.......................        S-69
Net Mortgage Rate.................        S-64
Net Rentable Area(SF).............         A-1
NOI...............................         A-2
Nonrecoverable Advances...........        S-73
Nonrecoverable P&I Advance........        S-73
Nonrecoverable Servicing
  Advance.........................        S-56
Non-Specially Serviced Mortgage
  Loan............................        S-54
Norwest Bank......................        S-79
Notional Amount...................        S-63
Note A............................        S-34
Note B............................        S-34

                                       PAGE
                                       ----
Occupancy Percent.................         A-3
Occupancy %.......................         A-3
Offered Certificates..............  S-11, S-62
Old BankAmerica...................        S-46
Olen Properties...................        S-38
Open Period.......................        S-33
Operating Statement Analysis
  Report..........................        S-77
Participants......................        S-62
Party in Interest.................        S-92
Pass-Through Rate.................        S-11
Permitted Encumbrances............        S-48
Permitted Investments.............        S-54
Phase II..........................        S-43
P&I Advance.......................  S-14, S-72
Plan..............................        S-91
Plan Assets.......................        S-91
Pooling Agreement.................        S-62
Prepayment Interest Excess........        S-54
Prepayment Interest Shortfall.....        S-54
Prepayment Premium................        S-33
Prepayment Premium Period.........        S-33
Principal Distribution Amount.....        S-69
Private Certificates..............        S-62
PTE...............................        S-91
Purchase Price....................        S-47
R&D...............................        S-39
Rated Final Distribution Date.....        S-95
Rating Agencies...................  S-16, S-95
Realized Losses...................        S-71
Record Date.......................        S-65
Reimbursement Rate................        S-73
Reincorporation Merger............        S-46
Reinvestment Yield................        S-70
Related Loans.....................         A-3
Related Proceeds..................        S-56
Release Date......................        S-33
REMIC.............................        S-89
REMIC Administrator...............        S-79
REMIC I...........................        S-89
REMIC II..........................        S-89
REMIC Regular Certificates........        S-62
REMIC Residual Certificates.......        S-62
REO Extension.....................        S-59
REO Property......................        S-51
REO Status Report.................        S-76
REO Tax...........................        S-90
Required Appraisal Date...........        S-74
Required Appraisal Loan...........        S-74
Restricted Group..................        S-92
Revenues..........................         A-2
Revised Rate......................        S-32

                                       PAGE
                                       ----
RFS Loans.........................        S-34
Rooms.............................         A-3
Senior Certificates...............        S-66
Sequential Pay Certificates.......  S-11, S-62
Servicer Reports..................        S-76
Servicing Advances................        S-14
Servicing Standard................        S-50
Servicing Transfer Event..........        S-51
Settlement Date...................        S-83
sf................................        S-35
Similar Law.......................        S-93
SMMEA.............................        S-15
S&P...............................   S-4, S-95
Special Servicer..................         S-8
Special Servicer Loan Status
  Report..........................        S-76
Special Servicing Fee.............        S-55
Special Servicing Fee Rate........        S-55
Specially Serviced Mortgage
  Loan............................        S-51
Standby Fee.......................        S-55
Stated Principal Balance..........        S-64
Subordinate Certificates..........        S-66
Sub-Servicer......................        S-53
Sub-Servicing Agreement...........        S-54
Sub-Servicing Fee Rate............         A-1
Successor Servicer Retained Fee...        S-54
Summit Borrower...................        S-36
Summit Shopping Center............        S-36
Summit Shopping Center Loan.......        S-36

                                       PAGE
                                       ----
Trailing Date.....................         A-3
Trailing DSCR.....................         A-3
Trailing Expenses.................         A-3
Trailing NOI......................         A-3
Trailing Revenues.................         A-3
Trust.............................        S-62
Trust Fund........................        S-62
Trustee Fee.......................        S-79
Underwriting Agreement............        S-94
Underwriting Debt Service
  Coverage Ratio..................         A-3
Underwriting DSCR.................         A-3
Underwriting NOI..................         A-3
Units.............................         A-3
UPB...............................         A-3
U/W DSCR..........................         A-3
U/W Expenses......................         A-4
U/W NOI...........................         A-3
U/W Reserves......................         A-4
U/W Reserves Per Unit.............         A-4
U/W Revenues......................         A-3
Voting Rights.....................        S-78
Weighted Average Net Mortgage
  Rate............................        S-64
Withheld Amount...................        S-72
Workout Fee.......................        S-55
Workout Fee Rate..................        S-55
YM................................         A-4
YMP...............................        S-83

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          6. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

          7. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          8. "Fully Amortizing" means fully amortizing Mortgage Loan.

          9. "Grtr" means "the greater of".

          10. "Hyper" means Hyper-Amortization Loan.

          11. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, franchise restaurant, office complex or industrial facility, the square footage of the net leasable area.

          12. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, in the case of the Hyper-Amortization Loan, the Anticipated Repayment Date.

          13. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or, in the case of the Hyper-Amortization Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          14. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

          15. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          16. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. See also "NOI" below.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          17. "NOI" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (C) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; (D) for the hotel and franchise restaurant Mortgaged Properties, guest room rates (hotels only), food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel and franchise restaurant Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     In certain cases, Trailing NOI, Most Recent NOI and/or U/W NOI have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Trailing Expenses, Most Recent Expenses or U/W Expenses to reflect normalized Trailing NOI, Most Recent NOI or U/W NOI, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such NOI was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such NOI may reflect partial-year annualizations.

          18. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          19. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          20. "Units" "Rooms", "Beds" and "Holes" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds"); and (iv) in the case of the Mortgaged Property operated as a golf course, the number of golf holes (referred to in the schedule as "Holes").

          21. "Trailing Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Trailing Date" with respect to such Mortgage Loan.

          22. "Trailing DSCR" means, with respect to any Mortgage Loan, (a) the Trailing NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents), divided by (b) the Annual Debt Service for such Mortgage Loan (plus, in the case of restaurant franchise loans only, ground rents).

          23. "Trailing NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Trailing Revenues less Trailing Expenses. See also "NOI" above.

             (i) "Trailing Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Trailing Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

          24. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          25. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents) divided by (b) the Annual Debt Service for such Mortgage Loan (plus, in the case of restaurant franchise loans only, ground rents).

          26. "U/W NOI" or "Underwriting NOI" means, with respect of any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses. See also "NOI" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as franchise restaurant, nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In some cases, U/W NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. U/W NOI has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, U/W NOI would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W NOI set forth herein intended to represent such future net cash flow.

          27. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          28. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms, Beds or Holes, as applicable.

          29. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

  SE-       LOAN
QUENCE     NUMBER                  PROPERTY NAME                                PROPERTY ADDRESS           COUNTY     CITY
------     ------                  -------------                                ----------------           ------     ----
  N001     51386           Eagle Trace Apartments                           5370 E. Craig Rd.            Clark       Las Vegas
  N002     51385           The Breakers Apartments                          9901 West Sahara Ave.        Clark       Las Vegas
                           SUB-TOTAL CROSSED LOANS

  N003     50166           La Jolla International Gardens                   3415-3465 Lebon Drive        San Diego   San Diego
  N004     50167           La Scala Apartment Villas                        3833-3899 Nobel Drive        San Diego   San Diego
  N005     51289           Park Place Apartments-Tustin CA                  1628 West Main St.           Orange      Tustin
  N006     51192           Lakeside Village Apartments                      1555 Ridgeview Dr.           Washoe      Reno

  N007A    51046           L5 - Goldfarb Apartments-48 E. John St.          48 E. John St.               Champaign   Champaign
  N007B    51046           L5 - Goldfarb Apartments-507 S. Fourth St.       507 S. Fourth St.            Champaign   Champaign
  N007C    51046           L5 - Goldfarb Apartments-905-907 W. Oregon       905-907 W. Oregon            Champaign   Urbana
  N007D    51046           L5 - Goldfarb Apartments-1102 E. Colorado        1102 E. Colorado             Champaign   Urbana
  N007E    51046           L5 - Goldfarb Apartments-2007-2009 Philo Road    2007-2009 Philo Road         Champaign   Urbana
  N007F    51046           L5 - Goldfarb Apartments-2008-2010 Vawter        2008-2010 Vawter             Champaign   Urbana
  N007G    51046           L5 - Goldfarb Apartments-2011 Philo Road         2011 Philo Road              Champaign   Urbana
  N007     51046           L5 - Goldfarb Apartments (Roll-Up)

  N008     51160           Foxwood Apartments                               6655 North Fresno Stree      Fresno      Fresno
  N009     50563           River View Condominiums                          93 Richards Avenue           Fairfield   Norwalk
  N010     50668           Museum Walk Apartments                           3500 SW 19th Ave             Alachua     Gainesville
  N011     51041           Indiana Village Apartments                       701 North Indiana Ave.       Lubbock     Lubbock

  N012A    51033           L4 - Goldfarb Apartments-57 E. Chalmers          57 E. Chalmers               Champaign   Champaign
  N012B    51033           L4 - Goldfarb Apartments-103 E. Chalmers         103 E. Chalmers              Champaign   Champaign
  N012C    51033           L4 - Goldfarb Apartments-202 E. Chalmers         202 E. Chalmers              Champaign   Champaign
  N012     51033           L4 - Goldfarb Apartments (Roll-Up)

  N013     51004           Westside Colonial Apartments                     10-70 Westland Street and
                                                                              985-997 Pleasant Street    Plymouth    Brockton
  N014     51101           Gaylord Apartments                               3355 Wilshire Blvd.          Los Angeles Los Angeles
  N015     51056           Sheridan Square Apartments                       402 NW Sheridan Rd           Comanche    Lawton
  N016     50894           The Courtyards Apartments                        1231 SW 3rd Avenue           Alachua     Gainesville
  N017     51104           Broadway & 171st                                 621 W. 171st St & 620 W.     New York    New York
                                                                               172nd St.
  N018     51055           Sail Cloth Factory Apartments                    121 South Fremont Ave.       Baltimore   Baltimore City
  N019     51169           Horton 4th Avenue Apartments                     770-810 4th Ave              San Diego   San Diego
  N020     51093           Park Lane Apartments                             412 South Willaman Drive     Los Angeles Los Angeles
  N021     50648           Colonial Plaza Apts                              215 Sand Beach Blvd          Caddo       Shreveport

  N022A    51014           L2 - Goldfarb Apartments-106-108 E. Healy St.    106-108 E. Healy St.         Champaign   Champaign
  N022B    51014           L2 - Goldfarb Apartments-303 East Green St.      303 East Green St.           Champaign   Champaign
  N022C    51014           L2 - Goldfarb Apartments-404 Clark St.           404 East Clark St.           Champaign   Champaign
  N022D    51014           L2 - Goldfarb Apartments-804 West Illinois Ave.  804 West Illinois Ave.       Champaign   Urbana
  N022E    51014           L2 - Goldfarb Apartments-812 West Nevada Ave.    812 West Nevada Ave.         Champaign   Urbana
  N022     51014           L2 - Goldfarb Apartments (Roll-Up)

  N023     51028           Innsbruck West Apartments                        2302 Loop 289 West           Lubbock     Lubbock
  N024     51287           Hensel Garden Apartments                         300-336 North Garfield Ave  .Los Angeles Montebell
  N025     51043           Sunscape Apartments                              2426 West Cardinal Loop      Travis      Del Valle
  N026     51127           Raintree Meadows Apartments                      471 N. Harr Drive            Oklahoma    Midwest City
  N027     50986           Grand Rose Apartments                            1601-1649 East Grand Ave     San Diego   Escondido

  N028A    51053           L6 - Goldfarb Apartments-52 E. Armory            52 E Armory                  Champaign   Champaign
  N028B    51053           L6 - Goldfarb Apartments-104 N.                  104 N. Lincoln               Champaign   Urbana
                              Lincoln/809 W. Stoughton
  N028     51053           L6 - Goldfarb Apartments (Roll-Up)

  N029     51077           Royal Orleans Apartments                         1924-A McAllister Drive      Mecklenburg Charlotte
  N030     51261           Kenmore View Apartments                          1840 North Kenmore Ave.      Los Angeles Los Angeles
  N031     51066           Forest at Duck Creek Apartment                   4328 Duck Creek Drive        Dallas      Garland
  N032     50776           Terraces Apartments                              4739 Buford Highway          Dekalb      Chamblee
  N033     51442           Chateau DePaix                                   9848 Tabor Street,           Los Angeles Los Angeles
  N034     51048           Lulav Square Apartments                          620-644 Lenox Avenue         Dade        Miami Beach
  N035     51316           La Jollan Townhouse                              2638 Torrey Pines Road       San Diego   La Jolla
  N036     51034           Blueberry Estates                                1-8 Cicero Drive, 1-5        Plymouth    Lakeville
                                                                               & 7 Blueberry Lane

                                                CUT-OFF       MATURITY
        ZIP         PROPERTY       ORIGINAL      DATE           DATE         LOAN
 STATE  CODE          TYPE          BALANCE     BALANCE        BALANCE       TYPE
 -----  ----        -------        --------     -------       --------      -----
   NV   89115      Multifamily    $44,000,000 $43,974,545    $38,682,750   Balloon
   NV   89117      Multifamily     18,180,000  18,169,482     15,983,009   Balloon
                                              -----------    -----------
                                               62,144,027     54,665,759

   CA   92122      Multifamily     29,100,000  28,806,130     25,747,319   Balloon
   CA   92122      Multifamily     26,400,000  26,133,397     23,358,392   Balloon
   CA   92680      Multifamily     11,000,000  10,970,076      9,611,707   Balloon
   NV   89509      Multifamily     10,000,000   9,961,559      8,663,399   Balloon

   IL   61820      Multifamily
   IL   61820      Multifamily
   IL   61801      Multifamily
   IL   61801      Multifamily
   IL   61801      Multifamily
   IL   61801      Multifamily
   IL   61801      Multifamily
                   Multifamily      8,240,000   8,214,903      7,117,331   Balloon

   CA   93710      Multifamily      6,856,000   6,836,587      5,966,974   Balloon
   CT   06854      Multifamily      6,406,928   6,388,917      5,636,233   Balloon
   FL   32607      Multifamily      6,340,000   6,286,354      5,500,837   Balloon
   TX   79415      Multifamily      5,440,000   5,415,990      4,728,776   Balloon

   IL   61820      Multifamily
   IL   61820      Multifamily
   IL   61820      Multifamily
                   Multifamily      5,360,000   5,339,194      4,638,543   Balloon

   MA   02301      Multifamily      5,265,000   5,248,758      4,541,402   Balloon
   CA   90010      Multifamily      5,220,000   5,209,122      4,559,656   Balloon
   OK   73505      Multifamily      5,200,000   5,185,159      4,522,083   Balloon
   FL   32601      Multifamily      5,000,000   4,982,021      4,363,038   Balloon
   NY   10032      Multifamily      4,650,000   4,633,654      4,067,200   Balloon
   MD   21201      Multifamily      4,520,000   4,503,004      3,925,367   Balloon
   CA   92101      Multifamily      4,500,000   4,490,984      3,474,580   Balloon
   CA   90048      Multifamily      4,500,000   4,489,488      3,883,561   Balloon
   LA   71105      Multifamily      4,400,000   4,359,715      3,420,756   Balloon

   IL   61820      Multifamily
   IL   61820      Multifamily
   IL   61820      Multifamily
   IL   61801      Multifamily
   IL   61801      Multifamily
                   Multifamily      4,317,000   4,303,852      3,728,826   Balloon

   TX   79407      Multifamily      4,240,000   4,224,096      3,683,190   Balloon
   CA   90640      Multifamily      4,200,000   4,178,944      3,297,576   Balloon
   TX   78617      Multifamily      4,075,000   4,059,921      3,545,065   Balloon
   OK   73110      Multifamily      3,900,000   3,891,873      3,406,639   Balloon
   CA   92027      Multifamily      3,760,000   3,743,023      3,260,514   Balloon

   IL   61820      Multifamily
   IL   61801      Multifamily
                   Multifamily      3,740,000   3,725,019      3,225,092   Balloon

   NC   28216      Multifamily      3,500,000   3,489,958      3,042,079   Balloon
   CA   90027      Multifamily      3,500,000   3,486,381      3,028,075   Balloon
   TX   75043      Multifamily      3,440,000   3,424,371      2,745,779   Balloon
   GA   30341      Multifamily      3,426,000   3,402,817      3,013,520   Balloon
   CA   90034      Multifamily      3,350,000   3,347,984      2,935,655   Balloon
   FL   33139      Multifamily      3,200,000   3,182,062      2,570,873   Balloon
   CA   92037      Multifamily      3,160,000   3,152,249      2,787,970   Balloon
   MA   02347      Multifamily      3,106,000   3,097,551      2,713,995   Balloon


          ADMINI-
          STRATIVE     SUB-            NET                       FIRST    INTEREST
MORTGAGE    FEE     SERVICING        MORTGAGE     NOTE          PAYMENT    ACCRUAL
  RATE     RATE(I)   FEE RATE          RATE       DATE            DATE     METHOD
--------  --------  ---------        --------     ----        ----------  ----------
 7.251%    0.093%     0.050%          7.158%    12/14/1998    02/01/1999  Actual/360
 7.251%    0.093%     0.050%          7.158%    12/14/1998    02/01/1999  Actual/360


 7.515%    0.093%     0.050%          7.422%    10/09/1997    12/01/1997  Actual/360
 7.515%    0.093%     0.050%          7.422%    10/09/1997    12/01/1997  Actual/360

 7.000%    0.143%     0.100%          6.857%    09/15/1998    11/01/1998  Actual/360
 6.690%    0.143%     0.100%          6.547%    07/27/1998    10/01/1998  Actual/360








   6.570%   0.143%       0.100%  6.427%      09/09/1998  11/01/1998 Actual/360

   6.850%   0.143%       0.100%  6.707%      09/29/1998  11/01/1998 Actual/360
   7.090%   0.143%       0.100%  6.947%      11/01/1998  11/01/1998 Actual/360
   6.720%   0.143%       0.100%  6.577%      02/03/1998  04/01/1998 Actual/360
   6.810%   0.143%       0.100%  6.667%      07/30/1998  09/01/1998 Actual/360




   6.650%   0.143%       0.100%  6.507%      08/21/1998  10/01/1998 Actual/360

   6.520%   0.143%       0.100%  6.377%      09/30/1998  11/01/1998 Actual/360
   7.000%   0.143%       0.100%  6.857%      10/13/1998  12/01/1998 Actual/360
   6.820%   0.143%       0.100%  6.677%      09/17/1998  11/01/1998 Actual/360
   6.960%   0.143%       0.100%  6.817%      08/07/1998  10/01/1998 Actual/360
   7.050%   0.143%       0.100%  6.907%      08/31/1998  10/01/1998 Actual/360
   6.780%   0.143%       0.100%  6.637%      08/31/1998  10/01/1998 Actual/360
   7.150%   0.143%       0.100%  7.007%      10/30/1998  12/01/1998 Actual/360
   6.550%   0.143%       0.100%  6.407%      10/14/1998  12/01/1998 Actual/360
   7.310%   0.143%       0.100%  7.167%      12/26/1997  02/01/1998 Actual/360






   6.570%   0.143%       0.100%  6.427%      09/09/1998  11/01/1998 Actual/360

   6.790%   0.143%       0.100%  6.647%      08/26/1998  10/01/1998 Actual/360
   6.314%   0.143%       0.100%  6.171%      09/02/1998  11/01/1998 Actual/360
   6.845%   0.143%       0.100%  6.702%      08/31/1998  10/01/1998 Actual/360
   7.000%   0.143%       0.100%  6.857%      10/29/1998  12/01/1998 Actual/360
   6.720%   0.143%       0.100%  6.577%      07/29/1998  09/01/1998 Actual/360



   6.520%   0.143%       0.100%  6.377%      08/27/1998  10/01/1998 Actual/360

   6.800%   0.143%       0.100%  6.657%      09/09/1998  11/01/1998 Actual/360
   6.640%   0.143%       0.100%  6.497%      08/21/1998  10/01/1998 Actual/360
   6.830%   0.143%       0.100%  6.687%      09/08/1998  11/01/1998 Actual/360
   7.260%   0.103%       0.060%  7.157%      03/31/1998  05/01/1998 Actual/360
   7.125%   0.143%       0.100%  6.982%      12/07/1998  02/01/1999 Actual/360
   7.050%   0.143%       0.100%  6.907%      08/26/1998  10/01/1998 Actual/360
   7.375%   0.143%       0.100%  7.232%      09/28/1998  11/01/1998 Actual/360
   7.000%   0.143%       0.100%  6.857%      09/30/1998  11/01/1998 Actual/360

            ORIGINAL       ORIGINAL                  REMAINING
            TERM TO      AMORTIZATION                 TERM TO
MONTHLY     MATURITY         TERM      SEASONING      MATURITY
PAYMENT     (MONTHS)     (MONTHS)(II)   (MONTHS)      (MONTHS)
-------     --------     ------------  ---------     ---------
$300,187         120          360          1            119
 124,032         120          360          1            119


 203,770         120          360         15            105
 184,864         120          360         15            105
  73,183         120          360          4            116
  64,461         120          360          5            115








  52,462         120          360          4            116

  44,925         120          360          4            116
  43,262         113          353          4            109
  40,995         120          360         11            109
  35,501         120          360          6            114




  34,409         120          360          5            115

  33,348         120          360          4            116
  34,729         120          360          3            117
  33,969         120          360          4            116
  33,131         120          360          5            115
  31,093         120          360          5            115
  29,407         120          360          5            115
  30,393         180          360          3            177
  28,591         120          360          3            117
  30,195         180          360         13            167






  27,485         120          360          4            116

  27,613         120          360          5            115
  27,873         120          300          4            116
  26,688         120          360          5            115
  25,947         120          360          3            117
  24,312         120          360          6            114



  23,689         120          360          5            115

  22,817         120          360          4            116
  22,446         120          360          5            115
  23,941         120          300          4            116
  23,395         120          360         10            110
  22,570         120          360          1            119
  22,719         120          300          5            115
  21,825         120          360          4            116
  20,664         120          360          4            116


                 CROSS-                 LOCKOUT
 MATURITY    COLLATERALIZED  RELATED   EXPIRATION
  DATE           LOANS        LOANS       DATE      PREPAYMENT PENALTY DESCRIPTION (MONTHS)
  ----           -----        -----       ----      ---------------------------------------
01/01/2009       Yes(1)     Yes(A)     10/01/2008        LO(117)/OPEN(3)/DEFEASANCE
01/01/2009       Yes(1)     Yes(A)     10/01/2008        LO(117)/OPEN(3)/DEFEASANCE


11/01/2007         No       Yes(B)     10/31/2001        LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
11/01/2007         No       Yes(B)     10/31/2001        LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
10/01/2008         No         No       08/01/2008        LO(118)/OPEN(2)/DEFEASANCE
09/01/2008         No         No       07/02/2008        LO(118)/OPEN(2)/DEFEASANCE








10/01/2008         No       Yes(C)     06/01/2008        LO(116)/OPEN(4)/DEFEASANCE

10/01/2008         No         No       05/31/2008        LO(115)/OPEN(5)/DEFEASANCE
03/01/2008         No         No       02/28/2002        LO(41)/GRTR1%PPMTorYM(66)/OPEN(6)
03/01/2008         No       Yes(D)     02/28/2002        LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
08/01/2008         No       Yes(E)     04/01/2008        LO(116)/OPEN(4)/DEFEASANCE




09/01/2008         No       Yes(C)     04/30/2008        LO(115)/OPEN(5)/DEFEASANCE

10/01/2008         No         No       05/31/2008        LO(115)/OPEN(5)/DEFEASANCE
11/01/2008         No         No       06/30/2008        LO(115)/OPEN(5)/DEFEASANCE
10/01/2008         No         No       06/01/2008        LO(116)/OPEN(4)/DEFEASANCE
09/01/2008         No         No       04/30/2008        LO(115)/OPEN(5)/DEFEASANCE
09/01/2008         No         No       04/30/2008        LO(115)/OPEN(5)/DEFEASANCE
09/01/2008         No         No       05/01/2008        LO(116)/OPEN(4)/DEFEASANCE
11/01/2013         No         No       06/30/2013        LO(175)/OPEN(5)/DEFEASANCE
11/01/2008         No         No       06/30/2008        LO(115)/OPEN(5)/DEFEASANCE
01/01/2013         No         No       12/31/2005        LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)






10/01/2008         No       Yes(C)     06/01/2008        LO(116)/OPEN(4)/DEFEASANCE

09/01/2008         No       Yes(E)     05/01/2008        LO(116)/OPEN(4)/DEFEASANCE
10/01/2008         No         No       08/01/2008        LO(118)/OPEN(2)/DEFEASANCE
09/01/2008         No         No       05/01/2008        LO(116)/OPEN(4)/DEFEASANCE
11/01/2008         No         No       07/01/2008        LO(116)/OPEN(4)/DEFEASANCE
08/01/2008         No         No       04/01/2008        LO(116)/OPEN(4)/DEFEASANCE



09/01/2008         No       Yes(C)     04/30/2008        LO(115)/OPEN(5)/DEFEASANCE

10/01/2008         No         No       06/01/2008        LO(116)/OPEN(4)/DEFEASANCE
09/01/2008         No         No       07/02/2008        LO(118)/OPEN(2)/DEFEASANCE
10/01/2008         No         No       05/31/2008        LO(115)/OPEN(5)/DEFEASANCE
04/01/2008         No         No       03/31/2002        LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
01/01/2009         No         No       11/01/2008        LO(118)/OPEN(2)/DEFEASANCE
09/01/2008         No         No       04/30/2008        LO(115)/OPEN(5)/DEFEASANCE
10/01/2008         No         No       08/01/2008        LO(118)/OPEN(2)/DEFEASANCE
10/01/2008         No         No       05/31/2008        LO(115)/OPEN(5)/DEFEASANCE

                                                                                                      CUT-OFF
                                                                                                       DATE
  SE-     LOAN                                                                APPRAISAL    APPRAISAL    LTV        YEAR BUILT/
QUENCE   NUMBER                 PROPERTY NAME                                   VALUE        DATE      RATIO       RENOVATED
------   ------                 -------------                                   -----        ----      -----       -----------

 N001     51386     Eagle Trace Apartments                                    $ 55,000,000  10/6/98      80%          1995
 N002     51385     The Breakers Apartments                                     23,000,000  10/5/98      79%          1989
                                                                              ------------
                    SUB-TOTAL CROSSED LOANS                                     78,000,000

 N003     50166     La Jolla International Gardens                              41,000,000  7/31/97      70%          1986
 N004     50167     La Scala Apartment Villas                                   36,500,000  7/31/97      72%          1989
 N005     51289     Park Place Apartments-Tustin CA                             15,100,000  7/27/98      73%          1969
 N006     51192     Lakeside Village Apartments                                 17,700,000  6/15/98      56%          1979

N007A     51046     L5 - Goldfarb Apartments-48 E. John St                                                            1988
N007B     51046     L5 - Goldfarb Apartments-507 S. Fourth St                                                         1989
N007C     51046     L5 - Goldfarb Apartments-905-907 W. Oregon                                                        1989
N007D     51046     L5 - Goldfarb Apartments-1102 E. Colorado                                                         1994
N007E     51046     L5 - Goldfarb Apartments-2007-2009 Philo Road                                                     1964
N007F     51046     L5 - Goldfarb Apartments-2008-2010 Vawter                                                         1993
N007G     51046     L5 - Goldfarb Apartments-2011 Philo Road                                                          1964
 N007     51046     L5 - Goldfarb Apartments (Roll-Up)                          10,300,000   6/2/98      80%

 N008     51160     Foxwood Apartments                                           8,570,000  8/20/98      80%          1985
 N009     50563     River View Condominiums                                      8,050,000  9/18/97      79%          1991
 N010     50668     Museum Walk Apartments                                       8,000,000  11/6/97      79%          1997
 N011     51041     Indiana Village Apartments                                   6,800,000   7/1/98      80%          1982

N012A     51033     L4 - Goldfarb Apartments-57 E. Chalmers                                                           1994
N012B     51033     L4 - Goldfarb Apartments-103 E. Chalmers                                                          1989
N012C     51033     L4 - Goldfarb Apartments-202 E. Chalmers                                                          1995
 N012     51033     L4 - Goldfarb Apartments (Roll-Up)                           6,700,000  5/20/98      80%

 N013     51004     Westside Colonial Apartments                                 8,000,000  6/15/98      66%          1963
 N014     51101     Gaylord Apartments                                           9,000,000  7/13/98      58%       1924/1970
 N015     51056     Sheridan Square Apartments                                   6,600,000  6/11/98      79%          1985
 N016     50894     The Courtyards Apartments                                    6,700,000  3/31/98      74%       1970/1992
 N017     51104     Broadway & 171st                                             5,820,000  7/30/98      80%          1939
 N018     51055     Sail Cloth Factory Apartments                                5,650,000  6/11/98      80%       1888/1987
 N019     51169     Horton 4th Avenue Apartments                                 7,400,000  8/13/98      61%          1994
 N020     51093     Park Lane Apartments                                         5,970,000   7/6/98      75%          1986
 N021     50648     Colonial Plaza Apts                                          5,500,000  12/4/97      79%          1972

N022A     51014     L2 - Goldfarb Apartments-106-108 E. Healy St                                                      1967
N022B     51014     L2 - Goldfarb Apartments-303 East Green St.                                                       1990
N022C     51014     L2 - Goldfarb Apartments-404 Clark St.                                                            1983
N022D     51014     L2 - Goldfarb Apartments-804 West Illinois Ave.                                                   1988
N022E     51014     L2 - Goldfarb Apartments-812 West Nevada Ave                                                      1990
 N022     51014     L2 - Goldfarb Apartments (Roll-Up)                           5,500,000   6/2/98      78%

 N023     51028     Innsbruck West Apartments                                    5,300,000   7/1/98      80%          1984
 N024     51287     Hensel Garden Apartments                                     7,560,000  7/17/98      55%          1947
 N025     51043     Sunscape Apartments                                          5,100,000   6/8/98      80%          1984
 N026     51127     Raintree Meadows Apartments                                  4,750,000  8/26/98      82%          1971
 N027     50986     Grand Rose Apartments                                        4,640,000  5/21/98      81%       1965/1997

N028A     51053     L6 - Goldfarb Apartments-52 E. Armory                                                             1992
N028B     51053     L6 - Goldfarb Apartments-104 N. Lincoln/809 W. Stoughton                                          1990
 N028     51053     L6 - Goldfarb Apartments (Roll-Up)                           4,675,000  5/20/98      80%

 N029     51077     Royal Orleans Apartments                                     4,575,000  7/24/98      76%       1965/1996
 N030     51261     Kenmore View Apartments                                      4,750,000  8/14/98      73%          1988
 N031     51066     Forest at Duck Creek Apartments                              4,650,000  7/14/98      74%          1986
 N032     50776     Terraces Apartments                                          4,450,000   1/2/98      77%          1968
 N033     51442     Chateau DePaix                                               4,900,000  8/10/98      68%          1977
 N034     51048     Lulav Square Apartments                                      4,000,000  6/18/98      80%       1925/1978
 N035     51316     La Jollan Townhouse                                          4,800,000  8/20/98      66%       1964/1997
 N036     51034     Blueberry Estates                                            3,940,000  5/22/98      79%          1989


                                                                                                                     LOAN
                                                                              TOTAL       SF/                      BALANCE
                                                                              UNITS/     UNIT/            NET        PER
  SE-     LOAN                                                                 ROOM/     ROOM/         RENTABLE    SF/UNIT/
QUENCE   NUMBER                 PROPERTY NAME                                   BED       BED          AREA (SF)   ROOM/BED
------   ------                 -------------                                   --        ---         ----------   --------

 N001     51386     Eagle Trace Apartments                                      984       Units         916,008    $ 44,690
 N002     51385     The Breakers Apartments                                     400       Units         353,008      45,424

                    SUB-TOTAL CROSSED LOANS

 N003     50166     La Jolla International Gardens                              400       Units         331,184      72,015
 N004     50167     La Scala Apartment Villas                                   354       Units         270,102      73,823
 N005     51289     Park Place Apartments-Tustin CA                             246       Units         213,222      44,594
 N006     51192     Lakeside Village Apartments                                 260       Units         283,666      38,314

N007A     51046     L5 - Goldfarb Apartments-48 E. John St                       28       Units          27,255
N007B     51046     L5 - Goldfarb Apartments-507 S. Fourth St                    16       Units           9,702
N007C     51046     L5 - Goldfarb Apartments-905-907 W. Oregon                   32       Units          21,473
N007D     51046     L5 - Goldfarb Apartments-1102 E. Colorado                    48       Units          47,496
N007E     51046     L5 - Goldfarb Apartments-2007-2009 Philo Road                16       Units          11,120
N007F     51046     L5 - Goldfarb Apartments-2008-2010 Vawter                    36       Units          31,724
N007G     51046     L5 - Goldfarb Apartments-2011 Philo Road                     12       Units           8,966
 N007     51046     L5 - Goldfarb Apartments (Roll-Up)                          188       Units         157,736      43,696

 N008     51160     Foxwood Apartments                                          272       Units         212,612      25,135
 N009     50563     River View Condominiums                                      92       Units          90,192      69,445
 N010     50668     Museum Walk Apartments                                      105       Units         122,667      59,870
 N011     51041     Indiana Village Apartments                                  288       Units         213,708      18,806

N012A     51033     L4 - Goldfarb Apartments-57 E. Chalmers                      20       Units          14,861
N012B     51033     L4 - Goldfarb Apartments-103 E. Chalmers                     16       Units           9,511
N012C     51033     L4 - Goldfarb Apartments-202 E. Chalmers                     39       Units          34,315
 N012     51033     L4 - Goldfarb Apartments (Roll-Up)                           75       Units          58,687      71,189

 N013     51004     Westside Colonial Apartments                                180       Units         126,200      29,160
 N014     51101     Gaylord Apartments                                          190       Units         115,776      27,416
 N015     51056     Sheridan Square Apartments                                  276       Units         190,688      18,787
 N016     50894     The Courtyards Apartments                                    90       Units         110,597      55,356
 N017     51104     Broadway & 171st                                             96       Units          88,200      48,267
 N018     51055     Sail Cloth Factory Apartments                               107       Units          71,335      42,084
 N019     51169     Horton 4th Avenue Apartments                                 66       Units          46,849      68,045
 N020     51093     Park Lane Apartments                                         52       Units          44,918      86,336
 N021     50648     Colonial Plaza Apts                                         192       Units         160,184      22,707

N022A     51014     L2 - Goldfarb Apartments-106-108 E. Healy St                 36       Units          27,668
N022B     51014     L2 - Goldfarb Apartments-303 East Green St.                  16       Units          13,966
N022C     51014     L2 - Goldfarb Apartments-404 Clark St.                       10       Units           7,110
N022D     51014     L2 - Goldfarb Apartments-804 West Illinois Ave.              28       Units          19,252
N022E     51014     L2 - Goldfarb Apartments-812 West Nevada Ave                 10       Units           8,627
 N022     51014     L2 - Goldfarb Apartments (Roll-Up)                          100       Units          75,029      43,039

 N023     51028     Innsbruck West Apartments                                   208       Units         144,168      20,308
 N024     51287     Hensel Garden Apartments                                    204       Units         173,264      20,485
 N025     51043     Sunscape Apartments                                         216       Units         149,744      18,796
 N026     51127     Raintree Meadows Apartments                                 216       Units         139,184      18,018
 N027     50986     Grand Rose Apartments                                       108       Units          69,480      34,658

N028A     51053     L6 - Goldfarb Apartments-52 E. Armory                        52       Units          32,658
N028B     51053     L6 - Goldfarb Apartments-104 N. Lincoln/809 W. Stoughton     23       Units          19,828
 N028     51053     L6 - Goldfarb Apartments (Roll-Up)                           75       Units          52,486      49,667

 N029     51077     Royal Orleans Apartments                                    147       Units         121,380      23,741
 N030     51261     Kenmore View Apartments                                      72       Units          62,272      48,422
 N031     51066     Forest at Duck Creek Apartments                             130       Units         112,846      26,341
 N032     50776     Terraces Apartments                                         140       Units         110,992      24,306
 N033     51442     Chateau DePaix                                               62       Units          45,607      54,000
 N034     51048     Lulav Square Apartments                                     140       Units          45,240      22,729
 N035     51316     La Jollan Townhouse                                          60       Units          59,472      52,537
 N036     51034     Blueberry Estates                                            68       Units          63,816      45,552


                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                   MOST
          OCCUPANCY                                     U/W               U/W     RECENT      MOST         MOST      MOST
OCCUPANCY   AS OF      U/W        U/W         U/W       NOI     U/W     RESERVES   END       RECENT       RECENT    RECENT
 PERCENT    DATE     REVENUES   REVENUES      NOI       DSCR  RESERVES  PER UNIT   DATE     REVENUES     EXPENSES     NOI
--------    ----     --------   --------      ---       ----  --------  --------   ----     --------     --------     ---

  94%    11/12/98  $7,401,793  $2,440,502  $4,961,291   1.38  $276,504  $281.00  12/31/97  $7,116,319   $2,106,727  $5,009,592
  95%    11/30/98   3,086,730   1,116,917   1,969,813   1.32   109,200   273.00  12/31/97   2,850,603      950,816   1,899,787


  99%    09/30/98   4,432,741   1,307,801   3,124,940   1.28    61,200   153.00  12/31/97   4,270,822    1,489,062   2,781,760
  99%    09/30/98   4,062,031   1,254,712   2,807,319   1.27    54,162   153.00  12/31/97   3,875,921    1,409,862   2,466,059
  94%    08/01/98   2,141,917     774,696   1,367,221   1.56    70,836   287.95  12/31/97   1,923,419      689,810   1,233,609
  92%    06/30/98   2,190,566     857,916   1,332,650   1.72    64,760   249.08  12/31/97   2,079,672      769,204   1,310,468

 100%    07/31/98
 100%    07/31/98
  91%    07/31/98
  98%    07/31/98
  63%    07/31/98
 100%    07/31/98
  58%    07/31/98
                    1,476,831     566,920     909,911   1.45   100,620   535.21  12/31/97   1,421,063      513,850     907,213

  95%    08/19/98   1,501,396     755,593     745,803   1.38    68,000   250.00  12/31/97   1,490,917      696,181     794,736
  98%    06/23/98   1,121,760     456,441     665,319   1.28    18,676   203.00  12/31/97   1,103,223      409,623     693,600
  97%    06/01/98   1,011,309     344,988     666,321   1.35    31,500   300.00  12/31/97     432,655       90,456     342,199
  85%    06/26/98   1,310,716     648,929     661,787   1.55    86,400   300.00  12/31/97   1,298,231      582,785     715,446

 100%    07/31/98
 100%    07/31/98
 100%    07/31/98
                      843,212     220,988     622,224   1.51    40,441   539.21  12/31/97     852,356      188,081     664,275

  99%    09/03/98   1,413,438     741,650     671,788   1.68    27,000   150.00  12/31/97   1,367,326      697,820     669,506
  98%    06/11/98   1,374,627     766,505     608,122   1.46    45,410   239.00  12/31/97   1,398,737      723,644     675,093
  93%    08/21/98   1,236,498     656,619     579,879   1.42    62,100   225.00  12/31/97   1,291,026      645,387     645,639
  99%    03/24/98   1,385,563     778,183     607,380   1.53    77,910   865.67  12/31/97   1,373,510      849,696     523,814
  99%    09/01/98     966,393     477,992     488,401   1.31    21,000   218.75  12/31/97   1,003,922      871,928     131,994
  93%    06/30/98     970,542     473,984     496,558   1.41    32,100   300.00  12/31/97     980,066      473,622     506,444
  97%    08/25/98     776,033     305,068     470,965   1.29    14,520   220.00  12/31/97     731,184      279,121     452,063
  98%    06/01/98     655,794     219,286     436,508   1.27    14,560   280.00  12/31/97     616,080      184,860     431,220
  99%    09/30/98     936,571     432,094     504,477   1.39    47,424   247.00  12/31/97     891,786      415,501     476,285

  92%    05/01/98
 100%    05/01/98
  90%    05/01/98
  96%    05/01/98
 100%    05/01/98
                      774,809     308,926     465,883   1.41    52,382   523.82  12/31/97     762,753      264,604     498,149

  88%    06/29/98   1,012,098     512,074     500,024   1.51    62,400   300.00  12/31/97   1,005,191      438,763     566,428
  98%    08/28/98   1,268,911     538,896     730,015   2.18    60,180   295.00  12/31/97   1,333,699      493,071     840,628
  95%    07/29/98   1,191,172     669,711     521,461   1.63    38,880   180.00  12/31/97   1,144,082      626,337     517,745
  98%    09/17/98     819,745     365,113     454,632   1.46    43,200   200.00  12/31/97     823,258      344,444     478,814
 100%    09/30/98     666,058     279,697     386,361   1.32    21,600   200.00  12/31/97     622,556      266,221     356,335

  98%    07/31/98
  96%    07/31/98
                      642,946     236,541     406,405   1.43    38,587   514.49  12/31/97     660,340      175,542     484,798

  97%    06/18/98     706,506     317,096     389,410   1.42    36,750   250.00  12/31/97     696,643      306,665     389,978
 100%    07/31/98     599,715     245,044     354,671   1.32    16,470   228.75  12/31/97     602,133      233,887     368,246
  94%    06/30/98     834,390     428,448     405,942   1.41    29,640   228.00  03/31/98     821,481      389,902     431,579
  99%    08/12/98     835,022     432,393     402,629   1.43    49,000   350.00  12/31/97     838,108      474,114     363,994
 100%    10/03/98     567,287     187,461     379,826   1.40    13,352   215.35  12/31/97     544,634      148,942     395,692
  99%    07/01/98     759,696     380,322     379,374   1.39    35,000   250.00  12/31/97     828,140      357,184     470,956
 100%    09/01/98     558,910     216,485     342,425   1.31    13,602   226.70  12/31/97     548,161      261,445     286,716
  99%    09/24/98     502,284     177,256     325,028   1.31    15,028   221.00  12/31/97     509,754      132,791     376,963


                2ND
  MOST          MOST
 RECENT        RECENT
   NOI          END
  DSCR          DATE
  ----          ----

  1.39        12/31/96
  1.28        12/31/96

  1.14        12/31/96
  1.11        12/31/96
  1.40        12/31/96
  1.69        12/31/96








  1.44        12/31/96

  1.47        12/31/96
  1.34        12/31/96
  1.67
  1.68        12/31/96




  1.61        12/31/96

  1.67        12/31/96
  1.62        12/31/96
  1.58        12/31/96
  1.32        12/31/96
  0.35        12/31/96
  1.44        12/31/96
  1.24        12/31/96
  1.26        12/31/96
  1.31        12/31/96






  1.51        12/31/96

  1.71        12/31/96
  2.51        12/31/96
  1.62        12/31/96
  1.54        12/31/96
  1.22        12/31/96


  1.71        12/31/96

  1.42        12/31/96
  1.37        12/31/96
  1.50         3/31/97
  1.30        12/31/96
  1.46        12/31/96
  1.73        12/31/96
  1.09        12/31/96
  1.52        12/31/96

                                                                                                                  SECOND    SECOND
                                        2nd                               LARGEST  LARGEST                SECOND  LARGEST   LARGEST
    2nd          2nd          2nd       MOST                     LARGEST   TENANT  TENANT                 LARGEST  TENANT   TENANT
    MOST         MOST         MOST     RECENT                    TENANT    % OF     LEASE                  TENANT   % OF     LEASE
   RECENT       RECENT       RECENT      NOI                     LEASED    TOTAL   EXPIRA- SECOND LARGEST  LEASED   TOTAL    EXPIRA-
  REVENUES     EXPENSES       NOI       DSCR    LARGEST TENANT     SF       SF      TION       TENANT        SF       SF     TION
  --------     --------       ---       ----    --------------     --       --      ----       ------        --       --     ----

 $6,720,209   $1,968,769   $4,751,440   1.32
  2,774,820      959,422    1,815,398   1.22


  3,841,344    1,246,388    2,594,956   1.06
  3,628,711    1,222,743    2,405,968   1.08
  1,880,816      660,868    1,219,948   1.39
  2,249,970      759,849    1,490,121   1.93








  1,554,955      516,640    1,038,315   1.65

  1,500,196      654,660      845,536   1.57
  1,065,605      348,480      717,125   1.38

  1,305,253      524,886      780,367   1.83




    829,944      166,534      663,410   1.61

  1,153,579      679,839      473,740   1.18
  1,282,005      701,848      580,157   1.39    Bounty Restaurant   2,000   2%     11/1/99   Optical Store   2,000     2%   12/31/03
  1,210,946      684,730      526,216   1.29
  1,260,655      695,714      564,941   1.42
    965,963      828,837      137,126   0.37    J&J Pharmacy        1,350   2%     7/31/04   Jose Diaz       1,350     2%    6/30/10
    943,895      454,563      489,332   1.39
    657,859      255,853      402,006   1.10
    616,750      175,270      441,480   1.29
    841,905      406,287      435,618   1.20






    766,416      257,437      508,979   1.54

  1,003,806      472,206      531,600   1.60
  1,256,693      523,229      733,464   2.19
  1,149,087      588,437      560,650   1.75
    789,467      317,974      471,493   1.51
    469,844      277,248      192,596   0.66



    518,098      148,631      369,467   1.30

    663,663      324,315      339,348   1.24
    543,965      219,630      324,335   1.20
    791,410      396,280      395,130   1.38
    779,332      482,170      297,162   1.06
    473,929      146,101      327,828   1.21
    829,485      323,794      505,691   1.85
    527,861      424,313      103,548   0.40
    477,701      127,728      349,973   1.41

     SE-       LOAN
   QUENCE     NUMBER                      PROPERTY NAME                             PROPERTY ADDRESS
   ------     ------                      -------------                             ----------------

   N037A      51027         L3 - Goldfarb Apartments-301 E. Chalmers St.      301 E. Chalmers St.
   N037B      51027         L3 - Goldfarb Apartments-506 S. Fourth St.        506 S. Fourth St.
   N037C      51027         L3 - Goldfarb Apartments-506 W. Elm St.           506 W. Elm St.
   N037       51027         L3 - Goldfarb Apartments (Roll-Up)

   N038       51221         Chaumont Villas                                   1600 West Broadway
   N039       51297         Stadium Terrace Apartments                        1960 N Canyon St.
   N040       50935         Barrington Apartments                             607 Moody Road
   N041       51065         Ambassador East Apartments                        8911 Northeastern Blvd. NE

   N042A      51035         L7 - Goldfarb Apartments-105 N. Busey             105 N. Busey
   N042B      51035         L7 - Goldfarb Apartments-809-813 W. Springfield   809-813 W. Springfield
   N042       51035         L7 - Goldfarb Apartments (Roll-Up)

   N043       50099         300 Carpenter Apartments                          300 Carpenter Dr.
   N044       50969         Eastwyck Village Apartments                       1201 Edenham Court
   N045       51075         L10 - Goldfarb Apartments                         306-410 E. Michigan Ave
   N046       51299         Broadway Manor                                    1051 Broadway
   N047       50937         Belle Terrace Apartments                          1-2 Dark Hollow Road and 3-8 Presidents Drive
   N048       50888         Northpark Village Apts                            3502 Newman Road
   N049       51096         Aspen Circle Apartments                           3717 East San Miguel Street
   N050       51348         Barrington Apartments                             2449 S. Barrington Ave.
   N051       50852         Windover Woods Apartments                         2605 Columbia Blvd
   N052       51354         Colter Meadows Apartments                         3010 West Colter St.
   N053       51038         Le Tournesol Apartments                           2640 Portage Bay Ave
   N054       50331         Crosswinds West Apartments                        5525 Southwest 41st Street
   N055       51042         Westside Apartments                               89th St.
   N056       51215         Orion Garden Apartments                           8414 Orion Ave.
   N057       51198         Beverly Plaza Apartments                          3655-3739 Beverly Ave. NE
   N058       51251         947 Bush Street                                   947 Bush St.
   N059       51294         Grace Manor Apartments                            3323 SW Multnomah Blvd.
   N060       51281         Casa Del Campbell Apartments                      2525-2529 West Campbell Ave.
   N061       51086         Glen Garden Apartments                            316-330 Glen Ave. & Memorial Plaza
   N062       51076         1636 Lexington Avenue Apartments                  1636-1648 Lexington Ave
   N063       51245         Silver Ridge Apartments                           1230 E. 38 1/2 Street
   N064       51036         L9 - Goldfarb Apartments                          105 S. Wright
   N065       50904         College View Apartments                           1105 Northwest 3rd Ave
   N066       51322         Justin Court Apartments                           156 Warner Milne Rd.
   N067       51124         270 East 10th St. Apartments                      270 East 10th Street
   N068       51320         Bostonia Townhomes                                1234 & 1242 North 1st St.
   N069       50336         The Park At Westridge Apartments                  11809 East 83rd Street
   N070       51246         Wilshire Occidental Apartments                    415 South Occidental Blvd
   N071       51173         Raintree Apartments                               1200 W. McGaffey St.
   N072       50509         Oxnard Villa Apartments                           13115-13129 Oxnard Street
   N073       50853         Greentree Apts                                    6405  N.E. Hazel Dell Ave
   N074       51303         Sun Valley Apartments                             12440 N. 113th Ave.
   N075       51190         Apache Manor Apartments                           3817 Macalaster Dr. NE
   N076       51202         Campus Village Apartments                         263 N Chorro St.
   N077       51372         Casa de Porter Apartments                         512 N Porter St.
   N078       51357         Cote D'Azur Apartments                            11117 Hartsook Street
   N079       51189         Avon Street Apartments                            33, 39 and 45 Avon Street South
   N080       50788         2474 Valentine Avenue Apartments                  2474 Valentine Avenue
   N081       51248         Woodside Apartments                               2930 North 52nd St.
   N082       51271         1407-1415 W. Sherwin Ave. Apts.                   1407-1415  W. Sherwin Ave.
   N083       51302         Summit Avenue Apartments                          901-909 Summit Ave.
   N084       51325         Napa Broadway Apartments                          5410 Broadway
   N085       51390         Croftwood Apartments                              1005 Craycroft Road
   N086       51319         Charles Avenue Apartments                         1958, 1604, & 1618 Charles Ave.
   N087       51425         Sheila Gardens                                    200 Sheila Court
   N088       51224         Pillsbury Manor                                   2435 Pillsbury Ave.
   N089       51123         522 East 6th St. Apartments                       522 East 6th Street


  COUNTY                    CITY
  ------                    ----

  Champaign                 Campaign
  Champaign                 Champaign
  Champaign                 Urbana


  Orange                    Anaheim
  Utah                      Provo
  Putnam                    Palatka
  Bernalillo                Albuquerque

  Champaign                 Urbana
  Champaign                 Urbana


  Fulton                    Sandy Springs
  City                      Virginia Beach
  Champaign                 Urbana
  San Mateo                 Millbrae
  Suffolk                   Port Jefferson
  Jasper                    Joplin
  El Paso                   Colorado Springs
  Los Angeles               Los Angeles
  Brevard                   Titusville
  Maricopa                  Phoenix
  Yolo                      Davis
  Broward                   Pembroke Park
  New York                  New York
  Los Angeles               Van Nuys
  Marion                    Salem
  San Francisco             San Francisco
  Multnomah                 Portland
  Maricopa                  Phoenix
  Wicomico                  Salisbury
  New York                  New York
  Travis                    Austin
  Champaign                 Champaign
  Alachua                   Gainesville
  Clackamas                 Oregon City
  New York                  New York
  San Diego                 El Cajon
  Jackson                   Raytown
  Los Angeles               Los Angeles
  Chaves                    Roswell
  Los Angeles               Van Nuys
  Clark                     Vancouver
  Maricopa                  Youngtown
  Ramsey                    St. Anthony
  San Luis Obispo           San Luis Obispo
  Orange                    Santa Ana
  Los Angeles               North Hollywood
  Ramsey                    St. Paul
  Bronx                     Bronx
  Maricopa                  Phoenix
  Cook                      Chicago
  Hennepin                  Minneapolis
  Alameda                   Oakland
  Pima                      Tucson
  Ramsey                    St. Paul
  Stanislaus                Modesto
  Hennepin                  Minneapolis
  New York                  New York

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                                                                   CUT-OFF              MATURITY
             ZIP      PROPERTY                ORIGINAL              DATE                  DATE            LOAN             MORTGAGE
 STATE       CODE       TYPE                  BALANCE              BALANCE               BALANCE          TYPE               RATE
 -----       ----       ----                  -------              -------               -------          ----               ----

   IL        61820   Multifamily
   IL        61820   Multifamily
   IL        61801   Multifamily
                     Multifamily           $  3,007,200         $  2,995,527         $  2,602,430        Balloon            6.650%

   CA        92802   Multifamily              3,000,000            2,987,059            2,614,043        Balloon            6.900%
   UT        84604   Multifamily              2,944,000            2,935,991            2,572,441        Balloon            7.000%
   FL        32177   Multifamily              2,920,000            2,907,404            2,544,336        Balloon            6.900%
   NM        87112   Multifamily              2,900,000            2,879,266            1,214,998        Balloon            7.010%

   IL        61801   Multifamily
   IL        61801   Multifamily
                     Multifamily              2,772,000            2,760,896            2,390,363        Balloon            6.520%

   GA        30328   Multifamily              2,772,000            2,745,422            2,505,641        Balloon            8.410%
   VA        23464   Multifamily              2,600,000            2,590,175            2,256,742        Balloon            6.760%
   IL        61801   Multifamily              2,560,000            2,552,203            2,211,210        Balloon            6.570%
   CA        94030   Multifamily              2,500,000            2,493,426            2,191,615        Balloon            7.125%
   NY        11777   Multifamily              2,500,000            2,488,796            1,999,844        Balloon            6.900%
   MO        64801   Multifamily              2,329,160            2,319,520            1,791,853        Balloon            7.060%
   CO        80909   Multifamily              2,325,000            2,318,794            1,980,408        Balloon            6.610%
   CA        90064   Multifamily              2,250,000            2,245,311            1,965,368        Balloon            7.000%
   FL        32780   Multifamily              2,250,000            2,241,726            1,958,700        Balloon            6.870%
   AZ        85017   Multifamily              2,200,000            2,195,416            1,921,695        Balloon            7.000%
   CA        95616   Multifamily              2,200,000            2,192,129            1,920,745        Balloon            6.980%
   FL        33023   Multifamily              2,136,000            2,115,947            1,696,991        Balloon            7.810%
   NY        10023   Multifamily              2,100,000            2,090,159            1,667,773        Balloon            6.670%
   CA        91406   Multifamily              2,000,000            1,991,858            1,752,911        Balloon            7.123%
   OR        97305   Multifamily              1,975,000            1,966,856            1,728,799        Balloon            7.074%
   CA        94109   Multifamily              1,950,000            1,942,456            1,688,172        Balloon            6.664%
   OR        97219   Multifamily              1,875,000            1,869,899            1,638,359        Balloon            7.000%
   AZ        85017   Multifamily              1,840,000            1,834,194            1,583,202        Balloon            6.431%
   MD        21804   Multifamily              1,800,000            1,792,168            1,446,588        Balloon            7.050%
   NY        10029   Multifamily              1,788,000            1,784,741            1,581,862        Balloon            7.500%
   TX        78722   Multifamily              1,720,000            1,713,750            1,499,223        Balloon            6.918%
   IL        61820   Multifamily              1,680,000            1,673,270            1,448,705        Balloon            6.520%
   FL        32604   Multifamily              1,644,000            1,633,041            1,321,008        Balloon            7.050%
   OR        97045   Multifamily              1,630,500            1,627,102            1,424,237        Balloon            7.000%
   NY        10009   Multifamily              1,600,000            1,596,879            1,406,657        Balloon            7.250%
   CA        92021   Multifamily              1,600,000            1,595,787            1,402,451        Balloon            7.120%
   MO        64138   Multifamily              1,560,000            1,543,683            1,375,285        Balloon            7.370%
   CA        90057   Multifamily              1,500,000            1,494,386            1,303,329        Balloon            6.799%
   NM        88201   Multifamily              1,450,000            1,448,649            1,180,749        Balloon            7.500%
   CA        91401   Multifamily              1,432,000            1,418,795            1,259,528        Balloon            7.280%
   WA        98665   Multifamily              1,420,000            1,412,101            1,243,863        Balloon            7.100%
   AZ        85363   Multifamily              1,400,000            1,396,192            1,223,309        Balloon            7.000%
   MN        55421   Multifamily              1,308,000            1,305,379            1,146,997        Balloon            7.150%
   CA        93405   Multifamily              1,300,000            1,292,053            1,058,667        Balloon            7.493%
   CA        92701   Multifamily              1,200,000            1,198,715            1,062,008        Balloon            7.500%
   CA        91601   Multifamily              1,160,000            1,157,583            1,013,257        Balloon            7.000%
   MN        55105   Multifamily              1,144,000            1,141,616              999,281        Balloon            7.000%
   NY        10458   Multifamily              1,098,000            1,095,401              971,773        Balloon            7.500%
   AZ        85018   Multifamily              1,012,500            1,008,795              881,882        Balloon            6.890%
   IL        60626   Multifamily              1,000,000              996,295              869,838        Balloon            6.840%
   MN        55403   Multifamily              1,000,000              995,606              802,423        Balloon            7.000%
   CA        94618   Multifamily                995,000              993,186              880,287        Balloon            7.500%
   AZ        85711   Multifamily                862,500              861,689              770,428        Balloon            7.880%
   MN        55104   Multifamily                860,000              856,405              695,380        Balloon            7.250%
   CA        95350   Multifamily                800,000              799,280              654,330        Balloon            7.650%
   MN        55404   Multifamily                800,000              795,261              654,513        Balloon            7.650%
   NY        10009   Multifamily                750,000              748,537              659,371        Balloon            7.250%



   ADMINI-
   STRATIVE        SUB-              NET                           FIRST        INTEREST
     FEE         SERVICING        MORTGAGE          NOTE          PAYMENT       ACCRUAL
   RATE (I)      FEE RATE           RATE            DATE           DATE          METHOD
   --------      --------           ----            ----           ----          ------

   0.143%         0.100%           6.507%        08/21/1998     10/01/1998      Actual/360

   0.143%         0.100%           6.757%        07/29/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/17/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.757%        07/30/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.867%        09/08/1998     11/01/1998      Actual/360



   0.143%         0.100%           6.377%        08/27/1998     10/01/1998      Actual/360

   0.143%         0.100%           8.267%        07/15/1997     09/01/1997      Actual/360
   0.143%         0.100%           6.617%        08/10/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.427%        09/09/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.982%        09/23/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.757%        09/16/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.917%        07/31/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.467%        10/23/1998     12/01/1998        30/360
   0.143%         0.100%           6.857%        09/25/1998     12/01/1998      Actual/360
   0.143%         0.100%           6.727%        08/05/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.857%        10/15/1998     12/01/1998      Actual/360
   0.143%         0.100%           6.837%        08/28/1998     10/01/1998      Actual/360
   0.143%         0.100%           7.667%        10/20/1997     12/01/1997      Actual/360
   0.143%         0.100%           6.527%        09/08/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.980%        07/24/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.931%        07/20/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.521%        08/26/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/15/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.288%        08/31/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.907%        09/15/1998     11/01/1998      Actual/360
   0.143%         0.100%           7.357%        10/05/1998     12/01/1998      Actual/360
   0.143%         0.100%           6.775%        08/19/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.377%        08/27/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.907%        07/21/1998     09/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/24/1998     12/01/1998      Actual/360
   0.143%         0.100%           7.107%        10/29/1998     12/01/1998      Actual/360
   0.143%         0.100%           6.977%        09/28/1998     11/01/1998      Actual/360
   0.118%         0.075%           7.252%        10/30/1997     12/01/1997      Actual/360
   0.143%         0.100%           6.656%        08/20/1998     10/01/1998      Actual/360
   0.143%         0.100%           7.357%        12/02/1998     02/01/1999      Actual/360
   0.143%         0.100%           7.137%        12/11/1997     02/01/1998      Actual/360
   0.143%         0.100%           6.957%        05/21/1998     07/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/21/1998     11/01/1998      Actual/360
   0.143%         0.100%           7.007%        09/25/1998     12/01/1998      Actual/360
   0.143%         0.100%           7.350%        07/20/1998     09/01/1998      Actual/360
   0.143%         0.100%           7.357%        11/02/1998     01/01/1999      Actual/360
   0.143%         0.100%           6.857%        10/07/1998     12/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/25/1998     12/01/1998      Actual/360
   0.143%         0.100%           7.357%        09/18/1998     11/01/1998      Actual/360
   0.143%         0.100%           6.747%        08/24/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.697%        08/26/1998     10/01/1998      Actual/360
   0.143%         0.100%           6.857%        09/11/1998     11/01/1998      Actual/360
   0.143%         0.100%           7.357%        10/20/1998     12/01/1998      Actual/360
   0.143%         0.100%           7.737%        11/19/1998     01/01/1999      Actual/360
   0.143%         0.100%           7.107%        09/23/1998     11/01/1998      Actual/360
   0.143%         0.100%           7.507%        10/15/1998     02/01/1999      Actual/360
   0.143%         0.100%           7.507%        07/21/1998     09/01/1998      Actual/360
   0.293%         0.250%           6.957%        10/29/1998     12/01/1998      Actual/360


         ORIGINAL   ORIGINAL            REMAINING
         TERM TO  AMORTIZATION          TERM TO
MONTHLY  MATURITY     TERM    SEASONING MATURITY  MATURITY
PAYMENT  (MONTHS) (MONTHS)(II) (MONTHS)(MONTHS)     DATE
-------   ------  -----------   ------  ------      ---

$ 19,305    120        360         5     115       9/1/08

  19,758    120        360         6     114       8/1/08
  19,587    120        360         4     116      10/1/08
  19,231    120        360         6     114       8/1/08
  22,501    180        240         4     176      10/1/13



  17,557    120        360         5     115       9/1/08

  21,138    120        360        18     102       8/1/07
  16,881    120        360         5     115       9/1/08
  16,299    120        360         4     116      10/1/08
  16,843    120        360         4     116      10/1/08
  17,510    120        300         4     116      10/1/08
  15,590    180        360         6     174       8/1/13
  14,864    120        360         3     117      11/1/08
  14,969    120        360         3     117      11/1/08
  14,773    120        360         5     115       9/1/08
  14,637    120        360         3     117      11/1/12
  14,607    120        360         5     115       9/1/08
  15,391    180        360        15     165      11/1/12
  14,403    120        300         4     116      10/1/08
  13,472    120        360         6     114       8/1/08
  13,238    120        360         6     114       8/1/08
  12,536    120        360         5     115       9/1/08
  12,474    120        360         4     116      10/1/08
  11,547    120        360         4     116      10/1/08
  12,780    120        300         4     116      10/1/08
  12,502    120        360         3     117      11/1/08
  11,349    120        360         5     115       9/1/08
  10,641    120        360         5     115       9/1/08
  11,672    120        300         6     114       8/1/08
  10,848    120        360         3     117      11/1/08
  10,915    120        360         3     117      11/1/08
  10,774    120        360         4     116      10/1/08
  10,769    120        360        15     105      11/1/07
   9,778    120        360         5     115       9/1/08
  10,715    120        300         1     119       1/1/09
   9,798    120        360        13     107       1/1/08
   9,543    120        360         8     112       6/1/08
   9,314    120        360         4     116      10/1/08
   8,834    120        360         3     117      11/1/08
   9,601    120        300         6     114       8/1/08
   8,391    120        360         2     118      12/1/08
   7,718    120        360         3     117      11/1/08
   7,611    120        360         3     117      11/1/08
   7,677    120        360         4     116      10/1/08
   6,662    120        360         5     115       9/1/08
   6,546    120        360         5     115       9/1/08
   7,068    120        300         4     116      10/1/08
   6,957    120        360         3     117      11/1/08
   6,257    120        360         2     118      12/1/08
   6,216    120        300         4     116      10/1/08
   5,990    120        300         1     119       1/1/09
   5,990    120        300         6     114       8/1/08
   5,116    120        360         3     117      11/1/08

 CROSS-
 COLLATER-              LOCKOUT
 ALIZED       RELATED  EXPIRATION        PREPAYMENT PENALTY
 LOANS         LOANS     DATE             DESCRIPTION (MONTHS)
 --------     -------  ----------      --------------------------------------

  No          Yes(C)    4/30/08        LO(115)/OPEN(5)/DEFEASANCE

  No            No      6/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(D)    3/31/08        LO(115)/OPEN(5)/DEFEASANCE
  No                    6/1/13         LO(176)/OPEN(4)/DEFEASANCE



  No          Yes(C)    4/30/08        LO(115)/OPEN(5)/DEFEASANCE

  No            No      7/31/01        LO(48)/GRTR 1%PPMT OR YM(66)/OPEN
  No            No      4/30/08        LO(115)/OPEN(5)/DEFEASANCE
  No          Yes(C)    6/1/08         LO(116)/OPEN(4)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      5/31/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      3/31/13        LO(175)/OPEN(5)/DEFEASANCE
  No            No      6/30/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      9/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      4/30/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      9/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      4/30/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No     10/31/05        LO(96)/GRTR 1% PPMT OR YM(78)/OPEN(6)
  No            No      5/31/08        LO(115)/OPEN(5)/DEFEASANCE
  No          Yes(F)    6/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      6/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      7/2/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      5/31/08        LO(115)/OPEN(2)/DEFEASANCE
  No            No      6/30/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      7/2/08         LO(118)/OPEN(5)/DEFEASANCE
  No          Yes(C)    4/30/08        LO(115)/OPEN(2)/DEFEASANCE
  No          Yes(D)    3/31/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      9/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(G)    7/1/08         LO(116)/OPEN(4)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No     10/31/01        LO(48)/GRTR 1% PPMT OR YM(60)/OPEN(12)
  No            No      7/2/98         LO(118)/OPEN(2)/DEFEASANCE
  No            No      10/1/08        LO(117)/OPEN(3)/DEFEASANCE
  No            No     12/31/01        LO(48)/GRTR 1% PPMT OR YM (66)/OPEN(6)/DEFEASANCE
  No            No      5/31/02        LO(47)/GRTR 1% PPMT OR YM (66)/OPEN(7)/DEFEASANCE
  No            No      8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(H)    8/2/08         LO(117)/OPEN(3)/DEFEASANCE
  No            No      6/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      10/1/08        LO(118)/OPEN(2)/DEFEASANCE
  No            No      9/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(H)    8/2/08         LO(117)/OPEN(3)/DEFEASANCE
  No            No      5/31/08        LO(115)/OPEN(5)/DEFEASANCE
  No            No      7/2/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      7/2/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(H)    8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      9/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      10/1/08        LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(H)    8/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No            No      11/1/09        LO(118)/OPEN(2)/DEFEASANCE
  No            No      6/1/08         LO(118)/OPEN(2)/DEFEASANCE
  No          Yes(G)    7/1/08         LO(116)/OPEN(4)/DEFEASANCE



                                                                                                    CUT-OFF                TOTAL
                                                                                                     DATE                  UNITS/
                LOAN                                                       APPRAISAL   APPRAISAL      LTV      YEAR BUILT/  ROOM/
SEQUENCE       NUMBER  PROPERTY NAME                                         VALUE        DATE       RATIO      RENOVATED   BED
--------       ------  -------------                                         -----        ----      -------    ----------- ------
   N037A       51027 L3 - Goldfarb Apartments-301 E. Chalmers St.                                                 1997      17
   N037B       51027 L3 - Goldfarb Apartments-506 S. Fourth St.                                                   1984      24
   N037C       51027 L3 - Goldfarb Apartments-506 W. Elm St.                                                      1985      11
   N037        51027 L3 - Goldfarb Apartments (Roll-Up)                    $3,970,000   06/04/98      76%                   52

   N038        51221 Chaumont Villas                                        4,400,000   07/10/98      68%         1961      60
   N039        51297 Stadium Terrace Apartments                             3,680,000   07/31/98      80%         1970      44
   N040        50935 Barrington Apartments                                  3,675,000   04/28/98      79%         1985     104
   N041        51065 Ambassador East Apartments                             4,200,000   07/14/98      69%         1963     118

   N042A       51035 L7 - Goldfarb Apartments-105 N. Busey                                                        1986      26
   N042B       51035 L7 - Goldfarb Apartments-809-813 W. Springfield                                              1986      34
   N042        51035 L7 - Goldfarb Apartments (Roll-Up)                     3,465,000   04/24/98      80%                   60

   N043        50099 300 Carpenter Apartments                               3,585,000   10/01/97      77%         1964     102
   N044        50969 Eastwyck Village Apartments                            4,680,000   06/04/98      55%         1994      96
   N045        51075 L10 - Goldfarb Apartments                              3,200,000   06/02/98      80%         1971      96
   N046        51299 Broadway Manor                                         3,800,000   08/05/98      66%         1987      41
   N047        50937 Belle Terrace Apartments                               3,500,000   04/27/98      71%         1960      64
   N048        50888 Northpark Village Apts                                 3,100,000   02/04/98      75%         1996     120
   N049        51096 Aspen Circle Apartments                                3,400,000   06/24/98      68%         1971     105
   N050        51348 Barrington Apartments                                  3,100,000   08/12/98      72%         1986      33
   N051        50852 Windover Woods Apartments                              3,150,000   11/26/97      71%         1984     128
   N052        51354 Colter Meadows Apartments                              2,925,000   09/03/98      75%         1986      71
   N053        51038 Le Tournesol Apartments                                3,250,000   07/03/98      68%         1981      45
   N054        50331 Crosswinds West Apartments                             2,670,000   08/18/97      79%    1976/1996      81
   N055        51042 Westside Apartments                                    3,100,000   06/23/98      67%    1926/1970      45
   N056        51215 Orion Garden Apartments                                2,900,000   06/11/98      69%         1977     130
   N057        51198 Beverly Plaza Apartments                               2,680,000   06/15/98      73%         1993      60
   N058        51251 947 Bush Street                                        3,225,000   07/13/98      60%         1909      53
   N059        51294 Grace Manor Apartments                                 2,490,000   08/11/98      75%         1967      58
   N060        51281 Casa Del Campbell Apartments                           2,480,000   07/03/98      74%    1971/1980     121
   N061        51086 Glen Garden Apartments                                 2,400,000   07/09/98      75%         1966      88
   N062        51076 1636 Lexington Avenue Apartments                       2,430,000   05/05/98      73%         1934      47
   N063        51245 Silver Ridge Apartments                                2,170,000   07/09/98      79%    1969/1985      74
   N064        51036 L9 - Goldfarb Apartments                               2,100,000   05/12/98      80%         1997      25
   N065        50904 College View Apartments                                2,150,000   04/23/98      76%         1950      54
   N066        51322 Justin Court Apartments                                2,170,000   08/26/98      75%         1995      39
   N067        51124 270 East 10th St. Apartments                           2,000,000   09/08/98      80%    1900/1983      13
   N068        51320 Bostonia Townhomes                                     2,000,000   08/07/98      80%         1991      30
   N069        50336 The Park At Westridge Apartments                       1,950,000   09/17/97      79%         1973      96
   N070        51246 Wilshire Occidental Apartments                         2,000,000   07/07/98      75%         1968      51
   N071        51173 Raintree Apartments                                    2,100,000   06/23/98      69%         1974      73
   N072        50509 Oxnard Villa Apartments                                1,790,000   10/01/97      79%         1960      40
   N073        50853 Greentree Apts                                         2,560,000   03/13/98      55%    1972/1997      67
   N074        51303 Sun Valley Apartments                                  1,750,000   07/15/98      80%    1978/1982      70
   N075        51190 Apache Manor Apartments                                1,635,000   07/22/98      80%         1967      42
   N076        51202 Campus Village Apartments                              2,000,000   05/27/98      65%         1963      36
   N077        51372 Casa de Porter Apartments                              1,750,000   08/07/98      69%         1986      47
   N078        51357 Cote D'Azur Apartments                                 1,450,000   08/20/98      80%         1987      23
   N079        51189 Avon Street Apartments                                 1,430,000   07/22/98      80%         1902      28
   N080        50788 2474 Valentine Avenue Apartments                       1,660,000   05/29/98      66%         1930      55
   N081        51248 Woodside Apartments                                    1,380,000   06/22/98      73%    1979/1995      34
   N082        51271 1407-1415 W. Sherwin Ave. Apts.                        1,250,000   05/08/98      80%         1919      39
   N083        51302 Summit Avenue Apartments                               1,260,000   07/09/98      79%         1911      34
   N084        51325 Napa Broadway Apartments                               1,675,000   08/15/98      59%         1962      27
   N085        51390 Croftwood Apartments                                   1,240,000   08/17/98      70%         1978      53
   N086        51319 Charles Avenue Apartments                              1,075,000   07/14/98      80%         1930      45
   N087        51425 Sheila Gardens                                         2,195,000   06/18/98      36%         1974      75
   N088        51224 Pillsbury Manor                                        1,070,000   06/10/98      74%         1968      40
   N089        51123 522 East 6th St. Apartments                              950,000   09/08/98      79%         1900      10



                                LOAN
        SF/                    BALANCE
       UNIT/      NET           PER
       ROOM/    RENTABLE       SF/UNIT/
        BED     AREA (SF)      ROOM/BED
      -----     ---------      ---------
       Units    12,822
       Units    22,830
       Units     7,883
       Units    43,535         57,606

       Units    62,328         49,784
       Units    48,540         66,727
       Units    96,200         27,956
       Units    99,768         24,401

       Units    18,062
       Units    25,108
       Units    43,170         46,015

       Units   105,000         26,916
       Units    85,680         26,981
       Units    99,200         26,585
       Units    22,867         60,815
       Units    46,800         38,887
       Units    86,820         19,329
       Units    85,050         22,084
       Units    23,225         68,040
       Units    95,891         17,513
       Units    77,472         30,921
       Units    51,995         48,714
       Units    76,862         26,123
       Units    51,750         46,448
       Units    69,037         15,322
       Units    55,370         32,781
       Units    26,401         36,650
       Units    48,502         32,240
       Units   102,690         15,159
       Units    74,216         20,366
       Units    32,650         37,973
       Units    50,462         23,159
       Units    20,031         66,931
       Units    36,832         30,242
       Units    34,074         41,721
       Units     8,675        122,837
       Units    30,600         53,193
       Units    76,280         16,080
       Units    32,348         29,302
       Units    76,122         19,845
       Units    44,020         35,470
       Units    58,520         21,076
       Units    44,500         19,946
       Units    32,541         31,080
       Units    19,480         35,890
       Units    26,688         25,505
       Units    18,576         50,330
       Units    22,700         40,772
       Units    38,500         19,916
       Units    28,200         29,670
       Units    27,524         25,546
       Units    19,240         29,283
       Units    17,460         36,785
       Units    29,536         16,258
       Units    22,085         19,031
       Units    61,165         10,657
       Units    31,601         19,882
       Units     6,750         74,854


                                                                                         MOST
          OCCUPANCY                                          U/W                U/W     RECENT       MOST         MOST
OCCUPANCY   AS OF          U/W            U/W       U/W      NOI     U/W     RESERVES    END        RECENT        RECENT
 PERCENT    DATE        REVENUES       EXPENSES     NOI     DSCR   RESERVES  PER UNIT    DATE       REVENUES     EXPENSES
--------- --------      --------       --------     ---     ----   --------  --------   ------     --------     --------
  100%    07/31/98
  100%    07/31/98
  100%    07/31/98
                        $502,558       $183,795    $318,763  1.38  $29,177    $561.10   12/31/97   $385,779     $145,493

  100%    09/30/98       601,178        218,302     382,876  1.61   16,002     266.70   12/31/97    608,220      163,836
   98%    09/01/98       528,813        198,305     330,508  1.41   16,393     372.57   04/30/98    552,008      169,131
   99%    03/31/98       554,915        217,237     337,678  1.46   29,952     288.00   12/31/97    543,176      203,852
   91%    07/21/98       768,020        383,496     384,524  1.42   35,677     302.35   12/31/97    746,617      344,940

  100%    05/01/98
   97%    05/01/98
                         504,967        175,646     329,321  1.56   32,301     538.35   12/31/97    503,096      123,576

   86%    07/01/98       646,000        298,300     347,700  1.37   30,600     300.00   12/31/97    272,174      157,707
   99%    05/01/98       617,901        323,366     294,535  1.45   24,000     250.00   12/31/97    625,095      312,807
   95%    07/31/98       517,403        231,080     286,323  1.46   35,226     366.94   12/31/97    503,028      201,096
  100%    06/30/98       381,910        120,349     261,561  1.29    9,887     241.15   12/31/97    380,369       81,743
   98%    08/30/98       601,068        306,378     294,690  1.40   19,200     300.00   12/31/97    597,800      288,369
   86%    06/30/98       472,630        227,136     245,494  1.31   21,000     175.00   12/31/97    395,722      165,922
   91%    10/15/98       533,655        268,389     265,266  1.49   26,250     250.00   12/31/97    563,817      251,972
  100%    09/01/98       337,692        101,567     236,125  1.31    8,250     250.00   12/31/97    355,186       91,209
   98%    03/01/98       669,078        388,147     280,931  1.58   30,720     240.00   12/31/97    687,484      389,998
   96%    09/01/98       487,553        210,894     276,659  1.58   23,163     326.24   12/31/97    480,357      231,093
   98%    06/20/98       451,761        207,037     244,724  1.40   13,500     300.00   12/31/97    456,964      221,539
   99%    08/14/98       518,145        269,754     248,391  1.34   17,145     211.67   12/31/97    493,697      255,431
  100%    07/01/98       503,483        257,313     246,170  1.42    9,000     200.00   12/31/97    503,096      231,864
   99%    06/30/98       610,017        334,588     275,429  1.70   32,500     250.00   12/31/97    619,679      235,699
   97%    05/30/98       372,170        134,437     237,733  1.50   12,842     214.03   12/31/97    369,578      106,947
  100%    07/13/98       371,316        134,681     236,635  1.57   20,061     378.51   12/31/97    358,373      124,121
   98%    08/31/98       378,638        181,167     197,471  1.32   17,174     296.10   12/31/97    389,262      197,073
  100%    07/01/98       543,694        288,756     254,938  1.84   33,275     275.00   12/31/97    514,905      275,836
  100%    06/30/98       419,417        206,372     213,045  1.39   17,600     200.00   12/31/97    407,406      152,502
   83%    07/31/98       397,908        186,776     211,132  1.41   23,500     500.00   12/31/97    381,943      195,540
   91%    07/16/98       434,715        225,975     208,740  1.53   14,600     197.30   12/31/97    418,724      214,051
  100%    07/31/98       259,010         78,658     180,352  1.41   12,899     515.96   12/31/97    148,616       24,027
  100%    04/01/98       312,566        114,284     198,282  1.42   16,200     300.00   12/31/97    324,218      109,740
   95%    08/01/98       262,087         96,070     166,017  1.28    9,796     251.18   12/31/97    249,383       72,192
  100%    11/01/98       243,755         77,250     166,505  1.27    2,600     200.00   12/31/97    219,838       56,839
   97%    08/31/98       253,661         77,452     176,209  1.36    7,500     250.00   12/31/97    241,156       61,936
   98%    06/24/98       486,776        298,328     188,448  1.46   21,120     220.00   12/31/97    420,328      328,473
   92%    06/25/98       325,640        166,172     159,468  1.36   10,200     200.00   12/31/97    316,792      162,126
   97%    09/01/98       329,857        143,274     186,583  1.45   23,944     328.00   12/31/97    346,040       99,986
   98%    09/30/98       281,168        122,964     158,204  1.35   11,240     281.00   12/31/97    250,308      178,556
   88%    07/01/98       371,767        211,621     160,146  1.40   16,750     250.00   12/31/97    337,474      211,994
   99%    08/01/98       269,061         97,911     171,150  1.53   18,668     266.69   12/31/97    277,570       77,072
  100%    08/31/98       279,940        128,516     151,424  1.43   12,518     298.05   12/31/97    284,198      146,643
   94%    07/16/98       229,835         67,752     162,083  1.41    9,446     262.39   12/31/97    249,240       59,712
  100%    09/01/98       283,793        117,766     166,027  1.65   14,789     314.66   12/31/97    293,260      102,364
   96%    10/16/98       190,403         67,343     123,060  1.33    8,618     374.70   12/31/97    207,180       46,763
   99%    09/03/98       237,011        102,396     134,615  1.47    7,179     256.39   12/31/97    241,076      118,261
   93%    06/30/98       322,149        187,713     134,436  1.46   19,250     350.00   12/31/97    246,312       92,919
   97%    06/10/98       185,438         56,240     129,198  1.62    8,500     250.00   12/31/97    182,281       51,506
  100%    02/27/98       248,382        124,468     123,914  1.58   12,832     329.03   12/31/97    218,703      119,096
  100%    08/01/98       221,334         96,505     124,829  1.47    8,500     250.00   12/31/97    224,172       99,490
  100%    06/30/98       210,819         75,129     135,690  1.63    5,400     200.00   12/31/97    202,061       46,493
   94%    09/01/98       226,740         99,739     127,001  1.69   11,395     215.00   03/31/98    224,726      104,988
   96%    07/01/98       227,262        107,539     119,723  1.61   11,250     250.00   12/31/97    226,964      114,042
   92%    06/12/98       358,800        200,929     157,871  2.20   18,750     250.00   12/31/97    351,078      201,563
  100%    04/30/98       244,804        142,888     101,916  1.42   10,000     250.00   12/31/97    247,144      143,360
  100%    10/01/98       111,331         32,569      78,762  1.28    2,000     200.00   12/31/97    110,129       30,017


                                  2ND
                        MOST     MOST
               MOST    RECENT   RECENT
              RECENT    NOI      END
               NOI     DSCR      DATE
              ------   ------   ------
             $240,286   1.04   12/31/96
              444,384   1.87   12/31/96
              382,877   1.63   04/30/97
              339,324   1.47   12/31/96
              401,677   1.49   12/31/96



              379,520   1.80   12/31/96

              114,467   0.90
              312,288   1.54   12/31/96
              301,932   1.54   12/31/96
              298,626   1.48   12/31/96
              309,431   1.47   12/31/96
              229,800   1.23
              311,845   1.75   12/31/96
              263,977   1.47   12/31/96
              297,486   1.68
              249,264   1.42
              235,425   1.34   12/31/96
              238,266   1.29
              271,232   1.57   12/31/96
              383,980   2.38   12/31/96
              262,631   1.65   12/31/96
              234,252   1.56   12/31/96
              192,189   1.28   12/31/96
              239,069   1.73   12/31/96
              254,904   1.66   12/31/96
              186,403   1.24   12/31/96
              204,673   1.50
              124,589   1.30
              214,478   1.53   12/31/96
              177,191   1.36   12/31/96
              162,999   1.24   12/31/96
              179,220   1.39
               91,855   0.71
              154,666   1.32   12/31/96
              246,054   1.91   12/31/96
               71,752   0.61
              125,480   1.10   12/31/96
              200,498   1.79   12/31/96
              137,555   1.30   12/31/96
              189,528   1.65   12/31/96
              190,896   1.90   12/31/96
              160,417   1.73   12/31/96
              122,815   1.34   12/31/96
              153,393   2.00
              130,775   1.64   12/31/96
               99,607   1.27
              124,682   1.47   12/31/96
              155,568   1.86   12/31/96
              119,738   1.59   03/31/97
              112,922   1.51   12/31/96
              149,515   2.08   12/31/96
              103,784   1.44   12/31/96
               80,112   1.30   12/31/96


                                                                                                                   SECOND    SECOND
                                      2ND                                  LARGEST  LARGEST               SECOND   LARGEST   LARGEST
  2ND         2ND         2ND         MOST                         LARGEST  TENANT   TENANT               LARGEST   TENANT   TENANT
  MOST        MOST        MOST       RECENT                         TENANT   % OF    LEASE      SECOND    TENANT     % OF     LEASE
 RECENT       RECENT     RECENT       NOI                          LEASED   TOTAL    EXPIRA-    LARGEST   LEASED     TOTAL   EXPIRA-
REVENUES    EXPENSES       NOI        DSCR     LARGEST TENANT        SF       SF      TION      TENANT      SF        SF      TION
--------    --------     ------      ------    ---------------     -------- ------ ---------   --------   --------  --------  ----

 $324,553  $103,330      $221,223      0.95

  632,591   189,447       443,144      1.87
  506,646   163,322       343,324      1.46
  509,013   220,370       288,643      1.25
  714,594   367,110       347,484      1.29



  133,832    37,410        96,422      1.37


  605,949   300,684       305,265      1.51
  542,397   149,331       393,066      2.01
  370,125    85,746       284,379      1.41
  561,479   271,773       289,706      1.38

  565,109   230,401       334,708      1.88
  316,053    87,307       228,746      1.27


  445,431   220,997       224,434      1.28

  491,675   227,193       264,482      1.53
  606,953   279,658       327,295      2.02
  355,729    98,366       257,363      1.62
  348,998   115,530       233,468      1.55
  358,903   185,166       173,737      1.16
  548,420   267,996       280,424      2.02
  395,001   165,319       229,682      1.50
  330,327   219,591       110,736      0.74  Sabater Grocery Store   830   3%    5/31/07  Schwade Restaurant  830  3%        4/30/02


  309,744   103,734       206,010      1.47
  181,866    46,118       135,748      1.04
  214,150    49,374       164,776      1.26


  301,395   166,831       134,564      1.15
  334,944   105,133       229,811      1.79

  318,826   206,741       112,085      0.98
  274,183    67,410       206,773      1.85
  273,642   144,131       129,511      1.22
  224,459    48,399       176,060      1.53
  290,661    87,011       203,650      2.02
  164,205    67,968        96,237      1.04
  227,722   116,322       111,400      1.22

  177,631    62,122       115,509      1.44

  213,386    95,394       117,992      1.39
  190,926    47,770       143,156      1.71
  226,234   101,548       124,686      1.66
  221,944   108,799       113,145      1.52
  347,495   189,704       157,791      2.20
  243,287   145,288        97,999      1.36
   87,877    29,465        58,412      0.95



 SE-     LOAN
QUENCE  NUMBER            PROPERTY NAME                      PROPERTY ADDRESS                   COUNTY            CITY
------  ------            -------------                      ----------------                   ------            ----
 N090   51336      1835-1839 Green St. Apartments       1835-1839 Green Street               San Francisco     San Francisco
 N091   51341      Franklin Ave. Apartments             600 Franklin Ave.                    Hennepin          Minneapolis
 N092   50960      Kentwood Apartments                  3000 North Kentwood Ave.             Greene            Springfield
 N093   51343      Johnson Apartments                   2244 Johnson St. NE                  Hennepin          Minneapolis
 N094   51009      Bull Creek Apartments                5001 Bull Creek Road                 Travis            Austin
 N095   51323      Bryant Avenue Apartments             2517 Bryant Ave. South               Hennepin          Minneapolis
 N096   51347      Tamarisk Apartments                  3221 North 36th Street               Maricopa          Phoenix
 N097   51301      682 Grand Ave. Apartments            682 Grand Ave.                       Ramsey            St. Paul
 N098   51339      1967 Grand Ave. Apartments           1967 Grand Ave.                      Ramsey            St. Paul
 N099   51342      1962 Grand Ave. Apartments           1962 Grand Ave.                      Ramsey            St. Paul
 N100   51023      L1 - Goldfarb Apartments             107 E. Healy Street                  Champaign         Champaign
 N101   51318      Hennepin Ave. Apartments             2609 Hennepin Ave.                   Hennepin          Minneapolis
 N102   51419      1435-1445 E. Ft. Lowell Road         1435-1445 E. Ft. Lowell Rd.          Pima              Tucson
 N103   51300      669 Grand Avenue Apartments          669 Grand Ave.                       Ramsey            St. Paul
 N104   50695      The Summit Shopping Center (iii)     NEC of US Hwy. 280 & I-459           Jefferson         Birmingham
 N105   51286      San Gabriel Square                   140 West Valley Blvd                 Los Angeles       San Gabriel
 N106   50883      University Center North              1405 SW 107th Ave.                   Miami-Dade        Miami
                     Shopping Center
 N107   50148      Salisbury Mall                       Jake Alexander Blvd                  Rowan             Salisbury
                                                        & U.S. Highway 70
 N108   51008      Washington Square Shopping Center    S. McDowell Blvd. & E. Washington    Sonoma            Petaluma
 N109   51010      Daniels Crossing Shopping Center     6900 Daniels Parkway                 Lee               Fort Myers
 N110   51366      Home Base Building                   1900 19th Ave. SE                    Snohomish         Everett
 N111   51107      Hatcher Point Mall                   2215 Memorial Dr.                    Ware              Waycross
 N112   51118      Heartland Shopping Center            2272-2375 Richmond Ave.              Richmond          Staten Island
 N113   50990      Ashley Landing Shopping Center       1401 Sam Rittenberg Rd.              Charleston        Charleston
 N114   51219      Towne House Plaza                    9791 Adams Ave. &
                                                        19881 Brookhurst St.                 Orange            Huntington Beach
 N115   51401      Katie Reed Plaza                     210 South Monarch Street             Pitkin            Aspen
 N116   51081      Castleton Place Shopping Center      82nd St. @ Castleton Square Mall     Marion            Indianapolis
 N117   51039      Genito Forest Shopping Center        11,000 Hull St. (US Route 360)       Chesterfield      Richmond
 N118   50941      Village at Countryside               26210 US Highway 19 N                Pinellas          Clearwater

 N119   51139      Landmark Plaza                       14306-14308 N. Dale Mabry Hwy        Hillsborough      Tampa
 N120   51132      Cabaret Center                       25700 - 25720 US Highway 19 North    Pinellas          Clearwater
                   SUB-TOTAL CROSSED LOANS

 N121   50391      Lakewest Town Center                 2211-2329 Singleton Blvd.            Dallas            Dallas
 N122   51025      New Market Crossing Shopping Center  695 Independence Blvd.               Surry             Mount Airy
 N123   51106      Pinellas Place Shopping Center       6501 102nd Ave                       Pinellas          Pinellas Park
 N124   51074      Washington Corners Shopping Center   9910-9994 E. Washington St.          Marion            Indianapolis
 N125   51291      Dinkydome & Starbucks                1501 University Ave. SE & 1500
                                                        Fourth Street SE                     Hennepin          Minneapolis
 N126   51087      San Luis Rey Center                  73705-73745 El Paseo                 Riverside         Palm Desert
 N127   51018      Clearwater Plaza Shopping Center     1219-1293 Missouri Ave.              Pinellas          Clearwater
 N128   51045      Washington Shoppes Shopping Center   10009-10089 E. Washington St.        Marion            Indianapolis
 N129   51079      Castleton Village Shopping Center    SEQ 82nd St. & Craig St.             Marion            Indianapolis
 N130   50207      Church Crossing Shopping Center      North Church Street and Lees
                                                          Chapel Road                        Guilford          Greensboro
 N131   51197      PetsMart Retail Building             820 Paseo Del Rey                    San Diego         Chula Vista
 N132   51001      Rainbow Shopping Center              7920-8000 SW 8th St.                 Miami-Dade        Miami
 N133   51119      Eckerds                              1220 Horizon Rd.                     Rockwall          Rockwall
 N134   51147      Polo Plaza Shopping Center           9810 Two Notch Rd.                   Richland          Columbia
 N135   50499      Sears Plaza                          290 Elliot Street                    Middlesex         Ashland
 N136   51253      La Verne Town Center North           2445-2497 Foothill Blvd              Los Angeles       La Verne
 N137   51134      Goldmine Village Shopping Center     300 and 400 Wal-Mart Way             Lumpkin           Dahlonega
 N138   50975      Brentwood Plaza                      1 Brent Lane                         Escambia          Pensacola
 N139   51220      Willow Pass Center                   1657 Willow Pass Rd                  Contra Costa      Concord
 N140   51090      Brickyard Shopping Center            9940 Two Notch Road                  Richland          Columbia
 N141   51263      Central Plaza                        11629 - 11655 Valley Blvd            Los Angeles       El Monte
 N142   51349      Roosevelt Place Shopping Center      2237-2269 Colorado Boulevard         Los Angeles       Pasadena
 N143   51116      Lancaster Triangle                   42158-43271 15th St. West & 1525
                                                          West Ave. K                        Los Angeles       Lancaster
 N144   51151      2626 Naylor Road Shopping Center     2626 Naylor Rd. SE                   Columbia          Washington
 N145   51217      Rancho Plaza                         8710 19th St. & 6612-6660
                                                          Carnelian Street                   San Bernardino    Rancho Cucamonga
 N146   51115      Mid-Valley Automotive                18401-18425 Vanowen St.              Los Angeles       Reseda
 N147   51061      Office Depot Center                  6700 Folsom Blvd.                    Sacramento        Sacramento

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                              ADMINI-     SUB-
                                     CUT-OFF    MATURITY                     STRATIVE  SERVICING   NET            FIRST   INTEREST
       ZIP   PROPERTY    ORIGINAL     DATE        DATE       LOAN   MORTGAGE   FEE       FEE    MORTGAGE  NOTE   PAYMENT   ACCRUAL
STATE CODE     TYPE      BALANCE     BALANCE    BALANCE      TYPE     RATE    RATE(I)    RATE     RATE    DATE     DATE    METHOD
----- ----   --------   ---------  ----------  ---------    ------  --------  -------  -------- --------  ----   -------  --------

CA   94123  Multifamily $  750,000 $  748,537  $ 659,371    Balloon   7.250%  0.143%    0.100%  7.107%  10/07/98 12/01/98 Actual/360
MN   55405  Multifamily    738,000    735,655    596,509    Balloon   7.250%  0.143%    0.100%  7.107%  10/09/98 12/01/98 Actual/360
MO   65803  Multifamily    660,000    658,265    578,586    Balloon   7.125%  0.393%    0.350%  6.732%  09/25/98 11/01/98 Actual/360
MN   55418  Multifamily    637,500    636,273    561,179    Balloon   7.300%  0.143%    0.100%  7.157%  10/08/98 12/01/98 Actual/360
TX   78731  Multifamily    610,000    607,883    534,241    Balloon   7.100%  0.293%    0.250%  6.807%  08/31/98 10/01/98 Actual/360
MN   55405  Multifamily    553,000    551,243    446,977    Balloon   7.250%  0.143%    0.100%  7.107%  10/01/98 12/01/98 Actual/360
AZ   85018  Multifamily    544,000    542,712    481,460    Balloon   7.500%  0.143%    0.100%  7.357%  09/24/98 11/01/98 Actual/360
MN   55105  Multifamily    525,000    522,805    424,504    Balloon   7.250%  0.143%    0.100%  7.107%  09/09/98 11/01/98 Actual/360
MN   55105  Multifamily    508,000    506,386    410,604    Balloon   7.250%  0.143%    0.100%  7.107%  10/09/98 12/01/98 Actual/360
MN   55105  Multifamily    488,000    486,449    394,438    Balloon   7.250%  0.143%    0.100%  7.107%  10/09/98 12/01/98 Actual/360
IL   61820  Multifamily    443,000    441,651    382,642    Balloon   6.570%  0.143%    0.100%  6.427%  09/09/98 11/01/98 Actual/360
MN   55408  Multifamily    425,000    423,223    343,647    Balloon   7.250%  0.143%    0.100%  7.107%  09/23/98 11/01/98 Actual/360
AZ   85719  Multifamily    416,000    415,838    375,739    Balloon   8.375%  0.143%    0.100%  8.232%  12/07/98 02/01/99 Actual/360
MN   55105  Multifamily    318,000    316,670    257,128    Balloon   7.250%  0.143%    0.100%  7.107%  09/08/98 11/01/98 Actual/360
AL   35243    Retail    54,000,000 52,538,304 47,337,795     Hyper    8.273%  0.820%    0.777%  7.453%  12/23/97 02/01/98 Actual/360
                                                         Amortization
CA   91776    Retail    33,000,000 32,909,986 28,827,542    Balloon   6.990%  0.143%    0.100%  6.847%  09/15/98 11/01/98 Actual/360
FL   33174    Retail    16,000,000 15,941,598 13,820,126    Balloon   6.900%  0.143%    0.100%  6.757%  08/10/98 10/01/98 Actual/360
NC   28144    Retail    12,650,000 12,513,372 11,262,941    Balloon   7.770%  0.143%    0.100%  7.627%  08/26/97 10/01/97 Actual/360
CA   94954    Retail    10,000,000  9,970,394  8,663,541    Balloon   6.680%  0.143%    0.100%  6.537%  09/02/98 11/01/98 Actual/360
FL   33912    Retail     9,000,000  8,961,029  7,839,007    Balloon   6.885%  0.143%    0.100%  6.742%  07/24/98 09/01/98 Actual/360
WA   98208    Retail     8,000,000  7,984,393  7,033,285    Balloon   7.250%  0.143%    0.100%  7.107%  10/15/98 12/01/98 Actual/360
GA   31501    Retail     7,000,000  6,991,873  6,156,094    Balloon   7.250%  0.143%    0.100%  7.107%  11/23/98 01/01/99 Actual/360
NY   10314    Retail     7,000,000  6,985,413  6,114,483    Balloon   7.000%  0.143%    0.100%  6.857%  10/28/98 12/01/98 Actual/360
SC   29407    Retail     6,000,000  5,987,004  5,220,266    Balloon   6.850%  0.143%    0.100%  6.707%  10/19/98 12/01/98 Actual/360
CA   92646    Retail     5,500,000  5,476,312  4,793,174    Balloon   6.906%  0.143%    0.100%  6.763%  07/30/98 09/01/98 Actual/360
CO   81611    Retail     5,000,000  4,994,304  4,403,939    Balloon   7.310%  0.143%    0.100%  7.167%  11/06/98 01/01/99 Actual/360
IN   46250    Retail     4,710,000  4,696,909  4,106,883    Balloon   6.920%  0.143%    0.100%  6.777%  09/30/98 11/01/98 Actual/360
VA   23112    Retail     4,500,000  4,485,702  3,637,244    Balloon   7.250%  0.143%    0.100%  7.107%  10/13/98 12/01/98 Actual/360
FL   33761    Retail     4,200,000  4,182,752  3,677,963    Balloon   7.090%  0.143%    0.100%  6.947%  07/20/98 09/01/98 Actual/360

FL   33618    Retail     2,200,000  2,195,410  1,765,266    Balloon   7.000%  0.143%    0.100%  6.857%  11/06/98 01/01/99 Actual/360
FL   33763    Retail     1,800,000  1,796,245  1,444,308    Balloon   7.000%  0.143%    0.100%  6.857%  11/06/98 01/01/99 Actual/360
                                    ---------  ---------
                                    3,991,655  3,209,574

TX   75212    Retail     4,000,000  3,943,320  3,254,334    Balloon   7.480%  0.143%    0.100%  7.337%  12/15/97 02/01/98 Actual/360
NC   27030    Retail     3,900,000  3,883,306  3,400,956    Balloon   6.930%  0.143%    0.100%  6.787%  07/30/98 09/01/98 Actual/360
FL   33782    Retail     3,700,000  3,695,533  3,243,483    Balloon   7.125%  0.143%    0.100%  6.982%  11/25/98 01/01/99 Actual/360
IN   46229    Retail     3,700,000  3,692,026  3,220,876    Balloon   6.870%  0.143%    0.100%  6.727%  10/07/98 12/01/98 Actual/360
MN   55414    Retail     3,510,000  3,499,081  3,024,836    Balloon   6.487%  0.143%    0.100%  6.344%  09/14/98 11/01/98 Actual/360
CA   92260    Retail     3,425,000  3,415,833  2,997,440    Balloon   7.060%  0.143%    0.100%  6.917%  09/01/98 11/01/98 Actual/360
FL   33756    Retail     3,400,000  3,388,378  2,982,355    Balloon   7.160%  0.143%    0.100%  7.017%  08/04/98 10/01/98 Actual/360
IN   46229    Retail     3,360,000  3,352,666  2,921,012    Balloon   6.820%  0.143%    0.100%  6.677%  10/07/98 12/01/98 Actual/360
IN   46250    Retail     3,250,000  3,240,967  2,833,836    Balloon   6.920%  0.143%    0.100%  6.777%  09/30/98 11/01/98 Actual/360
NC   27455    Retail     3,208,200  3,175,839  2,573,804    Balloon   8.040%  0.143%    0.100%  7.897%  08/28/97 10/01/97 Actual/360
CA   91910    Retail     3,100,000  3,091,166  2,696,289    Balloon   6.826%  0.143%    0.100%  6.683%  09/09/98 11/01/98 Actual/360
FL   33144    Retail     3,040,000  3,032,191  2,670,854    Balloon   7.210%  0.143%    0.100%  7.067%  09/18/98 11/01/98 Actual/360
TX   75032    Retail     2,984,000  2,974,046  2,393,569    Balloon   7.000%  0.143%    0.100%  6.857%  10/30/98 12/01/98 Actual/360
SC   29223    Retail     2,900,000  2,893,957  2,533,142    Balloon   7.000%  0.143%    0.100%  6.857%  10/30/98 12/01/98 Actual/360
MA   01721    Retail     2,700,000  2,681,072  2,388,032    Balloon   7.455%  0.143%    0.100%  7.312%  02/17/98 04/01/98 Actual/360
CA   91750    Retail     2,625,000  2,615,749  2,295,402    Balloon   7.040%  0.143%    0.100%  6.897%  08/06/98 10/01/98 Actual/360
GA   30533    Retail     2,520,000  2,516,839  2,201,886    Balloon   7.000%  0.143%    0.100%  6.857%  11/04/98 01/01/99 Actual/360
FL   32503    Retail     2,500,000  2,494,858  2,186,597    Balloon   7.050%  0.143%    0.100%  6.907%  10/01/98 12/01/98 Actual/360
CA   94520    Retail     2,450,000  2,440,096  2,148,816    Balloon   7.150%  0.143%    0.100%  7.007%  07/23/98 09/01/98 Actual/360
SC   29223    Retail     2,419,000  2,411,028  1,944,094    Balloon   7.063%  0.143%    0.100%  6.920%  10/02/98 12/01/98 Actual/360
CA   91732    Retail     2,400,000  2,390,779  2,079,328    Balloon   6.692%  0.143%    0.100%  6.549%  08/12/98 10/01/98 Actual/360
CA   91107    Retail     2,300,000  2,295,807  2,034,833    Balloon   7.500%  0.143%    0.100%  7.357%  10/08/98 12/01/98 Actual/360
CA   93534    Retail     2,230,000  2,225,532  1,955,507    Balloon   7.150%  0.143%    0.100%  7.007%  10/30/98 12/01/98 Actual/360
DC   20020    Retail     2,200,000  2,195,888  1,435,982    Balloon   7.500%  0.143%    0.100%  7.357%  11/18/98 01/01/99 Actual/360
CA   91701    Retail     2,200,000  2,186,570  1,791,963    Balloon   7.500%  0.143%    0.100%  7.357%  07/20/98 09/01/98 Actual/360
CA   91335    Retail     2,150,000  2,145,862  1,892,602    Balloon   7.300%  0.143%    0.100%  7.157%  10/30/98 12/01/98 Actual/360
CA   95819    Retail     2,137,500  2,130,260  1,710,327    Balloon   6.920%  0.143%    0.100%  6.777%  10/15/98 12/01/98 Actual/360

         ORIGINAL    ORIGINAL               REMAINING
          TERM TO  AMORTIZATION             TERM TO                 CROSS-                LOCKOUT
MONTHLY  MATURITY     TERM       SEASONING  MATURITY   MATURITY COLLATERALIZED  RELATED  EXPIRATION  PREPAYMENT PENALTY DESCRIPTION
PAYMENT  (MONTHS) (MONTHS)(II)   (MONTHS)   (MONTHS)     DATE        LOANS       LOANS     DATE                 (MONTHS)
------   -------- -------------  ---------  --------- --------- --------------  -------  ----------  -------------------------------

$ 5,116    120         360           3         117    11/01/2008       No         No     09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  5,334    120         300           3         117    11/01/2008       No       Yes(H)   09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  4,447    120         360           4         116    10/01/2008       No         No     06/01/2008  LO(116)/OPEN(4)/DEFEASANCE
  4,371    120         360           3         117    11/01/2008       No         No     09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  4,099    120         360           5         115    09/01/2008       No         No     08/31/2002  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)/DEFEASANCE
  3,997    120         300           3         117    11/01/2008       No       Yes(H)   09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  3,804    120         360           4         116    10/01/2008       No         No     08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  3,795    120         300           4         116    10/01/2008       No       Yes(H)   08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  3,672    120         300           3         117    11/01/2008       No       Yes(H)   09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  3,527    120         300           3         117    11/01/2008       No       Yes(H)   09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  2,820    120         360           4         116    10/01/2008       No       Yes(C)   06/01/2008  LO(116)/OPEN(4)/DEFEASANCE
  3,072    120         300           4         116    10/01/2008       No       Yes(H)   08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  3,162    120         360           1         119    01/01/2009       No         No     11/01/2008  LO(118)/OPEN(2)/DEFEASANCE
  2,299    120         300           4         116    10/01/2008       No       Yes(H)   08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
400,549    120         371          13         107    01/01/2008       No         No     01/01/2003  LO(60)/3%(24)/0.5%(24)/OPEN(12)
219,328    120         360           4         116    10/01/2008       No         No     08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
105,376    125         360           5         120    02/01/2009       No       Yes(I)   08/31/2002  LO(47)/GRTR1%PPMTorYM(71)/
                                                                                                       OPEN(7)/DEFEASANCE
 90,801    120         360          17         103    09/01/2007       No         No     08/31/2001  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)
 64,395    120         360           4         116    10/01/2008       No         No     05/31/2008  LO(115)/OPEN(5)/DEFEASANCE
 59,184    120         360           6         114    08/01/2008       No         No     03/31/2008  LO(115)/OPEN(5)/DEFEASANCE
 54,574    120         360           3         117    11/01/2008       No         No     09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 47,752    120         360           2         118    12/01/2008       No         No     08/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 46,571    120         360           3         117    11/01/2008       No         No     06/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 39,316    120         360           3         117    11/01/2008       No         No     07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 36,245    120         360           6         114    08/01/2008       No         No     06/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 34,313    120         360           2         118    12/01/2008       No         No     06/02/2008  LO(114)/OPEN(6)/DEFEASANCE
 31,083    120         360           4         116    10/01/2008       No       Yes(J)   06/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 32,526    120         300           3         117    11/01/2008       No         No     07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 28,197    120         360           6         114    08/01/2008       No         No     03/31/2008  LO(115)/OPEN(5)/DEFEASANCE

 15,549    120         300           2         118    12/01/2008     Yes(2)     Yes(K)   08/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 12,722    120         300           2         118    12/01/2008     Yes(2)     Yes(K)   08/01/2008  LO(116)/OPEN(4)/DEFEASANCE


 29,508    120         300          13         107    01/01/2008       No         No     12/31/2001  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)
 25,764    120         360           6         114    08/01/2008       No         No     07/31/2002  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)/DEFEASANCE
 24,928    120         360           2         118    12/01/2008       No         No     09/01/2008  LO(117)/OPEN(3)/DEFEASANCE
 24,294    120         360           3         117    11/01/2008       No       Yes(J)   07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 22,156    120         360           4         116    10/01/2008       No         No     08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 22,925    120         360           4         116    10/01/2008       No         No     09/30/2002  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)/DEFEASANCE
 22,987    120         360           5         115    09/01/2008       No         No     04/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 21,949    120         360           3         117    11/01/2008       No       Yes(J)   07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 21,448    120         360           4         116    10/01/2008       No       Yes(J)   06/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 23,630    180         360          17         163    09/01/2012       No         No     08/31/2005  LO(95)/GRTR1%PPMTorYM(78)/
                                                                                                       OPEN(7)
 20,263    120         360           4         116    10/01/2008       No         No     08/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 20,656    120         360           4         116    10/01/2008       No       Yes(I)   06/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 21,090    120         300           3         117    11/01/2008       No         No     07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 19,294    120         360           3         117    11/01/2008       No       Yes(L)   06/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 18,796    120         360          11         109    03/01/2008       No         No     02/28/2002  LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                       OPEN(7)/DEFEASANCE
 17,535    120         360           5         115    09/01/2008       No         No     07/02/2008  LO(118)/OPEN(2)/DEFEASANCE
 16,766    120         360           2         118    12/01/2008       No         No     07/31/2008  LO(115)/OPEN(5)/DEFEASANCE
 16,717    120         360           3         117    11/01/2008       No         No     07/01/2008  LO(116)/OPEN(4)/DEFEASANCE
 16,547    120         360           6         114    08/01/2008       No         No     06/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 17,194    120         300           3         117    11/01/2008       No         No     06/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 15,474    120         360           5         115    09/01/2008       No       Yes(M)   07/02/1998  LO(118)/OPEN(2)/DEFEASANCE
 16,082    120         360           3         117    11/01/2008       No       Yes(M)   09/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 15,062    120         360           3         117    11/01/2008       No       Yes(K)   06/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 16,258    180         300           2         178    12/01/2013       No         No     08/01/2013  LO(176)/OPEN(4)/DEFEASANCE
 16,258    120         300           6         114    08/01/2008       No         No     06/01/2008  LO(118)/OPEN(2)/DEFEASANCE
 14,740    120         360           3         117    11/01/2008       No       Yes(K)   06/30/2008  LO(115)/OPEN(5)/DEFEASANCE
 14,998    120         300           3         117    11/01/2008       No         No     07/01/2008  LO(116)/OPEN(4)/DEFEASANCE


                                                                                                        CUT-OFF
                                                                                                          DATE
              LOAN                                                            APPRAISAL    APPRAISAL      LTV         YEAR BUILT/
SEQUENCE     NUMBER       PROPERTY NAME                                         VALUE        DATE        RATIO         RENOVATED
--------      ------      -------------                                      -----------   ---------    -------       -----------

   N090       51336      1835-1839 Green St. Apartments                      $ 1,300,000   09/11/98        58%             1920
   N091       51341      Franklin Ave. Apartments                                985,000   07/20/98        75%             1922
   N092       50960      Kentwood Apartments                                     825,000   04/20/98        80%             1988
   N093       51343      Johnson Apartments                                      870,000   08/26/98        73%             1976
   N094       51009      Bull Creek Apartments                                   780,000   06/12/98        78%          1965/1993
   N095       51323      Bryant Avenue Apartments                                745,000   07/20/98        74%             1923
   N096       51347      Tamarisk Apartments                                     690,000    09/8/98        79%             1962
   N097       51301      682 Grand Ave. Apartments                               700,000    07/9/98        75%             1920
   N098       51339      1967 Grand Ave. Apartments                              610,000   07/14/98        83%          1920/1985
   N099       51342      1962 Grand Ave. Apartments                              585,000   07/14/98        83%             1920
   N100       51023      L1 - Goldfarb Apartments                                610,000   05/12/98        72%             1972
   N101       51318      Hennepin Ave. Apartments                                590,000    07/9/98        72%             1909
   N102       51419      1435-1445 E. Ft. Lowell Road                            520,000   10/13/98        80%          1972/1997
   N103       51300      669 Grand Avenue Apartments                             440,000    07/9/98        72%             1925
   N104       50695      The Summit Shopping Center (iii)                     65,125,000    03/1/98        81%             1997
   N105       51286      San Gabriel Square                                   44,000,000    04/5/98        75%             1991
   N106       50883      University Center North Shopping Center              19,900,000    02/3/98        80%             1989
   N107       50148      Salisbury Mall                                       16,900,000   06/12/97        74%             1986
   N108       51008      Washington Square Shopping Center                    19,280,000   06/29/98        52%          1972/1994
   N109       51010      Daniels Crossing Shopping Center                     11,300,000    05/8/98        79%             1991
   N110       51366      Home Base Building                                   12,000,000    10/1/98        67%             1998
   N111       51107      Hatcher Point Mall                                   10,000,000   08/17/98        70%          1973/1996
   N112       51118      Heartland Shopping Center                            11,110,000    08/3/98        63%             1975
   N113       50990      Ashley Landing Shopping Center                       10,000,000   09/25/98        60%             1965
   N114       51219      Towne House Plaza                                    12,400,000   06/22/98        44%             1968
   N115       51401      Katie Reed Plaza                                      7,250,000    08/6/98        69%             1993
   N116       51081      Castleton Place Shopping Center                       6,400,000   06/26/98        73%             1980
   N117       51039      Genito Forest Shopping Center                         5,800,000   05/28/98        77%             1989
   N118       50941      Village at Countryside                                5,800,000   05/13/98        72%             1978

   N119       51139      Landmark Plaza                                        2,870,000    08/8/98        77%             1988
   N120       51132      Cabaret Center                                        2,400,000    08/8/98        75%             1988
                                                                             -----------
                         SUB-TOTAL CROSSED LOANS                               5,270,000

   N121       50391      Lakewest Town Center                                  6,000,000   09/30/97        66%          1959/1993
   N122       51025      New Market Crossing Shopping Center                   4,950,000   06/19/98        79%             1988
   N123       51106      Pinellas Place Shopping Center                        5,300,000   07/15/98        70%             1983
   N124       51074      Washington Corners Shopping Center                    5,700,000   06/26/98        65%             1979
   N125       51291      Dinkydome & Starbucks                                 4,680,000   06/30/98        75%          1920/1976
   N126       51087      San Luis Rey Center                                   4,900,000   07/16/98        70%             1981
   N127       51018      Clearwater Plaza Shopping Center                      4,550,000    06/1/98        75%             1959
   N128       51045      Washington Shoppes Shopping Center                    7,200,000   06/26/98        47%             1974
   N129       51079      Castleton Village Shopping Center                     4,600,000   06/26/98        71%             1987
   N130       50207      Church Crossing Shopping Center                       4,075,000   07/15/97        78%             1988
   N131       51197      PetsMart Retail Building                              5,170,000   07/23/98        60%             1996
   N132       51001      Rainbow Shopping Center                               3,800,000   01/26/98        80%             1983
   N133       51119      Eckerds                                               3,760,000   08/22/98        79%             1998
   N134       51147      Polo Plaza Shopping Center                            3,900,000    04/1/99        74%          1986/1998
   N135       50499      Sears Plaza                                           3,600,000    11/6/97        75%             1996
   N136       51253      La Verne Town Center North                            3,500,000   02/20/98        75%             1985
   N137       51134      Goldmine Village Shopping Center                      3,150,000    11/1/98        80%             1997
   N138       50975      Brentwood Plaza                                       3,444,000   05/12/98        72%          1961/1995
   N139       51220      Willow Pass Center                                    4,150,000   05/18/98        59%          1960/1988
   N140       51090      Brickyard Shopping Center                             3,180,000   07/27/98        76%             1989
   N141       51263      Central Plaza                                         3,200,000   05/29/98        75%          1952/1988
   N142       51349      Roosevelt Place Shopping Center                       3,380,000   05/20/98        68%             1987
   N143       51116      Lancaster Triangle                                    3,000,000   09/21/98        74%             1981
   N144       51151      2626 Naylor Road Shopping Center                      2,940,000   07/24/98        75%          1963/1998
   N145       51217      Rancho Plaza                                          3,700,000    05/4/98        59%          1978/1992
   N146       51115      Mid-Valley Automotive                                 3,000,000    09/1/98        72%          1955/1983
   N147       51061      Office Depot Center                                   2,850,000   07/17/98        75%          1960/1995


                                          LOAN
        SF/                              BALANCE
       UNIT/                NET            PER
       ROOM/              RENTABLE       SF/UNITS/
        BED               AREA (SF)      ROOM/BED
       -------           ---------      ----------
        Units               4,114      $124,756
        Units              19,700        25,367
        Units              26,000        16,457
        Units              15,940        28,921
        Units              17,400        25,328
        Units              14,500        29,013
        Units              15,200        23,596
        Units              22,000        20,912
        Units              12,767        25,319
        Units              12,767        24,322
        Units              10,098        21,031
        Units              10,377        21,161
        Units              11,505        31,988
        Units               8,652        26,389
          SF              462,481           114
          SF              218,708           150
          SF              182,880            87
          SF              291,175            43
          SF              200,068            50
          SF              112,003            80
          SF              111,830            71
          SF              257,904            27
          SF               56,864           123
          SF              291,243            21
          SF              134,031            41
          SF               21,633           231
          SF               47,108           100
          SF               53,245            84
          SF               98,981            42

          SF               35,510            62
          SF               28,209            64



          SF              146,087            27
          SF              110,718            35
          SF              113,214            33
          SF               60,630            61
          SF               32,689           107
          SF               31,731           108
          SF              127,981            26
          SF               81,334            41
          SF               33,386            97
          SF               62,495            51
          SF               40,000            77
          SF               41,986            72
          SF               10,908           273
          SF               58,024            50
          SF               35,869            75
          SF               30,988            84
          SF               27,350            92
          SF               78,910            32
          SF               37,000            66
          SF               47,007            51
          SF               29,875            80
          SF               29,117            79
          SF               22,137           101
          SF               27,334            80
          SF               30,531            72
          SF               37,839            57
          SF               48,700            44

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                       OCCUPANCY                                                           U/W
       OCCUPANCY         AS OF             U/W             U/W              U/W            NOI             U/W
        PERCENT          DATE            REVENUES        EXPENSE            NOI            DSCR          RESERVES
       ---------       --------        -----------     -----------     ------------        ----          --------
        100%           08/01/98        $   106,544     $    21,375     $    85,169         1.39        $    1,755
        100%           05/31/98            191,702          93,042          98,660         1.54             7,250
        100%           03/31/98            137,443          61,872          75,571         1.42             8,000
        100%           09/01/98            138,558          67,541          71,017         1.35             5,500
        96%            05/01/98            149,612          78,409          71,203         1.45             8,400
        100%           08/01/98            138,949          74,102          64,847         1.35             4,750
        100%           09/28/98             99,247          36,538          62,709         1.37             5,750
        100%           07/01/98            142,735          72,779          69,956         1.54             6,250
        100%           05/01/98            135,430          65,581          69,849         1.59             5,000
        100%           10/01/98            134,155          66,943          67,212         1.59             5,000
        95%            07/31/98             89,946          38,346          51,600         1.52             9,132
        100%           07/01/98            127,116          66,332          60,784         1.65             5,000
        100%           11/02/98             78,963          25,129          53,834         1.42             2,600
        100%           07/01/98             94,274          49,164          45,110         1.64             3,000
        97%            07/07/98          7,706,152       1,635,246       6,070,906         1.26            59,169
        97%            08/01/98          5,661,673       1,653,514       4,008,159         1.52            23,609
        98%            07/31/98          2,650,455         887,050       1,763,405         1.39            32,806
        90%            06/01/98          2,143,277         654,606       1,488,671         1.37            54,595
        92%            09/23/98          2,191,157         686,601       1,504,556         1.95            50,017
        95%            07/14/98          1,359,178         403,051         956,127         1.35            22,401
        100%           07/31/98          1,035,825          36,254         999,571         1.53            11,182
        96%            07/31/98          1,442,383         565,793         876,590         1.53            51,581
        100%           09/16/98          1,582,859         654,606         928,253         1.66            14,216
        88%            10/05/98          1,080,311         350,169         730,142         1.55            72,811
        99%            06/30/98          1,225,132         395,839         829,293         1.91            21,444
        100%           09/18/98            856,321         258,798         597,523         1.45             1,388
        100%           09/02/98            702,798         150,912         551,886         1.48            18,843
        93%            09/22/98            649,163          86,889         562,274         1.44             7,927
        97%            07/01/98            781,154         290,424         490,730         1.45            14,847

        100%           10/26/98            400,384         126,807         273,577         1.47             7,102
        100%           10/26/98            304,609          81,827         222,782         1.46             7,334


        99%            07/31/98            882,742         277,365         605,377         1.71            29,522
        97%            07/22/98            616,643         158,158         458,485         1.48            28,787
        94%            10/23/98            721,072         272,042         449,030         1.50            24,341
        100%           10/01/98            634,876         166,950         467,926         1.61            24,252
        99%            06/30/98            780,302         300,347         479,955         1.81            14,198
        92%            08/18/98            546,479         165,856         380,623         1.38             7,933
        91%            07/16/98            703,837         263,002         440,835         1.60            31,995
        100%           10/01/98            797,588         240,733         556,855         2.11            28,467
        97%            09/29/98            520,938         122,118         398,820         1.55            13,354
        91%            03/31/98            484,433          99,872         384,561         1.36            12,499
        100%           07/07/98            503,040          32,996         470,044         1.93             4,000
        100%           08/31/98            589,150         246,118         343,032         1.38             8,817
        100%           10/28/98            378,066          67,639         310,427         1.23             1,091
        95%            09/30/98            447,859         129,900         317,959         1.37            12,088
        96%            10/21/98            437,321         111,539         325,782         1.44             3,587
        94%            06/01/98            440,301         101,491         338,810         1.61            10,865
        95%            10/28/98            336,925          68,178         268,747         1.34             2,735
        98%            06/30/98            444,036         119,794         324,242         1.62            19,728
        100%           06/22/98            535,193         150,532         384,661         1.94             6,287
        94%            09/23/98            382,249          89,435         292,814         1.42            12,352
        93%            03/25/98            440,761         114,988         325,773         1.75             4,054
        90%            10/08/98            410,168         109,757         300,411         1.56             3,714
        95%            10/23/98            363,791          97,517         266,274         1.47             4,649
        100%           06/30/98            482,356         213,163         269,193         1.38             8,173
        94%            06/08/98            409,347          85,225         324,122         1.66             6,246
        95%            10/31/98            383,919         111,127         272,792         1.54             5,676
        100%           09/30/98            347,022          68,369         278,653         1.55            15,584

                                                                                                                  2ND
                                     MOST                                                          MOST           MOST
                 U/W                RECENT           MOST           MOST           MOST            RECENT        RECENT
               RESERVES              END            RECENT         RECENT         RECENT            NOI            END
               PER UNIT              DATE          REVENUES       EXPENSES          NOI             DSCR          DATE
               --------            --------        --------      -----------     ----------        ------        -------
                292.50             12/31/97         121,788      $   12,783      $  109,005          1.78        12/31/96
                250.00             12/31/97         187,670         104,082          83,588          1.31        12/31/96
                200.00             12/31/97         138,294          47,659          90,635          1.70        12/31/96
                250.00             12/31/97         130,320          62,009          68,311          1.30        12/31/96
                350.00             12/31/97         155,741          72,726          83,015          1.69        12/31/96
                250.00             12/31/97         138,363          78,372          59,991          1.25        12/31/96
                250.00             12/31/97          93,593          34,183          59,410          1.30
                250.00             12/31/97         142,846          77,705          65,141          1.43        12/31/96
                250.00             12/31/97         136,799          72,780          64,019          1.45        12/31/96
                250.00             12/31/97         135,556          72,850          62,706          1.48        12/31/96
                434.86             12/31/97          86,756          34,917          51,839          1.53        12/31/96
                250.00             12/31/97         123,284          63,288          59,996          1.63        12/31/96
                200.00             12/31/97          79,564          14,469          65,095          1.72        12/31/96
                250.00             12/31/97          94,033          50,165          43,868          1.59        12/31/96
                  0.13
                  0.11             12/31/97       5,265,458       1,589,211       3,676,247          1.40        12/31/96
                  0.18             12/31/97       2,681,961         837,051       1,844,910          1.46        12/31/96
                  0.19             12/31/97       1,779,205         638,648       1,140,557          1.05        12/31/96
                  0.25             12/31/97       2,197,676         569,365       1,628,311          2.11        12/31/96
                  0.20             12/31/97       1,295,034         376,610         918,424          1.29        12/31/96
                  0.10
                  0.20             12/31/97       1,426,300         475,825         950,475          1.66        12/31/96
                  0.25             12/31/97       1,793,038         601,289       1,191,749          2.13        12/31/96
                  0.25             12/31/97       1,085,253         347,148         738,105          1.56        12/31/96
                  0.16             12/31/97       1,025,519         303,772         721,747          1.66        12/31/96
                  0.06             12/31/97         847,400         262,018         585,382          1.42        12/31/96
                  0.40             12/31/97         795,426         134,822         660,604          1.77        12/31/96
                  0.15             12/31/97         698,558          64,693         633,865          1.62        12/31/96
                  0.15             12/31/97         851,290         270,064         581,226          1.72        12/31/96

                  0.20             12/31/97         420,423         118,118         302,305          1.62        12/31/96
                  0.26             12/31/97         351,563          77,072         274,491          1.80        12/31/96


                  0.20             12/31/97         793,498         262,086         531,412          1.50        12/31/96
                  0.26             12/31/97         623,429         130,755         492,674          1.59        12/31/96
                  0.21             12/31/97         789,275         255,780         533,495          1.78        12/31/96
                  0.40             12/31/97         671,868         159,336         512,532          1.76        12/31/96
                  0.43             12/31/97         758,298         262,477         495,821          1.86        12/31/96
                  0.25             12/31/97         599,244         164,874         434,370          1.58        12/31/96
                  0.25             12/31/97         647,621         249,508         398,113          1.44        12/31/96
                  0.35             12/31/97         803,389         230,124         573,265          2.18        12/31/96
                  0.40             12/31/97         576,946         104,367         472,579          1.84        12/31/96
                  0.20             12/31/97         468,406         103,002         365,404          1.29        12/31/96
                  0.10
                  0.21             12/31/97         608,719         233,115         375,604          1.52        12/31/96
                  0.10
                  0.21             12/31/97         452,887         116,225         336,662          1.45        12/31/96
                  0.10             12/31/97         221,801          57,232         164,569          0.73
                  0.35             12/31/97         432,336          92,850         339,486          1.61        12/31/96
                  0.10
                  0.25             12/31/97         458,856         135,189         323,667          1.61        12/31/96
                  0.17             12/31/97         525,949         112,617         413,332          2.08        12/31/96
                  0.26             12/31/97         367,900          78,594         289,306          1.40        12/31/96
                  0.14             12/31/97         443,793          60,279         383,514          2.07        12/31/96
                  0.13             12/31/98         435,995          99,820         336,175          1.74
                  0.21             12/31/97         395,618          89,207         306,411          1.70        12/31/96
                  0.30
                  0.20             12/31/97         450,464          77,525         372,939          1.91        12/31/96
                  0.15             12/31/97         424,714         114,368         310,346          1.75        12/31/96
                  0.32             12/31/97         357,100          55,094         302,006          1.68        12/31/96

                                              2ND
  2ND             2ND             2ND        MOST                                   LARGEST
  MOST           MOST             MOST       RECENT                                  TENANT
 RECENT         RECENT          RECNENT       NOI                                    LEASED
REVEBUES       EXPENSES           NOI        DSCR     LARGEST TENANT                   SF
--------     ------------     -----------   -------  ---------------                --------
$  105,168   $     12,040     $    93,128   1.52
   177,822         94,629          83,193   1.30
   140,791         45,404          95,387   1.79
   124,180         54,786          69,394   1.32
   146,288         74,112          72,176   1.47
   134,358         72,611          61,747   1.29

   135,460         69,569          65,891   1.45
   128,772         70,102          58,670   1.33
   127,097         71,357          55,740   1.32
    91,127         31,931          59,196   1.75
   115,362         61,555          53,807   1.46
    70,350         14,460          55,890   1.47
    88,742         48,887          39,855   1.44
                                                     Parisian                          114,534
 5,009,562      1,476,776       3,532,786   1.34     Focus Department Store             52,500
 2,616,464        815,353       1,801,111   1.42     Publix                             42,112
 1,731,279        603,925       1,127,354   1.03     Belk-Harry, Inc.                   80,125
 2,197,839        480,934       1,716,905   2.22     Safeway                            53,993
 1,412,447        378,636       1,033,811   1.46     Publix                             48,890
                                                     HomeBase                          111,830
 1,124,535        499,367         625,168   1.09     JC Penney                          80,929
 1,618,546        590,937       1,027,609   1.84     Ethan Allen                         7,813
 1,256,436        361,004         895,432   1.90     Carolina Pottery                   87,000
 1,047,031        119,141         927,890   2.13     Mervyn's                           71,995
   792,499        266,485         526,014   1.28     Sun Microsystems, Inc.              5,502
   742,750        145,584         597,166   1.60     Bedroom One                        12,780
   703,366         78,232         625,134   1.60     Regal Cinema                       37,245
   779,257        288,016         491,241   1.45     Service Merch/Uptons               60,000

   396,140        113,628         282,512   1.51     Chuck E.Cheese                     16,266
   321,778         73,932         247,846   1.62     Men's Warehouse                     6,000


   812,958        272,951         540,007   1.53     Minyard Food Store                 36,682
   459,468        109,106         350,362   1.13     Roses                              54,000
   649,281        237,739         411,542   1.38     Winn Dixie                         41,125
   690,352        172,075         518,277   1.78     Bedroom One                         8,900
   863,285        264,288         598,997   2.25     Student Book Store                  7,800
   588,316        150,580         437,736   1.59     Palm Desert Nat'l Bank             11,140
   655,254        240,443         414,811   1.50     Bealls                             28,800
   717,658        211,455         506,203   1.92     Factory Card Outlet                14,000
   563,369        109,731         453,638   1.76     S&K Famous Brands                   5,217
   478,245         99,185         379,060   1.34     Food Lion                          29,000
                                                     PetsMart, Inc.                     40,000
   540,099        225,471         314,628   1.27     Denny's                             5,800
                                                     Eckerd Drug                        10,908
   456,702        110,973         345,729   1.49     Food Lion                          35,384
                                                     Sears Hardware                     24,069
   318,343         85,443         232,900   1.11     Hollywood Video                     7,650
                                                     Famous Footwear                     4,500
   602,166        142,139         460,027   2.29     Big Lots                           29,280
   368,589        108,090         260,499   1.31     Sherman D's                         9,000
   351,926         85,032         266,894   1.29     Gold's Gym (Piggly Wiggly)         29,800
   452,511        104,993         347,518   1.87     Central Electric                   15,600
                                                     Cosmo Prof.                         3,360
   352,348         93,891         258,457   1.43     Coco's Restaurant                   5,469
                                                     District of Columbia               13,480
   435,169         77,897         357,272   1.83     Host Marriott Corporation           5,500
   396,885        120,978         275,907   1.56     Center Valley Auto                 12,112
   355,084         56,617         298,467   1.66     Office Depot                       21,600

                                                                                               SECOND
               LARGEST                                                               SECOND    LARGEST        SECOND
               TENANT                                                                LARGEST    TENANT       LARGEST
                % of                                                                 TENANT    % OF          TENANT
               TOTAL      LEASE        SECOND  LARGEST                               LEASED     TOTAL         LEASE
                 SF      EXPIRATION         TENANT                                     SF         SF        EXPIRATION
               ------    -----------   -----------------                            --------    ------      ----------
                25%      10/31/17      Carmike Cinema                               60,191      13%         10/31/17
                24%      11/30/06      99 Ranch Market                              45,000      21%          8/31/01
                23%       1/31/09      Computer School                              12,245       7%         10/31/02
                28%       7/30/06      J. C. Penney Company                         33,796      12%          7/31/06
                27%       2/20/13      Mervyn's                                     48,000      24%          7/31/03
                44%      10/31/10      Ben Franklin Crafts                          20,000      18%          3/31/01
               100%      10/10/18
                31%       8/31/11      Belk-Hudson                                  61,230      24%          8/05/11
                14%       1/06/07      Palmer Video                                  5,600      10%          9/14/00
                30%      12/31/07      Burlington Coat Factory                      60,575      21%         12/01/09
                54%       7/01/01      Jo-Ann Fabrics                               19,000      14%         11/30/06
                25%       5/31/01      The Steak Pit, Inc.                           4,174      19%          5/31/03
                27%       3/31/02      Men's Wearhouse                               6,300      13%          4/30/00
                70%       2/28/09      Greek Islands Restaurant                      3,200       6%          3/31/00
                61%       2/28/05      Dockside Imports                              8,075       8%          2/28/00

                46%        7/31/01     Carpet Max                                    5,750      16%          3/31/01
                21%        5/31/99     Family Christian Stores                       3,995      14%          9/30/04


                25%      10/31/15      Weiner Stores, Inc.                          19,720      13%          1/31/09
                49%       4/16/09      Ingles                                       32,000      29%          6/24/09
                36%      11/09/03      Eckerd Drug                                  10,356       9%          5/31/03
                15%       6/30/01      Video Update                                  7,200      12%          4/30/99
                24%       3/31/00      Perkins                                       2,892       9%          9/30/04
                35%      11/30/10      Mamma Gina                                    4,904      15%          3/31/05
                23%       4/30/02      McFrugals                                    21,580      17%          7/31/15
                17%      10/31/04      Bedroom One                                  10,000      12%          3/31/01
                16%       1/31/02      GTE Mobilnet                                  4,832      14%         12/31/99
                46%      10/04/07      CVS Pharmacy Inc.                             8,470      14%         10/31/02
               100%       7/01/16
                14%       4/30/14      Universal Spanish                             5,151      12%         10/31/99
               100%       5/01/18
                61%       5/31/06      Eckerd Drug                                   8,640      15%          6/15/06
                67%      12/09/06      Blockbuster Video                             5,000      14%          3/31/04
                25%       8/14/06      Clothestime                                   5,502      18%          8/31/99
                16%       6/30/02      Dollar Tree                                   4,000      15%          7/31/01
                37%       1/31/03      Goodwill Industries                          19,380      25%         12/01/00
                24%       6/12/01      The Tool Guys                                 6,800      18%          6/01/00
                63%       3/14/09      Palmetto Reserve                              6,000      13%             NAV
                52%      12/31/00      Launderland                                   2,600       9%         12/31/00
                12%       5/31/02      Bearly Stichen                                3,103      11%          9/30/99
                25%       8/21/05      Sung & Myong                                  4,668      21%         11/30/99
                49%       9/30/08      Pep Boys                                     10,354      38%          7/31/07
                18%       3/31/04      Rip Tide                                      4,200      14%          2/28/00
                32%       7/31/99      Reiter                                        4,692      12%          1/31/06
                44%      10/31/02      A&A Carpet                                   12,000      25%          4/30/07

    SE-       LOAN
  QUENCE     NUMBER              PROPERTY NAME                       PROPERTY ADDRESS                  COUNTY           CITY
  ------     ------              -------------                       ----------------                  ------           ----
 N148        51058    Del Plaza Shopping Center                      Independence St. at
                                                                     Harrison St.                    Pottawatomie   Shawnee
 N149        50942    Staples - Hobbs NM                             1731 Turner St.                 Lea            Hobbs
 N150        51228    701 Montana                                    701-715 Montana Ave.            Los Angeles    Santa Monica
 N151        51328    Evergreen Center                               5575 - 5669 Mack Rd.            Sacramento     Sacramento
 N152        51117    For Eyes, Gwinnett                             2130 Pleasant Hill Rd.          Gwinnett       Duluth
 N153        51196    L.A. Woman Building                            11650 Santa Monica Blvd         Los Angeles    Los Angeles
 N154        51146    River Crossing Shopping Center                 US 1/601 South                  Kershaw        Lugoff
 N155        51239    Academy Crossing Shopping Center               280-296 S Academy Blvd          El Paso        Colorado Springs
 N156        51267    1210 West Morena Blvd                          1210 West Morena Blvd           San Diego      San Diego
 N157        51288    Park Village Shopping Center                   7019 South Redwood Rd           Salt Lake      West Jordan
 N158        51395    Yuma Mesa Shopping Center                      1601 S. 4th Ave                 Yuma           Yuma
 N159        51264    Anaheim Town Center                            100 West Lincoln Ave.           Orange         Anaheim
 N160        51262    The Ellinwood Center                           1300 Contra Costa Blvd          Contra Costa   Pleasant Hill
 N161        51068    North Towne Square Shopping Center             2529-2537 N. Broad Street       Kershaw        Camden
 N162        51125    Mountain Park Square, Ph II                    4232 East Chandler Blvd.        Maricopa       Phoenix
 N163        51201    Central Avenue Plaza                           4349-69 Central Avenue          Los Angeles    Los Angeles
 N164        51308    Calabasas Retail Center                        23528-23536 Calabasas Rd        Los Angeles    Calabasas
 N165        51266    920 Morena Industrial                          920 Morena Blvd                 San Diego      San Diego
 N166        51199    Wendys                                         1305-07 N. Vermont Ave.         Los Angeles    Los Angeles
 N167        51284    Mission Center                                 2335 Misson St.                 Santa Cruz     Santa Cruz
 N168        51233    Pier I Imports Building                        733 Grand Avenue                Ramsey         St. Paul
 N169        51382    Arcadia Center                                 556-558 Las Tunas Drive         Los Angeles    Arcadia
 N170        51242    Brookhurst Center                              519-521 S. Brookhurst St.       Orange         Anaheim
 N171        51210    Trader Joes                                    1820 S Grant St.                San Mateo      San Mateo
 N172        51397    Country Corner Retail Center                   2240 Encinitas Blvd.            San Diego      Encinitas
 N173        51298    Sandra Plaza                                   2728-2730 West 3500 South       Salt Lake      West Valley City
 N174        51283    Kragen Auto Parts-Chico CA                     1618 Mangrove Ave.              Butte          Chico
 N175        51378    Green Gables Shoppette                         7800 West Jewell Ave.           Jefferson      Lakewood
 N176        51317    Strip Retail Center                            16304 E 14th St.                Alameda        San Leandro
 N177        51207    Magnolia Center                                10689 Magnolia Ave.             Riverside      Riverside
 N178        51282    Schucks Automotive                             3610 Overland Rd.               Ada            Boise
 N179        51161    UMC Taco Bell                                  2116 West Craig Road            Clark          North Las Vegas
 N180        51413    Chestnut Place Retail Center                   13991-13997 Anderson Lakes
                                                                     Parkway                         Hennepin       Eden Prairie
 N181        51072    Payless Shoes Store (Beltline Blvd.)           4240 W. Beltline Blvd. & 2941
                                                                     Two Notch Rd.                   Richland       Columbia
 N182        51073    Payless Shoe Store (Dutch Square)              1725 Broad River Rd.            Richland       Columbia
 N183        51435    Kragen Auto Parts-Marysville CA                905 B Street                    Yuba           Marysville
 N184        51304    Plaza Temecula                                 27326 Jefferson Ave.            Riverside      Temecula
 N185        51324    851 Mistletoe Lane                             851 Mistletoe Lane              Shasta         Redding
 N186        51188    Yacoub Property:True Value Hardware            724 Irving Street               San Francisco  San Francisco
 N187        51415    Banana Belt Strip Center                       300 West Highway 24             Teller         Woodland Park
 N188        51353    San Marcos Retail Plaza                        3708-3732 Eubank Blvd NE        Bernalillo     Albuquerque
 N189        51383    Baybridge Business Park                        320-640 North 2200 West Street  Salt Lake      Salt Lake City
 N190        51029    Renfro Warehouse                               Highway 76 & Springdale Road    Laurens        Clinton
 N191        50825    Purolator Distribution Center                  4800 Corporation Drive          Cumberland     Fayetteville
 N192        50930    Ironhorse Park                                 1040 Ironhorse Drive            Summit         Park City
 N193        51109    Kingsley Tool Company                          3000 Kingsley Rd.               Dallas         Garland

 N194A       51129    Huntington Center-15145-15245 Springdale/
                      Transistor Lane                                15145-15245 Springdale St/
                                                                     1514 0-15252 Trans. Ln          Orange         Huntington Beach
 N194B       51129    Huntington Center-5312 System Drive            5312 System Drive               Orange         Huntington Beach
 N194C       51129    Huntington Center-5362 Industrial Drive        5362 Industrial Drive           Orange         Huntington Beach
 N194D       51129    Huntington Center-5452 McFadden Avenue         5452 McFadden Avenue            Orange         Huntington Beach
 N194        51129    Huntington Center Industrial Properties
                      (Roll-Up)

 N195        51138    Hillside Industrial II                         994 & 996 Flower Glen St.       Ventura        Simi Valley
 N196        51213    Aplex Building                                 830 Stewart Dr.                 Santa Clara    Sunnyvale
 N197        51013    Federal Express Distribution Facility          1525 Morrison Parkway           Fulton         Alpharetta
 N198        50929    Patrick Airport Center                         2900 East Patrick Lane          Clark          Las Vegas
 N199        51227    Mighty Micro Building                          3400 Gateway Blvd               Alameda        Fremont

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                        CUT-OFF    MATURITY
         ZIP     PROPERTY   ORIGINAL     DATE        DATE
STATE   CODE       TYPE     BALANCE     BALANCE    BALANCE
-----   ----   ----------   -------     -------    -------
  OK    74801    Retail   $2,050,000  $2,038,756 $1,314,306
  NM    88240    Retail    2,000,000   1,994,741  1,543,320
  CA    90401    Retail    2,000,000   1,993,483  1,762,626
  CA    95823    Retail    1,900,000   1,896,293  1,670,405
  GA    30136    Retail    1,840,000   1,837,964  1,624,341
  CA    90025    Retail    1,800,000   1,793,518  1,595,877
  SC    29078    Retail    1,700,000   1,696,457  1,484,946
  CO    80910    Retail    1,687,500   1,681,782  1,481,507
  CA    92110    Retail    1,650,000   1,643,660  1,429,539
  UT    84088    Retail    1,575,000   1,570,715  1,376,222
  AZ    85364    Retail    1,500,000   1,497,290  1,227,366
  CA    92805    Retail    1,500,000   1,493,878  1,290,695
  CA    94523    Retail    1,480,000   1,474,982  1,299,271
  SC    29020    Retail    1,480,000   1,469,448    620,859
  AZ    85044    Retail    1,425,000   1,422,183  1,251,203
  CA    90011    Retail    1,407,000   1,401,248  1,232,662
  CA    91302    Retail    1,365,000   1,361,769  1,208,077
  CA    92110    Retail    1,350,000   1,344,813  1,169,622
  CA    90027    Retail    1,331,250   1,325,949  1,169,311
  CA    95060    Retail    1,300,000   1,294,701  1,055,121
  MN    55105    Retail    1,250,000   1,245,655  1,094,585
  CA    91007    Retail    1,150,000   1,148,707  1,013,933
  CA    92804    Retail    1,100,000   1,096,244    964,979
  CA    94402    Retail    1,100,000   1,078,866

  CA    92024    Retail    1,000,000     998,286    823,611
  UT    84088    Retail    1,000,000     997,280    835,602
  CA    95928    Retail      855,000     852,876    753,482
  CO    80232    Retail      847,000     845,754    709,958
  CA    94578    Retail      840,000     838,287    752,504
  CA    92505    Retail      825,000     821,826    727,031
  ID    83705    Retail      820,000     817,950    722,216
  NV    89031    Retail      742,000     739,974    613,075
  MN    55344    Retail      712,500     711,920    589,926
  SC    29204    Retail      695,089     690,307    296,253
  SC    29210    Retail      628,000     623,680    267,661
  CA    95901    Retail      590,000     589,735    528,308
  CA    92590    Retail      505,000     503,712    443,963
  CA    96001    Retail      490,000     488,620    403,127
  CA    94122    Retail      440,000     439,242    391,191
  CO    80866    Retail      435,000     434,846    394,882
  NM    87111    Retail      420,000     418,853    347,023
  UT    84116  Industrial 40,700,000  40,661,316 36,329,199
  SC    29325  Industrial 11,700,000  11,652,952 10,266,992
  NC    28306  Industrial 10,300,000  10,248,293  8,970,663
  UT    84060  Industrial  5,400,000   5,350,043  3,681,739
  TX    75041  Industrial  5,342,250   5,319,872  4,333,556

  CA    92649  Industrial
  CA    92649  Industrial
  CA    92649  Industrial
  CA    92649  Industrial
               Industrial  5,050,000   5,033,155  4,050,778

  CA    93065  Industrial  5,000,000   4,989,608  4,368,631
  CA    94086  Industrial  5,000,000   4,966,818  4,020,504
  GA    30004  Industrial  4,000,000   3,955,964  2,789,131
  NV    89120  Industrial  3,600,000   3,576,598  2,904,245
  CA    94538  Industrial  3,625,000   3,569,667



                    ADMINI-
                   STRATIVE   SUB-      NET                   FIRST   INTEREST
   LOAN    MORTGAGE  FEE    SERVICING  MORTGAGE   NOTE       PAYMENT   ACCRUAL
   TYPE      RATE    RATE   FEE RATE     RATE     DATE        DATE     METHOD
 --------  -------- ------- --------   --------   ----     -------    --------
  Balloon   7.165%  0.143%    0.100%   7.022%    08/31/98   10/01/98  Actual/360
  Balloon   7.125%  0.143%    0.100%   6.982%    09/24/98   11/01/98  Actual/360
  Balloon   7.345%  0.143%    0.100%   7.202%    07/21/98   10/01/98  Actual/360
  Balloon   7.250%  0.143%    0.100%   7.107%    09/25/98   12/01/98  Actual/360
  Balloon   7.400%  0.143%    0.100%   7.257%    11/23/98   01/01/99  Actual/360
  Balloon   7.578%  0.143%    0.100%   7.435%    07/07/98   09/01/98  Actual/360
  Balloon   7.000%  0.143%    0.100%   6.857%    10/30/98   12/01/98  Actual/360
  Balloon   7.194%  0.143%    0.100%   7.051%    08/18/98   10/01/98  Actual/360
  Balloon   6.692%  0.143%    0.100%   6.549%    08/24/98   10/01/98  Actual/360
  Balloon   7.000%  0.143%    0.100%   6.857%    09/10/98   11/01/98  Actual/360
  Balloon   7.650%  0.143%    0.100%   7.507%    11/23/98   01/01/99  Actual/360
  Balloon   6.442%  0.143%    0.100%   6.299%    08/27/98   10/01/98  Actual/360
  Balloon   7.192%  0.143%    0.100%   7.049%    08/26/98   10/01/98  Actual/360
  Balloon   7.030%  0.143%    0.100%   6.887%    09/21/98   11/01/98  Actual/360
  Balloon   7.200%  0.143%    0.100%   7.057%    10/26/98   12/01/98  Actual/360
  Balloon   7.107%  0.143%    0.100%   6.964%    07/17/98   09/01/98  Actual/360
  Balloon   7.500%  0.143%    0.100%   7.357%    09/25/98   11/01/98  Actual/360
  Balloon   6.692%  0.143%    0.100%   6.549%    08/24/98   10/01/98  Actual/360
  Balloon   7.207%  0.143%    0.100%   7.064%    07/13/98   09/01/98  Actual/360
  Balloon   7.375%  0.143%    0.100%   7.232%    09/14/98   11/01/98  Actual/360
  Balloon   7.094%  0.143%    0.100%   6.951%    08/03/98   10/01/98  Actual/360
  Balloon   7.350%  0.143%    0.100%   7.207%    11/04/98   01/01/99  Actual/360
  Balloon   7.164%  0.143%    0.100%   7.021%    08/07/98   10/01/98  Actual/360
   Fully
Amortizing  6.997%  0.143%    0.100%   6.854%    07/09/98   09/01/98  30/360
  Balloon   7.875%  0.143%    0.100%   7.732%    11/19/98   01/01/99  Actual/360
  Balloon   7.000%  0.143%    0.100%   6.857%    09/09/98   11/01/98  Actual/360
  Balloon   7.330%  0.143%    0.100%   7.187%    09/02/98   11/01/98  Actual/360
  Balloon   8.500%  0.143%    0.100%   8.357%    11/05/98   01/01/99  Actual/360
  Balloon   8.000%  0.143%    0.100%   7.857%    09/25/98   11/01/98  Actual/360
  Balloon   7.336%  0.143%    0.100%   7.193%    07/21/98   09/01/98  Actual/360
  Balloon   7.307%  0.143%    0.100%   7.164%    09/01/98   11/01/98  Actual/360
  Balloon   8.000%  0.143%    0.100%   7.857%    10/29/98   12/01/98  Actual/360
  Balloon   8.075%  0.143%    0.100%   7.932%    12/02/98   02/01/99  Actual/360
  Balloon   7.280%  0.293%    0.250%   6.987%    09/23/98   11/01/98  Actual/360
  Balloon   7.280%  0.293%    0.250%   6.987%    09/23/98   11/01/98  Actual/360
  Balloon   8.000%  0.143%    0.100%   7.857%    11/23/98   02/01/99  Actual/360
  Balloon   7.235%  0.143%    0.100%   7.092%    09/10/98   11/01/98  Actual/360
  Balloon   7.850%  0.143%    0.100%   7.707%    10/14/98   12/01/98  Actual/360
  Balloon   7.700%  0.143%    0.100%   7.557%    09/24/98   12/01/98  Actual/360
  Balloon   8.600%  0.143%    0.100%   8.457%    12/07/98   02/01/99  Actual/360
  Balloon   8.000%  0.143%    0.100%   7.857%    10/09/98   12/01/98  Actual/360
  Balloon   7.850%  0.093%    0.050%   7.757%    11/30/98   01/01/99  Actual/360
  Balloon   7.170%  0.143%    0.100%   7.027%    07/24/98   09/01/98  Actual/360
  Balloon   6.870%  0.128%    0.085%   6.742%    06/29/98   08/01/98  Actual/360
  Balloon   6.900%  0.143%    0.100%   6.757%    08/18/98   10/01/98  Actual/360
  Balloon   7.000%  0.143%    0.100%   6.857%    09/28/98   11/01/98  Actual/360




  Balloon   7.000%  0.143%    0.100%   6.857%    10/30/98   12/01/98  Actual/360

  Balloon   7.010%  0.143%    0.100%   6.867%    10/28/98   12/01/98  Actual/360
  Balloon   7.073%  0.143%    0.100%   6.930%    07/21/98   09/01/98  Actual/360
  Balloon   6.930%  0.143%    0.100%   6.787%    07/31/98   09/01/98  Actual/360
  Balloon   7.180%  0.143%    0.100%   7.037%    07/16/98   09/01/98  Actual/360
   Fully
Amortizing  7.520%  0.143%    0.100%   7.377%    08/11/98   10/01/98    30/360

            ORIGINAL     ORIGINAL               REMAINING
            TERM TO    AMORTIZATION              TERM TO                  CROSS-             LOCKOUT
 MONTHLY   MATURITY       TERM       SEASONING  MATURITY  MATURITY  COLLATERALIZED  RELATED EXPIRATION  PREPAYMENT PENALTY
 PAYMENT   (MONTHS)  (MONTHS) (II)   (MONTHS)   (MONTHS)    DATE        LOANS        LOANS     DATE     DESCRIPTION (MONTHS)
 -------  ---------  -------------   ---------  --------  --------  --------------  ------- ----------  --------------------
$14,705      180         300             5        175     09/01/13        No          No    04/30/13    LO(175)/OPEN(5)/DEFEASANCE
 13,474      180         360             4        176     10/01/13        No          No    05/31/13    LO(175)/OPEN(5)/DEFEASANCE
 13,773      120         360             5        115     09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 12,961      120         360             3        117     11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
 12,740      120         360             2        118     12/01/08        No          No    07/31/08    LO(115)/OPEN(5)/DEFEASANCE
 12,682      120         360             6        114     08/01/08        No          No    06/01/08    LO(118)/OPEN(2)/DEFEASANCE
 11,310      120         360             3        117     11/01/08        No        Yes(L)  06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 11,448      120         360             5        115     09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 10,638      120         360             5        115     09/01/08        No        Yes(N)  07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 10,479      120         360             4        116     10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 11,232      120         300             2        118     12/01/08        No          No    09/01/08    LO(117)/OPEN(3)/DEFEASANCE
  9,424      120         360             5        115     09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 10,038      120         360             5        115     09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 11,501      180         240             4        176     10/01/13        No        Yes(O)  05/31/13    LO(175)/OPEN(5)/DEFEASANCE
  9,673      120         360             3        117     11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
  9,462      120         360             6        114     08/01/08        No        Yes(M)  06/01/08    LO(118)/OPEN(2)/DEFEASANCE
  9,544      120         360             4        116     10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  8,704      120         360             5        115     09/01/08        No        Yes(N)  07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  9,043      120         360             6        114     08/01/08        No          No    06/01/08    LO(118)/OPEN(2)/DEFEASANCE
  9,501      120         300             4        116     10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  8,395      120         360             5        115     09/01/08        No          No    03/04/08    LO(114)/OPEN(6)/DEFEASANCE
  7,923      120         360             2        118     12/01/08        No          no    10/01/08    LO(118)/OPEN(2)/DEFEASANCE
  7,440      120         360             5        115     09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  9,885      180         180             6        174     08/01/13        No          No    06/01/13    LO(178)/OPEN(2)/DEFEASANCE
  7,636      120         300             2        118     12/01/08        No          No    10/01/08    LO(118)/OPEN(2)/DEFEASANCE
  6,653      144         360             4        140     10/01/10        No          No    08/01/10    LO(142)/OPEN(2)/DEFEASANCE
  5,879      120         360             4        116     10/01/08        No        Yes(P)  08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  6,820      120         300             2        118     12/01/08        No          No    10/01/08    LO(118)/OPEN(2)/DEFEASANCE
  6,164      120         360             4        116     10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  5,676      120         360             6        114     08/01/08        No          No    06/01/08    LO(118)/OPEN(2)/DEFEASANCE
  5,626      120         360             4        116     10/01/08        No        Yes(P)  08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  5,727      120         300             3        117     11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
  5,535      120         300             1        119     01/01/09        No          No    11/01/08    LO(118)OPEN(2)DEFEASANCE
  5,506      180         240             4        176     10/01/13        No        Yes(O)  05/31/13    LO(175)/OPEN(5)/DEFEASANCE
  4,975      180         240             4        176     10/01/13        No        Yes(O)  05/31/13    LO(175)/OPEN(5)/DEFEASANCE
  4,329      120         360             1        119     01/01/09        No          No    11/01/08    LO(118)/OPEN(2)/DEFEASANCE
  3,440      120         360             4        116     10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  3,733      120         300             3        117     11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
  3,137      120         360             3        117     11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
  3,376      120         360             1        119     01/01/09        No          No    11/01/08    LO(118)/OPEN(2)/DEFEASANCE
  3,242      120         300             3        117     11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
294,397      120         360             2        118     12/01/08        No          No    09/01/08    LO(117)/OPEN(3)/DEFEASANCE
 79,181      120         360             6        114     08/01/08        No          No    04/01/08    LO(116)/OPEN(4)/DEFEASANCE
 67,629      120         360             7        113     07/01/08        No          No    06/30/02    LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                        OPEN(7)/DEFEASANCE
 41,543      120         240             5        115     09/01/08        No          No    04/30/08    LO(115)/OPEN(5)/DEFEASANCE
 37,486      120         306             4        116     10/01/08        No          No    05/31/08    LO(115)/OPEN(5)/DEFEASANCE





 35,692      120         300             3        117     11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE

 33,299      120         360             3        117     11/01/08        No          No    07/01/08    LO(116)/OPEN(4)/DEFEASANCE
 35,572      120         300             6        114     08/01/08        No          No    06/01/08    LO(118)/OPEN(2)/DEFEASANCE
 30,844      116         240             6        110     04/01/08        No          No    12/01/07    LO(112)/OPEN(4)/DEFEASANCE
 25,859      120         300             6        114     08/01/08        No          No    07/31/02    LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                        OPEN(7)/DEFEASANCE
 33,645      180         180             5        175     09/01/13        No          No    07/02/13    LO(178)/OPEN(2)/DEFEASANCE

                                                                                                                            LOAN
                                                                          CUT-OFF              TOTAL      SF/              BALANCE
                                                                            DATE               UNITS/     UNIT/   NET        PER
                                                   APPRAISAL   APPRAISAL    LTV   YEAR BUILT/  ROOM/      ROOM/ RENTABLE   SF/UNIT/
              PROPERTY NAME                          VALUE        DATE     RATIO   RENOVATED    BED       BED   AREA(SF)   ROOM/BED
              -------------                        ---------   ---------  ------- -----------  ------    ------ --------- ----------
Del Plaza Shopping Center                          2,750,000   07/01/98     74%      1964       66,737     SF     66,737     31
Staples - Hobbs NM                                 2,525,000   05/07/98     79%      1998       24,049     SF     24,049     83
701 Montana                                        3,350,000   02/21/98     60%      1986        8,707     SF      8,707    229
Evergreen Center                                   2,700,000   04/05/98     70%      1985       29,823     SF     29,823     64
For Eyes, Gwinnett                                 2,300,000   08/24/98     80%      1998        9,500     SF      9,500    193
L.A. Woman Building                                2,500,000   06/19/98     72%    1949/1986    11,636     SF     11,636    154
River Crossing Shopping Center                     2,125,000   08/24/98     80%      1989       37,000     SF     37,000     46
Academy Crossing Shopping Center                   2,250,000   07/03/98     75%      1985       55,086     SF     55,086     31
1210 West Morena Blvd                              2,500,000   07/01/98     66%      1972       27,188     SF     27,188     60
Park Village Shopping Center                       2,100,000   08/06/98     75%      1989       14,150     SF     14,150    111
Yuma Mesa Shopping Center                          4,600,000   09/10/98     33%    1960/1975    85,495     SF     85,495     18
Anaheim Town Center                                4,450,000   05/08/98     34%      1981       33,580     SF     33,580     44
The Ellinwood Center                               2,350,000   07/10/98     63%      1986       12,346     SF     12,346    119
North Towne Square Shopping Center                 1,850,000   06/29/98     79%    1978/1994    80,599     SF     80,599     18
Mountain Park Square, Ph II                        1,930,000   11/01/98     74%      1998       14,050     SF     14,050    101
Central Avenue Plaza                               1,865,000   06/10/98     75%    1960/1993    21,282     SF     21,282     66
Calabasas Retail Center                            1,820,000   07/21/98     75%    1928/1978     8,982     SF      8,982    152
920 Morena Industrial                              2,110,000   07/01/98     64%      1973       22,823     SF     22,823     59
Wendys                                             1,775,000   05/29/98     75%    1979/1989     4,604     SF      4,604    288
Mission Center                                     2,370,000   07/21/98     55%      1990       16,436     SF     16,436     79
Pier I Imports Building                            1,620,000   07/23/98     77%    1983/1990    10,215     SF     10,215    122
Arcadia Center                                     2,500,000   09/01/98     46%      1988       18,925     SF     18,925     61
Brookhurst Center                                  1,525,000   06/10/98     72%    1966/1987     8,361     SF      8,361    131
Trader Joes                                        2,300,000   02/09/98     47%      1991       11,370     SF     11,370     95
Country Corner Retail Center                       1,500,000   09/16/98     67%      1978       14,573     SF     14,573     69
Sandra Plaza                                       1,800,000   08/03/98     55%    1980/1993    19,213     SF     19,213     52
Kragen Auto Parts-Chico CA                         1,460,000   08/14/98     58%      1998        8,092     SF      8,092    105
Green Gables Shoppette                             1,210,000   09/11/98     70%      1974       23,240     SF     23,240     36
Strip Retail Center                                1,250,000   08/14/98     67%      1987        9,425     SF      9,425     89
Magnolia Center                                    1,100,000   04/15/98     75%      1990       12,870     SF     12,870     64
Schucks Automotive                                 1,100,000   07/29/98     74%      1997       12,000     SF     12,000     68
UMC Taco Bell                                        985,000   08/28/98     75%      1998        2,118     SF      2,586    349
Chestnut Place Retail Center                         950,000   10/06/98     75%      1989        8,118     SF      8,118     88
Payless Shoes Store (Beltline Blvd.)                 960,000   06/29/98     72%      1998        4,997     SF      4,997    138
Payless Shoe Store (Dutch Square)                    820,000   06/29/98     76%      1998        3,060     SF      3,060    204
Kragen Auto Parts-Marysville CA                    1,090,000   09/25/98     54%      1997        7,000     SF      7,000     84
Plaza Temecula                                       750,000   08/04/98     67%      1988       10,490     SF     10,490     48
851 Mistletoe Lane                                   900,000   09/03/98     54%      1978       14,000     SF     14,000     35
Yacoub Property:True Value Hardware                  785,000   08/21/98     56%      1926        2,736     SF      2,736    161
Banana Belt Strip Center                             580,000   06/11/98     75%      1983        6,333     SF      6,333     69
San Marcos Retail Plaza                              600,000   08/18/98     70%    1975/1997     9,324     SF      9,324     45
Baybridge Business Park                           62,100,000   09/03/98     66%    1957/1994   889,548     SF    889,548     46
Renfro Warehouse                                  15,174,000   07/10/98     77%      1986      566,564     SF    566,564     21
Purolator Distribution Center                     12,900,000   01/09/98     79%      1997      506,115     SF    506,115     20
Ironhorse Park                                    10,500,000   04/29/98     51%    1985/1996   111,528     SF    111,528     48
Kingsley Tool Company                              6,285,000   08/18/98     85%      1962      341,840     SF    341,840     16

Huntington Center-15145-15245 Springdale/Transistor Lane                             1980       90,670     SF     90,670
Huntington Center-5312 System Drive                                                  1977       11,206     SF     11,206
Huntington Center-5362 Industrial Drive                                              1979       11,408     SF     11,408
Huntington Center-5452 McFadden Avenue                                               1974       20,000     SF     20,000
Huntington Center Industrial Properties  (Roll-Up) 8,620,000   09/08/98     58%                133,284     SF    133,284     38

Hillside Industrial II                             6,500,000   06/15/98     77%      1998       88,896     SF     88,896     56
Aplex Building                                     8,990,000   06/08/98     55%      1970       60,800     SF     60,800     82
Federal Express Distribution Facility              5,700,000   06/18/98     69%      1998       88,215     SF     88,215     45
Patrick Airport Center                             4,600,000   06/30/98     78%      1997       62,315     SF     62,315     57
Mighty Micro Building                              5,700,000   07/31/98     63%      1998       39,156     SF     39,156     91

                OCCUPANCY                                                           U/W
OCCUPANCY         AS OF             U/W             U/W              U/W            NOI             U/W
 PERCENT          DATE            REVENUES        EXPENSE            NOI            DSCR          RESERVES
---------       --------        -----------     -----------     ------------        ----          --------
  94%           08/27/98          323,467           55,978          267,489         1.52           13,347
  100%          09/30/98          227,324            9,436          217,888         1.35            3,607
  83%           02/28/98          376,599           92,780          283,819         1.72            3,309
  92%           07/01/98          379,184          141,279          237,905         1.53            7,351
  100%          10/01/98          258,400           47,553          210,847         1.38            1,425
  100%          07/14/98          242,350           13,217          229,133         1.51            1,732
  100%          09/30/98          270,239           75,190          195,049         1.44            7,400
  95%           07/01/98          377,954          134,089          243,865         1.78            8,962
  100%          09/30/98          255,100           49,582          205,518         1.61            6,499
  94%           08/01/98          222,273           11,114          211,159         1.68            2,439
  100%          10/31/98          683,068          223,262          459,806         3.41           24,687
  91%           03/01/98          654,504          249,011          405,493         3.59           12,434
  100%          07/01/98          257,725           80,435          177,290         1.47            3,959
  74%           08/31/98          263,607           54,068          209,539         1.52           20,150
  100%          10/22/98          228,853           54,437          174,416         1.50            2,108
  92%           07/15/98          300,026          109,370          190,656         1.68            2,228
  100%          09/24/98          217,552           53,373          164,179         1.43            3,178
  100%          09/30/98          213,462           32,581          180,881         1.73            2,791
  100%          05/29/98          209,584           42,574          167,010         1.54            1,473
  100%          09/08/98          281,522           82,270          199,252         1.75            1,825
  100%          07/14/98          233,931           71,214          162,717         1.62            2,759
  95%           09/13/98          307,627           72,218          235,409         2.48            3,231
  100%          08/14/98          181,142           37,242          143,900         1.61            4,271
  100%          02/09/98          281,320           65,095          216,225         1.82            1,572
  100%          04/30/98          227,926           90,395          137,531         1.50            4,900
  100%          09/04/98          208,648           33,737          174,911         2.19            3,046
  100%          09/16/98          117,674           23,957           93,717         1.33              809
  100%          10/27/98          168,144           49,166          118,978         1.45            3,486
  72%           07/23/98          152,470           38,055          114,415         1.55            1,885
  100%          07/17/98          150,518           40,116          110,402         1.62            5,793
  100%          09/15/98          118,512           26,491           92,021         1.36            1,200
  100%          10/06/98           97,031           11,610           85,421         1.24              911
  100%          06/23/98          153,878           62,694           91,184         1.37            1,217
  100%          08/31/98          100,876           18,577           82,299         1.25              750
  100%          08/31/98           86,867           13,121           73,746         1.24              459
  100%          09/30/98           94,461           17,681           76,780         1.48              700
  100%          06/30/98          106,237           30,626           75,611         1.83            1,049
  100%          09/18/98          107,160           30,119           77,041         1.72            2,800
  100%          09/04/98           59,147            6,670           52,477         1.39              540
  100%          10/13/98           87,791           26,506           61,285         1.51            1,241
  94%           08/26/98           77,413           16,872           60,541         1.56            1,401
  91%           11/20/98        8,564,776        3,728,696        4,836,080         1.37          136,214
  100%          07/01/98        1,417,163           56,671        1,360,492         1.43                0
  100%          07/01/98        1,245,043           24,901        1,220,142         1.50           23,274
  93%           09/30/98        1,160,789          311,598          849,191         1.70           22,306
  100%          09/25/98          600,000           29,092          570,908         1.27           30,766

  99%           11/01/98
  100%          11/01/98
  100%          11/01/98
  100%          11/01/98
                                1,021,983          290,626          731,357         1.71           30,006

  100%          04/30/98          734,375          202,846          531,529         1.33            8,890
  100%          07/21/98          930,931           88,430          842,501         1.97           11,426
  100%          06/30/98          532,060           20,367          511,693         1.38            8,809
  91%           07/09/98          552,071          103,629          448,442         1.45            6,232
  100%          08/13/98          580,292           34,818          545,474         1.35            3,916

                                                                                                   2ND
                  MOST                                                             MOST            MOST
  U/W            RECENT           MOST               MOST           MOST          RECENT          RECENT
RESERVES          END            RECENT             RECENT         RECENT          NOI              END
PER UNIT          DATE          REVENUES           EXPENSES          NOI           DSCR            DATE
--------        --------        --------           ----------     ----------       -----          -------
 0.20            12/31/97       331,080              32,807       298,273           1.69          12/31/96
 0.15
 0.38            12/31/97       448,489              70,407       378,082           2.29          12/31/96
 0.25            12/31/97       402,025             115,355       286,670           1.84          12/31/96
 0.15
 0.15            12/31/97       276,356               3,420       272,936           1.79          12/31/96
 0.20            12/31/97       273,643              71,305       202,338           1.49          12/31/96
 0.16            12/31/97       288,504              89,384       199,120           1.45          12/31/96
 0.24            12/31/97       265,718              33,630       232,088           1.82          12/31/96
 0.17            12/31/97       268,081             115,514       152,567           1.21          12/31/96
 0.29            12/31/97       744,612             246,685       497,927           3.69          12/31/96
 0.37            07/31/98       708,519             188,514       520,005           4.60
 0.32            12/31/97       281,576              78,199       203,377           1.69          12/31/96
 0.25            12/31/97       240,200              37,918       202,282           1.47          12/31/96
 0.15
 0.10            12/31/97       311,561             107,560       204,001           1.80          12/31/96
 0.35            12/31/97       219,775              44,141       175,634           1.53          12/31/96
 0.12            12/31/97       226,949              29,064       197,885           1.89          12/31/96
 0.32            12/31/97       216,437              35,477       180,960           1.67          12/31/96
 0.11            12/31/97       260,928              64,146       196,782           1.73          12/31/96
 0.27            12/31/97       202,196              62,626       139,570           1.39          12/31/96
 0.17            12/31/97       333,511              52,611       280,900           2.95          12/31/96
 0.51            12/31/97       185,344              20,516       164,828           1.85          12/31/96
 0.14            12/31/97       312,418              57,802       254,616           2.15          12/31/96
 0.34            12/31/97       191,170              72,637       118,533           1.29          12/31/96
 0.16            12/31/97       195,997              31,787       164,210           2.06          12/31/96
 0.10
 0.15            12/31/97       152,057              42,405       109,652           1.34          12/31/96
 0.20            12/31/97       171,131              28,002       143,129           1.94          12/31/96
 0.45            12/31/97        97,949              32,439        65,510           0.96          12/31/96
 0.10
 0.43
 0.15            12/31/97       153,325              55,733        97,592           1.47          12/31/96
 0.15
 0.15
 0.10
 0.10            12/31/97       101,970              24,601        77,369           1.87          12/31/96
 0.20            12/31/97       101,650              21,253        80,397           1.79          12/31/96
 0.20            12/31/97        60,447               4,178        56,269           1.49          12/31/96
 0.20            12/31/97       106,157              18,612        87,545           2.16
 0.15            12/31/97        69,613              10,702        58,911           1.51          12/31/96
 0.15
 0.00
 0.05
 0.20            12/31/97     1,138,971             284,500       854,471           1.71          12/31/96
 0.09





 0.23            12/31/97       955,813             282,106       673,707           1.57          12/31/96

 0.10
 0.19            12/31/97       554,807             218,031       336,776           0.79          12/31/96
 0.10
 0.10
 0.10

                                                  2ND
    2ND               2ND             2ND        MOST                                                                  LARGEST
    MOST             MOST             MOST       RECENT                                                                 TENANT
   RECENT           RECENT           RECENT       NOI                                                                   LEASED
  REVEBUES         EXPENSES           NOI        DSCR                    LARGEST TENANT                                   SF
  --------       ------------     -----------   -------                 ---------------                                --------
   281,338         30,294           251,044      1.42          Sav-A-Lot                                                15,080
                                                               Staples                                                  24,049
   446,442         71,952           374,490      2.27          Let's Travel                                              1,360
   388,718        113,746           274,972      1.77          Liquor Center                                             4,655
                                                               Only Diamonds                                             4,950
   255,097          6,610           248,487      1.63          LA Woman, Inc                                            11,636
   269,300         68,146           201,154      1.48          Food Lion                                                25,000
   225,343        135,355            89,988      0.66          Brown Group Retail, Inc                                  14,000
   248,098         42,623           205,475      1.61          Petco Annimal Supplies, Inc                              20,108
   264,671        103,116           161,555      1.28          Hollywood Video                                           5,700
   722,539        334,731           387,808      2.88          Southwest Super Markets, LLC                             24,560
                                                               Wells Fargo Bank                                          6,000
   285,934         81,363           204,571      1.70          Mian, Jalani                                              2,682
   251,056         63,136           187,920      1.36          Food Lion                                                32,708
                                                               The Lighter Side                                          3,000
   305,079         95,594           209,485      1.84          The Pep Boys, Manny, Moe & Jack of California            12,083
   222,541         41,802           180,739      1.58          Gaetano's Italian Restaurant                              3,902
   221,117         15,661           205,456      1.97          Scan Furniture                                           22,823
   203,677         35,478           168,199      1.55          Wendy's                                                   2,316
   250,349         60,712           189,637      1.66          New Leaf Market                                           7,646
   182,898         42,286           140,612      1.40          Pier 1 Imports                                           10,215
   315,498         57,770           257,728      2.71          Shanghai Restaurant                                       4,990
   184,070         20,893           163,177      1.83          Khouraki, Abdo                                            3,900
   276,519         56,036           220,483      1.86          Trader Joe's Company                                     11,370
   147,290         68,528            78,762      0.86          7-Eleven Southland Corp.                                  4,000
   197,449         29,380           168,069      2.11          Michael's Stores, Inc.                                   17,808
                                                               Kragen Auto Parts                                         8,092
   148,362         36,839           111,523      1.36          Jewell Auto Body                                         11,200
   175,870         35,418           140,452      1.90          Launderland                                               4,225
   121,274         30,464            90,810      1.33          Kaiser Foundation Hospitals                               8,379
                                                               Schucks Auto Parts                                       12,000
                                                               Las Cal Corporation                                       2,586
   143,541         55,543            87,998      1.32          Oasis Mini-Market                                         2,992
                                                               Payless Shoe Source                                       3,060
                                                               Payless Shoe Source                                       3,060
                                                               Kragen Auto Parts                                         7,000
   113,084         27,770            85,314      2.07          Interior For Today                                        3,300
    97,875         24,568            73,307      1.64          Redding Instruments                                       3,000
    57,940          4,291            53,649      1.43          True Value Hardware                                       2,736
                                                               Banana Belt Liquors                                       3,110
    74,197          9,907            64,290      1.65          Garden Fresh Produce                                      4,275
                                                               L3                                                      487,460
                                                               Renfro                                                  566,564
                                                               Purolator                                               506,115
 1,082,265        250,872           831,393      1.67          Summit Sports                                             8,000
                                                               Kingsley Tool Co.                                       341,840

                                                               Integrated Tech                                           5,110
                                                               Summit Steel                                             11,206
                                                               Haddonstone                                              11,408
                                                               F.P. Diesel                                              20,000
 1,012,669        300,112           712,557      1.66          F.P. Diesel                                              20,000

                                                               Countrywide Funding Inc.                                 45,888
   170,034        139,473            30,561      0.11          Aplex, Inc.                                              60,800
                                                               FedEx                                                    88,215
                                                               Gaming Systems                                           17,038
                                                               Mighty Micro                                             39,156

                                                                                            SECOND
   LARGEST                                                           SECOND                LARGEST                   SECOND
   TENANT         LARGEST                                             LARGEST               TENANT                  LARGEST
    % of          TENANT                                              TENANT                  % OF                   TENANT
   TOTAL           LEASE         SECOND LARGEST                      LEASED                  TOTAL                   LEASE
     SF         EXPIRATION          TENANT                              SF                     SF                   EXPIRATION
   ------       -----------     -----------------                   --------                ------                 ----------
    23%            08/31/99     Family Dollar                         9,600                   14%                   12/31/03
   100%            09/01/13
    16%            09/01/00     Starbuck's                            1,240                   14%                   09/01/04
    16%            09/30/03     Chief Auto Parts                      3,400                   11%                   10/31/00
    52%            09/30/18     For Eyes                              2,550                   27%                   07/31/13
   100%            03/15/03
    68%            10/28/09     State of SC                           3,600                   10%                   07/31/99
    25%            11/30/03     Faith Alliance Church                 9,140                   17%                   12/31/01
    74%            05/08/04     Ochoc, Robert Al                      7,080                   26%                   02/28/02
    40%            08/31/08     Little Caesar's                       1,750                   12%                   05/31/99
    29%            10/31/03     Pic 'N' Save                         19,600                   23%                   06/30/04
    18%            09/30/05     Bahay Natin Filipino Restaurant       3,000                    9%                   09/30/00
    22%            04/09/03     Super Five                            2,116                   17%                   12/31/06
    41%            06/12/14     CVS Drugstore (REVCO)                 8,450                   10%                      NAV
    21%            05/19/03     Dr. John E. Culp                      2,340                   17%                   06/19/05
    57%            01/31/06     Pizza Hut of San Diego, Inc.          1,404                    7%                   09/30/01
    43%            10/31/01     Small Treasures                       2,183                   24%                   10/31/00
   100%            04/14/02     Martin Outdoor                            0                    0%                   09/30/01
    50%            05/31/08     Tera Flora                            1,144                   25%                      MTM
    47%            05/24/00     Mission Liquor                        2,300                   14%                   08/31/03
   100%            03/31/10
    26%            09/30/00     Lucko Financial Service, Inc.         3,227                   17%                   04/30/01
    47%            03/07/05     Pontius Corp                          2,936                   35%                   09/30/99
   100%            10/31/04
    27%            10/31/08     Wrapco, Inc                           2,000                   14%                   04/30/02
    93%            02/28/00     Pizza Hut                             1,405                    7%                   10/31/99
   100%            03/31/18
    48%            04/30/01     Takayama Restaurant                   2,140                    9%                   12/31/99
    45%            12/14/00     Windmill Cleaners                     1,300                   14%                   11/30/03
    65%            12/31/02     Nice Liquor & Video                   2,860                   22%                      NAV
   100%            07/31/17
   100%            04/30/18
    37%            07/31/99     Mr. Q's Vietnamese Cuisine            2,432                   30%                   07/31/99
    61%            04/30/13     Bully Farr                            1,937                   39%                   10/31/02
   100%            05/31/13
   100%            08/08/12
    31%            01/31/01     Lady of the Lake                      2,790                   27%                   12/31/01
    21%            06/30/99     Mistletoe Realty                      2,000                   14%                   06/30/99
   100%            11/30/01
    49%            12/31/05     Great Divide Printing                 1,670                   26%                   12/31/03
    46%            12/31/04     Wonder Bread Bakery                   3,000                   32%                   12/31/02
    55%            11/01/18     Unisys                              266,488                   30%                   12/01/00
   100%            07/22/13
   100%            10/31/07
     7%            04/01/02     Jupiter Property Mgt                  5,800                    5%                   02/01/05
   100%            07/01/14

     6%            08/31/00     Sun Engineering                       5,019                    6%                   02/28/03
   100%            09/30/00
   100%            09/30/00
   100%            02/28/99
    15%            02/28/99     Haddonstone                          11,408                    9%                   09/30/00

    52%            07/01/03     Condor Systems                       43,008                   48%                   02/01/05
   100%            12/31/02
   100%            03/31/08
    27%            03/31/03     Performance Contracting              10,200                   16%                   01/31/02
   100%            08/04/13

    SE-       LOAN
  QUENCE     NUMBER              PROPERTY NAME                       PROPERTY ADDRESS              COUNTY              CITY
  ------     ------              -------------                       ----------------              ------              ----

   N200A      50933   Collierville Business Center-Collierville
                      Plaza                                         141 US Highway 72              Shelby          Collierville
   N200B      50933   Collierville Business Center-Federal Avenue   5603 Federal Ave.              Shelby          Memphis
   N200C      50933   Collierville Business Center-Magnolia Ridge   318 & 320 Mt. Pleasant Road    Shelby          Collierville
   N200D      50933   Collierville Business Center-Pecan Ridge
                      Center                                        205 Mt. Pleasant Road          Shelby          Collierville
   N200E      50933   Collierville Business Center-Ripley Oaks
                      Retail Center                                 449 US Highway 72              Shelby          Collierville
   N200F      50933   Collierville Business Center-Wonder Center    165 Main Street                Shelby          Collierville
   N200       50933   Collierville Business Center (Roll-Up)

   N201       51346   Bentek Manufacturing Building                 2350 Harris Way                Santa Clara     San Jose
   N202       51351   Thousand Oaks Business Center                 250, 270 & 290 Conejo Ridge
                                                                    Avenue                         Ventura         Thousand Oaks
   N203       50902   McGaw Business Center                         1555-1565 McGaw Ave,
                                                                    17151-17153
                                                                    Gillette Ave                   Orange          Irvine
   N204       51256   Faber Street Industrial Building              2801-2809 Faber St.            Alameda         Union City
   N205       51387   Magellan Systems Building                     1292-1294 Hammerwood Avenue    Santa Clara     Sunnyvale
   N206       51358   33300 Western Ave Industrial Center           33300 Western Avenue           Alameda         Union City
   N207       51170   Center Street Industrial Center               4400 34st Street North-
                                                                    US Highway 19                  Pinellas        St. Petersburg
   N208       51334   Valley View Building                          16932 Valley View Ave.         Los Angeles     La Mirada
   N209       51250   Hi-Val Industrial                             1300 E Wakeham Ave.            Orange          Santa Ana
   N210       51103   Redmoor Industrial Center                     18080 Northeast 68th St.       King            Redmond
   N211       51258   Redfield Tech Center                          7848 East Redfield Rd          Maricopa        Scottsdale
   N212       51205   Clark Foods Sterling Heights                  6635 Sterling Drive South      Macomb          Sterling Heights
   N213       51120   Rosewood Industrial Plaza                     4500-4530 N. Hiatus Rd.        Broward         Sunrise
   N214       51310   30 Janis Way Building                         30 Janis Way                   Santa Cruz      Scotts Valley
   N215       51265   Black Mountain Industrial                     9520 Black Mountain Rd         San Diego       San Diego
   N216       51365   Napa Warehouse                                912-918 Enterprise Way         Napa            Napa
   N217       51237   Applied Graphics Tech                         5670 Oberlin Dr.               San Diego       San Diego
   N218       51268   Buenos Industrial                             980 Buenos Ave.                San Diego       San Diego
   N219       51355   Grouse Creek Center                           23798 U.S. Highway 24          Eagle           Minturn
   N220       51277   Faraday Ave. Light Industrial                 3 Faraday Ave.                 Orange          Irvine
   N221       51269   C Street Industrial                           591 - 595 C Street             San Diego       Chula Vista
   N222       51399   Fremont Light Industrial Building             44829-44853 Freemont Blvd      Alameda         Fremont
   N223       51400   Air Liquide Light Industrial                  201 S. River Run Road          Coconino        Flagstaff
   N224       51396   Lake Forest Light Industrial Building         20611 Canada Road              Orange          Lake Forest
   N225       51340   Hertz Equipment Rental Warehouse              800 Industrial Circle South    Scott           Shakopee

   N226A      51429   RFS Hotel Note B-Hampton Inn-Bloomington      4201 West 80th Street          Hennepin        Bloomington
   N226B      51429   RFS Hotel Note B-Holiday Inn-Wauwatosa        11111 West North Avenue        Milwaukee       Wauwatosa
   N226C      51429   RFS Hotel Note B-Sheraton Milpitas            1801 Barber Lane               Santa Clara     Milpitas
   N226D      51429   RFS Hotel Note B-Sheraton-Pleasanton          5115 Hopyard Road              Alameda         Pleasanton
   N226E      51429   RFS Hotel Note B-Residence Inn-Kansas City    2975 Main Street               Jackson         Kansas City
   N226       51429   RFS Hotel Note B (Roll-Up)

   N227A      51428   RFS Hotel Note A-Comfort Inn-Farmington Hills 30715 Twelve Mile Road         Oakland         Farmington Hills
   N227B      51428   RFS Hotel Note A-Hampton Inn Indianapolis     5601 Fortune Circle West       Marion          Indianapolis
   N227C      51428   RFS Hotel Note A-Hampton Inn-Memphis          33 Humphrey Center Drive       Shelby          Memphis
   N227D      51428   RFS Hotel Note A-Sheraton-Bakersfield         5101 California Avenue         Kern            Bakersfield
   N227E      51428   RFS Hotel Note A-Sheraton-Sunnyvale           1100 North Mathilda Avenue     Santa Clara     Sunnyvale
   N227       51428   RFS Hotel Note A (Roll-Up)
                      SUB-TOTAL CROSSED LOANS

   N228       51006   The Lodge at Woodcliff                        199 Woodcliff Drive            Monroe          Fairport
   N229       51060   Lighthouse Lodge and Suites                   1150 & 1249 Lighthouse Ave.    Monterey        Pacific Grove

   N230A      51121   Lexington Suites - Dallas                     4150 Independence Drive        Dallas          Dallas
   N230B      51121   Lexington Suites - Houston                    16410 N. Freeway (IH-45)       Harris          Houston
   N230C      51121   Lexington Suites - Oklahoma City              1200 South Meridian Avenue     Oklahoma        Oklahoma City
   N230       51121   Lexington Suites Hotels (Roll-Up)

   N231       51156   Spyglass Inn                                  2703 & 2705 Spyglass Dr.       San Luis Obispo Pismo Beach
   N232       51122   Fairfield Inn                                 20 Orme Dr.                    Warren          Vicksburg
   N233       51157   Fireside Inn (Best Western)                   6700 Moonstone Beach Dr.       San Luis Obispo Cambria
   N234       51131   450 7th Avenue                                450 7th Ave. (Nelson Bldg.)    New York        New York
   N235       51111   Corte Madera Plaza                            21 Tamal Vista Blvd.           Marin           Corte Madera
   N236       51254   379 Lytton Avenue Building                    379 Lytton Ave.                Santa Clara     Palo Alto

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                   ADMINI-
                                        CUT-OFF    MATURITY                        STRATIVE  SUB-     NET         FIRST   INTEREST
         ZIP     PROPERTY   ORIGINAL     DATE        DATE         LOAN    MORTGAGE   FEE  SERVICING MORTGAGE NOTE PAYMENT  ACCRUAL
STATE   CODE       TYPE     BALANCE     BALANCE    BALANCE        TYPE      RATE    RATE   FEE RATE   RATE   DATE  DATE    METHOD
-----   ----   ----------   -------     -------    -------    ----------  -------- ------- -------- -------- ---- ------- --------
TN      38017     Retail
TN      38118   Industrial
TN      38017   Industrial
TN      38017   Industrial
TN      38017     Retail
TN      38017   Industrial
                Industrial  3,400,000   3,381,120  2,735,742     Balloon   7.100%  0.143% 0.100% 6.957% 08/12/98 10/01/98 Actual/360

CA      95131   Industrial  3,150,000   3,100,264                 Fully
                                                               Amortizing  7.126%  0.143% 0.100% 6.983% 07/31/98 10/01/98   30/360
CA      91361   Industrial  2,800,000   2,794,353  2,453,761     Balloon   7.125%  0.143% 0.100% 6.982% 10/08/98 12/01/98 Actual/360
CA      92614   Industrial  2,625,000   2,614,277  2,299,921     Balloon   7.110%  0.093% 0.050% 7.017% 07/29/98 09/01/98 Actual/360
CA      94587   Industrial  2,500,000   2,491,078  2,183,238     Balloon   6.990%  0.143% 0.100% 6.847% 08/27/98 10/01/98 Actual/360
CA      94702   Industrial  2,475,000   2,472,771  2,217,110     Balloon   8.000%  0.143% 0.100% 7.857% 11/02/98 01/01/99 Actual/360
CA      94587   Industrial  2,470,000   2,465,181  2,171,527     Balloon   7.250%  0.143% 0.100% 7.107% 10/15/98 12/01/98 Actual/360
FL      33714   Industrial  2,320,000   2,315,474  2,039,652     Balloon   7.250%  0.143% 0.100% 7.107% 10/27/98 12/01/98 Actual/360
CA      90638   Industrial  2,290,000   2,285,532  2,013,277     Balloon   7.250%  0.143% 0.100% 7.107% 10/01/98 12/01/98 Actual/360
CA      92705   Industrial  2,047,500   2,039,725  1,776,228     Balloon   6.740%  0.143% 0.100% 6.597% 08/03/98 10/01/98 Actual/360
WA      98052   Industrial  2,000,000   1,996,119  1,759,217     Balloon   7.270%  0.143% 0.100% 7.127% 10/30/98 12/01/98 Actual/360
AZ      85260   Industrial  2,000,000   1,992,994  1,749,970     Balloon   7.064%  0.143% 0.100% 6.921% 08/18/98 10/01/98 Actual/360
MI      48312   Industrial  1,905,000   1,891,124  1,545,477     Balloon   7.353%  0.143% 0.100% 7.210% 06/24/98 08/01/98 Actual/360
FL      33351   Industrial  1,750,000   1,744,302  1,409,126     Balloon   7.125%  0.143% 0.100% 6.982% 10/26/98 12/01/98 Actual/360
CA      95066   Industrial  1,500,000   1,496,056  1,314,968     Balloon   7.125%  0.143% 0.100% 6.982% 09/10/98 11/01/98 Actual/360
CA      92126   Industrial  1,290,000   1,285,044  1,117,639     Balloon   6.692%  0.143% 0.100% 6.549% 08/24/98 10/01/98 Actual/360
CA      94558   Industrial  1,218,000   1,214,168    985,966     Balloon   7.300%  0.143% 0.100% 7.157% 10/26/98 12/01/98 Actual/360
CA      92121   Industrial  1,150,000   1,146,076  1,008,920     Balloon   7.167%  0.143% 0.100% 7.024% 08/14/98 10/01/98 Actual/360
CA      92110   Industrial  1,100,000   1,095,774    953,026     Balloon   6.692%  0.143% 0.100% 6.549% 08/24/98 10/01/98 Actual/360
CO      81645   Industrial    950,000     947,055    770,753     Balloon   7.375%  0.143% 0.100% 7.232% 10/08/98 12/01/98 Actual/360
CA      92618   Industrial    850,000     847,809    746,536     Balloon   7.197%  0.143% 0.100% 7.054% 09/01/98 11/01/98 Actual/360
CA      91910   Industrial    755,000     752,099    654,123     Balloon   6.692%  0.143% 0.100% 6.549% 08/24/98 10/01/98 Actual/360
CA      94538   Industrial    560,000     559,079    463,536     Balloon   8.050%  0.143% 0.100% 7.907% 11/23/98 01/01/99 Actual/360
AZ      86001   Industrial    505,000     504,570    453,973     Balloon   8.150%  0.143% 0.100% 8.007% 11/25/98 01/01/99 Actual/360
CA      92630   Industrial    500,000     499,550    447,901     Balloon   8.000%  0.143% 0.100% 7.857% 11/23/98 01/01/99 Actual/360
MN      55379   Industrial    487,500     486,562    429,136     Balloon   7.300%  0.143% 0.100% 7.157% 10/13/98 12/01/98 Actual/360

MN      55437      Hotel
WI      53226      Hotel
CA      95035      Hotel
CA      94588      Hotel
MO      64108      Hotel
                   Hotel   55,450,000  55,402,022 45,578,728     Balloon   7.821%  0.093% 0.050% 7.728% 12/18/98 02/01/99 Actual/360

MI      48334      Hotel
IN      46241      Hotel
TN      38120      Hotel
CA      93309      Hotel
CA      94089      Hotel
                   Hotel   40,350,000  40,315,331 33,195,434     Balloon   7.851%  0.093% 0.050% 7.758% 12/18/98 02/01/99 Actual/360
                                       ---------- ----------
                                       95,717,353 78,774,162

NY      14450      Hotel   17,250,000  17,154,933 13,896,828     Balloon   7.140%  0.143% 0.100% 6.997% 08/14/98 10/01/98 Actual/360
CA      93950      Hotel    9,300,000   9,261,587  7,533,445     Balloon   7.310%  0.143% 0.100% 7.167% 09/16/98 11/01/98 Actual/360

TX      75237      Hotel
TX      77090      Hotel
OK      73108      Hotel
                   Hotel    9,285,000   9,253,802  7,349,155     Balloon   7.750%  0.143% 0.100% 7.607% 10/29/98 12/01/98 Actual/360

CA      93449      Hotel    3,150,000   3,139,493  2,526,724     Balloon   7.000%  0.143% 0.100% 6.857% 10/30/98 12/01/98 Actual/360
MS      39180      Hotel    2,800,000   2,791,743  2,288,572     Balloon   7.625%  0.143% 0.100% 7.482% 10/29/98 12/01/98 Actual/360
CA      93428      Hotel    2,800,000   2,790,945  2,257,008     Balloon   7.160%  0.143% 0.100% 7.017% 10/30/98 12/01/98 Actual/360
NY      10123     Office   11,000,000  10,977,077  9,608,472     Balloon   7.000%  0.143% 0.100% 6.857% 10/28/98 12/01/98 Actual/360
CA      94925     Office    9,100,000   9,080,764  7,937,348     Balloon   6.945%  0.098% 0.055% 6.847% 10/13/98 12/01/98 Actual/360
CA      94301     Office    8,800,000   8,766,991  7,644,357     Balloon   6.790%  0.143% 0.100% 6.647% 08/26/98 10/01/98 Actual/360

            ORIGINAL     ORIGINAL               REMAINING
            TERM TO    AMORTIZATION              TERM TO                CROSS-               LOCKOUT
 MONTHLY   MATURITY       TERM       SEASONING  MATURITY  MATURITY  COLLATERALIZED  RELATED EXPIRATION     PREPAYMENT PENALTY
 PAYMENT   (MONTHS)  (MONTHS) (ii)   (MONTHS)   (MONTHS)    DATE        LOANS        LOANS     DATE        DESCRIPTION (MONTHS)
 -------  ---------  -------------   ---------  --------  --------  --------------  ------- ----------     --------------------
 24,248      120         300            5       115      09/01/08         No         No     09/30/02     LO(48)/GRTR1%PPMTorYM(69)/
                                                                                                         OPEN(3)

 28,535      180         180            5       175      09/01/13         No         No     07/02/13     LO(178)/OPEN(2)/DEFEASANCE
 18,864      120         360            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE
 17,659      120         360            6       114      08/01/08         No         No     03/31/08     LO(115)/OPEN(5)/DEFEASANCE
 16,616      120         360            5       115      09/01/08         No         No     07/02/98     LO(118)/OPEN(2)/DEFEASANCE
 18,161      120         360            2       118      12/01/08         No         No     10/01/08     LO(118)/OPEN(2)/DEFEASANCE
 16,850      120         360            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE
 15,826      120         360            3       117      11/01/08         No       Yes(Q)   06/30/08     LO(115)/OPEN(5)/DEFEASANCE
 15,622      120         360            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE
 13,266      120         360            5       115      09/01/08         No         No     07/02/08     LO(118)/OPEN(2)/DEFEASANCE
 13,671      120         360            3       117      11/01/08         No         No     06/30/08     LO(115)/OPEN(5)/DEFEASANCE
 13,392      120         360            5       115      09/01/08         No         No     07/02/08     LO(118)/OPEN(2)/DEFEASANCE
 13,896      120         300            7       113      07/01/08         No         No     05/01/08     LO(118)/OPEN(2)/DEFEASANCE
 12,509      120         300            3       117      11/01/08         No         No     07/01/08     LO(116)/OPEN(4)/DEFEASANCE
 10,106      120         360            4       116      10/01/08         No         No     08/01/08     LO(118)/OPEN(2)/DEFEASANCE
  8,317      120         360            5       115      09/01/08         No       Yes(N)   07/02/08     LO(118)/OPEN(2)/DEFEASANCE
  8,843      120         300            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE
  7,780      120         360            5       115      09/01/08         No         No     07/02/08     LO(118)/OPEN(2)/DEFEASANCE
  7,092      120         360            5       115      09/01/08         No       Yes(N)   07/02/08     LO(118)/OPEN(2)/DEFEASANCE
  6,943      120         300            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE
  5,768      120         360            4       116      10/01/08         No         No     08/01/08     LO(118)/OPEN(2)/DEFEASANCE
  4,868      120         360            5       115      09/01/08         No       Yes(N)   07/02/08     LO(118)/OPEN(2)/DEFEASANCE
  4,341      120         300            2       118      12/01/08         No         No     10/01/08     LO(118)/OPEN(2)/DEFEASANCE
  3,758      120         360            2       118      12/01/08         No         No     10/01/08     LO(118)/OPEN(2)/DEFEASANCE
  3,669      120         360            2       118      12/01/08         No         No     10/01/08     LO(118)/OPEN(2)/DEFEASANCE
  3,342      120         360            3       117      11/01/08         No         No     09/01/08     LO(118)/OPEN(2)/DEFEASANCE






421,411      120         300            1       119      01/01/09       Yes(3)     Yes(R)   10/01/08     LO(117)/OPEN(3)/DEFEASANCE






307,448      120         300            1       119      01/01/09       Yes(3)     Yes(R)   10/01/08     LO(117)/OPEN(3)/DEFEASANCE


123,464      120         300            5       115      09/01/08         No         No     04/30/08     LO(115)/OPEN(5)/DEFEASANCE
 67,581      120         300            4       116      10/01/08         No         No     06/01/08     LO(116)/OPEN(4)/DEFEASANCE




 71,624      120         282            3       117      11/01/08         No         No     07/01/08     LO(116)/OPEN(4)/DEFEASANCE

 22,264      120         300            3       117      11/01/08         No         No     10/31/02     LO(47)/GRTR1%PPMTorYM(68)/
                                                                                                         OPEN(5)/DEFEASANCE
 20,920      120         300            3       117      11/01/08         No         No     07/01/08     LO(116)/OPEN(4)/DEFEASANCE
 20,077      120         300            3       117      11/01/08         No         No     10/31/02     LO(47)/GRTR1%PPMTorYM(68)/
                                                                                                         OPEN(5)/DEFEASANCE
 73,183      120         360            3       117      11/01/08         No         No     06/30/08     LO(115)/OPEN(5)/DEFEASANCE
 60,207      120         360            3       117      11/01/08         No         No     06/30/08     LO(115)/OPEN(5)/DEFEASANCE
 57,311      120         360            5       115      09/01/08         No         No     07/02/08     LO(118)/OPEN(2)/DEFEASANCE

                                                                                                        CUT-OFF
                                                                                                           DATE
  SE-    LOAN                                                                   APPRAISAL    APPRAISAL     LTV     YEAR BUILT/
QUENCE  NUMBER                     PROPERTY NAME                                  VALUE         DATE      RATIO    RENOVATED
------  ------                     -------------                               ----------    ---------   -------   ---------
N200A    50933      Collierville Business Center-Collierville Plaza                                                   1976
N200B    50933      Collierville Business Center-Federal Avenue                                                       1989
N200C    50933      Collierville Business Center-Magnolia Ridge                                                       1986
N200D    50933      Collierville Business Center-Pecan Ridge Center                                                   1990
N200E    50933      Collierville Business Center-Ripley Oaks Retail Center                                            1958
N200F    50933      Collierville Business Center-Wonder Center                                                        1953
N200     50933      Collierville Business Center (Roll-Up)                     6,855,00      03/30/1998     49%

N201     51346      Bentek Manufacturing Building                              5,400,000     05/28/1998     57%       1978
N202     51351      Thousand Oaks Business Center                              4,850,000     08/06/1998     58%       1990
N203     50902      McGaw Business Center                                      3,900,000     04/03/1998     67%       1990
N204     51256      Faber Street Industrial Building                           3,350,000     06/19/1998     74%       1985
N205     51387      Magellan Systems Building                                  3,300,000     09/03/1998     75%       1975
N206     51358      33300 Western Ave Industrial Center                        3,300,000     07/02/1998     75%       1978
N207     51170      Center Street Industrial Center                            2,900,000     09/15/1998     80%    1959/1990
N208     51334      Valley View Building                                       3,050,000     08/11/1998     75%       1974
N209     51250      Hi-Val Industrial                                          2,730,000     06/20/1998     75%    1961/1996
N210     51103      Redmoor Industrial Center                                  3,325,000     06/26/1998     60%       1990
N211     51258      Redfield Tech Center                                       2,650,000     06/12/1998     75%       1984
N212     51205      Clark Foods Sterling Heights                               2,540,000     05/14/1998     75%       1968
N213     51120      Rosewood Industrial Plaza                                  2,830,000     08/06/1998     62%       1991
N214     51310      30 Janis Way Building                                      2,810,000     07/21/1998     53%       1974
N215     51265      Black Mountain Industrial                                  2,110,000     06/30/1998     61%       1984
N216     51365      Napa Warehouse                                             1,760,000     09/01/1998     69%       1985
N217     51237      Applied Graphics Tech                                      1,770,000     06/11/1998     65%    1983/1996
N218     51268      Buenos Industrial                                          1,700,000     07/29/1998     65%       1977
N219     51355      Grouse Creek Center                                        1,365,000     08/17/1998     69%       1975
N220     51277      Faraday Ave. Light Industrial                              1,280,000     07/22/1998     66%       1980
N221     51269      C Street Industrial                                        1,165,000     06/25/1998     65%       1986
N222     51399      Fremont Light Industrial Building                          1,115,000     08/25/1998     50%       1985
N223     51400      Air Liquide Light Industrial                                 710,000     09/08/1998     71%       1998
N224     51396      Lake Forest Light Industrial Builin                          750,000     09/22/1998     67%       1990
N225     51340      Hertz Equipment Rental Warehouse                             650,000     08/10/1998     75%    1980/1997

N226A    51429      RFS Hotel Note B-Hampton Inn-Bloomington                                                       1983/1998
N226B    51429      RFS Hotel Note B-Holiday Inn-Wauwatosa                                                         1984/1995
N226C    51429      RFS Hotel Note B-Sheraton Milpitas                                                             1988/1998
N226D    51429      RFS Hotel Note B-Sheraton-Pleasanton                                                           1985/1998
N226E    51429      RFS Hotel Note B-Residence Inn-Kansas City                                                        1988
N226     51429      RFS Hotel Note B (Roll-Up)                                88,600,000     01/01/1999     63%

N227A    51428      RFS Hotel Note A-Comfort Inn-Farmington Hills                                                  1986/1997
N227B    51428      RFS Hotel Note A-Hampton Inn Indianapolis                                                      1988/1998
N227C    51428      RFS Hotel Note A-Hampton Inn-Memphis                                                              1992
N227D    51428      RFS Hotel Note A-Sheraton-Bakersfield                                                          1983/1998
N227E    51428      RFS Hotel Note A-Sheraton-Sunnyvale                                                            1980/1998
N227     51428      RFS Hotel Note A (Roll-Up)                                65,600,000     01/01/1999     62%
                                                                             -----------
                    SUB-TOTAL CROSSED LOANS                                  154,200,000
N228     51006      The Lodge at Woodcliff                                    25,000,000     06/01/1998     69%    1986/1996
N229     51060      Lighthouse Lodge and Suites                               14,200,000     06/01/1998     65%       1968

N230A    51121      Lexington Suites - Dallas                                                                      1984/1997
N230B    51121      Lexington Suites - Houston                                                                     1984/1994
N230C    51121      Lexington Suites - Oklahoma City                                                               1981/1996
N230     51121      Lexington Suites Hotels (Roll-Up)                         13,875,000     08/21/1998     67%

N231     51156      Spyglass Inn                                               7,100,000     07/29/1998     44%    1970/1997
N232     51122      Fairfield Inn                                              4,100,000     08/20/1998     68%       1995
N233     51157      Fireside Inn (Best Western)                                4,700,000     07/27/1998     59%    1973/1985
N234     51131      450 7th Avenue                                            63,000,000     08/20/1998     17%       1931
N235     51111      Corte Madera Plaza                                        12,000,000     06/30/1998     76%       1975
N236     51254      379 Lytton Avenue Building                                13,100,000     07/27/1998     67%       1986




                                      LOAN
 TOTAL       SF/                    BALANCE
 UNITS/     UNIT/           NET       PER
 ROOM/      ROOM/        RENTABLE   SF/UNIT/
  BED       BED         AREA (SF)  ROOM/BED
------     -----        ---------  --------
  8,286      SF           8,286
  6,000      SF           6,000
  9,461      SF           9,461
 46,530      SF          46,530
 55,282      SF          55,282
193,103      SF         193,103
318,802      SF         318,802          11

 49,294      SF          49,294          63
 53,296      SF          53,296          52
 42,901      SF          42,901          61
 55,615      SF          55,615          45
 25,200      SF          25,200          98
 73,860      SF          73,860          33
116,500      SF         116,500          20
 83,900      SF          83,900          27
 57,064      SF          57,064          36
 47,660      SF          47,660          42
 38,500      SF          38,500          52
 81,225      SF          81,225          23
 47,815      SF          47,815          36
 44,360      SF          44,360          34
 34,007      SF          34,007          38
 35,624      SF          35,624          34
 18,430      SF          18,430          62
 29,040      SF          29,040          38
 13,780      SF          13,780          69
 15,600      SF          15,600          54
 20,460      SF          20,460          37
 19,935      SF          19,935          28
  4,065      SF           4,065         124
  8,610      SF           8,610          58
 18,430      SF          18,430          26

    135    Rooms         63,728
    122    Rooms         59,286
    229    Rooms        165,693
    214    Rooms        150,000
     96    Rooms         95,500
    796    Rooms        534,207      69,601

    135    Rooms       72,564
    131    Rooms       75,976
    120    Rooms       60,684
    197    Rooms      125,398
    173    Rooms       71,448
    756    Rooms      406,070        53,327


    244    Rooms      166,509        70,307
     97    Rooms       47,004        95,480

    108    Rooms       47,187
    248    Rooms      106,228
    145    Rooms       65,916
    501    Rooms      219,331        18,471

     82    Rooms       43,682        38,286
     81    Rooms       37,100        34,466
     46    Rooms       26,000        60,673
448,982      SF       448,982            24
 48,687      SF        48,687           187
 29,705      SF        29,705           295

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                 OCCUPANCY                                                                 U/W
 OCCUPANCY         AS OF               U/W                   U/W                U/W        NOI                   U/W
  PERCENT          DATE              REVENUES              EXPENSES             NOI        DSCR                RESERVES
 ---------      ----------           --------              --------             ---        ----                --------
   100%         08/05/1998
   100%         08/05/1998
   100%         08/05/1998
   100%         08/05/1998
   100%         08/05/1998
   91%          08/05/1998
                                     $821,698               $236,536          $585,162     2.01                $63,832

   100%         07/12/1996            561,952                 33,717           528,235     1.54                  4,929
   100%         10/02/1998            590,495                135,862           454,633     2.01                  5,330
   100%         09/25/1998            374,676                 81,624           293,052     1.38                  4,719
   100%         09/11/1998            311,134                 13,945           297,189     1.49                 12,584
   100%         11/30/1998            337,478                 17,234           320,244     1.47                  8,752
   100%         08/01/1998            294,701                 14,735           279,966     1.38                 14,314
   100%         10/02/1998            371,092                 84,744           286,348     1.51                 17,475
   100%         09/17/1998            322,562                 59,198           263,364     1.40                 10,297
   100%         07/24/1998            333,393                 62,980           270,413     1.70                  1,644
   100%         09/30/1998            356,710                 98,812           257,898     1.57                 11,677
   100%         11/30/1998            329,215                 90,965           238,250     1.48                  4,952
   100%         06/17/1998            316,230                 17,610           298,620     1.79                 20,262
   100%         10/02/1998            371,721                149,708           222,013     1.48                  7,172
   100%         02/28/1998            348,588                 96,719           251,869     2.08                  4,432
   100%         08/17/1998            211,000                 43,543           167,457     1.68                  4,081
   100%         09/29/1998            219,037                 58,281           160,756     1.51                  4,495
   100%         06/30/1998            211,668                 42,131           169,537     1.82                  1,036
   100%         09/30/1998            195,717                 44,807           150,910     1.77                  4,356
   100%         08/16/1998            160,831                 39,382           121,449     1.46                  2,067
   100%         08/27/1998            139,362                 31,897           107,465     1.55                  1,560
   100%         09/30/1998            129,248                 25,175           104,073     1.78                  6,299
   100%         09/04/1998            132,194                 36,202            95,992     1.84                  2,990
   100%         10/22/1998             77,343                 15,915            61,428     1.36                    813
   100%         08/04/1998             89,657                 26,338            63,319     1.44                    775
   100%         10/27/1998            102,989                 43,729            59,260     1.48                  1,843

   81%          09/30/1998
   77%          09/30/1998
   74%          09/30/1998
   72%          09/30/1998
   75%          09/30/1998
   75%          09/30/1998         22,799,640             12,963,369         9,836,271     1.95                985,620

   65%          09/30/1998
   75%          09/30/1998
   79%          09/30/1998
   69%          09/30/1998
   79%          09/30/1998
   73%          09/30/1998         17,185,493              9,934,635         7,250,858     1.97                793,022


   68%          07/31/1998         10,157,952              7,655,920         2,502,032     1.69                406,318
   74%          09/30/1998          3,102,719              1,830,156         1,272,563     1.57                124,109

   68%          07/31/1998
   63%          07/31/1998
   52%          07/31/1998
                                    6,534,369              4,989,023         1,545,346     1.80                326,718

   69%          06/30/1998          1,607,545                875,135           732,410     2.74                 80,377
   84%          08/31/1998          1,229,631                812,585           417,046     1.66                 61,482
   71%          06/30/1998          1,079,797                614,427           465,370     1.93                 43,192
   92%          09/01/1998          7,857,029              4,393,436         3,463,593     3.94                108,807
   100%         09/01/1998          1,325,402                316,837         1,008,565     1.40                  9,697
   100%         06/25/1998          1,347,895                422,378           925,517     1.35                 12,180

                                                                                                              2ND
                 MOST                                                                    MOST                 MOST
    U/W         RECENT           MOST                  MOST                  MOST       RECENT               RECENT
  RESERVES       END            RECENT                RECENT                RECENT       NOI                  END
  PER UNIT       DATE          REVENUES              EXPENSES                 NOI        DSCR                 DATE
  --------      ------         --------              --------               ------      ------               ------







    0.20      12/31/1997       $  769,234            $ 182,620           $  586,614      2.02               12/31/1996

    0.10
    0.10      12/31/1997          648,568               98,943              549,625      2.43
    0.11      12/31/1997          426,567               77,183              349,384      1.65               12/31/1996
    0.23      12/31/1997          373,996               69,160              304,836      1.53               12/31/1996
    0.35
    0.19
    0.15      12/31/1997          380,628              175,760              204,868      1.08               12/31/1996
    0.12
    0.03      12/31/1997          275,256               52,377              222,879      1.40
    0.25      12/31/1997          399,826               83,265              316,561      1.93               12/31/1996
    0.13      06/30/1998          341,331               73,103              268,228      1.67
    0.25
    0.15      12/31/1997          382,243              100,475              281,768      1.88               12/31/1996
    0.10      12/31/1997          350,110               88,028              262,082      2.16               12/31/1996
    0.12      12/31/1997          212,193               37,182              175,011      1.75               12/31/1996
    0.13      12/31/1997          199,027               53,670              145,357      1.37               12/31/1996
    0.06      12/31/1997          218,979               22,363              196,616      2.11
    0.15      12/31/1997          193,141               36,546              156,595      1.84               12/31/1996
    0.15      12/31/1997          142,810               25,327              117,483      1.41               12/31/1996
    0.10      12/31/1997          137,467               25,553              111,914      1.62               12/31/1996
    0.31      12/31/1997          132,877               20,879              111,998      1.92               12/31/1996
    0.15      12/31/1997          124,833               32,928               91,905      1.76               12/31/1996
    0.20
    0.09
    0.10






1,238.22      12/31/1997       23,392,481           10,738,346           12,654,135      2.50               12/31/1996






1,048.97      12/31/1997       17,773,720            8,765,952            9,007,768      2.44               12/31/1996


1,665.24      12/31/1997        9,925,522            7,046,938            2,878,584      1.94               12/31/1996
1,279.47      12/31/1997        3,220,287            1,662,641            1,557,646      1.92               12/31/1996




  652.13      12/31/1997        6,872,177            5,022,623            1,849,554      2.15               12/31/1996

  980.21      12/31/1997        1,627,418              768,156              859,262      3.22               12/31/1996
  759.04      12/31/1997        1,228,238              764,637              463,601      1.85               12/31/1996
  938.96      12/31/1997        1,111,277              584,882              526,395      2.18               12/31/1996
    0.24      12/31/1997        7,149,415            4,192,416            2,956,999      3.37               12/31/1996
    0.20      12/31/1997        1,287,615              283,843            1,003,772      1.39               12/31/1996
    0.41      12/31/1997        1,225,975              314,630              911,345      1.33               12/31/1996

                                       2ND                                                          LARGEST          LARGEST
    2ND          2ND         2ND      MOST                                               LARGEST    TENANT            TENANT
    MOST        MOST        MOST     RECENT                                              TENANT     % OF              LEASE
   RECENT      RECENT      RECENT     NOI                                                LEASED     TOTAL             EXPIRA-
  REVENUES    EXPENSES      NOI       DSCR                 LARGEST TENANT                  SF         SF               TION
  --------    --------     ------    ------                --------------                ------     -------          --------
                                                  Hart's Transportation                    1,940       23%           05/31/2000
                                                  Prism                                    6,000      100%           11/30/1999
                                                  Spar Industries                          7,000       74%               NAV
                                                  Creative Kitchens                       22,200       48%           02/28/2000
                                                  Collierville Church                     16,300       29%               NAV
                                                  Stabilet                                45,000       23%           01/31/2000
$  764,102   $  187,492    $  576,610   1.98      Stabilet                                45,000       14%           01/31/2000

                                                  Bentek, Inc                             49,294      100%           08/31/2016
                                                  PTS Furniture                           27,244       51%           01/31/2001
   388,279       79,839       308,440   1.46      Electrosci, Inc.                         5,788       13%           02/28/2000
   346,674       67,547       279,127   1.40      EMPaC                                   36,600       66%           05/30/2008
                                                  Magellan Network Systems, Inc.          25,200      100%           09/30/2002
                                                  Caravan Trading Company                 49,219       67%           06/30/2008
   368,864      149,616       219,248   1.15      National Safe                           21,900       19%           10/01/1999
                                                  Pacific Multi-Grain Foods, Inc.         83,900      100%           09/30/2010
                                                  Hi Val Industrial                       57,064      100%           08/31/2008
   356,121       74,288       281,833   1.72      Lamson Products                         13,410       28%               NAV
                                                  Kitchen Craft                            7,490       19%           08/31/2002
                                                  Clark Food Service, Inc.                81,225      100%           05/31/2010
   345,843      100,206       245,637   1.64      Nailite                                  4,580       10%           04/30/2002
   336,496       78,069       258,427   2.13      Threshold Enterprises, Inc              14,000       32%           09/30/1999
   183,083       34,149       148,934   1.49      Sterling Business Forms                 25,637       75%           02/28/2001
   202,047       51,572       150,475   1.42      Lazer Exhibitor Service                  6,000       17%           03/31/2000
                                                  Applied Graphics Technologies, Inc.     18,430      100%           12/31/2006
   189,965       40,780       149,185   1.75      R & B Enterprises                       12,105       42%           04/30/2001
   136,210       23,049       113,161   1.36      Animal Hospital of the Valley            4,500       33%           01/01/2001
   130,144       21,264       108,880   1.57      Cosmopro, Inc                            7,800       50%           03/31/1999
    95,291       23,389        71,902   1.23      Walachek Industries, Inc                 8,460       41%           04/30/2001
   117,338       33,185        84,153   1.62      Hussinger, Keith                         4,461       22%           10/31/1999
                                                  Air Liquide                              4,065      100%           02/28/2008
                                                  British Indoor Gardens, Inc              8,610      100%           09/30/2001
                                                  Hertz Equipment Rental Corporation      18,430      100%           08/31/2002






20,698,417   11,231,078     9,467,339   1.87






16,724,105    9,647,790     7,076,315   1.92


 8,323,678    6,312,951     2,010,727   1.36
 2,985,518    1,611,140     1,374,378   1.69




 6,482,410    4,621,680     1,860,730   2.16

 1,724,706      806,651       918,055   3.44
 1,172,658      700,108       472,550   1.88
 1,010,531      544,829       465,702   1.93
 6,638,685    3,705,909     2,932,776   3.34      Penn Pavilion Associates                16,130        4%           04/30/2003
 1,246,854      302,375       944,479   1.31      Headlands Mtg.                           5,885       12%           08/11/1999
 1,153,542      294,798       858,744   1.25      Townsend & Townsend & Crew              24,215       82%           12/31/2009

                                                         SECOND        SECOND
                                       SECOND            LARGEST       LARGEST
                                       LARGEST           TENANT        TENANT
                                       TENANT              % OF        LEASE
      SECOND LARGEST                   LEASED             TOTAL        EXPIRA-
          TENANT                         SF                 SF          TION
          ------                         --                 --          ----
  Lindsey's TV                          1,200               14%       07/31/1999

  Legacy Homes                          2,461               26%       08/01/2001
  Mid South Metals                     16,000               34%       07/31/1999
  Unique Antiques                      10,880               20%       04/30/1999
  Diversified Packaging                21,600               11%       01/31/2000
  Creative Kitchens                    22,200                7%       02/28/2000


  PTS Furniture                         9,010               17%       01/31/2003
  Consolidated Imaging                  5,446               13%       06/30/2001
  Trinova (Merkel)                     19,100               34%       03/14/2002

  Caravan Baking                       24,641               33%       06/30/2008
  All Alum                             14,000               12%       07/30/2001


  Calzone & Co.                         7,500               16%       08/31/2002
  Process Label System                  6,350               16%       09/30/2000

  Cosmic Nail Intl                      3,502                7%       06/30/2003
  Wolfram Electric, Inc                 7,600               17%       06/30/2002
  A & J International, Inc.             8,370               25%       06/30/1999
  Stag's Leap Wine Cellars              6,000               17%           NAV

  Syntronics, Inc.                      4,000               14%       03/31/2003
  Stone Mechanical, Inc                 1,800               13%       01/01/2000
  AST Berarings                         7,800               50%       08/12/2000
  South Bay Batting Cages               6,000               29%       03/31/2001
  Tsai, Terry                           1,533                8%       08/31/1999


























  450 Retail Realty                    12,683                3%       11/30/2012
  Maguire/Maguire                       2,829                6%       12/31/2001
  A G Edwards & Sons, Inc               5,490               18%       10/31/2001

    SE-       LOAN
  QUENCE     NUMBER              PROPERTY NAME                       PROPERTY ADDRESS              COUNTY              CITY
  ------     ------              -------------                       ----------------              ------              ----
  N237       51092    Trianon Centre                                 850 Park Shore Drive &
                                                                      3777 Tamiani Trail N.        Collier         Naples
  N238       51007    The Prado                                      5600 Roswell Rd.              Fulton          Atlanta
  N239       51158    Uptown Square Office Building                  6601-6605 Uptown Blvd, NE     Bernalillo      Albuquerque
  N240       50999    Tenley Medical Office Building                 50 & 51 W. Edmonston Dr.      Montgomery      Rockville
  N241       51244    Fairfield Way Office Park                      121-129 Fairfield Way         DuPage          Bloomingdale
  N242       51167    Museum Parke Office Building                   1350-1450 Central Ave.        Los Alamos      Los Alamos
  N243       51069    Stern Business Center                          8901 Farrow Road              Richland        Columbia
  N244       51137    Frontier Regional HQ                           2710 Executive Drive          Brown           Ashwaubenon
  N245       51165    195 East Road Office Building                  195 East Road                 Los Alamos      Los Alamos
  N246       51094    277 Broadway Office Building                   277 Broadway                  Manhattan       New York
  N247       51016    Glendale Executive Campus                      1000 White Horse Rd.          Camden          Voorhees Township
  N248       51255    Naperville Professional Center                 608 South Washington St.      DuPage          Naperville
  N249       51367    Park Place of Layton Office Building           579 West Heritage Blvd        Salt Lake       Layton
  N250       51243    282 Second Street                              282 Second St.                San Francisco   San Francisco
  N251       51285    2300 McDaniel St.                              2280-2320 McDaniel St.        Clark           North Las Vegas
  N252       51309    23201 Mill Creek Drive Building                23201 Mill Creek Dr.          Orange          Laguna Hills
  N253       51026    Montefiore Medical Office Bldg.                3316 Rochambeau Ave.          Bronx           Bronx
  N254       51312    NationsBank Building                           9385 North 56th Street        Hillsborough    Temple Terrace
  N255       51295    Columbia Professional Center                   10840 Little Pataxent Parkway Howard          Columbia
  N256       51329    McClelland Office Park                         2850 McClelland Drive         Larimer         Fort Collins
  N257       51249    Ygnacio Woods Office Complex                   2255 Ygnacio Valley Road      Contra Costa    Walnut Creek
  N258       51130    147 Waverly Place                              147 Waverly Place             New York        New York
  N259       51080    Bedford Square Office Building                 1314 Bedford Ave.             Baltimore       Pikesville
  N260       51174    UMC Sierra                                     2202 W. Craig Road            Clark           North Las Vegas
  N261       51172    UMC Quick Care                                 2031 North Buffalo St.        Clark           Las Vegas
  N262       51311    North County Medical Dental Center             9855 Erma Rd.                 San Diego       San Diego
  N263       51241    Dee Building                                   4916 El Camino Real           Santa Clara     Los Altos
  N264       51238    6501 Van Nuys Building                         6501 Van Nuys Blvd.           Los Angeles     Van Nuys
  N265       51338    Sutter Medical Office Clinic                   12811 Covey Circle            Tuolomne        Sonora
  N266       51368    Contra Costa Water District Building           2300 Stanwell Dr.             Contra Costa    Concord
  N267       51259    Louisville Medical/Dental                      325-333 S. Boulder Rd         Boulder         Louisville
  N268       51275    Calabasas Office Building                      4766 Park Granada Blvd        Los Angeles     Calabasas
  N269       51296    Green Street Building                          918 East Green St.            Los Angeles     Pasedena
  N270       51235    420 Building                                   420 West Lake Cook Road       Lake County     Deerfield
  N271       51236    Marriott Center                                4701 Patrick Henry Dr.,
                                                                      Buildings 17 and 19          Santa Clara     Santa Clara
  N272       51211    Fountain Bell Office Building                  10240 West Bell Road          Maricopa        Sun City
  N273       51313    Rafael North Executive Park                    155 North Redwood Dr.         Marin           San Rafael
  N274       51376    RE/Max West Building                           5440 Ward Road                Jefferson       Arvada
  N275       50121    5450 NW Central                                5450 Northwest Central Drive  Harris          Houston
  N276       51434    Starling Office Building                       7798 Starling Drive           San Diego       San Diego
  N277       51402    2111 Business Center Drive                     2111 Business Center Drive    Orange          Irvine
  N278       51273    Custom Research Building                       10301 Wayzata Blvd.           Hennepin        Minnetonka
  N279       51240    San Clemente Office Building                   111/115 Calle De Industrias   Orange          San Clemente
  N280       51373    Garden Road Office Plaza                       2150 Garden Road              Monterey        Monterey
  N281       51166    600 6th Street Office Building                 600 6th St.                   Los Alamos      Los Alamos
  N282       51274    Ventura Blvd Retail                            18061, 18063 & 18065
                                                                      Ventura Blvd                 Los Angeles     Encino
  N283       51293    Country Club Offices, Ltd                      7490 Clubhouse Road           Boulder         Boulder
  N284       51371    Liberty Square Office                          914 North San Francisco
                                                                      Street                       Coconino        Flagstaff

  N285       50915    Oak Tree Villas Assisted Living                3108 W. Truman Blvd.          Cole            Jefferson City
  N286       50912    Westphalia Retirement Center                   HCR-65, Box 6                 Osage           Westphalia
  N287       50913    DeSoto Residential Care Apartments             1710 Koch Lane                Jefferson       DeSoto
  N288       50914    Indian Hills Retirement Village                2601 Fair Street              Livingston      Chillicothe
                      SUB-TOTAL CROSSED LOANS

  N289       50312    Westminster Retirement Residence               11 East Augusta Place         Greenville      Greenville
  N290       51150    Pilgrim Manor of Bossier City North Nursing
                       Home                                          1524 Doctors Drive            Bossier         Bossier City
  N291       50828    Community Programs, Inc                        423 West Landis Ave           Cumberland      Vineland
  N292       51015    Brighton Court Retirement Center               1308 N. Vercler Rd            Spokane         Spokane
  N293       51148    The Vyne at Meadows Park                       12221 West Maple Street       Sedgwick        Wichita
  N294       51149    Mayfair Portsmouth                             901 Enterprise Way            Portsmouth      Portsmouth City

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                                           ADMINI-
                                            CUT-OFF      MATURITY                          STRATIVE     SUB-      NET
        ZIP    PROPERTY         ORIGINAL     DATE          DATE       LOAN      MORTGAGE    FEE      SERVICING   MORTGAGE
STATE  CODE      TYPE           BALANCE     BALANCE      BALANCE      TYPE        RATE      RATE(1)   FEE RATE     RATE
-----  ----  ----------        --------     -------     --------    --------    --------   --------   --------   --------
  FL   34103    Office         $6,100,000   $6,081,800  $5,280,447    Balloon    6.650%    0.143%      0.100%     6.507%
  GA   30342    Office          5,300,000    5,265,145   4,267,875    Balloon    7.120%    0.143%      0.100%     6.977%
  NM   87110    Office          4,800,000    4,789,997   4,192,788    Balloon    7.000%    0.143%      0.100%     6.857%
  MD   20852    Office          4,348,000    4,319,405   3,501,268    Balloon    7.120%    0.143%      0.100%     6.977%
  IL   60108    Office          4,200,000    4,185,030   3,668,322    Balloon    6.995%    0.143%      0.100%     6.852%
  NM   87544    Office          4,000,000    3,991,665   3,493,990    Balloon    7.000%    0.143%      0.100%     6.857%
  SC   29203    Office          4,000,000    3,982,388   3,208,697    Balloon    6.990%    0.143%      0.100%     6.847%
  WI   54304    Office          3,848,000    3,829,161   2,583,754    Balloon    7.000%    0.143%      0.100%     6.857%
  NM   87544    Office          3,705,000    3,692,937   2,983,321    Balloon    7.125%    0.143%      0.100%     6.982%
  NY   10007    Office          3,490,000    3,482,727   2,676,663    Balloon    7.000%    0.143%      0.100%     6.857%
  NJ   08043    Office          3,325,000    3,310,913   2,902,594    Balloon    6.970%    0.143%      0.100%     6.827%
  IL   60540    Office          3,075,000    3,063,323   2,667,595    Balloon    6.740%    0.143%      0.100%     6.597%
  UT   84041    Office          2,600,000    2,595,890   2,328,231    Balloon    8.000%    0.143%      0.100%     7.857%
  CA   94105    Office          2,500,000    2,490,643   2,172,217    Balloon    6.799%    0.143%      0.100%     6.656%
  NV   89030    Office          2,415,000    2,407,757   2,089,398    Balloon    6.630%    0.143%      0.100%     6.487%
  CA   92653    Office          2,300,000    2,292,305   1,965,911    Balloon    6.196%    0.143%      0.100%     6.053%
  NY   10467    Office          2,270,000    2,175,462                Fully
                                                                    Amortizing   7.250%    0.143%      0.100%     7.107%
  FL   33617    Office          2,118,750    2,112,591   1,839,069    Balloon    6.750%    0.143%      0.100%     6.607%
  MD   21046    Office          2,075,000    2,068,438   1,784,956    Balloon    6.422%    0.143%      0.100%     6.279%
  CO   80525    Office          2,000,000    1,995,966   1,752,687    Balloon    7.125%    0.143%      0.100%     6.982%
  CA   94549    Office          2,000,000    1,988,064   1,590,082    Balloon    6.714%    0.143%      0.100%     6.571%
  NY   10014    Office          1,800,000    1,783,814                Fully
                                                                    Amortizing   7.375%    0.143%      0.100%     7.232%
  MD   21208    Office          1,775,000    1,770,313   1,555,440    Balloon    7.110%    0.143%      0.100%     6.967%
  NV   89031    Office          1,687,000    1,683,485   1,473,591    Balloon    7.000%    0.143%      0.100%     6.857%
  NV   89128    Office          1,675,000    1,671,510   1,463,108    Balloon    7.000%    0.143%      0.100%     6.857%
  CA   92131    Office          1,650,000    1,645,511   1,441,756    Balloon    7.000%    0.143%      0.100%     6.857%
  CA   94022    Office          1,600,000    1,594,681   1,407,349    Balloon    7.268%    0.143%      0.100%     7.125%
  CA   91401    Office          1,600,000    1,575,286                Fully
                                                                    Amortizing   7.382%    0.143%      0.100%     7.239%
  CA   95370    Office          1,500,000    1,496,874   1,310,246    Balloon    7.000%    0.143%      0.100%     6.857%
  CA   94520    Office          1,500,000    1,492,534   1,047,710    Balloon    7.580%    0.143%      0.100%     7.437%
  CO   80027    Office          1,400,000    1,394,555   1,211,295    Balloon    6.642%    0.143%      0.100%     6.499%
  CA   91302    Office          1,350,000    1,346,466   1,183,963    Balloon    7.141%    0.143%      0.100%     6.998%
  CA   91106    Office          1,350,000    1,345,625   1,158,139    Balloon    6.325%    0.143%      0.100%     6.182%
  IL   60015    Office          1,350,000    1,345,472   1,186,422    Balloon    7.234%    0.143%      0.100%     7.091%
  CA   95054    Office          1,350,000    1,345,450   1,185,845    Balloon    7.215%    0.143%      0.100%     7.072%
  AZ   85351    Office          1,312,605    1,307,673   1,159,272    Balloon    7.423%    0.143%      0.100%     7.280%
  CA   94903    Office          1,250,000    1,246,825   1,099,340    Balloon    7.250%    0.143%      0.100%     7.107%
  CO   80002    Office          1,125,000    1,122,805     989,056    Balloon    7.250%    0.143%      0.100%     7.107%
  TX   77092    Office          1,050,000    1,039,767     988,200    Balloon    8.350%    0.168%      0.125%     8.182%
  CA   92123    Office          1,000,000      999,575     898,475    Balloon    8.145%    0.143%      0.100%     8.002%
  CA   92612    Office          1,000,000      999,086     894,954    Balloon    7.960%    0.143%      0.100%     7.817%
  MN   55305    Office          1,000,000      997,231     872,273    Balloon    6.934%    0.143%      0.100%     6.791%
  CA   92672    Office          1,000,000      996,345     871,110    Balloon    6.895%    0.143%      0.100%     6.752%
  CA   93940    Office            945,000      943,937     833,188    Balloon    7.350%    0.143%      0.100%     7.207%
  NM   87544    Office            920,000      917,077     743,615    Balloon    7.250%    0.143%      0.100%     7.107%
  CA   91316    Office            900,000      897,857     796,118    Balloon    7.479%    0.143%      0.100%     7.336%
  CO   80301    Office            700,000      698,063     610,639    Balloon    6.937%    0.143%      0.100%     6.794%
  AZ   86001    Office            575,000      573,995     510,591    Balloon    7.650%    0.143%      0.100%     7.507%

  MO   65109 Health Care        3,900,000    3,876,523   3,183,247    Balloon    7.570%    0.143%      0.100%     7.427%
  MO   65085 Health Care        3,150,000    3,131,038   2,571,084    Balloon    7.570%    0.143%      0.100%     7.427%
  MO   63020 Health Care        2,900,000    2,882,543   2,367,030    Balloon    7.570%    0.143%      0.100%     7.427%
  MO   64601 Health Care        2,200,000    2,186,756   1,795,678    Balloon    7.570%    0.143%      0.100%     7.427%
                                            ----------   ---------
                                            12,076,860   9,917,039

  SC   29605 Health Care        7,200,000    7,090,058   5,854,903    Balloon    7.450%    0.143%      0.100%     7.307%
  LA   71111 Health Care        5,400,000    5,384,476   4,429,798    Balloon    7.750%    0.143%      0.100%     7.607%
  NJ   08360 Health Care        3,940,000    3,914,704   3,568,824    Balloon    8.730%    0.393%      0.350%     8.337%
  WA   99216 Health Care        3,500,000    3,481,612   2,841,004    Balloon    7.390%    0.143%      0.100%     7.247%
  KS   67235 Health Care        2,489,631    2,482,290   2,034,893    Balloon    7.625%    0.143%      0.100%     7.482%
  VA   23704 Health Care        2,150,000    2,143,335   1,744,336    Balloon    7.375%    0.143%      0.100%     7.232%




                      FIRST       INTEREST
          NOTE       PAYMENT       ACCRUAL
STATE     DATE        DATE         METHOD
-----     ----       -------      --------
  FL    09/17/98     11/01/98     Actual/360
  GA    07/31/98     09/01/98     Actual/360
  NM    10/26/98     12/01/98     Actual/360
  MD    07/14/98     09/01/98     Actual/360
  IL    08/20/98     10/01/98     Actual/360
  NM    10/30/98     12/01/98     Actual/360
  SC    09/21/98     11/01/98     Actual/360
  WI    10/30/98     12/01/98     Actual/360
  NM    10/30/98     12/01/98     Actual/360
  NY    10/29/98     12/01/98     Actual/360
  NJ    07/09/98     09/01/98     Actual/360
  IL    08/26/98     10/01/98     Actual/360
  UT    10/20/98     12/01/98     Actual/360
  CA    08/24/98     10/01/98     Actual/360
  NV    09/08/98     11/01/98     Actual/360
  CA    09/09/98     11/01/98     Actual/360
  NY
        10/30/98     12/01/98     Actual/360
  FL    09/04/98     11/01/98     Actual/360
  MD    09/18/98     11/01/98     Actual/360
  CO    09/25/98     12/01/98     Actual/360
  CA    08/19/98     10/01/98     Actual/360
  NY
        10/30/98     12/01/98     Actual/360
  MD    09/10/98     11/01/98     Actual/360
  NV    10/29/98     12/01/98     Actual/360
  NV    10/28/98     12/01/98     Actual/360
  CA    09/22/98     11/01/98     Actual/360
  CA    08/18/98     10/01/98     Actual/360
  CA
        08/03/98     10/01/98     30/360
  CA    10/09/98     12/01/98     Actual/360
  CA    10/19/98     12/01/98     Actual/360
  CO    08/24/98     10/01/98     Actual/360
  CA    08/25/98     11/01/98     Actual/360
  CA    09/01/98     11/01/98     Actual/360
  IL    08/11/98     10/01/98     Actual/360
  CA    08/12/98     10/01/98     Actual/360
  AZ    07/28/98     09/01/98     Actual/360
  CA    09/25/98     11/01/98     Actual/360
  CO    10/07/98     12/01/98     Actual/360
  TX    07/31/97     09/01/97     Actual/360
  CA    12/01/98     02/01/99     Actual/360
  CA    11/19/98     01/01/99     Actual/360
  MN    08/28/98     11/01/98     Actual/360
  CA    08/05/98     10/01/98     Actual/360
  CA    10/30/98     01/01/99     Actual/360
  NM    10/30/98     12/01/98     Actual/360
  CA    08/24/98     11/01/98     Actual/360
  CO    09/03/98     11/01/98     Actual/360
  AZ    10/30/98     12/01/98     Actual/360

  MO    07/01/98     09/01/98     Actual/360
  MO    07/01/98     09/01/98     Actual/360
  MO    07/01/98     09/01/98     Actual/360
  MO    07/01/98     09/01/98     Actual/360



  SC    11/13/97     01/01/98     Actual/360
  LA    10/30/98     12/01/98     Actual/360
  NJ    05/01/98     07/01/98     Actual/360
  WA    08/14/98     10/01/98     Actual/360
  KS    10/29/98     12/01/98     Actual/360
  VA    10/30/98     12/01/98     Actual/360

             ORIGINAL     ORIGINAL               REMAINING
             TERM TO    AMORTIZATION              TERM TO                  CROSS-             LOCKOUT
 MONTHLY    MATURITY       TERM       SEASONING  MATURITY  MATURITY  COLLATERALIZED  RELATED EXPIRATION  PREPAYMENT PENALTY
 PAYMENT    (MONTHS)  (MONTHS) (II)   (MONTHS)   (MONTHS)    DATE        LOANS        LOANS     DATE     DESCRIPTION (MONTHS)
 -------   ---------  -------------   ---------  --------  --------  --------------  ------- ----------  --------------------
$39,160        120        360            4          116    10/01/08        No          No    06/01/08    LO(116)/OPEN(4)/DEFEASANCE
 37,866        120        300            6          114    08/01/08        No          No    03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 31,935        120        360            3          117    11/01/08        No          No    07/01/08    LO(116)/OPEN(4)/DEFEASANCE
 31,064        120        300            6          114    08/01/08        No        Yes(Q)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 27,929        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 26,612        120        360            3          117    11/01/08        No        Yes(S)  06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 28,246        120        300            4          116    10/01/08        No        Yes(O)  05/31/08    LO(115)/OPEN(5)/DEFEASANCE
 29,186        132        252            3          129    11/01/09        No        Yes(E)  06/30/09    LO(127)/OPEN(5)/DEFEASANCE
 26,482        120        300            3          117    11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 23,219        180        360            3          177    11/01/13        No          No    07/01/13    LO(176)/OPEN(4)/DEFEASANCE
 22,054        120        360            6          114    08/01/08        No        Yes(Q)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 19,924        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 19,078        120        360            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
 16,296        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 15,471        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 14,081        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 45,335         60         60            3           57    11/01/03        No          No    06/30/03    LO(55)/OPEN(5)/DEFEASANCE
 13,742        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 13,009        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 13,474        120        360            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
 13,773        120        300            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 16,669        180        180            3          177    11/01/13        No          No    07/01/13    LO(176)/OPEN(4)/DEFEASANCE
 11,941        120        360            4          116    10/01/08        No          No    05/31/08    LO(115)/OPEN(5)/DEFEASANCE
 11,224        120        360            3          117    11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 11,144        120        360            3          117    11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 10,977        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
 10,934        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
 14,725        180        180            5          175    09/01/13        No          No    07/02/13    LO(178)/OPEN(2)/DEFEASANCE
  9,980        120        360            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
 12,157        120        240            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
  8,980        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  9,110        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  8,378        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  9,195        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  9,177        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  9,109        120        360            6          114    08/01/08        No          No    06/01/08    LO(118)/OPEN(2)/DEFEASANCE
  8,527        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  7,674        120        360            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
  7,962         84        360           18           66    08/01/04        No          No    07/31/00    LO(36)/GRTR1%PPMTorYM(42)/
                                                                                                         OPEN(6)
  7,439        120        360            1          119    01/01/09        No          No    11/01/08    LO(118)/OPEN(2)/DEFEASANCE
  7,310        120        360            2          118    12/01/08        No          No    10/01/08    LO(118)OPEN(2)DEFEASANCE
  6,609        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  6,583        120        360            5          115    09/01/08        No          No    07/02/08    LO(118)/OPEN(2)/DEFEASANCE
  6,511        120        360            2          118    12/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE
  6,650        120        300            3          117    11/01/08        No        Yes(S)  06/30/08    LO(115)/OPEN(5)/DEFEASANCE
  6,280        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  4,628        120        360            4          116    10/01/08        No          No    08/01/08    LO(118)/OPEN(2)/DEFEASANCE
  4,080        120        360            3          117    11/01/08        No          No    09/01/08    LO(118)/OPEN(2)/DEFEASANCE

 28,998        120        300            6          114    08/01/08      Yes(4)      Yes(T)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 23,422        120        300            6          114    08/01/08      Yes(4)      Yes(T)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 21,563        120        300            6          114    08/01/08      Yes(4)      Yes(T)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE
 16,358        120        300            6          114    08/01/08      Yes(4)      Yes(T)  03/31/08    LO(115)/OPEN(5)/DEFEASANCE


 52,973        120        300           14          106    12/01/07        No          No    11/30/01    LO(47)/GRTR1%PPMTorYM(66)/
                                                                                                         OPEN(7)
 40,788        120        300            3          117    11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 32,339         84        300            8           76    06/01/05        No          No    01/31/05    LO(79)/OPEN(5)/DEFEASANCE
 25,615        120        300            5          115    09/01/08        No          No    04/30/08    LO(115)/OPEN(5)/DEFEASANCE
 18,601        120        300            3          117    11/01/08        No          No    06/30/08    LO(115)/OPEN(5)/DEFEASANCE
 15,714        120        300            3          117    11/01/08        No          No    06/30/98    LO(115)/OPEN(5)/DEFEASANCE

                                                                                                                             LOAN
                                                                                 CUT-                                       BALANCE
                                                                                 OFF                 TOTAL   SF/      NET     PER
                                                                                 DATE      YEAR      UNITS/ UNIT/ RENTABLE SF/UNIT/
  SE-     LOAN                                            APPRAISAL   APPRAISAL   LTV       BUILT/    ROOM/  ROOM/    AREA    ROOM/
QUENCE   NUMBER      PROPERTY NAME                         VALUE       DATE      RATIO   RENOVATED    BED    BED     (SF)     BED
------   ------      -------------                         -----       ----      -----   ---------    ---     ---    ----     ---
  N237   51092   Trianon Centre                        $ 8,890,000   07/23/98     68%       1989     44,295    SF    44,295    137
  N238   51007   The Prado                              10,800,000   03/27/98     49%       1972    179,951    SF   179,951     29
  N239   51158   Uptown Square Office Building           6,150,000   09/09/98     78%       1983     48,974    SF    48,974     98
  N240   50999   Tenley Medical Office Building          5,750,000   05/01/98     75%       1965     50,328    SF    50,328     86
  N241   51244   Fairfield Way Office Park               7,000,000   07/14/98     60%       1989     97,563    SF    97,563     43
  N242   51167   Museum Parke Office Building            5,100,000   08/31/98     78%       1992     32,482    SF    32,482    123
  N243   51069   Stern Business Center                   5,000,000   06/18/98     80%       1986     81,742    SF    81,742     49
  N244   51137   Frontier Regional HQ                    4,810,000   07/17/98     80%    1986/1997   36,817    SF    36,817    104
  N245   51165   195 East Road Office Building           4,900,000   08/31/98     75%       1994     56,249    SF    56,249     66
  N246   51094   277 Broadway Office Building            8,300,000   06/30/98     42%       1904     84,382    SF    84,382     41
  N247   51016   Glendale Executive Campus               4,250,000   05/21/98     78%       1986     52,564    SF    52,564     63
  N248   51255   Naperville Professional Center          4,100,000   06/15/98     75%       1984     34,972    SF    34,972     88
  N249   51367   Park Place of Layton Office Buildin     3,700,000   07/27/98     70%       1997     29,876    SF    29,876     87
  N250   51243   282 Second Street                       5,310,000   07/14/98     47%    1908/1983   28,639    SF    28,639     87
  N251   51285   2300 McDaniel St.                       3,450,000   06/25/98     70%       1992     21,159    SF    21,159    114
  N252   51309   23201 Mill Creek Drive Building         3,440,000   07/14/98     67%       1982     25,133    SF    25,133     91
  N253   51026   Montefiore Medical Office Bldg.         5,750,000   06/04/98     38%       1993     19,500    SF    19,500    112
  N254   51312   NationsBank Building                    2,825,000   04/20/98     75%    1960/1977   26,373    SF    26,373     80
  N255   51295   Columbia Professional Center            3,650,000   07/15/98     57%    1974/1986   30,793    SF    30,793     67
  N256   51329   McClelland Office Park                  3,000,000   08/14/98     67%       1984     34,184    SF    34,184     58
  N257   51249   Ygnacio Woods Office Complex            3,900,000   07/09/98     51%       1980     36,243    SF    36,243     55
  N258   51130   147 Waverly Place                       5,100,000   07/01/98     35%       1912     56,000    SF    56,000     32
  N259   51080   Bedford Square Office Building          2,450,000   07/13/98     72%    1984/1985   26,417    SF    26,417     67
  N260   51174   UMC Sierra                              2,250,000   08/28/98     75%       1998      8,566    SF     8,566    197
  N261   51172   UMC Quick Care                          2,650,000   07/20/98     63%       1997      8,335    SF     8,335    201
  N262   51311   North County Medical Dental Center      3,400,000   07/17/98     48%       1974     31,348    SF    31,348     52
  N263   51241   Dee Building                            2,150,000   07/07/98     74%       1968     12,388    SF    12,388    129
  N264   51238   6501 Van Nuys Building                  1,960,000   04/23/98     80%       1957     25,805    SF    25,805     61
  N265   51338   Sutter Medical Office Clinic            2,050,000   09/18/98     73%       1998      9,352    SF     9,352    160
  N266   51368   Contra Costa Water District Building    2,285,000   08/13/98     65%    1978/1996   21,600    SF    21,600     69
  N267   51259   Louisville Medical/Dental               2,180,000   07/10/98     64%       1984     19,247    SF    19,247     72
  N268   51275   Calabasas Office Building               1,800,000   07/09/98     75%       1978     16,816    SF    16,816     80
  N269   51296   Green Street Building                   1,800,000   05/06/98     75%    1951/1994   17,435    SF    17,435     77
  N270   51235   420 Building                            1,800,000   05/12/98     75%    1954/1985   20,492    SF    20,492     66
  N271   51236   Marriott Center                         2,250,000   07/07/98     60%       1981     10,992    SF    10,992    122
  N272   51211   Fountain Bell Office Building           1,760,000   06/02/98     74%       1975     18,148    SF    18,148     72
  N273   51313   Rafael North Executive Park             1,800,000   09/04/98     69%       1981     10,838    SF    10,838    115
  N274   51376   RE/Max West Building                   1,500,000    08/24/98     75%       1982     18,221    SF    18,221     62
  N275   50121   5450 NW Central                         1,850,000   04/09/97     56%       1981     57,299    SF    57,299     18
  N276   51434   Starling Office Building                1,860,000   10/02/98     54%       1975     20,582    SF    20,582     49
  N277   51402   2111 Business Center Drive              2,100,000   09/01/98     48%       1978     16,438    SF    16,438     61
  N278   51273   Custom Research Building                1,325,000   07/21/98     75%    1980/1988   15,000    SF    15,000     66
  N279   51240   San Clemente Office Building            2,230,000   06/03/98     45%       1980      6,020    SF     6,020    166
  N280   51373   Garden Road Office Plaza                1,450,000   08/24/98     65%       1977     19,124    SF    19,124     49
  N281   51166   600 6th Street Office Building          1,475,000   08/31/98     62%    1940/1988   12,188    SF    12,188     75
  N282   51274   Ventura Blvd Retail                     1,200,000   03/31/98     75%    1955/1978    5,600    SF     5,600    160
  N283   51293   Country Club Offices, Ltd               1,310,000   07/20/98     53%       1978     13,263    SF    13,263     53
  N284   51371   Liberty Square Office                     800,000   09/01/98     72%       1986      8,567    SF     8,567     67
  N285   50915   Oak Tree Villas Assisted Living         5,200,000   04/01/98     75%    1984/1997       93   Beds   68,029 41,683
  N286   50912   Westphalia Retirement Center            4,200,000   04/01/98     75%    1994/1998       58   Beds   25,923 53,983
  N287   50913   DeSoto Residential Care Apartments      4,100,000   04/01/98     70%    1984/1992       98   Beds   67,875 29,414
  N288   50914   Indian Hills Retirement Village         4,100,000   04/01/98     53%    1974/1997      111   Beds   46,815 19,701
                 SUB-TOTAL CROSSED LOANS                 ---------
                                                        17,600,000
  N289   50312   Westminster Retirement Residence
  N290   51150   Pilgrim Manor of Bossier City
                   North Nursing Home                    9,600,000   09/16/97     74%       1997        115  Units   88,051 61,653
  N291   50828   Community Programs, Inc                 7,200,000   07/01/98     75%       1974        178   Beds   48,000 30,250
  N292   51015   Brighton Court Retirement Center        6,200,000   02/01/98     63%    1913/1991      250  Units   20,135 15,659
  N293   51148   The Vyne at Meadows Park                4,800,000   05/09/98     73%    1988/1997       52  Units   36,683 66,954
  N294   51149   Mayfair Portsmouth                      3,400,000   09/15/98     73%       1996         44   Beds   31,400 56,416
                                                         4,200,000   09/17/98     51%       1988         75   Beds   27,321 28,578

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS





                      OCCUPANCY                                                          U/W                          U/W
     OCCUPANCY          AS OF               U/W            U/W               U/W         NOI           U/W          RESERVES
      PRESENT           DATE             REVENUES        EXPENSES            NOI         DSCR        RESERVES       PER UNIT
      -------           ----             --------        --------            ---         ----        --------       --------
        98%           06/30/98             993,765         229,556         764,209       1.63         10,336          0.23
        93%           07/09/98           2,232,485       1,364,540         867,945       1.91         49,567          0.28
       100%           08/30/98             779,138         227,648         551,490       1.44          9,795          0.20
        78%           10/01/98             873,465         335,900         537,565       1.44         15,098          0.30
        90%           09/02/98           1,208,680         547,923         660,757       1.97         14,634          0.15
       100%           10/22/98             640,382         195,119         445,263       1.39          5,008          0.15
       100%           06/30/98             730,269         184,680         545,589       1.61         20,436          0.25
       100%           10/19/98             681,445         225,525         455,920       1.30         12,272          0.33
        96%           10/22/98             641,127         200,056         441,071       1.39          4,716          0.08
        97%           10/01/98           1,615,861         922,074         693,787       2.49         20,229          0.24
        98%           10/01/98             679,325         260,618         418,707       1.58         10,513          0.20
        98%           08/01/98             664,100         268,038         396,062       1.66          5,786          0.17
       100%           10/13/98             478,375         125,324         353,051       1.54          3,161          0.11
       100%           08/19/98             699,707         237,069         462,638       2.37          7,162          0.25
       100%           08/21/98             398,400          78,377         320,023       1.72          3,159          0.15
       100%           08/01/98             460,516         184,826         275,690       1.63          4,312          0.17
       100%           07/08/98             677,017          15,490         661,527       1.22          2,925          0.15
        98%           05/01/98             457,716         162,104         295,612       1.79          7,532          0.29
        95%           08/18/98             466,799          89,350         377,449       2.42          9,896          0.32
       100%           09/01/98             492,090         195,342         296,748       1.84         16,406          0.48
       100%           08/05/98             604,469         248,730         355,739       2.15         11,972          0.33
       100%           10/13/98             749,681         422,362         327,319       1.64         11,200          0.20
       100%           11/20/98             334,428         112,184         222,244       1.55          3,980          0.15
       100%           10/06/98             245,650          54,829         190,821       1.42          1,275          0.15
       100%           10/01/98             282,308          48,061         234,247       1.75          1,584          0.19
        87%           08/01/98             457,056         179,567         277,489       2.11         12,700          0.41
       100%           08/06/98             300,119          89,559         210,560       1.60          5,867          0.47
       100%           05/01/98             397,670         123,971         273,699       1.55          6,217          0.24
       100%           10/06/98             203,631          37,941         165,690       1.38          1,403          0.15
       100%           10/13/98             269,466          51,892         217,574       1.49          3,240          0.15
       100%           08/21/98             262,594          67,306         195,288       1.81         12,749          0.66
       100%           08/01/98             298,854         125,793         173,061       1.58          2,859          0.17
       100%           08/31/98             302,483         106,663         195,820       1.95          8,404          0.48
       100%           08/14/98             297,384         101,267         196,117       1.78          4,513          0.22
       100%           08/14/98             156,636           6,265         150,371       1.37          7,063          0.64
       100%           07/22/98             280,020         108,836         171,184       1.57          4,868          0.27
       100%           09/24/98             263,343          85,620         177,723       1.74          1,055          0.10
       100%           08/01/98             227,227          95,392         131,835       1.43          3,412          0.19
        97%           07/16/98             470,908         314,230         156,678       1.64         12,606          0.22
       100%           11/10/98             256,611         109,201         147,410       1.65          5,057          0.25
       100%           09/03/98             266,318          91,929         174,389       1.99          7,285          0.44
       100%           08/01/98             279,537         141,450         138,087       1.74          7,197          0.48
       100%           07/29/98             191,004          53,644         137,360       1.74          2,403          0.40
        87%           08/11/98             190,738          58,067         132,671       1.70          3,246          0.17
       100%           09/30/98             218,502          90,628         127,874       1.60          3,047          0.25
       100%           12/01/98             135,638          24,015         111,623       1.48            840          0.15
       100%           06/30/98             210,775         109,698         101,077       1.82          2,061          0.16
       100%           09/10/98             111,323          32,420          78,903       1.61          1,713          0.20

        89%           10/31/98           2,194,194       1,663,552         530,642       1.52         28,830        310.00
        88%           10/31/98           1,777,560       1,376,740         400,820       1.43         14,750        254.31
        79%           10/31/98           1,924,889       1,557,463         367,426       1.42         25,774        263.00
        77%           10/31/98           2,420,899       2,118,070         302,829       1.54         28,250        254.50


       100%           09/30/98           1,856,611         856,132       1,000,479       1.57         28,750        250.00
        91%           09/30/98           3,886,194       3,204,052         682,142       1.39         44,750        251.40
        63%           06/30/98           2,565,931       1,955,276         610,655       1.57          3,899         15.60
        96%           06/30/98           1,203,028         751,970         451,058       1.47         12,750        245.19
        93%           09/30/98             984,566         683,389         301,177       1.35         11,000        250.00
        85%           09/30/98           1,306,665       1,003,996         302,669       1.61         18,750        250.00



                                                                                  2ND
     MOST                                                             MOST        MOST
    RECENT                 MOST            MOST          MOST        RECENT      RECENT
     END                  RECENT          RECENT        RECENT        NOI         END
     DATE                REVENUES        EXPENSES         NOI         DSCR        DATE
     ----                --------        --------         ---         ----        ----
   12/31/97               997,954         221,225       776,729       1.65      12/31/96
   12/31/97             1,969,671       1,117,663       852,008       1.88      12/31/96
   12/31/97               838,463         180,734       657,729       1.72      12/31/96
   12/31/97               889,595         313,638       575,957       1.55      12/31/96
   12/31/97               997,024         512,578       484,446       1.45      12/31/96
   12/31/97               667,707         191,762       475,945       1.49      12/31/96
   12/31/97               760,781         141,989       618,792       1.83      12/31/96

   12/31/97               612,572         158,588       453,984       1.43      12/31/96
   12/31/97             1,751,601         860,196       891,405       3.20      12/31/96
   12/31/97               701,667         248,245       453,422       1.71      12/31/96
   12/31/97               717,439         267,590       449,849       1.88      12/31/96

   12/31/97               614,841         205,298       409,543       2.09      12/31/96
   12/31/97               421,571          73,791       347,780       1.87      12/31/96
   12/31/97               561,063         160,152       400,911       2.37      12/31/96
   12/31/97               576,497               0       576,497       1.06      12/31/96
   12/31/97               503,882         149,940       353,942       2.15      12/31/96
   12/31/97               429,943          85,834       344,109       2.20      12/31/96
   12/31/97               538,557         187,691       350,866       2.17      12/31/96
   12/31/97               586,658         238,977       347,681       2.10      12/31/96
   12/31/97               802,221         389,817       412,404       2.06      12/31/96
   12/31/97               359,198         115,551       243,647       1.70      12/31/96


   12/31/97               440,794         153,108       287,686       2.18      12/31/96
   12/31/97               243,310          55,349       187,961       1.43      12/31/96
   12/31/97               408,648         114,922       293,726       1.66      12/31/96

   12/31/97               285,120          59,140       225,980       1.55      12/31/96
   12/31/97               326,753          44,893       281,860       2.62
   12/31/97               312,716          99,255       213,461       1.95      12/31/96
   12/31/97               303,096          91,809       211,287       2.10      12/31/96
   12/31/97               299,300          86,936       212,364       1.92
   12/31/97               162,518               0       162,518       1.48
   12/31/97               301,252          85,506       215,746       1.97      12/31/96
   12/31/97               244,529          80,973       163,556       1.60      12/31/96
   12/31/97               211,710          82,423       129,287       1.40      12/31/96
   12/31/97               497,419         340,570       156,849       1.64      12/31/96
   12/31/97               203,577          90,618       112,959       1.27      12/31/96
   12/31/97               230,262          83,530       146,732       1.67      12/31/96

   12/31/97               211,725          46,765       164,960       2.09      12/31/96
   12/31/97               134,412          36,290        98,122       1.26      12/31/96
   12/31/97               259,717          79,822       179,895       2.25      12/31/96
   12/31/97               171,120          17,400       153,720       2.04      12/31/96
   12/31/97               180,708         108,081        72,627       1.31      12/31/96
   12/31/97               101,955          29,196        72,759       1.49      12/31/96

   12/31/97             2,228,235       1,732,052       496,183       1.43      12/31/96
   12/31/97             1,806,361       1,346,615       459,746       1.64      12/31/96
   12/31/97             1,982,379       1,561,809       420,570       1.63      12/31/96
   12/31/97             2,485,243       2,145,019       340,224       1.73      12/31/96


   12/31/97               808,120         734,490        73,630       0.20
   12/31/97             3,857,376       2,918,578       938,798       1.92      12/31/96
   12/31/97             2,567,254       2,309,308       257,946       0.66      12/31/96
   12/31/97             1,159,383         694,769       464,614       1.51
   12/31/97               780,455         519,442       261,013       1.17      12/31/96
   12/31/97             1,380,557         988,319       392,238       2.08      12/31/96


                                            2ND                                                               LARGEST
   2ND            2ND             2ND       MOST                                                    LARGEST    TENANT    LARGEST
   MOST           MOST            MOST     RECENT                                                    TENANT    % OF      TENANT
  RECENT         RECENT          RECENT     NOI                                                      LEASED    TOTAL       LEASE
 REVENUES       EXPENSES          NOI       DSCR                       LARGEST TENANT                  SF       SF      EXPIRATION
 ---------      ---------        --------  -----                       --------------                ------    -----    ----------
$  965,448     $  209,568       $ 755,880   1.61     Roetzel & Andress                                9,218     21%     10/31/03
 1,856,489      1,525,688         330,801   0.73     Cityscape                                       11,926      7%     07/31/01
   823,299        196,707         626,592   1.64     NationsBank                                     14,775     30%     11/30/03
   747,106        283,771         463,335   1.24     1st National Bank                                5,000     10%     03/31/04
   972,861        489,200         483,661   1.44     Outokumpu Cooper (USA)                          11,408     12%     08/31/01
   663,407        200,889         462,518   1.45     UC-Johnson Controls                             13,832     43%     04/30/03
   730,993        138,178         592,815   1.75     DHEC                                            55,834     68%     10/31/04
                                                     Frontier Telecommunications                     36,817    100%     10/14/09
   619,259        164,958         454,301   1.43     U.S. West                                       19,000     34%     07/31/05
 1,702,710        871,210         831,500   2.98     Klein Wagner                                     5,150      6%     11/30/07
   678,375        256,694         421,681   1.59     Garden State I                                   5,494     10%     08/31/00
   697,980        232,737         465,243   1.95     Executive Suites                                 9,650     28%     12/31/02
                                                     First American Title Ins. Co.                   15,431     52%     03/15/03
   551,057        237,931         313,126   1.60     Aeneid Corp                                      4,560     16%     03/31/00
   396,039         60,747         335,292   1.81     NLVH, Inc. dba Lake Mead Medical Center          7,781     37%     01/01/03
   530,862        179,007         351,855   2.08     Professional Equities, Inc.                      8,614     34%     03/31/08
   549,045         17,503         531,542   0.98     Montefiore                                      19,500    100%     03/31/03
   455,833        159,550         296,283   1.80     NationsBank                                     15,332     58%     05/01/03
   495,194        101,775         393,419   2.52     O'Conner, Piper & Flynn                          6,070     20%     03/31/01
   482,332        171,368         310,964   1.92     R & R Realty Corp                                5,337     16%       NAV
   576,746        104,370         472,376   2.86     John Muir Medical Foundation                     4,867     13%     12/31/00
   810,241        405,313         404,928   2.02     Chris Thena Inc.                                 6,500     12%     12/31/03
   364,991        110,912         254,079   1.77     Admiral Mortgage                                 4,117     16%     04/30/01
                                                     UMC                                              8,566    100%     07/31/08
                                                     UMC                                              8,335    100%     06/01/08
   412,652        153,299         259,353   1.97     Our Gang Child Care                              7,200     23%     03/31/03
   212,915         66,056         146,859   1.12     Brook Furniture                                  3,522     28%     06/30/02
   420,977        119,856         301,121   1.70     U.S. Govt Gen Services-Social Security          15,437     60%     05/30/08
                                                     Gould/Sutter Medical Foundation                  9,352    100%     06/30/08
   274,813         56,621         218,192   1.50     Contra Costa Water District                     21,600    100%     10/31/01
                                                     Boulder Medical Center                          10,222     53%     02/28/05
   285,104         90,586         194,518   1.78     Tredent Data Systems                             3,735     22%     05/14/00
   307,068         71,356         235,712   2.34     E-Z Data                                        15,896     91%     07/31/06
                                                     Lexington Capital                                2,692     13%     12/01/01
                                                     West Tech ExpoCorp                               6,000     55%     08/31/00
   295,165         87,652         207,513   1.90     American Express Financial Advisors, Inc         4,859     27%     10/30/00
   196,578         74,058         122,520   1.20     Sanifil of California, Inc.                      7,685     71%     04/30/00
   210,303         76,688         133,615   1.45     Woodside Realty Company, Inc                    14,015     77%     09/30/13
   393,418        319,496          73,922   0.77     Agape Home Health                                6,389     11%     06/30/00
   247,387        104,880         142,507   1.60     Dr. Jonathan E. Brahme                           4,428     22%     09/14/00
   239,363         74,205         165,158   1.88     Met-Rx U.S.A. Inc.                               8,765     53%     07/31/99
                                                     Bell American Mortgage                          15,000    100%     07/31/08
   182,684         46,792         135,892   1.72     Citizens Thrift & Loan                           3,010     50%       NAV
   153,792         30,651         123,141   1.58     R. MacDonald Studios, Inc.                       8,110     42%     06/30/99
   248,664         76,755         171,909   2.15     Merrick & Company                                9,720     80%     07/14/03
   191,160         19,212         171,948   2.28     Functional Restoration Medical Center            3,200     57%     05/31/02
   186,308        104,019          82,289   1.48     Colorado Center for Metabolic Medicine           4,172     31%     08/31/02
    92,159         28,078          64,081   1.31     AHCCCS                                           2,500     29%     12/31/99

 2,184,210      1,721,145         463,065   1.33
 1,609,519      1,227,970         381,549   1.36
 1,859,715      1,511,182         348,533   1.35
 2,588,071      2,215,552         372,519   1.90



 3,832,027      2,920,027         912,000   1.86
 2,320,267      2,030,817         289,450   0.75

   104,185        426,359        (322,174) (4.33)
 1,227,717        913,503         314,214   1.67




                                                               SECOND
                                                     SECOND    LARGEST   SECOND
                                                     LARGEST   TENANT   LARGEST
                                                     TENANT     % OF     TENANT
                   SECOND LARGEST                    LEASED     TOTAL    LEASE
                      TENANT                           SF        SF    EXPIRATION
                      ------                           --        --    ----------
     AG Edwards                                       8,667      20%   02/28/04
     Prado Executive Suites                           9,489       5%     MTM
     Ned's                                            7,064      14%   04/30/03
     Calimar, LLC                                     3,580       7%   06/13/06
     Midwest Technical Inspection, Inc                5,946       6%   07/31/00
     UC-Museum Park                                  13,075      40%   04/30/03
     Physicians Sales                                16,000      20%   02/28/01

     Los Alamos Fire Dept.                            6,800      12%   10/31/99
     Broadway-Chamber                                 4,652       6%   03/31/01
     Insurance Marketing                              4,619       9%     NAV
     Humana Health Plan, Inc.                         7,461      21%   07/31/01
     Park Place Suites                               12,350      41%   02/15/03
     Intergraph                                       4,110      14%   01/09/03
     Renal Treatment Center-West, Inc.                7,570      36%   06/30/07
     Magellan Software, Inc.                          7,028      28%   04/30/00

     Levin & McMillan                                 1,322       5%   04/30/02
     Automobile Club of Maryland                      5,649      18%   03/31/02
     USDA Soil Conservation                           4,153      12%     NAV
     EV Free Church                                   3,357       9%   01/31/02
     Snow Owl Cafe Inc.                               4,500       8%   12/31/03
     Psychogeriatric                                  2,385       9%   10/31/00


     Professional Dental Group                        3,625      12%   07/31/01
     ScImage, Inc.                                    2,966      24%   08/31/03
     DynCorp Property Management                      6,180      24%   04/30/03


     Centura Health                                   2,895      15%   04/30/00
     Pauli, William A                                 2,436      14%   02/28/00
     Okuno Associates                                 1,539       9%   12/31/08
     Advantage Advertising                            2,120      10%   06/01/05
     West Tech ExpoCorp                               4,992      45%   08/31/00
     Acacia Mutual Life Insurance Co                  4,388      24%   02/28/00
     U.S. District Court Field Office                 2,705      25%   11/30/01
     Land Title Guarantee Company                     2,382      13%   01/09/01
     AG Morgan & Associates                           6,073      11%   09/30/00
     County of San Diego Probation Dept.              3,769      18%   03/31/01
     M.A.Francis and Associates, Inc.                 4,099      25%   06/30/02

     Sunstone                                         1,610      27%     NAV
     Elliot Frame Design, Inc.                        4,507      24%   12/31/02
     The Plus Group, Inc TAD                          1,250      10%   04/30/99
     Fastframe, Inc.                                  1,400      25%   04/30/02
     Countrywide Asset Management Corp                4,075      31%   06/30/03
     AHCCCS                                           2,400      28%     NAV

 SE-     LOAN
QUENCE  NUMBER            PROPERTY NAME                           PROPERTY ADDRESS                   COUNTY            CITY
------  ------            -------------                           ----------------                   ------            ----
N295     51135     Cedar Crossings Apartments                5804 Rosebay Court                    Frederick         Frederick
N296     51012     Northrup Court Apartments                 805 Applegrove Street, NW             Stark             North Canton
N297     51185     Forest Downs Apartments                   10224 W. Forest Home Ave.             Milwaukee         Hales Corners
N298     51136     Spacious Acres Mobile Home Park           W1211 015 Lakeview Drive              Jefferson         Sullivan
N299     51177     South Hills Mobile Home Park              100 Long Lane                         Dodge             Beaver Dam
N300     51175     Evergreen Estate Mobile Home Park         415 Western Avenue SW                 Rice              Fairbault
N301     51176     Cloverleaf Mobile Home Park               150 Highway 10 North                  Benton            St. Cloud
N302     51178     Monroe Estates Mobile Home Park           560 W. 21st Street                    Green             Monroe
N303     51179     Camelot Mobile Home Park                  1140 Arthur Blvd                      Brown             Pulaski
N304     51180     Lakeshore Terrace Mobile Home Park        2136 Colan Blvd                       Barron            Rice Lake
N305     51181     Forest Junction Mobile Home Park          West 2377 US Highway 10               Calumet           Brillion
N306     51182     Alexandria Mobile Estates                 3305 South Broadway, Lot 50           Douglas           Alexandria
N307     51183     Maplewood Mobile Home Park                Route 3, Lot 49                       Wabasha           Lake City
N308     51184     Shamrock Mobile Home Park                 1009 Shamrock Lane                    Stearns           Albany
                   SUB-TOTAL CROSSED LOANS

N309     51209     Arabian Gardens Mobile Home Park          81-600 Fred Waring Drive              Riverside         Indio
N310     51212     Rollingwood Mobile Home Park              20 Rollingwood Dr.                    Amador            Jackson
N311     51143     Tall Pines Mobile Home                    314 South Erie Drive                  Saint Lucie       Fort Pierce
N312     50994     Picacho Mobile Home Park                  2200 Holiday Avenue                   Dona Ana          Las Cruces
N313     50993     North Valley Mobile Home Park             7051 Buffalo Trail                    Bexar             San Antonio
N314     51388     Kentwood Mobile Estates                   123 Henshaw Avenue                    Butte             Chico
N315     51377     Canyon Country Mobile Home Park           16274 Vasquez Canyon Road             Los Angeles       Canyon Country
N316     51203     Country Club Mobile Home Park             5315 Targee St.                       Ada               Boise
N317     51398     Gemstone Mobile Home Park                 2451 Soledad Canyon Road              Los Angeles       Acton
N318     51204     Green Acres Mobile Home Park              816 North Midland Blvd                Canyon            Nampa
N319     51423     Del Rey Self Storage                      4051-4063 Redwood Avenue              Los Angeles       Marina Del Rey
N320     51145     Handy Storage 13                          350 South University Drive            Broward           Pembroke Pines

N321     51381     Safeguard Mini Storage (North)            16173 Golden State Blvd               Madera            Madera
N322     51380     Safeguard Mini Storage (South)            450 E. Almond Ave                     Madera            Madera
                   SUB-TOTAL CROSSED LOANS

N323     51105     Payless Mini Storage                      633 West Swain Road                   San Joaquin       Stockton
N324     51159     Fort Knox Mini Storage                    6650 Edith Blvd NE                    Bernalillo        Albuquerque
N325     51230     AAA Self Storage                          226 Doctor Claassen Way               Yolo              Woodland
N326     51426     Sanger Self Storage                       225 L Street                          Fresno            Sanger
N327     51356     Executive Mini-Storage                    6340 Freeport Blvd                    Sacramento        Sacramento
N328     51231     BlueBonnet Self Storage                   200 Maple St.                         Hunt              Commerce

N329A    50319     Applebee's #8673                          678 West 23rd St.                     Bay               Panama City
N329B    50319     Applebee's #8902                          1005 NW 13th Street                   Alachua           Gainesville
N329C    50319     Applebee's #9145                          1401 Capitol Circle, NW               Leon              Tallahassee
N329     50319     Applebee's #8673, #8902 & #9145 (Roll-Up)

N330A    50322     Applebee's #8623                          637 Westover Blvd                     Dougherty         Albany
N330B    50322     Applebee's #8867                          1301 St. Augustine Road               Lowndes           Valdosta
N330     50322     Applebee's #8623 & #8867 (Roll-Up)
                   SUB-TOTAL CROSSED LOANS

N331     50979     Spring Cove Marina                        455 Lore Rd.                          Calvert           Solomons
===================================================================================================================================
                   TOTALS/WEIGHTED AVERAGE                   331 LOANS
===================================================================================================================================

(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.
(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year or a 365-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization term would be longer.

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS





                                                CUT-OFF          MATURITY
       ZIP    PROPERTY         ORIGINAL          DATE             DATE            LOAN
STATE CODE      TYPE           BALANCE          BALANCE          BALANCE          TYPE
----- ----    --------         --------         -------          --------         -----

 MD   21703  Multifamily       $3,200,000       $3,193,332       $2,795,192        Balloon
 OH   44720  Multifamily        1,414,000        1,411,053        1,235,125        Balloon
 WI   53130  Multifamily        1,317,000        1,314,256        1,150,397        Balloon
 WI   53178  Mobile Home        3,096,000        3,089,715        2,711,404        Balloon
 WI   53916  Mobile Home        2,360,000        2,355,209        2,066,833        Balloon
 MN   55021  Mobile Home        1,664,000        1,660,622        1,457,292        Balloon
 MN   56304  Mobile Home        1,600,000        1,596,752        1,401,242        Balloon
 WI   53566  Mobile Home        1,333,000        1,330,294        1,167,409        Balloon
 WI   54162  Mobile Home        1,136,000        1,133,694          994,883        Balloon
 WI   54868  Mobile Home        1,102,000        1,099,763          965,106        Balloon
 WI   54123  Mobile Home        1,071,000        1,068,826          937,957        Balloon
 MN   56308  Mobile Home          600,000          598,782          525,466        Balloon
 MN   55041  Mobile Home          592,000          590,798          518,460        Balloon
 MN   56307  Mobile Home          280,000          279,432          245,217        Balloon
                                                ----------       ----------
                                                20,722,528       18,171,983

 CA   92201  Mobile Home        4,600,000        4,580,842        4,022,579        Balloon
 CA   95642  Mobile Home        4,370,000        4,351,082        3,806,373        Balloon
 FL   34946  Mobile Home        3,500,000        3,492,706        3,057,240        Balloon
 NM   88005  Mobile Home        1,750,000        1,722,217                    Fully Amortizing
 TX   78238  Mobile Home        1,750,000        1,722,091                    Fully Amortizing
 CA   95973  Mobile Home        1,575,000        1,572,109        1,286,084        Balloon
 CA   91351  Mobile Home        1,500,000        1,496,874        1,310,246        Balloon
 ID   83705  Mobile Home          600,000          596,369          489,340        Balloon
 CA   93510  Mobile Home          550,000          549,532          494,426        Balloon
 ID   83651  Mobile Home          300,000          298,184          244,670        Balloon
 CA   90066  Mini Storage       6,750,000        6,742,590        5,962,605        Balloon
 FL   33025  Mini Storage       3,000,000        2,993,748        2,620,493        Balloon

 CA   93637  Mini Storage         862,500          861,687          770,337        Balloon
 CA   93637  Mini Storage         735,000          733,740          605,355        Balloon
                                                ----------       ----------
                                                 1,595,427        1,375,692

 CA   95207  Mini Storage       1,399,000        1,393,151          901,413        Balloon
 NM   87113  Mini Storage       1,350,000        1,342,877          929,379        Balloon
 CA   95776  Mini Storage       1,250,000        1,230,685                    Fully Amortizing
 CA   93657  Mini Storage       1,027,500        1,027,060          922,754        Balloon
 CA   95822  Mini Storage         966,000          964,416          862,468        Balloon
 TX   75428  Mini Storage         375,000          373,207          308,707        Balloon

 FL   32405   Franchise
 FL   32601   Franchise
 FL   32303   Franchise
              Franchise         9,330,000        9,130,414        6,747,217        Balloon

 GA   31707   Franchise
 GA   31601   Franchise
              Franchise         6,110,000        5,979,296        4,418,595        Balloon
                                                ----------       ----------
                                                15,109,710       11,165,812

 MD   20688     Marina          2,500,000        2,488,753        2,075,664        Balloon
==============================================================================================
                           $1,228,360,563   $1,222,145,439   $1,030,329,772
==============================================================================================
            ADMINI-
           STRATIVE     SUB-        NET                   FIRST       INTEREST
MORTGAGE     FEE      SERVICING   MORTGAGE    NOTE       PAYMENT       ACCRUAL
  RATE      RATE(I)   FEE RATE      RATE      DATE        DATE         METHOD
--------   --------   ---------   --------    ----       -------      --------

7.000%      0.143%     0.100%      6.857%   10/30/1998  12/01/1998   Actual/360
7.000%      0.143%     0.100%      6.857%   10/30/1998  12/01/1998   Actual/360
7.000%      0.143%     0.100%      6.857%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360
7.100%      0.143%     0.100%      6.957%   10/30/1998  12/01/1998   Actual/360



7.036%      0.143%     0.100%      6.893%   07/22/1998  09/01/1998   Actual/360
6.886%      0.143%     0.100%      6.743%   07/20/1998  09/01/1998   Actual/360
7.000%      0.143%     0.100%      6.857%   10/30/1998  12/01/1998   Actual/360
6.870%      0.143%     0.100%      6.727%   08/24/1998  10/01/1998   Actual/360
6.820%      0.143%     0.100%      6.677%   08/24/1998  10/01/1998   Actual/360
7.580%      0.143%     0.100%      7.437%   11/13/1998  01/01/1999   Actual/360
7.000%      0.143%     0.100%      6.857%   10/14/1998  12/01/1998   Actual/360
7.543%      0.143%     0.100%      7.400%   07/15/1998  09/01/1998   Actual/360
8.150%      0.143%     0.100%      8.007%   11/25/1998  01/01/1999   Actual/360
7.543%      0.143%     0.100%      7.400%   07/15/1998  09/01/1998   Actual/360
7.425%      0.143%     0.100%      7.282%   11/10/1998  01/01/1999   Actual/360
7.000%      0.143%     0.100%      6.857%   10/23/1998  12/01/1998   Actual/360

7.875%      0.143%     0.100%      7.732%   11/16/1998  01/01/1999   Actual/360
7.875%      0.143%     0.100%      7.732%   11/16/1998  01/01/1999   Actual/360



7.250%      0.143%     0.100%      7.107%   09/30/1998  11/01/1998   Actual/360
7.170%      0.143%     0.100%      7.027%   10/30/1998  12/01/1998   Actual/360
7.378%      0.143%     0.100%      7.235%   08/04/1998  10/01/1998     30/360
8.125%      0.143%     0.100%      7.982%   12/02/1998  02/01/1999   Actual/360
7.875%      0.143%     0.100%      7.732%   10/06/1998  12/01/1998   Actual/360
7.870%      0.143%     0.100%      7.727%   07/22/1998  10/01/1998   Actual/360




8.600%      0.203%     0.160%      8.397%   11/21/1997  01/01/1998   Actual/360



8.600%      0.203%     0.160%      8.397%   11/21/1997  01/01/1998   Actual/360



8.170%      0.143%     0.100%      8.027%   08/25/1998  10/01/1998   Actual/360
===============================================================================
7.268%                             7.105%
===============================================================================

             ORIGINAL      ORIGINAL               REMAINING
              TERM TO    AMORTIZATION              TERM TO
  MONTHLY    MATURITY       TERM       SEASONING  MATURITY
  PAYMENT    (MONTHS)   (MONTHS)(II)   (MONTHS)   (MONTHS)
  -------    --------   -------------  ---------  ---------

  $ 21,290      120          360          3         117
     9,407      120          360          3         117
     8,762      120          360          3         117
    20,806      120          360          3         117
    15,860      120          360          3         117
    11,183      120          360          3         117
    10,753      120          360          3         117
     8,958      120          360          3         117
     7,634      120          360          3         117
     7,406      120          360          3         117
     7,197      120          360          3         117
     4,032      120          360          3         117
     3,978      120          360          3         117
     1,882      120          360          3         117


    30,715      120          360          6         114
    28,740      120          360          6         114
    23,286      120          360          3         117
    15,710      180          180          5         175
    15,661      180          180          5         175
    11,721      120          300          2         118
     9,980      120          360          3         117
     4,451      120          300          6         114
     4,093      120          360          2         118
     2,225      120          300          6         114
    46,851      120          360          2         118
    19,959      120          360          3         117

     6,254      120          360          2         118
     5,612      120          300          2         118


    10,112      180          300          4         176
    10,605      120          240          3         117
    11,501      180          180          5         175
     7,629      120          360          1         119
     7,004      120          360          3         117
     2,862      120          300          5         115




    81,559      120          240          14        106



    53,411      120          240          14        106


    19,578      120          300          5         115
=======================================================
$8,618,284      122          339          5         117
=======================================================




                  CROSS-                LOCKOUT
  MATURITY    COLLATERALIZED  RELATED  EXPIRATION        PREPAYMENT PENALTY DESCRIPTION
    DATE           LOANS       LOANS     DATE                       (MONTHS)
  --------    --------------  -------  ----------        ------------------------------

  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/1998       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  11/01/2008       Yes(5)      Yes(U)   06/30/2008       LO(115)/OPEN(5)/DEFEASANCE


  08/01/2008         No          No     06/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  08/01/2008         No          No     06/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  11/01/2008         No          No     07/01/2008       LO(116)/OPEN(4)/DEFEASANCE
  09/01/2013         No        Yes(V)   04/30/2013       LO(175)/OPEN(5)/DEFEASANCE
  09/01/2013         No        Yes(V)   04/30/2013       LO(175)/OPEN(5)/DEFEASANCE
  12/01/2008         No          No     10/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  11/01/2008         No          No     09/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  08/01/2008         No        Yes(W)   06/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  12/01/2008         No          No     10/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  08/01/2008         No        Yes(W)   06/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  12/01/2008         No        Yes(F)   10/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  11/01/2008         No          No     07/01/2008       LO(116)/OPEN(4)/DEFEASANCE

  12/01/2008       Yes(6)      Yes(X)   10/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  12/01/2008       Yes(6)      Yes(X)   10/01/2008       LO(118)/OPEN(2)/DEFEASANCE


  10/01/2013         No          No     05/31/2013       LO(175)/OPEN(5)/DEFEASANCE
  11/01/2008         No          No     06/30/2008       LO(115)/OPEN(5)/DEFEASANCE
  09/01/2013         No          No     07/02/2013       LO(178)/OPEN(2)/DEFEASANCE
  01/01/2009         No        Yes(X)   11/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  11/01/2008         No        Yes(X)   09/01/2008       LO(118)/OPEN(2)/DEFEASANCE
  09/01/2008         No          No     07/02/2008       LO(118)/OPEN(2)/DEFEASANCE




  12/01/2007       Yes(7)      Yes(Y)   11/30/2001       LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)



  12/01/2007       Yes(7)      Yes(Y)   11/30/2001       LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)


  09/01/2008         No          No     05/01/2008       LO(116)/OPEN(4)/DEFEASANCE
==========================================================================================

==========================================================================================

(i)     Administrative Fee Rate includes the Sub-Servicing Fee Rate.
(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year or a 365-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization term would be longer.


                                                                                                        CUT-OFF
                                                                                                          DATE
              LOAN                                                            APPRAISAL    APPRAISAL      LTV         YEAR BUILT/
SEQUENCE     NUMBER       PROPERTY NAME                                         VALUE        DATE        RATIO         RENOVATED
--------     -------      -------------                                      -----------   ---------    -------       -----------
  N295         51135     Cedar Crossings Apartments                         $4,000,000     7/15/98        80%              1986
  N296         51012     Northrup Court Apartments                           2,020,000     7/27/98        70%              1986
  N297         51185     Forest Downs Apartments                             1,805,000     7/10/98        73%              1990
  N298         51136     Spacious Acres Mobile Home Park                     3,870,000     8/1/98         80%              1971
  N299         51177     South Hills Mobile Home Park                        2,950,000     8/1/98         80%           1968/1998
  N300         51175     Evergreen Estate Mobile Home Park                   2,080,000     8/1/98         80%              1967
  N301         51176     Cloverleaf Mobile Home Park                         2,000,000     8/1/98         80%              1953
  N302         51178     Monroe Estates Mobile Home Park                     1,770,000     8/1/98         75%              1970
  N303         51179     Camelot Mobile Home Park                            1,460,000     8/1/98         78%              1980
  N304         51180     Lakeshore Terrace Mobile Home Park                  1,450,000     8/1/98         76%              1973
  N305         51181     Forest Junction Mobile Home Park                    1,380,000     8/1/98         78%              1977
  N306         51182     Alexandria Mobile Estates                             750,000     8/1/98         80%              1968
  N307         51183     Maplewood Mobile Home Park                            740,000     8/1/98         80%              1971
  N308         51184     Shamrock Mobile Home Park                             350,000     8/1/98         80%              1967
                                                                           -----------
                         SUB-TOTAL CROSSED LOANS                            26,625,000

  N309         51209     Arabian Gardens Mobile Home Park                    6,000,000     6/3/98         76%           1962/1995
  N310         51212     Rollingwood Mobile Home Park                        7,000,000     6/23/98        62%              1985
  N311         51143     Tall Pines Mobile Home                              4,845,000     8/7/98         72%              1978
  N312         50994     Picacho Mobile Home Park                            3,670,000     6/16/98        47%              1988
  N313         50993     North Valley Mobile Home Park                       3,010,000     6/15/98        57%              1974
  N314         51388     Kentwood Mobile Estates                             2,920,000     10/19/98       54%              1963
  N315         51377     Canyon Country Mobile Home Park                     3,740,000     8/4/98         40%              1973
  N316         51203     Country Club Mobile Home Park                         900,000     6/15/98        66%              1957
  N317         51398     Gemstone Mobile Home Park                             900,000     9/16/98        61%           1976/1986
  N318         51204     Green Acres Mobile Home Park                          550,000     6/15/98        54%              1968
  N319         51423     Del Rey Self Storage                               10,300,000     6/3/98         66%           1952/1985
  N320         51145     Handy Storage 13                                    6,675,000     8/9/98         45%              1995

  N321         51381     Safeguard Mini Storage (North)                      1,300,000     8/19/98        66%              1986
  N322         51380     Safeguard Mini Storage (South)                      1,050,000     8/19/98        70%              1982
                                                                           -----------
                         SUB-TOTAL CROSSED LOANS                             2,350,000

  N323         51105     Payless Mini Storage                                2,000,000     7/14/98        70%              1990
  N324         51159     Fort Knox Mini Storage                              1,990,000     8/11/98        68%              1994
  N325         51230     AAA Self Storage                                    3,830,000     7/10/98        32%              1987
  N326         51426     Sanger Self Storage                                 1,370,000     10/5/98        75%              1985
  N327         51356     Executive Mini-Storage                              1,350,000     8/14/98        71%           1987/1996
  N328         51231     BlueBonnet Self Storage                               570,000     7/1/98         66%              1995

  N329A        50319     Applebee's #8673                                                                                  1991
  N329B        50319     Applebee's #8902                                                                                  1994
  N329C        50319     Applebee's #9145                                                                                  1995
  N329         50319     Applebee's #8673, #8902 & #9145 (Roll-Up)          11,570,000     11/3/97        79%

  N330A        50322     Applebee's #8623                                                                                  1990
  N330B        50322     Applebee's #8867                                                                                  1994
  N330         50322     Applebee's #8623 & #8867 (Roll-Up)                  8,500,000     11/3/97        70%
                                                                           -----------
                         SUB-TOTAL CROSSED LOANS                            20,070,000

  N331         50979     Spring Cove Marina                                  3,950,000     5/12/98        63%           1960/1987
---------------------------------------------------------------------------------------------------------------------------------
                         TOTALS/WEIGHTED AVERAGE                                                          70%
=================================================================================================================================

                                                           LOAN
    TOTAL          SF/                                   BALANCE
    UNITS/        UNIT/                   NET              PER
    ROOM/         ROOM/                RENTABLE          SF/UNIT/
     BED           BED                 AREA (SF)         ROOM/BED
    -----       ---------              ---------         ---------

       109        Units                  55,872           $29,297
        90        Units                  46,080            15,678
        35        Units                  24,245            37,550
       182        Pads                                     16,976
       168        Pads                                     14,019
       161        Pads                                     10,314
       165        Pads                                      9,677
       102        Pads                                     13,042
        90        Pads                                     12,597
       135        Pads                                      8,146
        82        Pads                                     13,034
        89        Pads                                      6,728
        75        Pads                                      7,877
        31        Pads                                      9,014



       248        Pads                  843,200            18,471
       159        Pads                                     27,365
       257        Pads                                     13,590
       273        Pads                1,043,144             6,308
       183        Pads                  805,200             9,410
       137        Pads                                     11,475
        98        Pads                                     15,274
        52        Pads                                     11,469
        34        Pads                                     16,163
        41        Pads                                      7,273
    79,066         SF                    79,066                85
    89,446         SF                    89,446                33

    29,690         SF                    29,690                29
    46,277         SF                    46,277                16



    39,524         SF                    39,524                35
    56,260         SF                    56,260                24
    67,100         SF                    67,100                18
    39,055         SF                    39,055                26
    24,600         SF                    24,600                39
    21,000         SF                    21,000                18

     4,928         SF                     4,928
     5,076         SF                     5,076
     4,928         SF                     4,928
    14,932         SF                    14,932               611

     4,350         SF                     4,350
     4,928         SF                     4,928
     9,278         SF                     9,278               644



       246        Units                   6,567            10,117
------------------------------------------------------------------

==================================================================

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 OCCUPANCY                                                           U/W
 OCCUPANCY         AS OF             U/W             U/W              U/W            NOI             U/W
  PERCENT          DATE            REVENUES        EXPENSES           NOI            DSCR          RESERVES
 ---------       --------        -----------     -----------     ------------        ----          --------
    99%           8/30/98        $ 652,892       $  276,629      $ 376,263           1.47          $22,890
    97%           9/30/98          382,326          219,445        162,881           1.44           21,690
   100%            7/1/98          243,685          104,372        139,313           1.32            7,875
   100%           9/30/98          532,479          190,180        342,299           1.37            9,100
    99%           6/30/98          431,160          170,518        260,642           1.37            8,500
    94%           9/30/98          375,611          186,805        188,806           1.41            8,050
    98%           9/30/98          413,115          242,251        170,864           1.32            8,250
    98%           6/30/98          240,249          100,725        139,524           1.30            5,100
    99%           6/30/98          179,212           60,153        119,059           1.30            4,500
    99%           6/30/98          233,542          115,681        117,861           1.33            6,750
    98%           9/30/98          158,204           46,106        112,098           1.30            4,100
    98%           9/30/98          148,022           78,471         69,551           1.44            4,450
    96%           6/30/98          129,442           59,854         69,588           1.46            3,750
    97%           9/30/98           55,489           23,350         32,139           1.42            1,550


    93%           7/20/98        1,058,794          513,831        544,963           1.48            8,141
    98%            7/7/98          831,930          295,785        536,145           1.55            7,950
    96%            9/1/98          642,705          246,322        396,383           1.42           12,800
    83%           7/31/98          551,676          230,356        321,320           1.70           13,650
   100%           7/31/98          449,314          189,368        259,946           1.38            9,150
    99%           9/15/98          469,444          237,424        232,020           1.65            6,850
    96%           9/30/98          494,889          183,263        311,626           2.60            5,359
    98%            7/8/98          140,727           61,207         79,520           1.49            4,320
   100%           9/28/98          154,058           68,608         85,450           1.74            1,700
    95%           5/31/98           84,421           33,737         50,684           1.90            3,280
    92%          10/23/98        1,095,321          261,935        833,386           1.48            6,048
    74%            8/6/98          849,473          415,563        433,910           1.81           20,740

    87%           4/30/98          196,608           80,661        115,947           1.55            4,454
    64%           8/19/98          190,352           84,835        105,517           1.57            4,628


   100%           9/18/98          267,629           91,748        175,881           1.45            5,929
    83%           8/18/98          300,485          125,079        175,406           1.38            8,715
    94%           7/31/98          403,142          109,935        293,207           2.12            4,527
    94%           8/14/98          216,828           70,781        146,047           1.60            3,900
   100%           8/24/98          193,810           65,906        127,904           1.52            3,690
    99%           12/1/98           91,919           44,782         47,137           1.37            3,150

   100%
   100%
   100%
                                 7,142,256        5,801,758      1,340,498           1.37            6,183

   100%
   100%
                                 4,734,450        3,959,165        775,285           1.21            4,231


                                 1,317,393          956,976        360,417           1.53           24,600
----------------------------------------------------------------------------------------------------------
    93%                                                                              1.56
==========================================================================================================

                                                                                          2nd
               MOST                                                          MOST         MOST
  U/W         RECENT           MOST           MOST           MOST            RECENT      RECENT
RESERVES       END            RECENT         RECENT         RECENT            NOI         END
PER UNIT       DATE          REVENUES       EXPENSES          NOI             DSCR        DATE
--------     --------        --------      -----------    ----------          -----      --------
$210.00      12/31/97         $668,056     $ 258,855      $ 409,201           1.60       12/31/96
 241.00      12/31/97          392,235       221,943        170,292           1.51       12//1996
 225.00      12/31/97          243,310        92,030        151,280           1.44       12/31/96
  50.00      12/31/97          532,844       190,210        342,634           1.37       12/31/96
  50.60      12/31/97          430,509       153,731        276,778           1.45       12/31/96
  50.00      12/31/97          364,182       178,937        185,245           1.38       12/31/96
  50.00      12/31/97          403,394       233,793        169,601           1.31       12/31/96
  50.00      12/31/97          236,615        96,727        139,888           1.30       12/31/96
  50.00      12/31/97          178,786        55,379        123,407           1.35       12/31/96
  50.00      12/31/97          229,231       106,300        122,931           1.38       12/31/96
  50.00      12/31/97          151,815        46,859        104,956           1.22       12/30/96
  50.00      12/31/97          144,414        79,824         64,590           1.33       12/31/96
  50.00      12/31/97          129,349        53,967         75,382           1.58       12/31/96
  50.00      12/31/97           56,090        23,414         32,676           1.45       12/31/96


  32.83      12/31/97        1,001,901       530,658        471,243           1.28       12/31/96
  50.00      12/31/97          858,364       261,432        596,932           1.73       12/31/96
  49.81      12/31/97          627,479       165,742        461,737           1.65       12/31/96
  50.00      12/31/97          574,304       173,339        400,965           2.13       12/31/96
  50.00      12/31/97          465,930       153,826        312,104           1.66       12/31/96
  50.00      12/31/97          468,279       209,202        259,077           1.84       12/31/96
  54.68      12/31/97          481,556       133,853        347,703           2.90       12/31/96
  83.08      12/31/97          142,773        60,171         82,602           1.55       12/31/96
  50.00      12/31/97          152,241        53,973         98,268           2.00       12/31/96
  80.00      12/31/97           80,574        31,455         49,119           1.84       12/31/96
   0.08      12/31/97        1,014,019       263,321        750,698           1.34
   0.23      12/31/97          824,444       348,825        475,619           1.99       12/31/96

   0.15      12/31/97          198,377        82,166        116,211           1.55       12/31/96
   0.10      12/31/97          189,608        86,967        102,641           1.52       12/31/96


   0.15      12/31/97          253,157        74,504        178,653           1.47       12/31/96
   0.15      12/31/97          292,118       120,557        171,561           1.35       12/31/96
   0.07      12/31/97          389,330       104,358        284,972           2.06       12/31/96
   0.10      12/31/97          204,411        39,498        164,913           1.80       12/31/96
   0.15      12/31/97          194,504        46,410        148,094           1.76
   0.15      12/31/97           95,806        23,630         72,176           2.10




   0.41      12/31/97        7,003,547     5,725,954      1,277,593           1.31       12/31/96



   0.46      12/31/97        4,541,913     3,779,710        762,203           1.19       12/31/96

 100.00      12/31/97        1,317,339       922,747        394,592           1.68       12/31/96
---------------------------------------------------------------------------------------------------
===================================================================================================

                                              2ND
  2ND             2ND            2ND        MOST                                   LARGEST
  MOST           MOST            MOST       RECENT                                  TENANT
 RECENT         RECENT         RECNENT       NOI                                    LEASED
REVEBUES       EXPENSES          NOI        DSCR     LARGEST TENANT                   SF
--------     ------------    -----------   -------  ---------------                --------
 $643,421     $246,115       $397,306        1.56
  399,668      203,825        195,843        1.73
  241,080       85,616        155,464        1.48
  511,939      192,676        319,263        1.28
  417,536      160,628        256,908        1.35
  352,545      170,118        182,427        1.36
  382,741      204,962        177,779        1.38
  235,804       93,784        142,020        1.32
  160,955       52,212        108,743        1.19
  221,776      106,852        114,924        1.29
  142,991       47,382         95,609        1.11
  132,036       69,384         62,652        1.29
  122,942       62,399         60,543        1.27
   53,233       22,470         30,763        1.36


  996,208      535,861        460,347        1.25
  834,523      227,705        606,818        1.76
  597,779      154,104        443,675        1.59
  542,940      196,948        345,992        1.84
  441,298      130,962        310,336        1.65
  468,873      213,224        255,649        1.82
  444,354      136,236        308,118        2.57
  137,895       59,924         77,971        1.46
  142,054       57,646         84,408        1.72
   72,023       31,216         40,807        1.53
                                                     McZand Herbal, Inc.             19,775
  483,412      272,046        211,366        0.88

  197,150       67,455        129,695        1.73
  197,150       71,312        125,838        1.87


  258,538       76,285        182,253        1.50
  125,633      114,663         10,970        0.09
  323,339       91,530        231,809        1.68
  206,671       32,946        173,725        1.90






6,374,107    5,599,023        775,084        0.79      Applebees                     14,932



5,135,382    4,326,939        808,443        1.26      Applebees                      9,278


1,261,242      847,997        413,245        1.76
--------------------------------------------------------------------------------------------

============================================================================================


                                                                                SECOND
LARGEST                                                               SECOND    LARGEST       SECOND
TENANT     LARGEST                                                    LARGEST    TENANT      LARGEST
 % of       TENANT                                                    TENANT      % OF        TENANT
TOTAL       LEASE        SECOND LARGEST                               LEASED     TOTAL         LEASE
  SF      EXPIRATION         TENANT                                     SF         SF        EXPIRATION
------    -----------   -----------------                            --------   -------      ----------




















  25%     12/31/00      Binary Compass Enterprises, Inc.               13,200      17%       12/31/03



 100%

 100%
--------------------------------------------------------------------------------------------------------

========================================================================================================


    SE-       LOAN
  QUENCE     NUMBER              PROPERTY NAME                       PROPERTY ADDRESS                  COUNTY           CITY
  ------     ------              -------------                       ----------------                  ------           ----
  N295       51135    Cedar Crossings Apartments                     5804 Rosebay Court            Frederick        Frederick
  N296       51012    Northrup Court Apartments                      805 Applegrove Street, NW     Stark            North Canton
  N297       51185    Forest Downs Apartments                        10224 W. Forest Home Ave.     Milwaukee        Hales Corners
  N298       51136    Spacious Acres Mobile Home Park                W1211 015 Lakeview Drive      Jefferson        Sullivan
  N299       51177    South Hills Mobile Home Park                   100 Long Lane                 Dodge            Beaver Dam
  N300       51175    Evergreen Estate Mobile Home Park              415 Western Avenue SW         Rice             Fairbault
  N301       51176    Cloverleaf Mobile Home Park                    150 Highway 10 North          Benton           St. Cloud
  N302       51178    Monroe Estates Mobile Home Park                560 W. 21st Street            Green            Monroe
  N303       51179    Camelot Mobile Home Park                       1140 Arthur Blvd              Brown            Pulaski
  N304       51180    Lakeshore Terrace Mobile Home Park             2136 Colan Blvd               Barron           Rice Lake
  N305       51181    Forest Junction Mobile Home Park               West 2377 US Highway 10       Calumet          Brillion
  N306       51182    Alexandria Mobile Estates                      3305 South Broadway, Lot 50   Douglas          Alexandria
  N307       51183    Maplewood Mobile Home Park                     Route 3, Lot 49               Wabasha          Lake City
  N308       51184    Shamrock Mobile Home Park                      1009 Shamrock Lane            Stearns          Albany
                      SUB-TOTAL CROSSED LOANS

  N309       51209    Arabian Gardens Mobile Home Park               81-600 Fred Waring Drive      Riverside        Indio
  N310       51212    Rollingwood Mobile Home Park                   20 Rollingwood Dr.            Amador           Jackson
  N311       51143    Tall Pines Mobile Home                         314 South Erie Drive          Saint Lucie      Fort Pierce
  N312       50994    Picacho Mobile Home Park                       2200 Holiday Avenue           Dona Ana         Las Cruces
  N313       50993    North Valley Mobile Home Park                  7051 Buffalo Trail            Bexar            San Antonio
  N314       51388    Kentwood Mobile Estates                        123 Henshaw Avenue            Butte            Chico
  N315       51377    Canyon Country Mobile Home Park                16274 Vasquez Canyon Road     Los Angeles      Canyon Country
  N316       51203    Country Club Mobile Home Park                  5315 Targee St.               Ada              Boise
  N317       51398    Gemstone Mobile Home Park                      2451 Soledad Canyon Road      Los Angeles      Acton
  N318       51204    Green Acres Mobile Home Park                   816 North Midland Blvd        Canyon           Nampa
  N319       51423    Del Rey Self Storage                           4051-4063 Redwood Avenue      Los Angeles      Marina Del Rey
  N320       51145    Handy Storage 13                               350 South University Drive    Broward          Pembroke Pines

  N321       51381    Safeguard Mini Storage (North)                 16173 Golden State Blvd       Madera           Madera
  N322       51380    Safeguard Mini Storage (South)                 450 E. Almond Ave             Madera           Madera
                      SUB-TOTAL CROSSED LOANS

  N323       51105    Payless Mini Storage                           633 West Swain Road           San Joaquin      Stockton
  N324       51159    Fort Knox Mini Storage                         6650 Edith Blvd NE            Bernalillo       Albuquerque
  N325       51230    AAA Self Storage                               226 Doctor Claassen Way       Yolo             Woodland
  N326       51426    Sanger Self Storage                            225 L Street                  Fresno           Sanger
  N327       51356    Executive Mini-Storage                         6340 Freeport Blvd            Sacramento       Sacramento
  N328       51231    BlueBonnet Self Storage                        200 Maple St.                 Hunt             Commerce

  N329A      50319    Applebee's #8673                               678 West 23rd St.             Bay              Panama City
  N329B      50319    Applebee's #8902                               1005 NW 13th Street           Alachua          Gainesville
  N329C      50319    Applebee's #9145                               1401 Capitol Circle, NW       Leon             Tallahassee
  N329       50319    Applebee's #8673, #8902 & #9145 (Roll-Up)

  N330A      50322    Applebee's #8623                               637 Westover Blvd             Dougherty        Albany
  N330B      50322    Applebee's #8867                               1301 St. Augustine Road       Lowndes          Valdosta
  N330       50322    Applebee's #8623 & #8867 (Roll-Up)
                      SUB-TOTAL CROSSED LOANS

  N331       50979    Spring Cove Marina                             455 Lore Rd.                  Calvert          Solomons
------------------------------------------------------------------------------------------------------------------------------------
                      TOTALS/WEIGHTED AVERAGE                        331 LOANS
====================================================================================================================================

    SE-       LOAN
  QUENCE     NUMBER              PROPERTY NAME                 PROPERTY ADDRESS                         COUNTY           CITY
  ------     ------              -------------                 ----------------                         ------           ----
   N090       51336   1835-1839 Green St. Apartments           1835-1839 Green Street                   San Francisco  San Francisco
   N091       51341   Franklin Ave. Apartments                 600 Franklin Ave.                        Hennepin       Minneapolis
   N092       50960   Kentwood Apartments                      3000 North Kentwood Ave.                 Greene         Springfield
   N093       51343   Johnson Apartments                       2244 Johnson St. NE                      Hennepin       Minneapolis
   N094       51009   Bull Creek Apartments                    5001 Bull Creek Road                     Travis         Austin
   N095       51323   Bryant Avenue Apartments                 2517 Bryant Ave. South                   Hennepin       Minneapolis
   N096       51347   Tamarisk Apartments                      3221 North 36th Street                   Maricopa       Phoenix
   N097       51301   682 Grand Ave. Apartments                682 Grand Ave.                           Ramsey         St. Paul
   N098       51339   1967 Grand Ave. Apartments               1967 Grand Ave.                          Ramsey         St. Paul
   N099       51342   1962 Grand Ave. Apartments               1962 Grand Ave.                          Ramsey         St. Paul
   N100       51023   L1 - Goldfarb Apartments                 107 E. Healy Street                      Champaign      Champaign
   N101       51318   Hennepin Ave. Apartments                 2609 Hennepin Ave.                       Hennepin       Minneapolis
   N102       51419   1435-1445 E. Ft. Lowell Road             1435-1445 E. Ft. Lowell Rd.              Pima           Tucson
   N103       51300   669 Grand Avenue Apartments              669 Grand Ave.                           Ramsey         St. Paul
   N104       50695   The Summit Shopping Center (iii)         NEC of US Hwy. 280 & I-459               Jefferson      Birmingham
   N105       51286   San Gabriel Square                       140 West Valley Blvd                     Los Angeles    San Gabriel
   N106       50883   University Center North Shopping Center  1405 SW 107th Ave.                       Miami-Dade     Miami
   N107       50148   Salisbury Mall                           Jake Alexander Blvd & U.S.
                                                                 Highway 70                             Rowan          Salisbury
   N108       51008   Washington Square Shopping Center        S. McDowell Blvd. & E. Washington        Sonoma         Petaluma
   N109       51010   Daniels Crossing Shopping Center         6900 Daniels Parkway                     Lee            Fort Myers
   N110       51366   Home Base Building                       1900 19th Ave. SE                        Snohomish      Everett
   N111       51107   Hatcher Point Mall                       2215 Memorial Dr.                        Ware           Waycross
   N112       51118   Heartland Shopping Center                2272-2375 Richmond Ave.                  Richmond       Staten Island
   N113       50990   Ashley Landing Shopping Center           1401 Sam Rittenberg Rd.                  Charleston     Charleston
   N114       51219   Towne House Plaza                        9791 Adams Ave. & 19881 Brookhurst St.   Orange         Huntington
                                                                                                                       Beach
   N115       51401   Katie Reed Plaza                         210 South Monarch Street                 Pitkin         Aspen
   N116       51081   Castleton Place Shopping Center          82nd St. @ Castleton Square Mall         Marion         Indianapolis
   N117       51039   Genito Forest Shopping Center            11,000 Hull St. (US Route 360)           Chesterfield   Richmond
   N118       50941   Village at Countryside                   26210 US Highway 19 N                    Pinellas       Clearwater

   N119       51139   Landmark Plaza                           14306-14308 N. Dale Mabry Hwy            Hillsborough   Tampa
   N120       51132   Cabaret Center                           25700 - 25720 US Highway 19 North        Pinellas       Clearwater
                      SUB-TOTAL CROSSED LOANS

   N121       50391   Lakewest Town Center                     2211-2329 Singleton Blvd.                Dallas         Dallas
   N122       51025   New Market Crossing Shopping Center      695 Independence Blvd.                   Surry          Mount Airy
   N123       51106   Pinellas Place Shopping Center           6501 102nd Ave                           Pinellas       Pinellas Park
   N124       51074   Washington Corners Shopping Center       9910-9994 E. Washington St.              Marion         Indianapolis
   N125       51291   Dinkydome & Starbucks                    1501 University Ave. SE & 1500
                                                                 Fourth Street SE                       Hennepin       Minneapolis
   N126       51087   San Luis Rey Center                      73705-73745 El Paseo                     Riverside      Palm Desert
   N127       51018   Clearwater Plaza Shopping Center         1219-1293 Missouri Ave.                  Pinellas       Clearwater
   N128       51045   Washington Shoppes Shopping Center       10009-10089 E. Washington St.            Marion         Indianapolis
   N129       51079   Castleton Village Shopping Center        SEQ 82nd St. & Craig St.                 Marion         Indianapolis
   N130       50207   Church Crossing Shopping Center          North Church Street and Lees
                                                                 Chapel Road                            Guilford       Greensboro
   N131       51197   PetsMart Retail Building                 820 Paseo Del Rey                        San Diego      Chula Vista
   N132       51001   Rainbow Shopping Center                  7920-8000 SW 8th St.                     Miami-Dade     Miami
   N133       51119   Eckerds                                  1220 Horizon Rd.                         Rockwall       Rockwall
   N134       51147   Polo Plaza Shopping Center               9810 Two Notch Rd.                       Richland       Columbia
   N135       50499   Sears Plaza                              290 Elliot Street                        Middlesex      Ashland
   N136       51253   La Verne Town Center North               2445-2497 Foothill Blvd                  Los Angeles    La Verne
   N137       51134   Goldmine Village Shopping Center         300 and 400 Wal-Mart Way                 Lumpkin        Dahlonega
   N138       50975   Brentwood Plaza                          1 Brent Lane                             Escambia       Pensacola
   N139       51220   Willow Pass Center                       1657 Willow Pass Rd                      Contra Costa   Concord
   N140       51090   Brickyard Shopping Center                9940 Two Notch Road                      Richland       Columbia
   N141       51263   Central Plaza                            11629 - 11655 Valley Blvd                Los Angeles    El Monte
   N142       51349   Roosevelt Place Shopping Center          2237-2269 Colorado Boulevard             Los Angeles    Pasadena
   N143       51116   Lancaster Triangle                       42158-43271 15th St. West & 1525
                                                                 West Ave. K                            Los Angeles    Lancaster
   N144       51151   2626 Naylor Road Shopping Center         2626 Naylor Rd. SE
                                                                                                        Columbia       Washington
   N145       51217   Rancho Plaza                             8710 19th St. & 6612-6660
                                                                 Carnelian Street                       San Bernardino Rancho
                                                                                                                       Cucamonga
   N146       51115   Mid-Valley Automotive                    18401-18425 Vanowen St.                  Los Angeles    Reseda
   N147       51061   Office Depot Center                      6700 Folsom Blvd.                        Sacramento     Sacramento

(iii) The monthly payment for this loan was recast as of January 1999 on the basis of a 360 month amortization term resulting in a total amortization term of 371 months.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)

                                    FEB-1999    FEB-2000    FEB-2001    FEB-2002    FEB-2003    FEB-2004    FEB-2005    FEB-2006
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out........................    100.00%     100.00%      99.91%      91.79%      81.91%      81.89%      81.63%      81.06%
Yield Maintenance.................      0.00%       0.00%       0.09%       8.21%      13.72%      13.72%      13.65%      14.50%
3%................................      0.00%       0.00%       0.00%       0.00%       4.37%       4.39%       0.00%       0.00%
0.5%..............................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       4.41%       4.44%
No Penalty........................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.32%       0.00%
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total.............................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                    =========   =========   =========   =========   =========   =========   =========   =========
Aggregate Principal Balance of
 Mortgage Loans ($Millions).......  $1,222.15   $1,208.28   $1,193.62   $1,177.58   $1,160.32   $1,141.89   $1,121.73   $1,097.34
Percentage of Cut-Off Date Balance
 of the Mortgage Loans
 Outstanding......................    100.00%      98.87%      97.67%      96.35%      94.94%      93.43%      91.78%      89.79%

                                    FEB-2007    FEB-2008   FEB-2009   FEB-2010   FEB-2011   FEB-2012   FEB-2013   FEB-2014
                                    ---------   --------   --------   --------   --------   --------   --------   --------
Locked Out........................     81.04%    92.39%     77.72%     74.99%     73.00%     71.32%    100.00%      0.00%
Yield Maintenance.................     14.36%     3.69%     22.28%     25.01%     27.00%     28.68%      0.00%      0.00%
3%................................      0.00%     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
0.5%..............................      0.00%     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty........................      4.60%     3.92%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                    ---------   -------    -------    -------    -------    -------    -------     ------
Total.............................    100.00%   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%      0.00%
                                    =========   =======    =======    =======    =======    =======    =======     ======
Aggregate Principal Balance of
 Mortgage Loans ($Millions).......  $1,074.96   $918.53    $ 37.87    $ 33.01    $ 29.85    $ 27.37    $ 17.08     $ 0.00
Percentage of Cut-Off Date Balance
 of the Mortgage Loans
 Outstanding......................     87.96%    75.16%      3.10%      2.70%      2.44%      2.24%      1.40%      0.00%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments.

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                         BASED ON CUT-OFF DATE BALANCE

                                     FEB         FEB         FEB         FEB         FEB         FEB         FEB         FEB
                                    1999        2000        2001        2002        2003        2004        2005        2006
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out......................    100.00%      98.87%      97.58%      88.44%      77.77%      76.51%      74.92%      72.78%
Yield Maintenance...............      0.00%       0.00%       0.08%       7.91%      13.03%      12.82%      12.52%      13.02%
3%..............................      0.00%       0.00%       0.00%       0.00%       4.14%       4.10%       0.00%       0.00%
0.5%............................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       4.05%       3.99%
No Penalty......................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.29%       0.00%
Paid Down.......................      0.00%       1.13%       2.33%       3.65%       5.06%       6.57%       8.22%      10.21%
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total...........................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                  =========   =========   =========   =========   =========   =========   =========   =========
Aggregate Principal Balance of
 Mortgage Loans ($Millions):....  $1,222.15   $1,208.28   $1,193.62   $1,177.58   $1,160.32   $1,141.89   $1,121.73   $1,097.34
Percentage of Cut-Off Date
 Balance of the Mortgage Loans
 Outstanding:...................    100.00%      98.87%      97.67%      96.35%      94.94%      93.43%      91.78%      89.79%

                                     FEB                   FEB       FEB       FEB       FEB       FEB       FEB
                                    2007      FEB 2008    2009      2010      2011      2012      2013      2014
                                  ---------   --------   -------   -------   -------   -------   -------   -------
Locked Out......................     71.28%     69.43%     2.41%     2.03%     1.78%     1.60%     1.40%     0.00%
Yield Maintenance...............     12.63%      2.78%     0.69%     0.68%     0.66%     0.64%     0.00%     0.00%
3%..............................      0.00%      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
0.5%............................      0.00%      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
No Penalty......................      4.04%      2.95%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Paid Down.......................     12.04%     24.84%    96.90%    97.30%    97.56%    97.76%    98.60%   100.00%
                                  ---------   --------   -------   -------   -------   -------   -------   -------
Total...........................    100.00%    100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                  =========   ========   =======   =======   =======   =======   =======   =======
Aggregate Principal Balance of
 Mortgage Loans ($Millions):....  $1,074.96   $ 918.53   $ 37.87   $ 33.01   $ 29.85   $ 27.37   $ 17.08   $  0.00
Percentage of Cut-Off Date
 Balance of the Mortgage Loans
 Outstanding:...................     87.96%     75.16%     3.10%     2.70%     2.44%     2.24%     1.40%     0.00%

                                 PROPERTY TYPE

                                                                   % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        MIN/MAX        AVERAGE
                       MORTGAGED     MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR           DSCR        LTV RATIO
    -------------      ----------   ----------   --------------   -------   ------------   ------------   ------------
Multifamily..........     122          33.2%     $  382,858,142     31.3%      1.42x        1.27/2.20x        74.2%
Retail...............      87          23.6%        316,173,043     25.9%      1.52x        1.23/3.59x        71.7%
Industrial...........      43          11.7%        142,805,297     11.7%      1.50x        1.27/2.08x        68.1%
Hotel................      18           4.9%        140,109,856     11.5%      1.90x        1.57/2.74x        63.1%
Office...............      51          13.9%        133,178,251     10.9%      1.83x        1.22/3.94x        62.9%
Health Care..........      10           2.7%         36,573,334      3.0%      1.49x        1.35/1.61x        70.0%
Mobile Home..........      21           5.7%         35,185,892      2.9%      1.50x        1.30/2.60x        69.7%
Mini Storage.........      10           2.7%         17,663,162      1.4%      1.59x        1.37/2.12x        61.2%
Franchise
  Restaurant.........       5           1.4%         15,109,710      1.2%      1.31x        1.21/1.37x        75.5%
Marina...............       1           0.3%          2,488,753      0.2%      1.53x        1.53/1.53x        63.0%
                          ---         -----      --------------    -----       -----        ----------        ----
Total/ Wtd Avg.......     368         100.0%     $1,222,145,439    100.0%      1.56x        1.21/3.94x        69.9%
                          ===         =====      ==============    =====       =====        ==========        ====

                                      WEIGHTED
                         MIN/MAX      AVERAGE
                       CUT-OFF DATE   MORTGAGE
    PROPERTY TYPE       LTV RATIO       RATE
    -------------      ------------   --------
Multifamily..........    36.4/83.2%    7.066%
Retail...............    32.5/80.7%    7.310%
Industrial...........    49.3/84.6%    7.322%
Hotel................    44.2/68.6%    7.672%
Office...............    17.4/80.4%    7.015%
Health Care..........    51.0/74.8%    7.673%
Mobile Home..........    40.0/79.8%    7.075%
Mini Storage.........    32.1/75.0%    7.432%
Franchise
  Restaurant.........    70.3/78.9%    8.600%
Marina...............    63.0/63.0%    8.170%
                        ----------     -----
Total/ Wtd Avg.......    17.4/84.6%    7.268%
                        ==========     =====

                             CUT-OFF DATE BALANCES

                                                                           % OF       WEIGHTED       WEIGHTED     WEIGHTED
           RANGE OF              NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
         CUT-OFF DATE            MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
           BALANCES                LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         ------------            ---------   --------    --------------   -------   ------------   ------------   --------
  $279,432 -   $999,999........      65        19.6%     $   44,919,031      3.7%      1.56x           67.9%       7.489%
 $1,000,000 -  $1,999,999......      95        28.7%        142,672,595     11.7%      1.62x           68.2%       7.124%
 $2,000,000 -  $2,999,999......      60        18.1%        147,624,475     12.1%      1.54x           69.7%       7.122%
 $3,000,000 -  $3,999,999......      43        13.0%        149,609,442     12.2%      1.55x           71.1%       7.102%
 $4,000,000 -  $4,999,999......      21         6.3%         94,768,128      7.8%      1.52x           72.2%       6.958%
 $5,000,000 -  $7,499,999......      21         6.3%        123,597,116     10.1%      1.53x           68.5%       7.076%
 $7,500,000 -  $9,999,999......      10         3.0%         90,585,836      7.4%      1.55x           68.3%       7.146%
$10,000,000 - $14,999,999......       5         1.5%         56,361,771      4.6%      1.94x           64.3%       7.182%
$15,000,000 - $19,999,999......       3         0.9%         51,266,014      4.2%      1.47x           75.9%       7.105%
$20,000,000 - $29,999,999......       2         0.6%         54,939,527      4.5%      1.27x           70.9%       7.515%
$30,000,000 - $34,999,999......       1         0.3%         32,909,986      2.7%      1.52x           74.8%       6.990%
$35,000,000 - $55,402,022......       5         1.5%        232,891,519     19.1%      1.59x           70.2%       7.825%
                                    ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg..................     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                                    ===       =====      ==============    =====       =====           ====        =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED    MORTGAGED     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION    PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ----------   ----------   --------------   -------   ------------   ------------   --------
CA...................     124          33.7%     $  424,069,244     34.7%       1.62x          66.2%       7.240%
  Los Angeles........      30           8.2%         98,868,001      8.1%       1.56x          70.7%       7.034%
  San Diego..........      16           4.3%         81,923,574      6.7%       1.37x          69.0%       7.355%
  Santa Clara........       8           2.2%         63,138,760      5.2%       1.81x          62.7%       7.573%
  Orange.............      17           4.6%         38,544,535      3.2%       1.73x          62.5%       6.963%
  Alameda............       7           1.9%         28,112,366      2.3%       1.76x          64.4%       7.658%
  Marin..............       2           0.5%         10,327,589      0.8%       1.44x          74.9%       6.982%
  Monterey...........       2           0.5%         10,205,524      0.8%       1.58x          65.2%       7.314%
  Sonoma.............       1           0.3%          9,970,394      0.8%       1.95x          51.7%       6.680%
  Riverside..........       4           1.1%          9,322,212      0.8%       1.48x          73.3%       7.082%
  Fresno.............       2           0.5%          7,863,647      0.6%       1.41x          79.1%       7.017%
  Other Counties.....      35           9.5%         65,792,642      5.4%       1.74x          60.8%       7.232%
FL...................      25           6.8%         96,907,585      7.9%       1.46x          75.3%       7.121%
NV...................       8           2.2%         82,184,910      6.7%       1.43x          76.0%       7.158%
NY...................      13           3.5%         56,997,593      4.7%       2.07x          55.7%       7.087%
UT...................       6           1.6%         54,111,236      4.4%       1.44x          65.1%       7.677%
AL...................       1           0.3%         52,538,304      4.3%       1.26x          80.7%       8.273%
IL...................      29           7.9%         41,596,635      3.4%       1.53x          76.6%       6.659%
TX...................      14           3.8%         40,987,515      3.4%       1.53x          74.7%       7.115%
SC...................      10           2.7%         38,497,279      3.1%       1.49x          73.8%       7.125%
NC...................       5           1.4%         33,310,768      2.7%       1.43x          76.8%       7.319%
GA...................       9           2.4%         32,695,319      2.7%       1.47x          69.1%       7.525%
MN...................      24           6.5%         26,567,549      2.2%       1.62x          74.1%       7.236%
NM...................      10           2.7%         23,198,279      1.9%       1.44x          72.3%       7.091%
MO...................       8           2.2%         21,600,766      1.8%       1.56x          69.6%       7.545%
IN...................       5           1.4%         20,513,636      1.7%       1.75x          63.8%       7.146%
MD...................       7           1.9%         20,135,413      1.6%       1.56x          73.2%       7.076%
WI...................       9           2.4%         19,973,235      1.6%       1.48x          74.4%       7.246%
CO...................      10           2.7%         16,433,925      1.3%       1.58x          68.7%       7.199%
AZ...................      13           3.5%         15,553,540      1.3%       1.75x          70.7%       7.215%
WA...................       4           1.1%         14,874,225      1.2%       1.51x          66.0%       7.271%
OK...................       4           1.1%         14,200,388      1.2%       1.53x          76.3%       7.121%
MA...................       3           0.8%         11,027,381      0.9%       1.52x          71.4%       6.882%
LA...................       2           0.5%          9,744,190      0.8%       1.39x          76.8%       7.553%
VA...................       3           0.8%          9,219,212      0.8%       1.48x          65.0%       7.141%
TN...................       7           1.9%          8,297,624      0.7%       1.98x          56.5%       7.545%
MI...................       2           0.5%          7,237,822      0.6%       1.92x          64.9%       7.721%
NJ...................       2           0.5%          7,225,617      0.6%       1.58x          69.9%       7.924%
CT...................       1           0.3%          6,388,917      0.5%       1.28x          79.4%       7.090%
OR...................       3           0.8%          5,463,857      0.4%       1.37x          74.4%       7.027%
MS...................       1           0.3%          2,791,743      0.2%       1.66x          68.1%       7.625%
KS...................       1           0.3%          2,482,290      0.2%       1.35x          73.0%       7.625%
DC...................       1           0.3%          2,195,888      0.2%       1.38x          74.7%       7.500%
ID...................       3           0.8%          1,712,503      0.1%       1.50x          68.0%       7.430%
OH...................       1           0.3%          1,411,053      0.1%       1.44x          69.9%       7.000%
                          ---         -----      --------------    -----        ----           ----        -----
Total/Weighted
  Average............     368         100.0%     $1,222,145,439    100.0%       1.56X          69.9%       7.268%
                          ===         =====      ==============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    --------------   -------   ------------   ------------   --------
1.20x - 1.24x........       5         1.5%     $   12,492,458      1.0%      1.22x           67.3%       7.883%
1.25x - 1.29x........      12         3.6%        135,323,343     11.1%      1.27x           75.5%       7.706%
1.30x - 1.34x........      21         6.3%         65,722,669      5.4%      1.32x           77.1%       7.099%
1.35x - 1.39x........      47        14.2%        236,036,803     19.3%      1.37x           74.5%       7.364%
1.40x - 1.49x........      81        24.5%        214,547,836     17.6%      1.44x           74.0%       7.073%
1.50x - 1.59x........      59        17.8%        196,213,985     16.1%      1.54x           72.0%       7.149%
1.60x - 1.69x........      38        11.5%         95,399,712      7.8%      1.64x           68.0%       7.067%
1.70x - 1.79x........      25         7.6%         55,246,249      4.5%      1.73x           62.5%       6.975%
1.80x - 1.89x........      11         3.3%         24,957,142      2.0%      1.81x           63.9%       7.188%
1.90x - 1.99x........      13         3.9%        136,546,156     11.2%      1.95x           59.6%       7.568%
2.00x - 2.99x........      16         4.8%         35,690,841      2.9%      2.27x           48.5%       6.903%
3.00x - MaxDSCR......       3         0.9%         13,968,246      1.1%      3.85x           20.8%       7.010%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                          ===       =====      ==============    =====       =====           ====        =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    --------------   -------   ------------   ------------   --------
17.4% - 29.9%........       1         0.3%     $   10,977,077      0.9%      3.94x           17.4%       7.000%
30.0% - 49.9%........      21         6.3%         47,649,870      3.9%      2.14x           43.8%       7.057%
50.0% - 59.9%........      39        11.8%        101,762,366      8.3%      1.77x           56.0%       6.995%
60.0% - 64.9%........      23         6.9%        143,816,374     11.8%      1.82x           62.3%       7.634%
65.0% - 69.9%........      54        16.3%        199,760,744     16.3%      1.51x           67.1%       7.315%
70.0% - 74.9%........      87        26.3%        283,605,312     23.2%      1.46x           73.1%       7.268%
75.0% - 79.9%........      96        29.0%        306,180,521     25.1%      1.41x           78.4%       7.061%
80.0% - 84.6%........      10         3.0%        128,393,175     10.5%      1.33x           80.6%       7.597%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                          ===       =====      ==============    =====       =====           ====        =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                           WEIGHTED
      RANGE OF                                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
      MATURITY         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
      DATE LTV         MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
      RATIO(S)           LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    --------------   -------   ------------   ------------   --------
   0% - 24.9%........      10         3.0%     $   28,935,429      2.4%      2.45x            5.8%       7.138%
25.0% - 49.9%........      53        16.0%        130,235,924     10.7%      1.88x           42.6%       7.015%
50.0% - 59.9%........      80        24.2%        358,796,806     29.4%      1.64x           54.8%       7.485%
60.0% - 64.9%........      72        21.8%        228,747,251     18.7%      1.44x           62.6%       7.268%
65.0% - 69.9%........      94        28.4%        339,001,804     27.7%      1.45x           67.7%       7.010%
70.0% - 72.7%........      22         6.6%        136,428,225     11.2%      1.33x           71.2%       7.607%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     331       100.0%     $1,222,145,439    100.0%      1.56x           59.2%       7.268%
                          ===       =====      ==============    =====       =====           ====        =====

                                 MORTGAGE RATES

                                                                                                 WEIGHTED
                                                                                  WEIGHTED       AVERAGE      WEIGHTED
       RANGE OF         NUMBER OF     % OF        AGGREGATE          % OF         AVERAGE        CUT-OFF      AVERAGE
       MORTGAGE         MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
        RATES             LOANS      LOANS         BALANCE         BALANCE          DSCR        LTV RATIO       RATE
       --------         ---------   --------    --------------   ------------   ------------   ------------   --------
6.196% -- 6.499%......       7         2.1%     $   16,712,465        1.4%         2.13x           62.8%       6.373%
6.500% -- 6.999%......      80        24.2%        330,676,718       27.1%         1.55x           71.0%       6.812%
7.000% -- 7.249%......     114        34.4%        317,635,860       26.0%         1.62x           68.8%       7.070%
7.250% -- 7.499%......      62        18.7%        189,156,359       15.5%         1.47x           72.5%       7.301%
7.500% -- 7.749%......      29         8.8%        100,821,307        8.2%         1.41x           68.8%       7.534%
7.750% -- 7.999%......      15         4.5%        171,926,998       14.1%         1.73x           64.7%       7.827%
8.000% -- 8.499%......      19         5.7%         74,910,719        6.1%         1.33x           77.4%       8.228%
8.500% -- 8.999%......       5         1.5%         20,305,014        1.7%         1.37x           72.9%       8.621%
                           ---       -----      --------------      -----          -----           ----        -----
Total/Wtg Avg.........     331       100.0%     $1,222,145,439      100.0%         1.56x           69.9%       7.268%
                           ===       =====      ==============      =====          =====           ====        =====

                           ORIGINAL TERM TO MATURITY

                                                                                                 WEIGHTED
                                                                                  WEIGHTED       AVERAGE      WEIGHTED
    ORIGINAL TERM       NUMBER OF     % OF        AGGREGATE          % OF         AVERAGE        CUT-OFF      AVERAGE
     TO MATURITY        MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
       (MONTHS)           LOANS      LOANS         BALANCE         BALANCE          DSCR        LTV RATIO       RATE
    -------------       ---------   --------    --------------   ------------   ------------   ------------   --------
 60...................       1         0.3%     $    2,175,462        0.2%         1.22x           37.8%       7.250%
 84...................       2         0.6%          4,954,471        0.4%         1.59x           61.7%       8.650%
113...................       1         0.3%          6,388,917        0.5%         1.28x           79.4%       7.090%
116...................       1         0.3%          3,955,964        0.3%         1.38x           69.4%       6.930%
120...................     301        90.9%      1,134,889,729       92.9%         1.57x           70.0%       7.271%
125...................       1         0.3%         15,941,598        1.3%         1.39x           80.1%       6.900%
132...................       1         0.3%          3,829,161        0.3%         1.30x           79.6%       7.000%
144...................       1         0.3%            997,280        0.1%         2.19x           55.4%       7.000%
180...................      22         6.6%         49,012,859        4.0%         1.52x           65.2%       7.267%
                           ---       -----      --------------      -----          -----           ----        -----
Total/Wtd Avg.........     331       100.0%     $1,222,145,439      100.0%         1.56x           69.9%       7.268%
                           ===       =====      ==============      =====          =====           ====        =====

                         ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                                     % OF       WEIGHTED       WEIGHTED     WEIGHTED
      AMORTIZATION         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          TERM             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        (MONTHS)             LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
      ------------         ---------   --------    --------------   -------   ------------   ------------   --------
 60......................       1         0.3%     $    2,175,462      0.2%      1.22x           37.8%       7.250%
180......................       8         2.4%         15,782,890      1.3%      1.58x           54.5%       7.218%
240......................      10         3.0%         32,913,829      2.7%      1.41x           69.5%       7.756%
252......................       1         0.3%          3,829,161      0.3%      1.30x           79.6%       7.000%
282......................       1         0.3%          9,253,802      0.8%      1.80x           66.7%       7.750%
300......................      77        23.3%        280,235,183     22.9%      1.74x           65.5%       7.475%
306......................       1         0.3%          5,319,872      0.4%      1.27x           84.6%       7.000%
353......................       1         0.3%          6,388,917      0.5%      1.28x           79.4%       7.090%
360......................     230        69.5%        813,708,020     66.6%      1.53x           70.9%       7.112%
371......................       1         0.3%         52,538,304      4.3%      1.26x           80.7%       8.273%
                              ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg............     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                              ===       =====      ==============    =====       =====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                           REMAINING TERM TO MATURITY

        RANGE OF
        REMAINING           NUMBER                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
        TERMS TO              OF         % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        MATURITY           MORTGAGED   MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        (MONTHS)             LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ---------          ---------   --------    --------------   -------   ------------   ------------   --------
 57 - 59.................       1         0.3%     $    2,175,462      0.2%      1.22x           37.8%       7.250%
 60 - 83.................       2         0.6%          4,954,471      0.4%      1.59x           61.7%       8.650%
 84 - 119................     303        91.5%      1,145,234,609     93.7%      1.57x           70.1%       7.268%
120 - 179................      25         7.6%         69,780,898      5.7%      1.49x           69.2%       7.165%
                              ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg............     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                              ===       =====      ==============    =====       =====           ====        =====

                          YEAR OF MORTGAGE ORIGINATION

                                                                     % OF       WEIGHTED       WEIGHTED     WEIGHTED
                           NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
         YEAR OF           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       ORIGINATION           LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       -----------         ---------   --------    --------------   -------   ------------   ------------   --------
1997.....................      15         4.5%     $  162,533,457     13.3%      1.32x           75.4%       7.902%
1998.....................     316        95.5%      1,059,611,982     86.7%      1.60x           69.1%       7.171%
                              ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg............     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                              ===       =====      ==============    =====       =====           ====        =====

                           YEAR OF MORTGAGE MATURITY

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    --------------   -------   ------------   ------------   --------
2003.................       1         0.3%     $    2,175,462      0.2%      1.22x           37.8%       7.250%
2004.................       1         0.3%          1,039,767      0.1%      1.64x           56.2%       8.350%
2005.................       1         0.3%          3,914,704      0.3%      1.57x           63.1%       8.730%
2007.................       8         2.4%         93,941,771      7.7%      1.32x           72.6%       7.742%
2008.................     282        85.2%        883,656,571     72.3%      1.56x           70.0%       7.154%
2009.................      15         4.5%        187,407,026     15.3%      1.67x           70.0%       7.536%
2010.................       1         0.3%            997,280      0.1%      2.19x           55.4%       7.000%
2012.................       2         0.6%          5,291,786      0.4%      1.35x           78.5%       7.948%
2013                       20         6.0%         43,721,073      3.6%      1.54x           63.6%       7.185%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     331       100.0%     $1,222,145,439    100.0%      1.56x           69.9%       7.268%
                          ===       =====      ==============    =====       =====           ====        =====

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                          INITIAL        CURRENT
                                                                                          DEPOSIT        BALANCE         INITIAL
                                                                                         TO CAPITAL     IN CAPITAL      DEPOSIT TO
                LOAN                                                                    IMPROVEMENT    IMPROVEMENT     REPLACEMENT
SEQUENCE       NUMBER     PROPERTY NAME                                 PROPERTY TYPE     RESERVES       RESERVES       RESERVES
----------------------------------------------------------------------------------------------------------------------------------
    N001        51386     Eagle Trace Apartments                          Multifamily      $10,019       $10,019
    N002        51385     The Breakers Apartments                         Multifamily        4,445         4,445
    N003        50166     La Jolla International Gardens                  Multifamily        3,875         3,737
    N004        50167     La Scala Apartment Villas                       Multifamily        6,250         6,181
    N005        51289     Park Place Apartments-Tustin CA                 Multifamily        6,250         6,289
    N006        51192     Lakeside Village Apartments                     Multifamily
    N007        51046     L5 - Goldfarb Apartments                        Multifamily        5,000         5,027
    N008        51160     Foxwood Apartments                              Multifamily
    N009        50563     River View Condominiums                         Multifamily                                    $ 20,000
    N010        50668     Museum Walk Apartments                          Multifamily
    N011        51041     Indiana Village Apartments                      Multifamily       41,906        21,457
    N012        51033     L4 - Goldfarb Apartments                        Multifamily
    N013        51004     Westside Colonial Apartments                    Multifamily                                      88,575
    N014        51101     Gaylord Apartments                              Multifamily
    N015        51056     Sheridan Square Apartments                      Multifamily        4,375         4,375
    N016        50894     The Courtyards Apartments                       Multifamily        8,406         8,522           45,000
    N017        51104     Broadway & 171st                                Multifamily
    N018        51055     Sail Cloth Factory Apartments                   Multifamily
    N019        51169     Horton 4th Avenue Apartments                    Multifamily
    N020        51093     Park Lane Apartments                            Multifamily
    N021        50648     Colonial Plaza Apts                             Multifamily       69,848                         50,300
    N022        51014     L2 - Goldfarb Apartments                        Multifamily        4,500         4,524
    N023        51028     Innsbruck West Apartments                       Multifamily       24,375           216
    N024        51287     Hensel Garden Apartments                        Multifamily       45,000        45,292
    N025        51043     Sunscape Apartments                             Multifamily       37,625                        100,493
    N026        51127     Raintree Meadows Apartments                     Multifamily
    N027        50986     Grand Rose Apartments                           Multifamily
    N028        51053     L6 - Goldfarb Apartments                        Multifamily
    N029        51077     Royal Orleans Apartments                        Multifamily       89,381        65,254
    N030        51261     Kenmore View Apartments                         Multifamily
    N031        51066     Forest at Duck Creek Apartments                 Multifamily
    N032        50776     Terraces Apartments                             Multifamily      251,156        94,503
    N033        51442     Chateau DePaix                                  Multifamily
    N034        51048     Lulav Square Apartments                         Multifamily        2,093         2,118

                    ANNUAL        CURRENT                            INITIAL        ANNUAL       CURRENT
                  DEPOSIT TO     BALANCE IN           TAX AND        DEPOSIT      DEPOSIT TO    BALANCE IN
                 REPLACEMENT     REPLACEMENT         INSURANCE       TO TI/LC       TI/LC         TI/LC
                  RESERVES        RESERVES            ESCROW          ESCROW        ESCROW        ESCROW      REPORT DATE
                ---------------------------------------------------------------------------------------------------------
                   $246,000                            Yes                                                      1/7/99
                    100,000                            Yes                                                      1/7/99
                     60,000       $ 65,646             Yes                                                     1/13/99
                     46,020         50,292             Yes                                                     1/13/99
                     61,500         15,401             Yes                                                      1/7/99
                     64,760         16,252             Yes                                                      1/7/99
                     42,864         10,735             Yes                                                      1/7/99
                     68,000         17,039             Yes                                                      1/7/99
                     18,396         35,736             Yes                                                      1/8/99
                     24,888         20,924             Yes                                                     1/13/99
                     74,880         19,152             Yes                                                      1/7/99
                     17,480          7,336             Yes                                                      1/7/99
                     27,180         83,856             Yes                                                      1/8/99
                     45,410          3,792             Yes                                                      1/7/99
                     62,100         10,350             Yes                                                      1/7/99
                     96,460         32,612             Yes                                                      1/7/99
                     18,900          4,731             Yes                                                      1/7/99
                     27,071         30,832             Yes                                                    12/31/98
                     14,400          2,422             Yes                                                      1/7/99
                     14,560          1,215             Yes                                                      1/7/99
                     47,424         61,851             Yes                                                    12/31/98
                     25,500          6,379             Yes                                                      1/7/99
                     52,000         13,031             Yes                                                      1/7/99
                     30,600          7,660             Yes                                                      1/7/99
                     38,880        152,187             Yes                                                    12/31/98
                     32,400          2,700             Yes                                                      1/7/99
                     24,084         10,035             Yes                                                     1/13/99
                     17,625          5,879             Yes                                                      1/7/99
                     22,050          5,516             Yes                                                      1/7/99
                     16,470          4,126             Yes                                                      1/7/99
                     28,600                            Yes                                                    12/31/98
                     49,000         18,679             Yes                                                      1/7/99
                     13,352                            Yes                                                      1/7/99
                     35,000          8,787             Yes           $70,000                    $70,969         1/7/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                          INITIAL        CURRENT
                                                                                          DEPOSIT        BALANCE         INITIAL
                                                                                         TO CAPITAL     IN CAPITAL      DEPOSIT TO
                LOAN                                                                     IMPROVEMENT    IMPROVEMENT     REPLACEMENT
SEQUENCE       NUMBER     PROPERTY NAME                             PROPERTY TYPE         RESERVES       RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
    N035        51316     La Jollan Townhouse                       Multifamily
    N036        51034     Blueberry Estates                         Multifamily                                           $5,000
    N037        51027     L3 - Goldfarb Apartments                  Multifamily            $9,125          $9,159
    N038        51221     Chaumont Villas                           Multifamily
    N039        51297     Stadium Terrace Apartments                Multifamily
    N040        50935     Barrington Apartments                     Multifamily            16,250          16,250
    N041        51065     Ambassador East Apartments                Multifamily            44,938
    N042        51035     L7 - Goldfarb Apartments                  Multifamily
    N043        50099     300 Carpenter Apartments                  Multifamily           300,000                            500
    N044        50969     Eastwyck Village Apartments               Multifamily
    N045        51075     L10 - Goldfarb Apartments                 Multifamily                                            6,250
    N046        51299     Broadway Manor                            Multifamily
    N047        50937     Belle Terrace Apartments                  Multifamily            11,095          11,149
    N048        50888     Northpark Village Apts                    Multifamily            17,937          18,209
    N049        51096     Aspen Circle Apartments                   Multifamily             3,750           3,768        115,000
    N050        51348     Barrington Apartments                     Multifamily
    N051        50852     Windover Woods Apartments                 Multifamily
    N052        51354     Colter Meadows Apartments                 Multifamily
    N053        51038     Le Tournesol Apartments                   Multifamily            13,500          13,631
    N054        50331     Crosswinds West Apartments                Multifamily            17,500
    N055        51042     Westside Apartments                       Multifamily
    N056        51215     Orion Garden Apartments                   Multifamily
    N057        51198     Beverly Plaza Apartments                  Multifamily
    N058        51251     947 Bush Street                           Multifamily            34,400          34,662
    N059        51294     Grace Manor Apartments                    Multifamily            55,020          55,373
    N060        51281     Casa Del Campbell Apartments              Multifamily            39,375
    N061        51086     Glen Garden Apartments                    Multifamily             2,000           2,000
    N062        51076     1636 Lexington Avenue Apartments          Multifamily                                           46,000
    N063        51245     Silver Ridge Apartments                   Multifamily
    N064        51036     L9 - Goldfarb Apartments                  Multifamily
    N065        50904     College View Apartments                   Multifamily             3,343           3,344
    N066        51322     Justin Court Apartments                   Multifamily
    N067        51124     270 East 10th St. Apartments              Multifamily
    N068        51320     Bostonia Townhomes                        Multifamily

                                  ANNUAL      CURRENT                 INITIAL       ANNUAL     CURRENT
                                DEPOSIT TO   BALANCE IN    TAX AND    DEPOSIT     DEPOSIT TO  BALANCE IN
                               REPLACEMENT   REPLACEMENT  INSURANCE   TO TI/LC      TI/LC       TI/LC
                                 RESERVES     RESERVES     ESCROW      ESCROW       ESCROW      ESCROW   REPORT DATE
                               -------------------------------------------------------------------------------------
                                 $13,596      $ 3,401        Yes                                            1/7/99
                                  16,750        9,205        Yes                                            1/8/99
                                  13,364        5,596        Yes                                            1/7/99
                                  16,002        6,685        Yes                                            1/7/99
                                  16,393        4,100        Yes                                            1/7/99
                                  29,952       12,526        Yes                                           1/13/99
                                  31,860        7,970        Yes                                            1/7/99
                                  15,420        5,144        Yes                                            1/7/99
                                  30,600       36,081        Yes                                            1/7/99
                                  24,000        8,030        Yes                                            1/7/99
                                  28,800       13,488        Yes                                            1/7/99
                                   4,100          684        Yes                                            1/7/99
                                  21,760        5,443        Yes                                            1/7/99
                                  21,000        8,781        Yes                                            1/7/99
                                  26,250       25,407        Yes                                            1/7/99
                                   4,608          768        Yes                                            1/7/99
                                                7,710        Yes                                            1/7/99
                                  17,750        2,959        Yes                                            1/7/99
                                  13,500        3,389        Yes                                            1/7/99
                                  17,820       14,384        Yes                                            1/7/99
                                   7,200        1,800        Yes                                            1/7/99
                                  28,172                     Yes                                            1/7/99
                                  12,842        4,291        Yes                                            1/7/99
                                  15,000        3,382        Yes                                            1/7/99
                                  17,184        4,300        Yes                                            1/7/99
                                  32,064        3,022        Yes                                            1/7/99
                                  13,200        3,300        Yes                                            1/7/99
                                  23,500       79,636        Yes                                          12/31/98
                                  12,884        4,302        Yes                                            1/7/99
                                   6,000        2,001        Yes                                            1/7/99
                                  14,418        6,008        Yes                                           1/13/99
                                   9,750        1,626        Yes                                            1/7/99
                                   1,625          271        Yes                                            1/7/99
                                   6,000        1,501        Yes                                            1/7/99

                                    ANNEX B

          Capital Improvement, Replacement Reserve and Escrow Accounts
                              (All Mortgage Loans)



                                                                                          INITIAL        CURRENT
                                                                                          DEPOSIT        BALANCE         INITIAL
                                                                                         TO CAPITAL     IN CAPITAL      DEPOSIT TO
                LOAN                                                                     IMPROVEMENT    IMPROVEMENT     REPLACEMENT
SEQUENCE       NUMBER     PROPERTY NAME                             PROPERTY TYPE         RESERVES       RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
    N069        50336     The Park At Westridge Apartments          Multifamily
    N070        51246     Wilshire Occidental Apartments            Multifamily            $3,125          $3,149
    N071        51173     Raintree Apartments                       Multifamily
    N072        50509     Oxnard Villa Apartments                   Multifamily            16,213                        $17,500
    N073        50853     Greentree Apts                            Multifamily
    N074        51303     Sun Valley Apartments                     Multifamily
    N075        51190     Apache Manor Apartments                   Multifamily
    N076        51202     Campus Village Apartments                 Multifamily             8,125
    N077        51372     Casa de Porter Apartments                 Multifamily            47,838          48,015
    N078        51357     Cote D'Azur Apartments                    Multifamily
    N079        51189     Avon Street Apartments                    Multifamily
    N080        50788     2474 Valentine Avenue Apartments          Multifamily
    N081        51248     Woodside Apartments                       Multifamily
    N082        51271     1407-1415 W. Sherwin Ave. Apts.           Multifamily
    N083        51302     Summit Avenue Apartments                  Multifamily            29,500          29,648
    N084        51325     Napa Broadway Apartments                  Multifamily
    N085        51390     Croftwood Apartments                      Multifamily
    N086        51319     Charles Avenue Apartments                 Multifamily            26,000          26,131
    N087        51425     Sheila Gardens                            Multifamily
    N088        51224     Pillsbury Manor                           Multifamily
    N089        51123     522 East 6th St. Apartments               Multifamily
    N090        51336     1835-1839 Green St. Apartments            Multifamily
    N091        51341     Franklin Ave. Apartments                  Multifamily             8,250           8,286
    N092        50960     Kentwood Apartments                       Multifamily
    N093        51343     Johnson Apartments                        Multifamily                                           20,000
    N094        51009     Bull Creek Apartments                     Multifamily                                            7,250
    N095        51323     Bryant Avenue Apartments                  Multifamily             6,750
    N096        51347     Tamarisk Apartments                       Multifamily
    N097        51301     682 Grand Ave. Apartments                 Multifamily            33,250          33,439
    N098        51339     1967 Grand Ave. Apartments                Multifamily            32,625          32,768
    N099        51342     1962 Grand Ave. Apartments                Multifamily            46,500          46,704
    N100        51023     L1 - Goldfarb Apartments                  Multifamily
    N101        51318     Hennepin Ave. Apartments                  Multifamily            24,250          24,367
    N102        51419     1435-1445 E. Ft. Lowell Road              Multifamily


   ANNUAL      CURRENT                 INITIAL       ANNUAL     CURRENT
 DEPOSIT TO   BALANCE IN    TAX AND    DEPOSIT     DEPOSIT TO  BALANCE IN
REPLACEMENT   REPLACEMENT  INSURANCE   TO TI/LC      TI/LC       TI/LC
  RESERVES     RESERVES     ESCROW      ESCROW       ESCROW      ESCROW   REPORT DATE
-------------------------------------------------------------------------------------
   $19,200      $22,602      Yes                                             1/8/99
     4,803        1,602      Yes                                             1/7/99
    37,960                   Yes                                             1/7/99
    12,000       20,771      Yes                                            1/11/99
    16,762                   Yes                                            1/26/99
    10,000        2,502      Yes                                             1/7/99
    12,518        1,044      Yes                                             1/7/99
     9,466        3,954      Yes                                             1/7/99
    11,750          979      Yes                                             1/7/99
     5,750          479      Yes                                             1/7/99
     7,179          598      Yes                                             1/7/99
    19,248       21,673      Yes                                           12/31/98
     8,463        2,823      Yes                                             1/7/99
     9,750        3,253      Yes                                             1/7/99
     8,500        1,419      Yes                                             1/7/99
     5,400          900      Yes                                             1/7/99
    11,395          950      Yes                                             1/7/99
    11,250        1,878      Yes                                             1/7/99
    18,750                   Yes                                             1/7/99
    10,000        3,341      Yes                                             1/7/99
     1,400          233      Yes                                             1/7/99
     1,755          293      Yes                                             1/7/99
     7,250          604      Yes                                             1/7/99
     8,000        1,333      Yes                                             1/7/99
     5,500       20,537      Yes                                             1/7/99
     8,400       10,050      Yes                                            1/13/99
     4,750          396      Yes                                             1/7/99
     5,750          958      Yes                                             1/7/99
     6,250        1,042      Yes                                             1/7/99
     5,000          417      Yes                                             1/7/99
     5,000          417      Yes                                             1/7/99
     5,040        1,261      Yes                                             1/7/99
     5,000          835      Yes                                             1/7/99
     2,600                   Yes                                             1/7/99

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                         INITIAL DEPOSIT  CURRENT BALANCE
                                                                           TO CAPITAL       TO CAPITAL       INITIAL DEPOSIT TO
           LOAN                                                            IMPROVEMENT      IMPROVEMENT          REPLACEMENT
SEQUENCE  NUMBER          PROPERTY NAME                    PROPERTY TYPE    RESERVES         RESERVES             RESERVES
--------------------------------------------------------------------------------------------------------------------------------

  N103    51300  669 Grand Avenue Apartments                Multifamily     $7,625           $ 7,668
  N104    50695  The Summit Shopping Center                   Retail
  N105    51286  San Gabriel Square                           Retail
  N106    50883  University Center North Shopping Center      Retail
  N107    50148  Salisbury Mall                               Retail         8,750
  N108    51008  Washington Square Shopping Center            Retail
  N109    51010  Daniels Crossing Shopping Center             Retail
  N110    51366  Home Base Building                           Retail
  N111    51107  Hatcher Point Mall                           Retail
  N112    51118  Heartland Shopping Center                    Retail           375            25,000               $25,000
  N113    50990  Ashley Landing Shopping Center               Retail        55,344            55,344                11,000
  N114    51219  Towne House Plaza                            Retail        25,500
  N115    51401  Katie Reed Plaza                             Retail
  N116    51081  Castleton Place Shopping Center              Retail                                                24,000
  N117    51039  Genito Forest Shopping Center                Retail         7,093             7,094
  N118    50941  Village at Countryside                       Retail         5,750             5,791
  N119    51139  Landmark Plaza                               Retail
  N120    51132  Cabaret Center                               Retail
  N121    50391  Lakewest Town Center                         Retail         3,250
  N122    51025  New Market Crossing Shopping Center          Retail       100,000           101,467
  N123    51106  Pinellas Place Shopping Center               Retail
  N124    51074  Washington Corners Shopping Center           Retail                                                30,000
  N125    51291  Dinkydome & Starbucks                        Retail
  N126    51087  San Luis Rey Center                          Retail        24,563             2,718
  N127    51018  Clearwater Plaza Shopping Center             Retail
  N128    51045  Washington Shoppes Shopping Center           Retail                                                 4,000
  N129    51079  Castleton Village Shopping Center            Retail
  N130    50207  Church Crossing Shopping Center              Retail
  N125    51291  Dinkydome & Starbucks                        Retail
  N126    51087  San Luis Rey Center                          Retail
  N127    51018  Clearwater Plaza Shopping Center             Retail
  N128    51045  Washington Shoppes Shopping Center           Retail
  N129    51079  Castleton Village Shopping Center            Retail
  N130    50207  Church Crossing Shopping Center              Retail
  N131    51197  PetsMart Retail Building                     Retail
  N132    51001  Rainbow Shopping Center                      Retail                                                26,100
  N133    51119  Eckerds                                      Retail
  N134    51147  Polo Plaza Shopping Center                   Retail
  N135    50499  Sears Plaza                                  Retail
  N136    51253  La Verne Town Center North                   Retail


  ANNUAL         CURRENT                                     ANNUAL        CURRENT
 DEPOSIT TO    BALANCE IN    TAX AND    INITIAL DEPOSIT    DEPOSIT TO    BALANCE IN
REPLACEMENT    REPLACEMENT  INSURANCE      TO TI/LC          TI/LC         TI/LC
 RESERVES       RESERVES     ESCROW        ESCROW            ESCROW        ESCROW     REPORT DATE
-------------------------------------------------------------------------------------------------

 $ 3,000      $   500         Yes                                                        1/7/99
  73,684       71,816         Yes                                          $344,119     1/28/99
  23,604        5,909         Yes                                                        1/7/99
  32,806       10,954         Yes                                                        1/7/99
  87,353       39,536         Yes         $458,910                                       1/7/99
                              Yes                                                      12/31/98
  19,232        8,041         Yes                                                        1/7/99
                               No                                                        1/7/99
  51,581        4,298         Yes                                                        1/7/99
  15,000        2,875         Yes                                                        1/7/99
  72,811       23,135         Yes                                                        1/7/99
                               No                                                        1/7/99
   1,388                      Yes                            $20,000                     1/7/99
  18,843       28,711         Yes                                                        1/7/99
   7,927        1,321         Yes                             39,000          6,500      1/7/99
  12,000        5,000         Yes                             30,000         12,524      1/8/99
   7,102                      Yes                                                        1/7/99
   7,334                      Yes                                                        1/7/99
  29,522       33,431         Yes                                                        1/7/99
  22,144        7,415         Yes          100,000                          101,467      1/7/99
  43,021                      Yes                                                        1/7/99
  24,252       34,042         Yes           35,000                           35,000      1/7/99
  14,198        2,368         Yes           25,000            35,928         31,156      1/7/99
  15,866        3,967         Yes                                                       1/13/99
  20,477        5,132         Yes                                                        1/7/99
  28,473        8,745         Yes                                                        1/7/99
  13,354        3,338         Yes                                                        1/7/99
  12,504        2,252         Yes                                                        1/7/99
                               No                                                        1/7/99
   8,862       26,963         Yes                                                        1/7/99
                               No                                                        1/7/99
  11,605          967         Yes                               3,756           313      1/7/99
   3,857        2,921         Yes                                                       1/13/99
  10,860        2,717         Yes                              23,292         5,839      1/7/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                            Initial Deposit Capital Balance                   Annual     Current
                                                              To Capital      in Capital    Initial Deposit Deposit to  Balance in
          Loan                                     Property  Improvement      Improvement     Replacement   Replacement Replacement
Sequence Number       Property Name                  Type      Reserves        Reserves        Reserves      Reserves     Reserves
-----------------------------------------------------------------------------------------------------------------------------------
  N137   51134  Goldmine Village Shopping Center    Retail                                                    $ 2,735      $   228
  N138   50975  Brentwood Plaza                     Retail     $ 8,244         $ 8,244                         19,728        3,288
  N139   51220  Willow Pass Center                  Retail                                                      6,287        2,627
  N140   51090  Brickyard Shopping Center           Retail      19,750          19,827                         12,321        2,055
  N141   51263  Central Plaza                       Retail                                                      4,054        1,014
  N142   51349  Roosevelt Place Shopping Center     Retail                                                      3,714          310
  N143   51116  Lancaster Triangle                  Retail         875             879                          4,649          776
  N144   51151  2626 Naylor Road Shopping Center    Retail      10,774          10,774                          2,919          243
  N145   51217  Rancho Plaza                        Retail                                                      6,246        2,606
  N146   51115  Mid-Valley Automotive               Retail       2,813           2,825                          5,676          474
  N147   51061  Office Depot Center                 Retail      55,313           6,134                         14,610        3,767
  N148   51058  Del Plaza Shopping Center           Retail                                      $ 5,000        13,347        9,479
  N149   50942  Staples - Hobbs NM                  Retail
  N150   51228  701 Montana                         Retail       5,000                                          3,312          830
  N151   51328  Evergreen Center                    Retail                                                      7,351        1,226
  N152   51117  For Eyes, Gwinnett                  Retail                                                      1,425          119
  N153   51196  L.A. Woman Building                 Retail      31,000          31,322                          1,732          722
  N154   51146  River Crossing Shopping Center      Retail                                                      3,696          308
  N155   51239  Academy Crossing Shopping Center    Retail                                                      8,267        2,758
  N156   51267  1210 West Morena Blvd               Retail                                                      3,423        1,142
  N157   51288  Park Village Shopping Center        Retail       9,375           9,434                          2,439          610
  N158   51395  Yuma Mesa Shopping Center           Retail
  N159   51264  Anaheim Town Center                 Retail                                                      5,037        1,680
  N160   51262  The Ellinwood Center                Retail                                                      2,469          619
  N161   51068  North Towne Square Shopping Center  Retail      22,281          22,281           55,000        23,374       58,896
  N162   51125  Mountain Park Square, Ph II         Retail                                                      2,108          351
  N163   51201  Central Avenue Plaza                Retail       5,014           5,060                          2,228          744
  N164   51308  Calabasas Retail Center             Retail                                                      2,245          374
  N165   51266  920 Morena Industrial               Retail                                                      2,791          931
  N166   51199  Wendys                              Retail                                                      1,473          616
  N167   51284  Mission Center                      Retail                                                      1,825          456
  N168   51233  Pier I Imports Building             Retail
  N169   51382  Arcadia Center                      Retail                                                      2,982          497
  N170   51242  Brookhurst Center                   Retail                                                      1,247          417

                               Annual     Current
  Tax and   Initial Deposit  Deposit to  Balance in
 Insurance     to TI/LC        TI/LC       TI/LC        Report
  Escrow        Escrow        Escrow      Escrow         Date
---------------------------------------------------------------
    Yes                                                  1/7/99
    Yes                                                  1/7/99
    Yes        $ 25,000       $ 23,627   $ 35,105        1/7/99
    Yes                                                  1/7/99
    Yes                         22,081      5,535        1/7/99
    Yes          12,000         30,771     14,622        1/7/99
    Yes           9,814                     9,858        1/7/99
    Yes         127,980                   127,980        1/7/99
    Yes                         23,273      9,738        1/7/99
    Yes           4,650                     4,671        1/7/99
    Yes                         24,667                   1/7/99
    Yes                                                  1/8/99
    Yes                                                12/31/98
    Yes                         21,420      5,355        1/7/99
    Yes                         23,843      3,975        1/7/99
    Yes                                                  1/7/99
    Yes                         23,628      9,876        1/7/99
    Yes                                                  1/7/99
    Yes                         22,858      7,638        1/7/99
    Yes                         12,144      4,056        1/7/99
    Yes                         10,000      2,501        1/7/99
    No                                                   1/7/99
    Yes           6,000         28,393     15,534        1/7/99
    Yes                          9,000      2,255        1/7/99
    Yes                                                  1/7/99
    Yes                                                 1/13/99
    Yes                         12,828      4,289        1/7/99
    Yes                          7,439      1,241        1/7/99
    Yes                         18,435      6,161        1/7/99
    Yes           4,000          7,149      7,018        1/7/99
    Yes                          6,500      1,626        1/7/99
    No                                                   1/7/99
    Yes           1,914                                  1/7/99
    Yes                          6,828      2,281        1/7/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                   Initial Deposit Current Balance                   Annual
                                                                     To Capital      in Capital    Initial Deposit Deposit to
          Loan                                          Property    Improvement      Improvement     Replacement   Replacement
Sequence Number       Property Name                       Type        Reserves        Reserves        Reserves      Reserves
------------------------------------------------------------------------------------------------------------------------------
 N171    51210  Trader Joes                               Retail                                                    $  1,572
 N172    51397  Country Corner Retail Center              Retail                                                       4,900
 N173    51298  Sandra Plaza                              Retail                                                       3,046
 N174    51283  Kragen Auto Parts-Chico CA                Retail                                                         809
 N175    51378  Green Gables Shoppette                    Retail       $ 60,000        $ 60,226                        3,486
 N176    51317  Strip Retail Center                       Retail                                                       1,885
 N177    51207  Magnolia Center                           Retail                                                       1,287
 N178    51282  Schucks Automotive                        Retail                                                       1,200
 N179    51161  UMC Taco Bell                             Retail
 N180    51413  Chestnut Place Retail Center              Retail                                       $ 5,000         1,217
 N181    51072  Payless Shoes Store (Beltline Blvd.)      Retail                                                         750
 N182    51073  Payless Shoe Store (Dutch Square)         Retail                                                         459
 N183    51435  Kragen Auto Parts-Marysville CA           Retail                                                         700
 N184    51304  Plaza Temecula                            Retail                                                       1,049
 N185    51324  851 Mistletoe Lane                        Retail                                                       2,800
 N186    51188  Yacoub Property:True Value Hardware       Retail                                                         684
 N187    51415  Banana Belt Strip Center                  Retail                                                       1,241
 N188    51353  San Marcos Retail Plaza                   Retail                                                       1,401
 N189    51383  Baybridge Business Park                 Industrial      290,900         290,900                      202,860
 N190    51029  Renfro Warehouse                        Industrial
 N191    50825  Purolator Distribution Center           Industrial
 N192    50930  Ironhorse Park                          Industrial                                                    22,306
 N193    51109  Kingsley Tool Company                   Industrial
 N194    51129  Huntington Center Industrial Properties Industrial                                      20,000        30,006
 N195    51138  Hillside Industrial II                  Industrial                                                     8,890
 N196    51213  Aplex Building                          Industrial                                                    11,426
 N197    51013  Federal Express Distribution Facility   Industrial                                                     8,809
 N198    50929  Patrick Airport Center                  Industrial                                                     6,231
 N199    51227  Mighty Micro Building                   Industrial                                                     2,870
 N200    50933  Collierville Business Center            Industrial                                                    15,468
 N201    51346  Bentek Manufacturing Building           Industrial                                                     4,929
 N202    51351  Thousand Oaks Business Center           Industrial                                                     3,847
 N203    50902  McGaw Business Center                   Industrial        2,187           2,213                        4,719
 N204    51256  Faber Street Industrial Building        Industrial                                                    12,588


   Current                                   Annual     Current
 Balance in     Tax and   Initial Deposit  Deposit to  Balance in
 Replacement   Insurance     to TI/LC        TI/LC       TI/LC      Report
   Reserves     Escrow        Escrow        Escrow       Escrow      Date
---------------------------------------------------------------------------
   $  656         Yes                      $  7,610     $  3,174     1/7/99
      408         Yes        $ 20,000        10,594       20,031     1/7/99
      762         Yes                                                1/7/99
      202         No                                                 1/7/99
      291         Yes                         9,103          759     1/7/99
      472         Yes          10,000        12,928       13,286     1/7/99
      537         Yes          10,000         5,639       12,453     1/7/99
      300         Yes                                                1/7/99
                  Yes                                               1/11/99
    5,000         Yes          26,000         6,923       26,000     1/7/99
      125         Yes                                                1/7/99
       77         No                                                 1/7/99
                  No                          1,687                  1/7/99
      262         Yes                         4,910        1,228     1/7/99
      467         Yes                        12,218        2,039     1/7/99
      114         Yes          10,000         2,316       10,423     1/7/99
                  Yes                         3,479                  1/7/99
      234         Yes                         5,095          849     1/7/99
   18,106         Yes         700,000       650,000      754,167     1/7/99
                  No                                                 1/7/99
                  No                         58,821       24,595   12/31/98
    7,454         Yes                                               1/26/99
                  No                                                 1/8/99
   22,556         Yes                                               1/26/99
      742         Yes                                                1/7/99
    4,772         Yes         150,000        75,000      183,981     1/7/99
    3,684         No                                                 1/7/99
    2,606         Yes         108,430                               1/26/99
      957         Yes                        15,400        5,141     1/7/99
    4,511         Yes                        66,000       19,250    1/11/99
    1,645         Yes                        15,774        5,269     1/7/99
      641         Yes                        34,731        5,789     1/7/99
    1,581         Yes          27,157        22,275       32,410     1/7/99
    3,149         Yes                        15,672        3,924     1/7/99

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                          INITIAL        CURRENT
                                                                                          DEPOSIT        BALANCE         INITIAL
                                                                                         TO CAPITAL     IN CAPITAL      DEPOSIT TO
             LOAN                                                                       IMPROVEMENT    IMPROVEMENT     REPLACEMENT
SEQUENCE    NUMBER   PROPERTY NAME                                      PROPERTY TYPE     RESERVES       RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
   N205      51387   Magellan Systems Building                            Industrial
   N206      51358   33300 Western Ave Industrial Center                  Industrial
   N207      51170   Center Street Industrial Center                      Industrial
   N208      51334   Valley View Building                                 Industrial
   N209      51250   Hi-Val Industrial                                    Industrial
   N210      51103   Redmoor Industrial Center                            Industrial
   N211      51258   Redfield Tech Center                                 Industrial
   N212      51205   Clark Foods Sterling Heights                         Industrial
   N213      51120   Rosewood Industrial Plaza                            Industrial
   N214      51310   30 Janis Way Building                                Industrial
   N215      51265   Black Mountain Industrial                            Industrial
   N216      51365   Napa Warehouse                                       Industrial
   N217      51237   Applied Graphics Tech                                Industrial
   N218      51268   Buenos Industrial                                    Industrial
   N219      51355   Grouse Creek Center                                  Industrial      $49,000        $12,115
   N220      51277   Faraday Ave. Light Industrial                        Industrial
   N221      51269   C Street Industrial                                  Industrial
   N222      51399   Fremont Light Industrial Building                    Industrial
   N223      51400   Air Liquide Light Industrial                         Industrial
   N224      51396   Lake Forest Light Industrial Building                Industrial
   N225      51340   Hertz Equipment Rental Warehouse                     Industrial
   N226      51429   RFS Hotel Note B                                        Hotel         49,875         49,946         $68,500
   N227      51428   RFS Hotel Note A                                        Hotel         63,181         63,281
   N228      51006   The Lodge at Woodcliff                                  Hotel
   N229      51060   Lighthouse Lodge and Suites                             Hotel         54,040         26,895
   N230      51121   Lexington Suites Hotels                                 Hotel
   N231      51156   Spyglass Inn                                            Hotel
   N232      51122   Fairfield Inn                                           Hotel         14,625         14,625
   N233      51157   Fireside Inn (Best Western)                             Hotel
   N234      51131   450 7th Avenue                                         Office
   N235      51111   Corte Madera Plaza                                     Office          3,563          3,582
   N236      51254   379 Lytton Avenue Building                             Office
   N237      51092   Trianon Centre                                         Office
   N238      51007   The Prado                                              Office          3,750          3,395

   ANNUAL      CURRENT                 INITIAL       ANNUAL     CURRENT
 DEPOSIT TO   BALANCE IN    TAX AND    DEPOSIT     DEPOSIT TO  BALANCE IN
REPLACEMENT   REPLACEMENT  INSURANCE   TO TI/LC      TI/LC       TI/LC
  RESERVES     RESERVES     ESCROW      ESCROW       ESCROW      ESCROW   REPORT DATE
-------------------------------------------------------------------------------------
$   5,123     $   427         Yes                   $28,896     $ 2,408     1/7/99
   14,314       2,386         Yes                    11,001       1,834     1/7/99
   17,475       1,459         Yes       $93,680                  94,132     1/7/99
   10,296         858          No                                           1/7/99
    1,644         548         Yes                    17,576       5,868     1/7/99
   11,677         973         Yes                                           1/11/99
    4,952       1,652         Yes                    24,354       8,135     1/7/99
   20,262       8,472         Yes                                           1/7/99
    6,455       1,076         Yes                                           1/7/99
    4,756       1,191         Yes                    40,000      10,013     1/7/99
    1,700         567         Yes                    16,977       5,670     1/7/99
    4,495         750         Yes                    11,146       1,859     1/7/99
    1,036         346         Yes                    13,576       4,534     1/7/99
    1,524         508         Yes                    15,315       5,115     1/7/99
    2,067         345         Yes                     6,433       1,072     1/7/99
    1,560         390         Yes        22,500       6,721      24,314     1/7/99
    2,450         817         Yes                    10,544       3,517     1/7/99
    2,990         249         Yes        13,000      14,238      14,192     1/7/99
      813          68         Yes                     1,770         148     1/7/99
      775          65         Yes         4,000       3,879       4,328     1/7/99
    1,903         307         Yes                     4,395         733     1/7/99
  985,620      68,608         Yes                                           1/7/99
  793,022                     Yes                                           1/7/99
  406,320      82,645         Yes                                           1/8/99
  124,109      17,120         Yes                                           1/7/99
  326,718      27,253         Yes                                           1/7/99
                              Yes                                           1/13/99
   51,135       5,155         Yes                                           1/7/99
                              Yes                                           1/13/99
                               No                                            1/7/99
    9,773         816         Yes                                           1/7/99
    5,941       1,982         Yes                     9,000       3,002     1/7/99
    8,859       2,216         Yes                                           1/7/99
   60,914      20,609         Yes                                           1/7/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                          INITIAL        CURRENT
                                                                                          DEPOSIT        BALANCE         INITIAL
                                                                                         TO CAPITAL     IN CAPITAL      DEPOSIT TO
             LOAN                                                                       IMPROVEMENT    IMPROVEMENT     REPLACEMENT
SEQUENCE    NUMBER   PROPERTY NAME                                      PROPERTY TYPE     RESERVES       RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
   N239      51158   Uptown Square Office Building                          Office        $4,438         $4,438
   N240      50999   Tenley Medical Office Building                         Office         7,281          7,372          $4,000
   N241      51244   Fairfield Way Office Park                              Office
   N242      51167   Museum Parke Office Building                           Office
   N243      51069   Stern Business Center                                  Office
   N244      51137   Frontier Regional HQ                                   Office                        4,313
   N245      51165   195 East Road Office Building                          Office
   N246      51094   277 Broadway Office Building                           Office        22,500         22,500          185,000
   N247      51016   Glendale Executive Campus                              Office         8,000          8,099          13,500
   N248      51255   Naperville Professional Center                         Office
   N249      51367   Park Place of Layton Office Building                   Office
   N250      51243   282 Second Street                                      Office
   N251      51285   2300 McDaniel St.                                      Office
   N252      51309   23201 Mill Creek Drive Building                        Office
   N253      51026   Montefiore Medical Office Bldg.                        Office
   N254      51312   NationsBank Building                                   Office
   N255      51295   Columbia Professional Center                           Office
   N256      51329   McClelland Office Park                                 Office
   N257      51249   Ygnacio Woods Office Complex                           Office
   N258      51130   147 Waverly Place                                      Office        39,000         39,000
   N259      51080   Bedford Square Office Building                         Office
   N260      51174   UMC Sierra                                             Office
   N261      51172   UMC Quick Care                                         Office
   N262      51311   North County Medical Dental Center                     Office
   N263      51241   Dee Building                                           Office                                       25,000
   N264      51238   6501 Van Nuys Building                                 Office
   N265      51338   Sutter Medical Office Clinic                           Office
   N266      51368   Contra Costa Water District Building                   Office
   N267      51259   Louisville Medical/Dental                              Office
   N268      51275   Calabasas Office Building                              Office
   N269      51296   Green Street Building                                  Office
   N270      51235   420 Building                                           Office
   N271      51236   Marriott Center                                        Office
   N272      51211   Fountain Bell Office Building                          Office

   ANNUAL      CURRENT                 INITIAL       ANNUAL     CURRENT
 DEPOSIT TO   BALANCE IN    TAX AND    DEPOSIT     DEPOSIT TO  BALANCE IN
REPLACEMENT   REPLACEMENT  INSURANCE   TO TI/LC      TI/LC       TI/LC
  RESERVES     RESERVES     ESCROW      ESCROW       ESCROW      ESCROW   REPORT DATE
-------------------------------------------------------------------------------------
  $12,244       $2,041        Yes                                           1/7/99
   15,098       9,110         Yes                                           1/7/99
   10,840       3,616         Yes                   $100,000     $33,431    1/7/99
   4,872         813          Yes       $195,650                 196,193    1/26/99
   15,531       2,589         Yes                                11,833     1/7/99
   18,409       3,068         Yes                                           1/13/99
   4,716         787          Yes       150,745                  226,371    1/26/99
               185,000        No                                            1/7/99
   10,513       3,523         Yes        25,871                  28,787     1/7/99
   5,786        1,930         Yes                    37,000      12,364     1/7/99
   3,161         527          Yes                    32,853       5,476     1/7/99
                              Yes                                           1/7/99
   1,468         367          Yes                    12,000       3,001     1/7/99
   2,800         700          Yes                    22,500       5,633     1/7/99
   2,925         765          No                                            1/7/99
   7,536        1,885         Yes                    21,972       5,501     1/7/99
   9,900        2,476         Yes                    44,772      11,215     1/7/99
   16,046       2,675         Yes       100,000      50,805      109,322    1/7/99
   11,972       3,994         Yes                                           1/7/99
   11,200       1,867         Yes                                           1/7/99
   2,654         663          Yes                                           1/7/99
                              No                                            1/11/99
                              No                                            1/11/99
   4,615        1,154         Yes                    38,628       9,675     1/7/99
   1,850        25,651        Yes                    15,669       3,928     1/7/99
   6,217        2,074         Yes                    37,217      12,435     1/7/99
   1,211         202          Yes                     6,111       1,019     1/7/99
   3,240         270          Yes       100,000      25,000      102,212    1/7/99
   12,749       4,258         Yes                    14,488       4,838     1/7/99
   2,859         477          Yes        25,000      21,124      28,672     1/7/99
   4,543        1,139         Yes                    10,000       2,501     1/7/99
   3,919         981          Yes        30,000      21,170      35,550     1/7/99
   7,063        1,767         No        100,000      20,000      101,461    1/7/99
   2,722        1,135         Yes                    25,748      10,763     1/7/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)



                                                                          INITIAL     CURRENT
                                                                         DEPOSIT TO  BALANCE IN   INITIAL     ANNUAL        CURRENT
                                                                           CAPITAL     CAPITAL   DEPOSIT TO  DEPOSIT TO   BALANCE IN
          LOAN                                                  PROPERTY IMPROVEMENT IMPROVEMENT REPLACEMENT REPLACEMENT REPLACEMENT
SEQUENCE  NUMBER            PROPERTY NAME                         TYPE     RESERVES   RESERVES    RESERVES    RESERVES      RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  N273    51313  Rafael North Executive Park                     Office                                       $ 1,055      $   264
  N274    51376  RE/Max West Building                            Office                                         2,733          456
  N275    50121  5450 NW Central                                 Office     $52,750    $54,175                 12,600       18,057
  N276    51434  Starling Office Building                        Office                                         3,802
  N277    51402  2111 Business Center Drive                      Office                                         7,285          607
  N278    51273  Custom Research Building                        Office                                         7,197        1,200
  N279    51240  San Clemente Office Building                    Office      16,000     16,125                  2,403          802
  N280    51373  Garden Road Office Plaza                        Office      20,340     20,340                  3,246          271
  N281    51166  600 6th Street Office Building                  Office      15,625                             3,047       16,177
  N282    51274  Ventura Blvd Retail                             Office                             $3,500        840        3,728
  N283    51293  Country Club Offices, Ltd                       Office                                         2,061          516
  N284    51371  Liberty Square Office                           Office                                         1,713          286
  N285    50915  Oak Tree Villas Assisted Living               Health Care    5,625                 28,830                  29,060
  N286    50912  Westphalia Retirement Center                  Health Care                          14,750                  14,868
  N287    50913  DeSoto Residential Care Apartments            Health Care    6,375                 25,774                  26,086
  N288    50914  Indian Hills Retirement Village               Health Care    9,250      6,665      28,250                  28,475
  N289    50312  Westminster Retirement Residence              Health Care                           1,888     22,655       25,144
  N290    51150  Pilgrim Manor of Bossier City N. Nurs. Home   Health Care                           3,058     36,695        9,174
  N291    50828  Community Programs, Inc                       Health Care                             325      3,900        2,331
  N292    51015  Brighton Court Retirement Center              Health Care                           1,921     11,526        5,795
  N293    51148  The Vyne at Meadows Park                      Health Care                           1,443      8,660        2,165
  N294    51149  Mayfair Portsmouth                            Health Care                           1,667     10,000        3,333
  N295    51135  Cedar Crossings Apartments                    Multifamily                                     26,160        4,360
  N296    51012  Northrup Court Apartments                     Multifamily                                     21,690        3,615
  N297    51185  Forest Downs Apartments                       Multifamily                                      7,875        1,313
  N298    51136  Spacious Acres Mobile Home Park               Mobile Home                                      9,100        1,517
  N299    51177  South Hills Mobile Home Park                  Mobile Home                                      8,500        1,417
  N300    51175  Evergreen Estate Mobile Home Park             Mobile Home      625        625                  8,050        1,342
  N301    51176  Cloverleaf Mobile Home Park                   Mobile Home     1,562     1,563                  8,250        1,375
  N302    51178  Monroe Estates Mobile Home Park               Mobile Home     1,250     1,250                  5,100          850
  N303    51179  Camelot Mobile Home Park                      Mobile Home                                      4,500          750
  N304    51180  Lakeshore Terrace Mobile Home Park            Mobile Home                                      6,750        1,125
  N305    51181  Forest Junction Mobile Home Park              Mobile Home                                      4,100          683
  N306    51182  Alexandria Mobile Estates                     Mobile Home     2,500     2,500                  6,675        1,113


                  INITIAL     ANNUAL           CURRENT
     TAX AND      DEPOSIT     DEPOSIT          BALANCE
    INSURANCE    TO TI/LC    TO TI/LC          IN TI/LC            REPORT
     ESCROW       ESCROW      ESCROW            ESCROW              DATE
    ---------------------------------------------------------------------
       Yes                    $16,164           $4,045             1/7/99
       Yes                      7,491            1,249             1/7/99
       Yes                                                         1/8/99
       Yes                     15,686                              1/7/99
       Yes        $6,000       29,993            8,499             1/7/99
       Yes                     15,240            2,541             1/7/99
       Yes        14,000       12,024           18,127             1/7/99
       Yes        20,000       20,448           21,704             1/7/99
       Yes                                                         1/26/99
       Yes                      5,202            1,303             1/7/99
       Yes                     12,656            3,166             1/7/99
       Yes        11,000       14,921           13,531             1/7/99
       Yes                                                         1/8/99
       Yes                                                         1/8/99
       Yes                                                         1/8/99
       Yes                                                         1/8/99
       Yes                                                         1/7/99
       Yes                                                         1/7/99
       Yes                                                         1/7/99
       Yes                                                         1/7/99
       Yes                                                         1/7/99
       Yes                                                         1/7/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99
       Yes                                                         1/13/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)



                                                                 INITIAL       CURRENT
                                                                DEPOSIT TO    BALANCE IN      INITIAL       ANNUAL        CURRENT
                                                                  CAPITAL       CAPITAL     DEPOSIT TO    DEPOSIT TO    BALANCE IN
          LOAN                                      PROPERTY    IMPROVEMENT   IMPROVEMENT   REPLACEMENT  REPLACEMENT    REPLACEMENT
SEQUENCE  NUMBER            PROPERTY NAME             TYPE        RESERVES     RESERVES       RESERVES     RESERVES       RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
  N307    51183  Maplewood Mobile Home Park        Mobile Home  $   5,000     $5,000                       $ 7,875       $1,313
  N308    51184  Shamrock Mobile Home Park         Mobile Home      1,250      1,250                         1,550          258
  N309    51209  Arabian Gardens Mobile Home Park  Mobile Home                                               8,141        2,717
  N310    51212  Rollingwood Mobile Home Park      Mobile Home                                               3,335        1,391
  N311    51143  Tall Pines Mobile Home            Mobile Home      5,750      5,750                         7,680          640
  N312    50994  Picacho Mobile Home Park          Mobile Home                                              13,650        4,563
  N313    50993  North Valley Mobile Home Park     Mobile Home                                               2,745
  N314    51388  Kentwood Mobile Estates           Mobile Home      7,750      7,764            $23,000      6,850       23,625
  N315    51377  Canyon Country Mobile Home Park   Mobile Home                                               5,000          833
  N316    51203  Country Club Mobile Home Park     Mobile Home                                               4,320        1,802
  N317    51398  Gemstone Mobile Home Park         Mobile Home                                    5,000      1,700        5,000
  N318    51204  Green Acres Mobile Home Park      Mobile Home                                               3,280        1,368
  N319    51423  Del Rey Self Storage              Mini Storage
  N320    51145  Handy Storage 13                  Mini Storage                                             20,740        3,457
  N321    51381  Safeguard Mini Storage (North)    Mini Storage                                              4,454          371
  N322    51380  Safeguard Mini Storage (South)    Mini Storage                                              4,628          386
  N323    51105  Payless Mini Storage              Mini Storage                                              5,929          991
  N324    51159  Fort Knox Mini Storage            Mini Storage                                              8,715          726
  N325    51230  AAA Self Storage                  Mini Storage                                              3,348          917
  N326    51426  Sanger Self Storage               Mini Storage                                              3,900
  N327    51356  Executive Mini-Storage            Mini Storage                                              3,690          615
  N328    51231  BlueBonnet Self Storage           Mini Storage                                              3,150        1,051
  N329    50319  Applebee's #8673, 8902 & 9145      Franchise       6,150      3,710              6,183                   6,501
  N330    50322  Applebee's #8623 & #8867           Franchise                                     4,231                   4,449
  N331    50979  Spring Cove Marina                  Marina                                                  9,102        3,040
-------------------------------------------------------------------------------------------------------------------------------
                 TOTALS                                        $2,703,994 $1,763,485         $1,172,788 $7,182,147   $2,461,940



              INITIAL     ANNUAL         CURRENT
 TAX AND      DEPOSIT     DEPOSIT        BALANCE
INSURANCE    TO TI/LC    TO TI/LC        IN TI/LC              REPORT
 ESCROW       ESCROW      ESCROW          ESCROW                DATE
----------------------------------------------------------------------
 Yes                                                           1/13/99
 Yes                                                           1/13/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/26/99
 Yes                                                           1/26/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                     $   22,984     $    1,915             1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/26/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
 Yes                                                           1/7/99
---------------------------------------------------------------------
             $2,853,301  $2,488,722     $3,243,103

                                     ANNEX B

                              MULTIFAMILY SCHEDULE



   SEQUENCE       LOAN NUMBER                                    PROPERTY NAME              CUT-OFF BALANCE
-----------------------------------------------------------------------------------------------------------
     N001            51386      Eagle Trace Apartments                                       $43,974,544.92
     N002            51385      The Breakers Apartments                                      $18,169,482.43
                                                                                             --------------
                                SUB-TOTAL CROSSED LOANS                                      $62,144,027.35

     N003            50166      La Jolla International Gardens                               $28,806,130.35
     N004            50167      La Scala Apartment Villas                                    $26,133,396.58
     N005            51289      Park Place Apartments-Tustin CA                              $10,970,076.01
     N006            51192      Lakeside Village Apartments                                  $ 9,961,558.79

     N007A           51046      L5 - Goldfarb Apartments-48 E. John St
     N007B           51046      L5 - Goldfarb Apartments-507 S. Fourth St
     N007C           51046      L5 - Goldfarb Apartments-905-907 W. Oregon
     N007D           51046      L5 - Goldfarb Apartments-1102 E. Colorado
     N007E           51046      L5 - Goldfarb Apartments-2007-2009 Philo Road
     N007F           51046      L5 - Goldfarb Apartments-2008-2010 Vawter
     N007G           51046      L5 - Goldfarb Apartments-2011 Philo Road
     N007            51046      L5 - Goldfarb Apartments (Roll - Up)                         $ 8,214,902.99

     N008            51160      Foxwood Apartments                                           $ 6,836,586.81
     N009            50563      River View Condominiums                                      $ 6,388,916.80
     N010            50668      Museum Walk Apartments                                       $ 6,286,354.03

     N295            51135      Cedar Crossings Apartments                                   $ 3,193,331.63
     N296            51012      Northrup Court Apartments                                    $ 1,411,053.40
     N297            51185      Forest Downs Apartments                                      $ 1,314,255.56
                                                                                             --------------
                                SUB-TOTAL CROSSED LOANS                                      $ 5,918,640.59

     N011            51041      Indiana Village Apartments                                   $ 5,415,989.83

     N012A           51033      L4 - Goldfarb Apartments-57 E. Chalmers
     N012B           51033      L4 - Goldfarb Apartments-103 E. Chalmers
     N012C           51033      L4 - Goldfarb Apartments-202 E. Chalmers
     N012            51033      L4 - Goldfarb Apartments (Roll - Up)                         $ 5,339,193.73

     N013            51004      Westside Colonial Apartments                                 $ 5,248,757.90
     N014            51101      Gaylord Apartments                                           $ 5,209,122.22
     N015            51056      Sheridan Square Apartments                                   $ 5,185,158.71
     N016            50894      The Courtyards Apartments                                    $ 4,982,021.09
     N017            51104      Broadway & 171st                                             $ 4,633,654.29
     N018            51055      Sail Cloth Factory Apartments                                $ 4,503,003.73
     N019            51169      Horton 4th Avenue Apartments                                 $ 4,490,984.32
     N020            51093      Park Lane Apartments                                         $ 4,489,487.75
     N021            50648      Colonial Plaza Apts                                          $ 4,359,714.59




                                                STUDIO         1 BEDROOM         2 BEDROOM             3 BEDROOM       4 BEDROOM
                                            ----------------------------------------------------------------------------------------
                                            # OF     AVG      # OF    AVG       # OF     AVG        # OF     AVG      # OF    AVG
      UTILITIES TENANT PAYS                UNITS     RENT     UNITS   RENT      UNITS    RENT       UNIT     RENT     UNITS   RENT
------------------------------------------------------------------------------------------------------------------------------------

     Electric/Gas/Cable TV/AC                                  472    $562       332     $712        180     $796
       Electric/Gas/Cable TV                                   200     634       200      750



       Electric/Gas/Cable TV                                   200     781       200    1,005
             Electric                        18       $724     164     835       172    1,050
Electric/Hot Water/Cable TV/AC/Heat                                              246      789
           Electric/Gas                                         76     744       158      822         26    1,057

     Electric/Gas/Sewer/Water                                                                                            28    $851
     Electric/Gas/Sewer/Water                                    1     410        13      631                             2   1,100
     Electric/Gas/Sewer/Water                                                     10      659         18      795         4     995
     Electric/Gas/Sewer/Water                                                     32      621         12      827         4   1,010
     Electric/Gas/Sewer/Water                                                     16      428
     Electric/Gas/Sewer/Water                                                     16      543         12      602         8     783
     Electric/Gas/Sewer/Water                                    1     340        11      400
                                                                 2     375        98      557         42      749        46     877

       Electric/Gas/Cable TV                                   106     459       166      529
           Electric/Gas                      14        900       3   1,125        78    1,100
       Electric/Gas/Cable TV                                                      71      752         34      989

           Electric/Gas                      32        431      69     530         8      644
       Electric/Gas/Cable TV                 27        353      56     387         7      525
         Electric/Cable TV                                      34     583         1*



         Electric/Cable TV                                     160     372       128      488

 Electric/Gas/Sewer/Water/Cable TV                               5     515         9      675                             6    1,185
 Electric/Gas/Sewer/Water/Cable TV                               1     425        13      634                             2    1,103
 Electric/Gas/Sewer/Water/Cable TV                               1     540        19      770                            19    1,494
                                                                 7     506        41      706                            27    1,396

             Electric                         4        561      81     626        94      729          1      790
               None                         142        492      44     705         4    1,100
             Electric                        72        285      64     385       140      453
             Electric                                                              2      720                            88    1,501
             Electric                                           30     479        24      564         30      582
             Electric                         3        665      99     793         5    1,020
       Electric/Gas/Cable TV                 30        762      36   1,024
       Electric/Gas/Cable TV                                    36     965        16    1,362
     Electric/Cable TV/AC/Heat                                  72     417       112      495          8      595

                                     ANNEX B

                              MULTIFAMILY SCHEDULE



SEQUENCE    LOAN NUMBER                      PROPERTY NAME                                CUT-OFF BALANCE
---------------------------------------------------------------------------------------------------------
  N022A        51014      L2 - Goldfarb Apartments-106-108 E. Healy St
  N022B        51014      L2 - Goldfarb Apartments-303 East Green St.
  N022C        51014      L2 - Goldfarb Apartments-404 Clark St.
  N022D        51014      L2 - Goldfarb Apartments-804 West Illinois Ave.
  N022E        51014      L2 - Goldfarb Apartments-812 West Nevada Ave
  N022         51014      L2 - Goldfarb Apartments (Roll - Up)                              $4,303,851.51

  N023         51028      Innsbruck West Apartments                                         $4,224,095.85
  N024         51287      Hensel Garden Apartments                                          $4,178,943.85
  N025         51043      Sunscape Apartments                                               $4,059,921.15
  N026         51127      Raintree Meadows Apartments                                       $3,891,872.91
  N027         50986      Grand Rose Apartments                                             $3,743,023.47

  N028A        51053      L6 - Goldfarb Apartments-52 E. Armory
  N028B        51053      L6 - Goldfarb Apartments-104 N. Lincoln/809 W. Stoughton
  N028         51053      L6 - Goldfarb Apartments (Roll - Up)                              $3,725,018.84

  N029         51077      Royal Orleans Apartments                                          $3,489,957.89
  N030         51261      Kenmore View Apartments                                           $3,486,380.76
  N031         51066      Forest at Duck Creek Apartments                                   $3,424,371.19
  N032         50776      Terraces Apartments                                               $3,402,816.94
  N033         51442      Chateau DePaix                                                    $3,347,984.08
  N034         51048      Lulav Square Apartments                                           $3,182,061.79
  N035         51316      La Jollan Townhouse                                               $3,152,248.97
  N036         51034      Blueberry Estates                                                 $3,097,550.53

  N037A        51027      L3 - Goldfarb Apartments-301 E. Chalmers St.
  N037B        51027      L3 - Goldfarb Apartments-506 S. Fourth St.
  N037C        51027      L3 - Goldfarb Apartments-506 W. Elm St.
  N037         51027      L3 - Goldfarb Apartments (Roll - Up)                              $2,995,526.74

  N038         51221      Chaumont Villas                                                   $2,987,059.33
  N039         51297      Stadium Terrace Apartments                                        $2,935,991.23
  N040         50935      Barrington Apartments                                             $2,907,404.42
  N041         51065      Ambassador East Apartments                                        $2,879,265.58

  N042A        51035      L7 - Goldfarb Apartments-105 N. Busey
  N042B        51035      L7 - Goldfarb Apartments-809-813 W. Springfield
  N042         51035      L7 - Goldfarb Apartments (Roll - Up)                              $2,760,896.34

  N043         50099      300 Carpenter Apartments                                          $2,745,421.96
  N044         50969      Eastwyck Village Apartments                                       $2,590,175.16
  N045         51075      L10 - Goldfarb Apartments                                         $2,552,202.89



                                       STUDIO          1 BEDROOM         2 BEDROOM         3 BEDROOM          4 BEDROOM
                                   ---------------------------------------------------------------------------------------
                                   # OF      AVG      # OF    AVG       # OF     AVG     # OF     AVG       # OF      AVG
      UTILITIES TENANT PAYS        UNITS     RENT     UNITS   RENT      UNITS    RENT    UNIT     RENT      UNITS     RENT
--------------------------------------------------------------------------------------------------------------------------

          Electric/Gas                                    2    $390        34     $440
       Electric/Gas/Water                                                   8      654                          8   $1,164
       Electric/Gas/Water             1      $285         1     355         1      510     7       $541
       Electric/Gas/Water                                                   2      535    26        734
       Electric/Gas/Water                                                   2      560                          8    1,037
                                      1       285         3     355        47      474    33        687        16    1,025

        Electric/Cable TV                               144     400        64      516
          Electric/Gas                                   44     596       160      659
            Electric                 40       360        80     439        96      555
            Electric                 56       278        80     329        80      373
      Electric/Gas/Cable TV                              78     506        30      603

       Electric/Gas/Water                                21     484        25      661                          6    1,153
       Electric/Gas/Water                                                   4      640     3        755        16      926
                                                         21     484        29      658     3        755        22      988

      Electric/Gas/Cable TV                              28     387       119      417
            Electric                 16       575        16     700        40      875
            Electric                                     48     463        50      594    32        775
          Electric/Gas                                   60     446        40      524    40        579
 Electric/Gas/Hot Water/AC/Heat      20       728        32     812        10    1,060
            Electric                140       476
   Electric/Gas/Cable TV/Heat                                              60      822
     Electric/Gas/Hot Water                              12     602        56      661

Electric/Gas/Sewer/Water/Cable TV                                          11      794                          6    1,483
Electric/Gas/Sewer/Water/Cable TV                                                          6        810        18      889
Electric/Gas/Sewer/Water/Cable TV                                           6      508     5        627
Electric/Gas/Sewer/Water/Cable TV                                          17      693    11        727        24    1,037

    Electric/Gas/Cable TV/AC                                               46      818    14        918
              None                                        1     400         5      860    38      1,290
 Electric/Gas/Sewer/Trash/Water                          32     394        72      489
          Cable TV/Tel               10       437        57     536        51      672

Electric/Gas/Sewer/Water/Cable TV                         1     405        12      592     9        723         4      892
Electric/Gas/Sewer/Water/Cable TV                                          18      592     4        723        12      892
Electric/Gas/Sewer/Water/Cable TV                         1     405        30      592    13        723        16      892

  Electric/Gas/Cable TV/AC/Heat                          58     508        44      618
        Electric/Cable TV                                                  72      531    24        609
Electric/Gas/Sewer/Water/Cable TV                         8     414        88      457


                                    ANNEX B

                              MULTIFAMILY SCHEDULE



          PROPERTY NAME                            CUT-OFF BALANCE            UTILITIES TENANT PAYS
----------------------------------------------------------------------------------------------------------
  Broadway Manor                                   $2,493,426.14        Electric/Hot Water/Cable TV/Heat
  Belle Terrace Apartments                         $2,488,795.96                    Electric
  Northpark Village Apts                           $2,319,519.86               Electric/Cable TV
  Aspen Circle Apartments                          $2,318,794.01               Electric/Cable TV
  Barrington Apartments                            $2,245,311.29                  Electric/Gas
  Windover Woods Apartments                        $2,241,725.73                    Electric
  Colter Meadows Apartments                        $2,195,415.50               Electric/Cable TV
  Le Tournesol Apartments                          $2,192,128.86                  Electric/Gas
  Crosswinds West Apartments                       $2,115,947.39               Electric/Cable TV
  Westside Apartments                              $2,090,159.27                    Electric
  Orion Garden Apartments                          $1,991,857.54
  Beverly Plaza Apartments                         $1,966,855.52        Electric/Hot Water/Cable TV/Heat
  947 Bush Street                                  $1,942,456.31                  Electric/Gas
  Grace Manor Apartments                           $1,869,899.32        Electric/Hot Water/Cable TV/Heat
  Casa Del Campbell Apartments                     $1,834,194.16      Electric/Hot Water/Cable TV/AC/Heat
  Glen Garden Apartments                           $1,792,167.84               Electric/Gas/Heat
  1636 Lexington Avenue Apartments                 $1,784,740.77                  Electric/Gas
  Silver Ridge Apartments                          $1,713,749.92                    Cable TV
  L9 - Goldfarb Apartments                         $1,673,270.49       Electric/Gas/Sewer/Water/Cable TV
  College View Apartments                          $1,633,041.49               Electric/Cable TV
  Justin Court Apartments                          $1,627,102.25        Electric/Hot Water/Cable TV/Heat
  270 East 10th St. Apartments                     $1,596,878.58                    Electric
  Bostonia Townhomes                               $1,595,786.95      Electric/Hot Water/Cable TV/AC/Heat
  The Park At Westridge Apartments                 $1,543,682.88               Electric/Cable TV
  Wilshire Occidental Apartments                   $1,494,385.99             Electric/Gas/Cable TV
  Raintree Apartments                              $1,448,649.21               Electric/Cable TV
  Oxnard Villa Apartments                          $1,418,794.50             Electric/Gas/Cable TV
  Greentree Apts                                   $1,412,100.61         Electric/Gas/Cable TV/AC/Heat
  Sun Valley Apartments                            $1,396,191.50               Electric/Cable TV
  Apache Manor Apartments                          $1,305,379.45                    Cable TV
  Campus Village Apartments                        $1,292,053.13        Electric/Hot Water/Cable TV/Heat
  Casa de Porter Apartments                        $1,198,714.72           Electric/Cable TV/AC/Heat
  Cote D'Azur Apartments                           $1,157,582.71           Electric/Cable TV/AC/Heat
  Avon Street Apartments                           $1,141,616.06                     Water
  2474 Valentine Avenue Apartments                 $1,095,401.12                  Electric/Gas
  Woodside Apartments                              $1,008,795.03                    Electric
  1407-1415 W. Sherwin Ave. Apts.                    $996,295.07                    Cable TV
  Summit Avenue Apartments                           $995,605.60                    Electric
  Napa Broadway Apartments                           $993,186.29               Electric/Gas/Heat
  Croftwood Apartments                               $861,688.90           Electric/Hot Water/AC/Heat
  Charles Avenue Apartments                          $856,404.51                    Electric
  Sheila Gardens                                     $799,279.80             Electric/Cable TV/Heat
  Pillsbury Manor                                    $795,260.90                  Electric/AC



     STUDIO                 1 BEDROOM           2 BEDROOM            3 BEDROOM            4 BEDROOM
-------------------------------------------------------------------------------------------------------
  # OF      AVG         # OF        AVG      # OF        AVG      # OF       AVG       # OF       AVG
 UNITS     RENT         UNITS       RENT     UNITS       RENT     UNITS     RENT       UNITS      RENT
-------------------------------------------------------------------------------------------------------
    1      $849          40         $849
                         32          740      32         $895
                         60          305      60          360
    3      300           66          395      36          522
                         21          800      12        1,033
                         43          415      85          490
                                              71          641
                                              20          704        25      $1,009
    1      400           14          498      66          606
    4      762           28          879      11        1,168         2       1,827
                        129          416       1
                                              44          495        16         630
    39     768           11        1,100       3        1,300
                                              42          533        16         656
                                             121          421
                         41          402      47          432
                         3           242      13          626        31         625
                         62          482      12          617
                         4           559      16          819                            5       $1,318
                         10          405      44          523
                         18          505      18          650         3         735
                         10        1,466       3        2,192
                                                                     30         762
                         32          413      56          467         8         605
    10     357           19          539      22          689
                         12          349      47          396        14         434
                         2           550      20          623        18         711
    1      350           6           440      39          525        19         625      2          725
                         68          394       2          550
                         25          515      17          622
                         35          556       1          900
    13     451           24          552      10          704
                         12          610      11          802
                         18          596      10          980
                         32          562      12          558        10         687      1          691
    6      352           28          488
    6      475           29          566       4          775
    16     518           17          592       1          670
                         24          641       3          779
    20     288           24          373       9          480
    6      363           39          448
                         46          460      29          540
    1      412           35          500       4          625

                                    ANNEX B
                              MULTIFAMILY SCHEDULE


          PROPERTY NAME                         CUT-OFF BALANCE            UTILITIES TENANT PAYS
---------------------------------------------------------------------------------------------------------
522 East 6th St. Apartments                       $748,536.84                   Electric/Gas
1835-1839 Green St. Apartments                    $748,536.84           Electric/Gas/Hot Water/Heat
Franklin Ave. Apartments                          $735,655.07             Electric/Gas/Cable TV/AC
Kentwood Apartments                               $658,264.51                     Electric
Johnson Apartments                                $636,272.89                     Electric
Bull Creek Apartments                             $607,882.78                Electric/Cable TV
Bryant Avenue Apartments                          $551,242.88                Electric/Cable TV
Tamarisk Apartments                               $542,712.36            Electric/Hot Water/AC/Heat
682 Grand Ave. Apartments                         $522,805.05                     Electric
1967 Grand Ave. Apartments                        $506,385.86               Electric/Cable TV/AC
1962 Grand Ave. Apartments                        $486,449.40               Electric/Cable TV/AC
L1 - Goldfarb Apartments                          $441,650.71        Electric/Gas/Sewer/Water/Cable TV
Hennepin Ave. Apartments                          $423,223.15
1435-1445 E. Ft. Lowell Road                      $415,838.21     Electric/Gas/Hot Water/Cable TV/AC/Heat
669 Grand Avenue Apartments                       $316,670.49                Electric/Cable TV


     STUDIO                 1 BEDROOM           2 BEDROOM            3 BEDROOM            4 BEDROOM
-------------------------------------------------------------------------------------------------------
  # OF      AVG         # OF        AVG      # OF        AVG      # OF       AVG       # OF       AVG
 UNITS     RENT         UNITS       RENT     UNITS       RENT     UNITS     RENT       UNITS      RENT
-------------------------------------------------------------------------------------------------------
 1         $202           8         $889      1        $2,400
                                              6         1,508
 3          460          21          556      5           693
                         40          284
 2          390          16          490      4           588
                         15          494      9           624
                          7          474     12           719
                         19          373      4           475
15          448          10          560
                         19          558      1           650
                         19          566      1           680
 3          283          18          361
 4          448          15          518      1           725
                                             13           536
                         12          665

*There is only 1 2-BR Unit which is occupied by the Manager.

                              (NORWEST BANKS LOGO)




                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                  PAYMENT DATE:  03/22/1999
                  RECORD DATE:   02/26/1999


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


                STATEMENT SECTIONS                                             PAGE(S)
                Certificate Distribution Detail                                  2
                Certificate Factor Detail                                        3
                Reconciliation Detail                                            4
                Other Required Information                                       5
                Ratings Detail                                                   6
                Current Mortgage Loan and Property Stratification Tables        7-9
                Mortgage Loan Detail                                            10
                Principal Prepayment Detail                                     11
                Historical Detail                                               12
                Delinquency Loan Detail                                         13
                Specially Serviced Loan Detail                                 14-15
                Modified Loan Detail                                            16
                Liquidated Loan Detail                                          17

     UNDERWRITER                                              SERVICER                                SPECIAL SERVICER
NationsBanc Montgomery Securities, LLC             Banc One Mortgage Capital Markets, LLC     Banc One Mortgage Capital Markets, LLC
NationsBanc Corporation Center                     1717 Main Street, 14th Floor               1717 Main Street, 14th Floor
100 North Tryon Street                             Dallas, TX 75201                           Dallas, TX 75201
Charlotte, NC 28255

Contact:   Mahesh Rajagopalan                      Contact:       Paul G. Smyth               Contact:       Paul G. Smyth
Phone Number: (704) 388-3021                       Phone Number: (214) 290-2505               Phone Number: (214) 290-2505

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999

                        CERTIFICATE DISTRIBUTION DETAIL

Class     CUSIP     Pass-Through    Original    Beginning      Principal        Interest        Prepayment       Realized Loss/
                       Rate         Balance      Balance      Distribution    Distribution      Penalties       Additional Trust
                                                                                                                  Fund Expenses
A-1                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 B                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 C                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 D                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 E                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 F                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 G                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 H                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 J                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 K                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-I                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-II                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
Totals                                0.00        0.00            0.00            0.00             0.00                0.00

Class             Total       Ending         Current
              Distribution   Balance      Subordination
                                            Level(1)
A-1               0.00         0.00          0.00%
A-2               0.00         0.00          0.00%
 B                0.00         0.00          0.00%
 C                0.00         0.00          0.00%
 D                0.00         0.00          0.00%
 E                0.00         0.00          0.00%
 F                0.00         0.00          0.00%
 G                0.00         0.00          0.00%
 H                0.00         0.00          0.00%
 J                0.00         0.00          0.00%
 K                0.00         0.00          0.00%
R-I               0.00         0.00          0.00%
R-II              0.00         0.00          0.00%
Totals            0.00         0.00


Class     CUSIP     Pass-Through    Original   Beginning     Interest        Prepayment        Total          Ending
                       Rate         Notional   Notional    Distribution       Penalties     Distribution     Notional
                                     Amount     Amount                                                        Amount
X                   0.000000%         0.00       0.00          0.00            0.00             0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                           PAYMENT DATE:  03/22/1999
                           RECORD DATE:   02/26/1999

                           CERTIFICATE FACTOR DETAIL


Class     CUSIP     Beginning      Principal      Interest       Prepayment      Realized Loss/        Ending
                    Balance      Distribution   Distribution     Penalties      Additional Trust      Balance
                                                                                 Fund Expenses
A-1                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
A-2                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 B                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 C                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 D                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 E                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 F                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 G                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 H                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 J                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
 K                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
R-I                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000
R-II                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000           0.00000000


Class          CUSIP          Beginning                                           Ending
                              Notional           Interest      Prepayment        Notional
                               Amount          Distribution    Penalties          Amount
 X                            0.00000000       0.00000000      0.00000000       0.00000000

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE: 03/22/1999
                            RECORD DATE:  02/26/1999



                             RECONCILIATION DETAIL


       ADVANCE SUMMARY                                                   SERVICING FEE BREAKDOWNS

P & I Advances Outstanding                     0.00      Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                 0.00      Less Delinquent Servicing Fees                                   0.00
                                                         Less Reductions to Servicing Fees                                0.00
Reimbursement for Interest on Advances         0.00      Plus Servicing Fees for Delinquent Payments Received             0.00
paid from general collections                            Plus Adjustments for Prior Servicing Calculation                 0.00
                                                         Total Servicing Fees Collected                                   0.00



CERTIFICATE INTEREST RECONCILIATION

          Accrued      Net Aggregate      Distributable       Distributable       Additional      Interest       Remaining Unpaid
        Certificate     Prepayment         Certificate     Certificate Interest   Trust Fund    Distribution       Distributable
Class    Interest    Interest Shortfall     Interest           Adjustment          Expenses                    Certificate Interest
 A-1        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-2        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  X         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  B         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  C         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  D         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  E         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  F         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  G         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  H         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  J         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  K         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
Total       0.00            0.00              0.00                 0.00              0.00           0.00               0.00

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE: 03/22/1999
                            RECORD DATE:  02/26/1999


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                                                        0.00


Principal Distribution Amount                                                                        0.00
     (a) Principal portion of Monthly Payments                                        0.00
         and any Assumed Monthly Payments
     (b) Principal Prepayments                                                        0.00
     (c) Collection of Principal on a Balloon                                         0.00
         Loan after its Stated Maturity Date
     (d) Liquidation Proceeds and Insurance                                           0.00
         Proceeds received on a Mortgage Loan
     (e) Liquidation Proceeds, Insurance proceeds,                                    0.00
         or REO Revenues received on an REO

     Plus the excess of the prior Principal Distribution                              0.00
     Amount over the principal paid to the Sequential
     Pay Certificates


Aggregate Number of Outstanding Loans                                                                   0

Aggregate Stated Principal Balance of the Mortgage Pool before distribution                          0.00

Aggregate Stated Principal Balance of the Mortgage Pool after distribution                           0.00


Total Servicing and Special Servicing Fee paid                                                       0.00
     Servicing Fee paid                                                               0.00
     Special Servicing Fee paid                                                       0.00

Trustee Fee paid                                                                                     0.00


Additional Trust Fund Expenses                                                                       0.00
     (i)   Fees paid to Special Servicer                                              0.00
     (ii)  Interest on Advances                                                       0.00
     (iii) Other Expenses of the Trust                                                0.00

Appraisal Reduction Amount

                  Appraisal         Date Appraisal
      Loan        Reduction           Reduction
     Number        Amount             Effected


                    NONE










      TOTAL

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999



                                 RATINGS DETAIL



                                   Original Ratings                                   Current Ratings(1)
Class   CUSIP    DCR          Fitch         Moody's       S&P       DCR          Fitch         Moody's       S&P
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.   Fitch IBCA, Inc.             Moody's Investors Service         Standard & Poor's Rating Services
55 East Monroe Street             One State Street Plaza       99 Church Street                  26 Broadway
Chicago, Illinois 60603           New York, New York 10004     New York, New York 10007          New York, New York 10004
(312) 368-3100                    (212) 908-0500               (212) 553-0300                    (212) 208-8000

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 3/22/1999
                             RECORD DATE:  2/26/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                            SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE:  03/22/1999
                            RECORD DATE:   02/26/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.

                             [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                           PAYMENT DATE:  03/22/1999
                           RECORD DATE:   02/26/1999


            Current Mortgage Loan and Property Stratification Tables


ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                 Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                          Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note:  (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
           Standard Information Package.
      (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999


                              MORTGAGE LOAN DETAIL

                                                                                  Anticipated               Neg.
 Loan              Property                   Interest    Principal      Gross     Repayment   Maturity    Amort.
Number     ODCR     Type(1)    City   State    Payment     Payment      Coupon       Date        Date      (Y/N)




Beginning     Ending     Paid       Appraisal    Appraisal    Res.    Mod.
Scheduled   Scheduled    Thru       Reduction    Reduction   Strat.   Code
 Balance     Balance     Date         Date        Amount      (2)     (3)




Totals



         (1) Property Type Code                         (2) Resolution Strategy Code                      (3) Modification Code
     MF - Multi-Family     OF - Office            1 - Modification        7 - REO                       1 - Maturity Date Extension
     RT - Retail           MU - Mixed Use         2 - Foreclosure         8 - Resolved                  2 - Amoritization Change
     HC - Health Care      LO - Lodging           3 - Bankruptcy          9 - Pending Return            3 - Principal Write-Off
     IN - Industrial       SS - Self Storage      4 - Extension               to Master Servicer        4 - Combination
     WH - Warehouse        OT - Other             5 - Note Sale           10- Deed in Lieu Of
     MH - Mobile Home Park                        6 - DPO                     Foreclosure

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999


                          PRINCIPAL PREPAYMENT DETAIL


                     Offering Document        Principal Prepayment Amount                     Prepayment Penalties
  Loan Number         Cross-Reference      Payoff Amount   Curtailment Amount     Prepayment Premium   Yield Maintenance Premium

















   Totals

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999


                               HISTORICAL DETAIL



                                           Delinquencies                                                         Prepayments
Distribution    30-59 Days     60-89 Days   90 Days or More    Foreclosure      REO       Modifications  Curtailments     Payoff
   Date         #  Balance     #  Balance     #  Balance        #  Balance   #  Balance    #  Balance     #  Amount     #  Amount






   Rate and Maturities
Next Weighted Avg.
Coupon      Remit         WAM







Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE: 03/22/1999
                            RECORD DATE:  02/26/1999


                            DELINQUENCY LOAN DETAIL

                Offering        # of                      Current     Outstanding   Status of   Resolution
Loan Number     Document       Months     Paid Through      P&I          P&I        Mortgage    Strategy      Servicing
             Cross-Reference   Delinq.      Date          Advances     Advances**    Loan(1)     Code(2)    Transfer Date



Totals

              Current   Outstanding                    REO
Foreclosure  Servicing   Servicing   Bankruptcy Date   Date
   Date       Advances    Advances


Totals


              (1) Status of Mortgage Loan                                               (2) Resolution Strategy Code

A - Payment Not Received           2 - Two Months Delinquent                      1 - Modification         7 - REO
    But Still in Grace Period      3 - Three Or More Months Delinquent            2 - Foreclosure          8 - Resolved
B - Late Payment But Less          4 - Assumed Scheduled Payment                  3 - Bankruptcy           9 - Pending Return
    Than 1 Month Delinquent            (Performing Matured Balloon)               4 - Extension                to Master Servicer
0 - Current                        7 - Foreclosure                                5 - Note Sale            10- Deed in Lieu Of
1 - One Month Delinquent           9 - REO                                        6 - DPO                      Foreclosure

** Outstanding P&I Advances include the current period advance

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering       Servicing     Resolution
Distribution     Loan        Document       Transfer       Strategy      Scheduled      Property     State    Interest    Actual
    Date        Number    Cross-Reference     Date         Code(1)        Balance       Type(2)                 Rate      Balance



   Net                                                       Remaining
Operating      NOI       DSCR      Note      Maturity       Amortization
 Income       Date                 Date        Date            Term






                    (1) Resolution Strategy Code                             (2) Property Type Code

               1 - Modification         7 - REO                       MF - Multi-Family        OF - Office
               2 - Foreclosure          8 - Resolved                  RT - Retail              MU - Mixed Use
               3 - Bankruptcy           9 - Pending Return            HC - Health Care         LO - Lodging
               4 - Extension                to Master Servicer        IN - Industrial          SS - Self Storage
               5 - Note Sale           10 - Deed in Lieu Of           WH - Warehouse           OT - Other
               6 - DPO                      Foreclosure               MH - Mobile Home Park

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                             PAYMENT DATE: 03/22/1999
                             RECORD DATE:  02/26/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 2


                          Offering       Resolution      Site
Distribution   Loan       Document        Strategy    Inspection   Phase 1 Date   Appraisal   Appraisal    Other REO       Comment
    Date      Number   Cross-Reference    Code(1)        Date                        Date       Value    Property Revenue





                               (1) Resolution Strategy Code

                          1 - Modification         7 - REO
                          2 - Foreclosure          8 - Resolved
                          3 - Bankruptcy           9 - Pending Return
                          4 - Extension                to Master Servicer
                          5 - Note Sale           10 - Deed in Lieu Of
                          6 - DPO                      Foreclosure

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE: 03/22/1999
                            RECORD DATE:  02/26/1999


                              MODIFIED LOAN DETAIL

               Offering
  Loan         Document        Pre-Modification
 Number     Cross-Reference        Balance         Modification Date                        Modification Description











 Total

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                            PAYMENT DATE: 03/22/1999
                            RECORD DATE:  02/26/1999


                             LIQUIDATED LOAN DETAIL

             Final Recovery      Offering                                                             Gross Proceeds
 Loan        Determination       Document        Appraisal    Appraisal     Actual        Gross        as a % of
Number           Date          Cross-Reference      Date        Value       Balance      Proceeds     Actual Balance















 Aggregate            Net            Net Proceeds                              Repurchased
Liquidation        Liquidation       as a % of                Realized         by Seller
 Expenses*           Proceeds        Actual Balance             Loss            (Y/N)














Current Total
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                         ANNEX D

                         PREPAYMENT PREMIUM ALLOCATION

     Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated among the Class A through E, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of total principal distribution to Certificate holders to which such class is entitled. Any excess amounts will be distributed to the Class X Certificates.

     The Discount Rate Fraction for Classes A through E is defined as:

(COUPON ON CLASS - REINVESTMENT YIELD)/(GROSS MORTGAGE LOAN RATE - REINVESTMENT
                                     YIELD)

A yield maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                     PREPAYMENT PREMIUM ALLOCATION EXAMPLE

                    Assuming the following:

                    - Only two Classes of Certificates: A-1 and X

                    - Mortgage loan characteristics of loan being prepaid:

                               Balance (at prepayment)                      $28,014,749.54
                               Gross Mortgage Rate                              7.515%
                               Remaining Term (months)                            71
                               Treasury Yield (MEY)                             4.616%
                               Yield Maintenance Collected                  $4,054,242.81

                    - Certificate Characteristics:

                               Class A-1 Coupon                                 5.782%

                       DISCOUNT RATE FRACTION CALCULATION

                                                                    Class A-1          Class X
                                                                  Certificates       Certificates
                                                                -----------------------------------
                            (Class A-1 Coupon -- Reinvestment   (5.782% - 4.616%)/
                            Yield)/                             (7.515% - 4.616%)= (100% - 40.230%)
                            (Gross Mortgage                       1.166%/2.899%
                            Rate -- Reinvestment Yield)=
                            % OF PREMIUM ALLOCATED TO CLASSES        40.230%           59.770%
                            (DISCOUNT RATE FRACTION)
                            $ OF PREPAYMENT PREMIUM ALLOCATED
                              TO CLASSES                          $1,631,018.30     $2,423,224.51

     See "Description of the Certificates -- Distributions -- Distribution of Prepayment Premiums" in the prospectus supplement for a narrative description of the foregoing method of allocation.

                                   Prospectus

                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
  PROSPECTUS.                              certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured      - will own --
  by any governmental agency.              - multifamily and commercial mortgage loans;
The certificates will represent            - mortgage-backed securities; and
  interests only in the related trust      - other property described and in the accompanying
  only and will not represent interests      prospectus supplement.
  in or obligations of NationsLink         THE CERTIFICATES --
  Funding Corporation or any of its        - will represent interests in the trust and will be
  affiliates, including BankAmerica        paid only from the trust assets;
  Corporation.                             - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer       variable or adjustable interest rate;
  and sell any series of certificates      - may be offered through underwriters, which may
  only if accompanied by the prospectus    include NationsBanc Montgomery Securities LLC, an
  supplement for that series.                affiliate of NationsLink Funding Corporation; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                           the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               February 17, 1999

 FOR MORE INFORMATION                                                    TABLE OF CONTENTS

NationsLink Funding
Corporation has filed with the                                                                          PAGE
 SEC additional registration                                                                            ----
 materials relating to the
 certificates. You may read                            SUMMARY OF PROSPECTUS..........................     5
 and copy any of these                                 RISK FACTORS...................................    10
 materials at the SEC's Public                           Limited Liquidity of Certificates............    10
 Reference Room at the                                   Limited Assets...............................    10
 following locations:                                    Credit Support Limitations...................    11
                                                         Effect of Prepayments on Average Life of
 - SEC Public Reference                                     Certificates..............................    11
   Section                                               Effect of Prepayments on Yield of
   450 Fifth Street, N.W.                                   Certificates..............................    12
   Room 1204                                             Limited Nature of Ratings....................    12
   Washington, D.C. 20549                                Certain Factors Affecting Delinquency,
                                                            Foreclosure and Loss of the Mortgage
 - SEC Midwest Regional                                     Loans.....................................    13
   Offices Citicorp Center                               Inclusion of Delinquent Mortgage Loans in a
   500 West Madison Street                                  Mortgage Asset Pool.......................    16
   Suite 1400                                          PROSPECTUS SUPPLEMENT..........................    16
   Chicago, Illinois                                   DESCRIPTION OF THE TRUST FUNDS.................    18
   60661-2511                                            General......................................    18
                                                         Mortgage Loans...............................    18
 - SEC Northeast Regional                                MBS..........................................    22
   Office                                                Certificate Accounts.........................    23
   7 World Trade Center                                  Credit Support...............................    23
   Suite 1300                                            Cash Flow Agreements.........................    23
   New York, New York 10048                            YIELD AND MATURITY CONSIDERATIONS..............    24
                                                         General......................................    24
You may obtain information on                            Pass-Through Rate............................    24
the operation of the Public                              Payment Delays...............................    24
Reference Room by calling the                            Certain Shortfalls in Collections of
SEC at 1-800-SEC-0330. The                                  Interest..................................    24
SEC also maintains an                                    Yield and Prepayment Considerations..........    25
Internet site that contains                              Weighted Average Life and Maturity...........    26
reports, proxy and                                       Other Factors Affecting Yield, Weighted
information statements, and                                 Average Life and Maturity.................    27
other information that has                             THE DEPOSITOR..................................    29
been filed electronically                              DESCRIPTION OF THE CERTIFICATES................    29
with the SEC. The Internet                              General......................................    29
address is                                               Distributions................................    30
http://www.sec.gov.                                      Distributions of Interest on the
                                                            Certificates..............................    30
You may also contact                                     Distributions of Principal of the
NationsLink Funding                                         Certificates..............................    31
Corporation in writing at                                Distributions on the Certificates Concerning
Bank of America Corporate                                   Prepayment Premiums or Concerning Equity
Center,                                                     Participations............................    32
100 North Tryon Street,                                  Allocation of Losses and Shortfalls..........    32
Charlotte,                                               Advances in Respect of Delinquencies.........    32
North Carolina 28255, or by                              Reports to Certificateholders................    33
telephone at (704) 386-2400.                             Voting Rights................................    35
                                                         Termination..................................    35
See also the sections                                    Book-Entry Registration and Definitive
captioned "Available                                        Certificates..............................    35
Information" and                                       THE POOLING AND SERVICING AGREEMENTS...........    37
"Incorporation of Certain                                General......................................    37
Information by Reference"                                Assignment of Mortgage Loans; Repurchases....    37
appearing at the end of this                             Representations and Warranties;
prospectus.                                                 Repurchases...............................    39
                                                         Collection and Other Servicing Procedures....    40
                                                         Sub-Servicers................................    41
                                                         Certificate Account..........................    42
                                                         Modifications, Waivers and Amendments of
                                                            Mortgage Loans............................    44

                                                                                                 PAGE
                                                                                                 ----
                                                  Realization Upon Defaulted Mortgage Loans....    45
                                                  Hazard Insurance Policies....................    46
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    47
                                                  Servicing Compensation and Payment of
                                                     Expenses..................................    47
                                                  Evidence as to Compliance....................    48
                                                  Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC
                                                     Administrator and the Depositor...........    48
                                                  Events of Default............................    50
                                                  Rights Upon Event of Default.................    50
                                                  Amendment....................................    51
                                                  List of Certificateholders...................    52
                                                  The Trustee..................................    52
                                                  Duties of the Trustee........................    52
                                                  Certain Matters Regarding the Trustee........    52
                                                  Resignation and Removal of the Trustee.......    53
                                                DESCRIPTION OF CREDIT SUPPORT..................    53
                                                  General......................................    53
                                                  Subordinate Certificates.....................    54
                                                  Insurance or Guarantees Concerning Mortgage
                                                     Loans.....................................    54
                                                  Letter of Credit.............................    54
                                                  Certificate Insurance and Surety Bonds.......    54
                                                  Reserve Funds................................    54
                                                  Cash Collateral Account......................    55
                                                  Credit Support with respect to MBS...........    55
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........    55
                                                  General......................................    55
                                                  Types of Mortgage Instruments................    56
                                                  Leases and Rents.............................    56
                                                  Personalty...................................    57
                                                  Foreclosure..................................    57
                                                  Bankruptcy Laws..............................    60
                                                  Environmental Considerations.................    61
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    63
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens.....................................    63
                                                  Subordinate Financing........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments...............................    65
                                                  Applicability of Usury Laws..................    65
                                                  Certain Laws and Regulations.................    65
                                                  Americans with Disabilities Act..............    66
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940......................................    66
                                                  Forfeitures in Drug and RICO Proceedings.....    66
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    67
                                                  General......................................    67
                                                  REMICs.......................................    68
                                                  Grantor Trust Funds..........................    83
                                                STATE AND OTHER TAX CONSEQUENCES...............    91
                                                CERTAIN ERISA CONSIDERATIONS...................    91
                                                  General......................................    91
                                                  Plan Asset Regulations.......................    92
                                                  Insurance Company General Accounts...........    93
                                                  Consultation With Counsel....................    94
                                                  Tax Exempt Investors.........................    94

                                                                                                 PAGE
                                                                                                 ----
                                                  LEGAL INVESTMENT.............................    94
                                                  USE OF PROCEEDS..............................    96
                                                  METHOD OF DISTRIBUTION.......................    96
                                                  LEGAL MATTERS................................    97
                                                  FINANCIAL INFORMATION........................    97
                                                  RATING.......................................    98
                                                  AVAILABLE INFORMATION........................    98
                                                  INCORPORATION OF CERTAIN INFORMATION BY
                                                     REFERENCE.................................    99
                                                  INDEX OF PRINCIPAL DEFINITIONS...............   100

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, NationsLink Funding Corporation. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

NationsLink Funding Corporation, a Delaware corporation and a subsidiary of NationsBank, N.A. NationsLink Funding Corporation has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by NationsLink Funding Corporation, although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

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

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their

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

stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither NationsLink Funding Corporation nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or

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

threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

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

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by NationsLink Funding Corporation (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related

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

Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus

Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLink Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates being offered for sale (the "Offered Certificates") of such series, may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered

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

Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped

Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity
Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable,

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

the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective

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

Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

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

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus

Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will

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

remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the

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

       net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

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

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (1) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

          - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

          - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

          - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series;

          - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and

          - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus

Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests

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constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such

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

indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

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SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified

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

in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending

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upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise

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

unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the

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

extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged

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

property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective

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provisions typically included in a "mortgageable" ground lease. Certain Mortgage
Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the

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definition of "cash collateral" as noted previously in the section entitled
"-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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     Superlien Laws.  Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or

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operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related

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Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage
Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is

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subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

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

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the

Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the

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

characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of
(a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See

"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See
"-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the

REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real

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

estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest,

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be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such

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regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons

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should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying

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such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month

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calculated under a constant yield method, in accordance with the rules of the
Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However,

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

Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total

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original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not

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

subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in

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ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but, on their face, do not include FAMC Certificates. Accordingly, even if such MBS (other than, perhaps, FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than, perhaps, FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing Certificates if such MBS are included in the Trust Fund.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any such exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to

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

include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NationsBanc Montgomery in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which NationsBanc Montgomery acts as principal. NationsBanc Montgomery may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of BankAmerica Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such request to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              95
401(c) Regulations............              93
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              31
Act...........................              62
ADA...........................              66
ARM Loans.....................              21
Available Distribution
  Amount......................              30
Book-Entry Certificates.......              29
Call Risk.....................              12
Cash Flow Agreement...........              23
CERCLA........................              62
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              36
Certificateholder.............              36
Closing Date..................              69
Code..........................              67
Commercial Properties.........              18
Commission....................              98
Committee Report..............              69
Companion Class...............              32
Contingent Payment
  Regulations.................              90
Contributions Tax.............              79
Controlled Amortization
  Class.......................              32
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              66
Cut-off Date..................              31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................          18, 29
Determination Date............          24, 30
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              92
DTC...........................              98
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              91
Events of Default.............              50
Excess Funds..................              28
Exchange Act..................              99
Exemptions....................              93
Extension Risk................              12
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              63
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              83
Grantor Trust Fund............              67
Grantor Trust Strip
  Certificate.................              83
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 67
Issue Premium.................              75
Letter of Credit Bank.........              54
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              21
Lock-out Period...............              21
Mark-to-Market Regulations....              77
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NationsBanc Montgomery........              96
NCUA..........................              95
Net Leases....................              13
Net Operating Income..........              19
New Regulations...............              82
Non-SMMEA Certificates........              94
Nonrecoverable Advance........              33
Notional Amount...............              31
OCC...........................              95
OID Regulations...............              67
Offered Certificates..........              29
Originator....................              18
OTS...........................              95

Participants..................              35
Parties in Interest...........              92
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              42
Plan Asset Regulations........              92
Plans.........................              91
Pooling and Servicing
  Agreement...................              37
Prepayment Assumption.........              69
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              34
Prepayment Premium............              21
Prohibited Transactions Tax...              79
Prospectus Supplement.........              16
PTCE..........................              93
PTCE 95-60....................              93
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              62
Record Date...................              30
Related Proceeds..............              32
Relief Act....................              66
REMIC.........................              67
REMIC Administrator...........              16
REMIC Certificates............              67
REMIC Provisions..............              67
REMIC Regular Certificates....               9
REMIC Regulations.............              67
REMIC Residual Certificates...               9
REMIC Residual
  Certificateholder...........              73
REO Property..................              40
RICO..........................              66
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              24
Special Servicer..............               5
Stripped Interest
  Certificates................               6
Stripped Principal
  Certificates................               6
Subordinate Certificates......               6
Sub-Servicer..................              41
Sub-Servicing Agreement.......              42
Tax Exempt Investor...........              94
Tiered REMICs.................              68
Title V.......................              65
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              94
UCC...........................              56
U.S. Person...................              82
Value.........................              20
Voting Rights.................              35
Warranting Party..............              39

                                   [DISKETTE]

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "NL9901.xls" The file "NL9901.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

             ------------------------------------------------------
             ------------------------------------------------------

  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL MAY 24, 1999.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
           PROSPECTUS SUPPLEMENT
Table of Contents....................    S-1
Summary of Prospectus Supplement.....    S-8
Risk Factors.........................   S-17
Description of the Mortgage Pool.....   S-30
Servicing of the Mortgage Loans......   S-51
Description of the Certificates......   S-62
Yield and Maturity Considerations....   S-79
Use of Proceeds......................   S-89
Certain Federal Income Tax
  Consequences.......................   S-89
Certain ERISA Considerations.........   S-91
Legal Investment.....................   S-94
Method of Distribution...............   S-94
Legal Matters........................   S-95
Ratings..............................   S-95
Index of Principal Definitions.......   S-97
Annex A..............................    A-1
Annex B..............................    B-1
Annex C..............................    C-1
Annex D..............................    D-1
                 PROSPECTUS
Summary of Prospectus................      5
Risk Factors.........................     10
Description of the Trust Funds.......     18
Yield and Maturity Considerations....     24
The Depositor........................     29
Description of the Certificates......     29
The Pooling and Servicing
  Agreements.........................     37
Description of Credit Support........     53
Certain Legal Aspects of Mortgage
  Loans..............................     55
Certain Federal Income Tax
  Consequences.......................     67
State and Other Tax Consequences.....     91
Certain ERISA Considerations.........     91
Legal Investment.....................     94
Use of Proceeds......................     96
Method of Distribution...............     96
Legal Matters........................     97
Financial Information................     97
Rating...............................     98
Available Information................     98
Incorporation of Certain Information
  by Reference.......................     99
Index of Principal Definitions.......    100

             ------------------------------------------------------
             ------------------------------------------------------
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                                 $1,084,654,074
                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR
                             CLASS A-1, CLASS A-2,
                               CLASS X, CLASS B,
                          CLASS C, CLASS D AND CLASS E

                        NATIONSLINK FUNDING CORPORATION
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-1

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                               February 17, 1999
             ------------------------------------------------------
             ------------------------------------------------------